                                   PROSPECTUS
               2,950,000 SHARES OF COMMON STOCK (MINIMUM OFFERING)
              105,000,000 SHARES OF COMMON STOCK (MAXIMUM OFFERING)
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This is our initial public offering. We will elect to be taxed as a real estate investment trust for federal income tax purposes. We invest in residential multifamily apartment communities.

Up to 100,000,000 shares are being offered on a best-efforts basis at $10 per share to investors who meet our suitability standards. No shares will be sold unless a minimum of 2,950,000 shares are sold to investors. Until the closing, your purchase funds will be held in an escrow account at Boston Private Bank & Trust Company bearing interest at a variable rate, which is currently 1.35% per annum and is similar to a bank passbook savings rate. If the minimum amount of the offering is not sold, your funds plus interest will be returned to you within 5 days after the termination date. You must purchase at least 100 shares for $1,000. Up to an additional 5,000,000 shares are being offered to be issued pursuant to our dividend reinvestment plan at $9.30 per share. This offering will end no later than May 1, 2007. The dealer-manager, Boston Capital Securities, Inc., is our affiliate.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 26 OF THIS PROSPECTUS. MATERIAL RISKS ARE:

- We will rely on Boston Capital REIT Advisors, LLC, our Advisor and an affiliate of our company, to select properties and conduct our operations. Boston Capital REIT Advisors has no previous experience operating a REIT. Our Chairman and CEO controls and has an indirect ownership interest in the Advisor. Our senior management also has major management responsibilities with the Advisor and its affiliates and will not spend their full time on our affairs. We have no ownership interest in the Advisor.

- The Advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and the Advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.


- If we do not raise at least $29.5 million by January 1, 2006, we will lose our interests in all of the communities. If we only raise the minimum offering of $29.5 million we will lose all but the Jacksonville communities.


- We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. High amounts of leverage may reduce cash available for distributions to shareholders.

- If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. This will reduce our earnings available for distribution.

- Your shares will not be listed on a national securities exchange or market. Therefore, it will be difficult to sell your shares promptly, and the sale price may reflect a loss from the price you paid.

- If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which will be a blind pool that you will not have the opportunity to evaluate.

- We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee to an affiliate for reimbursement of marketing expenses of two percent out of the offering proceeds raised. We will pay an additional approximately five and forty-five one hundredths of one percent of the offering proceeds in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in communities as a result of these payments, which may inhibit our efforts to achieve our investment objectives. We will invest approximately eighty-four percent of the offering proceeds in apartment communities. All cash flow generated by a community prior to repayment of the line of credit attributable to that community will be paid to BCP Funding, LLC, an affiliate of our company.

- We may make distributions that include a return of capital. We may use various non-operational sources of cash to meet the distribution requirements that are necessary to achieve and maintain REIT status. We may borrow funds on a short-term basis or sell additional shares of stock or sell some of our communities. These options may decrease cash available for distribution.


                                       PER SHARE   MINIMUM TOTAL   MAXIMUM TOTAL(1)
-----------------------------------------------------------------------------------
Public offering price                  $   10.00   $  29,500,000   $  1,000,000,000
Selling commissions and fees           $    0.90   $   2,655,000   $     90,000,000
Proceeds, before expenses, to Company  $    9.10   $  26,845,000   $    910,000,000


(1) Best efforts, minimum-maximum offering. The Dealer-Manager must sell a minimum of 2,950,000 shares if any are sold. The Dealer-Manager is required to use only its best efforts to sell the maximum number of 100,000,000 shares offered, which does not include the 5,000,000 shares offered pursuant to our dividend reinvestment plan. The 5,000,000 shares offered pursuant to the dividend reinvestment plan are offered initially at $9.30 per share with a Dealer-Manager fee of 2.0%. If the plan is fully sold, the total offering price for the 5,000,000 plan shares would be $46,500,000, the total fees would be $1,162,500 and the proceeds before expenses to the company would be $45,337,500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These are speculative securities. You should purchase these securities only if you can afford the complete loss of your investment.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                The date of this prospectus is July 1, 2005.

                              SUITABILITY STANDARDS

You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description of the net worth requirements in the "Suitability Standards" section of this prospectus.

Generally, you must invest at least $1,000. This minimum investment level may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                              8

PROSPECTUS SUMMARY                                                             9

RISK FACTORS                                                                  26

  Risks Related to Our Properties and Our Business                            26

    Borrowing creates risks that the offering proceeds may be
      insufficient to pay the non-recourse acquisition debt on the properties or our cash flow may be insufficient to meet our
      debt obligations                                                        26

    Adverse economic conditions and competition may impede our ability to renew leases or re-lease units as leases expire and require us to undertake unbudgeted capital improvements,
      which could harm our business and operating results                     26

    Our financial covenants may restrict our operating activities,
      which may harm our financial condition and operating results            27

    Our working capital reserves may not be adequate to cover all of our cash needs, in which case we will have to obtain
      financing from other sources                                            28

    The advisor may not be successful in identifying suitable
      additional acquisitions that meet our criteria                          28

    We face competition for the acquisition of apartment
      communities, which may impede our ability to make future
      acquisitions or may increase the cost of acquisitions                   28

    Rising operating expenses could reduce our cash flow and funds
      available for future distributions                                      29

    Renovation of properties may result in increased costs and loss
      of income during the renovation period                                  29

    Development and construction of properties may result in delays
      and increased costs and risks                                           29

    Discovery of previously undetected environmentally hazardous
      conditions may adversely affect our operating results                   30

    We may face conflicts with sellers, partners and joint venturers          30

    The liquidation of our assets may be delayed                              31

    We may make distributions that include a return of capital                32

  Risks Related to Our Organization and Structure                             32

    The board of directors can take many actions without stockholder
      approval                                                                32

    Our organizational documents contain provisions which may
      discourage a takeover of our company and depress our stock price        32

    Our business will be harmed if we cannot engage and retain the
      services of reputable and reliable managers for our properties          34

    Our rights and the rights of our stockholders to take action
      against our directors and officers are limited                          34

    Mortgage debt obligations expose us to increased risk of loss of
      property, which could harm our financial condition                      35

                                                                             PAGE
                                                                             ----
    Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the
      performance of our properties and harm our financial condition          35

    If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose
      invested capital and anticipated profits                                36

    Your interest in our company may be diluted if we issue additional
      shares and your dividends may be affected                               36

  Risks Related to this Offering                                              36

    We are dependent on the advisor and the property managers                 36

    We have limited operating history                                         37

    Payment of fees to the advisor and its affiliates were not determined in arm's length negotiations and will reduce cash
      available for investment and distribution                               37

    The performance of our properties during the period before our
      initial line must be repaid may not meet our expectations               37

    If we do not raise sufficient funds to repay the amounts we borrowed to acquire our interests in our communities, our lender
      will take some of those interests                                       38

    Stockholders may not be able to liquidate their investment
      promptly at a reasonable price                                          38

    You cannot evaluate all of the properties we may own                      38

    Limited diversification increases risk of loss                            39

    Our management and that of the advisor have little experience investing in market rate apartment communities and no experience
      operating a REIT                                                        39

    You are limited in your ability to sell your shares pursuant to
      our share redemption program                                            39

    An independent underwriter will not make an independent
      investigation of our company                                            40

    There has been no public market for our common stock                      40

  Conflicts of Interest Risks                                                 40

    Your subscription payment is irrevocable                                  43

  Tax and Employee Benefit Plan Risks                                         43

    If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to
      taxation, reducing our earnings available for distribution              43

    Even REITs are subject to federal and state income taxes                  43

    An investment in our common stock may not be suitable for every
      employee benefit plan                                                   44

INVESTOR SUITABILITY STANDARDS                                                44

ESTIMATED USE OF PROCEEDS                                                     46

DIVIDEND POLICY                                                               49

BUSINESS AND PROPERTIES                                                       50

    Overview                                                                  50

    Properties                                                                51

                                                                             PAGE
                                                                             ----
    Property Selection Process                                                86

    Property Management                                                       88

    Selection of Managers                                                     88

    Property Management Agreements and Plans                                  88

    Property Development and Construction                                     91

    Joint Venture Investments                                                 92

    Competition                                                               92

    Offices                                                                   93

    Line of Credit                                                            93

    Mortgage Indebtedness                                                     94

SELECTED FINANCIAL DATA                                                       95

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS                                                   96

    Liquidity                                                                 97

    Capital Resources                                                        101

    Results of Operations                                                    101

    Related Party Transactions                                               109

    Critical Accounting Policies                                             109

MANAGEMENT                                                                   113

    General                                                                  113

    Directors and Executive Officers                                         114

    Independent Directors                                                    119

    Committees of the Board of Directors                                     120

    Compensation of Directors and Executive Officers                         120

    Equity Incentive Plan                                                    120

    Non-qualified Stock Options                                              121

    Restricted Stock                                                         121

    Unrestricted Stock                                                       122

    Performance Share Awards                                                 122

    Indemnification                                                          122

    The Advisor and the Advisory Services Agreement                          123

    The Advisory Services Agreement                                          125

    Other Affiliated Companies                                               128

    Dealer-Manager                                                           128

    Management Decisions                                                     128

COMPENSATION AND FEES                                                        128

CONFLICTS OF INTEREST                                                        138

    There are Certain Relationships Between Our Company and Other
      Entities Providing Services to Us                                      138

    Prior and Future Programs                                                139

    Competition to Acquire Properties                                        139

    Sales of Properties                                                      140

                                                                             PAGE
                                                                             ----
    Competition for Management Time                                          140

    Compensation of the Advisor                                              140

    Relationship with Dealer-Manager                                         141

    Relationship with BCP Funding, LLC                                       141

    Joint Ventures with Affiliates of the Advisor                            142

    Legal Representation                                                     142

    Certain Conflict Resolution Procedures                                   142

    Conflict Provisions of Maryland Law                                      144

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN
  OTHER ACTIVITIES                                                           144

    Investments in Real Estate                                               145

    Borrowing Policies                                                       146

    Dispositions                                                             148

    Equity Capital Policies                                                  148

    Reporting Policies                                                       148

    Investment Limitations                                                   149

PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT                                149

    Overview                                                                 149

    Private Placements                                                       151

    Public Offerings                                                         151

PRINCIPAL STOCKHOLDERS                                                       153

DESCRIPTION OF CAPITAL STOCK                                                 153

    General                                                                  153

    Authorized Stock                                                         154

    Common Stock                                                             154

    Preferred Stock; Other Equity Securities                                 155

    Restrictions on Ownership                                                155

    Inspection of Books and Records                                          157

    Restriction on "Roll-Up" Transactions                                    158

    Certain Provisions of Maryland Law and of Our Articles and Bylaws        159

    Termination of Our Company and REIT Status                               159

    Amendment of Articles and Bylaws                                         160

    Meetings of Stockholders                                                 160

    Advance Notice Provisions for Stockholder
      Nominations and Stockholder Proposals                                  161

    The Board of Directors                                                   161

    Business Combinations                                                    162

    Control Share Acquisition                                                162

    Anti-takeover Legislation                                                163

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                     164

    General                                                                  164

    Taxation of the Company                                                  166

    Taxation of Taxable U.S. Stockholders                                    175

    Taxation of Tax-Exempt U.S. Stockholders                                 178

                                                                             PAGE
                                                                             ----
    Taxation of Non-U.S. Stockholders General                                179

    Other Tax Considerations                                                 182

    ERISA Considerations                                                     182

    Plan Considerations                                                      182

    Annual Valuation                                                         185

SUMMARY OF REINVESTMENT PLAN                                                 186

SHARE REDEMPTION PROGRAM                                                     188

SELLING AND ESCROW ARRANGEMENTS                                              190

    Selling Arrangements                                                     190

    Escrow Arrangements                                                      196

    Market for Our Stock                                                     197

SUPPLEMENTAL SALES MATERIAL                                                  198

EXPERTS                                                                      198

LEGAL MATTERS                                                                198

WHERE YOU CAN FIND MORE INFORMATION                                          198

INDEX TO FINANCIAL STATEMENTS                                                F-1

APPENDIX I: Tabular Information Concerning Prior Limited Partnerships        I-1

EXHIBIT A: Reinvestment Plan                                                 A-1

EXHIBIT B: Subscription Agreement                                            B-1


You should rely only on the information contained in this prospectus. No dealer, salesman or any other person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell these securities in any jurisdiction where that offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We will amend or supplement this prospectus, however, if there is a material change in our affairs.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in "Prospectus Summary," "Risk Factors," "Dividend Policy," "Business and Properties," "Unaudited Pro Forma Income Statement Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Investment Policies and Policies with Respect to Certain Activities" and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases you can identify forward-looking statements by terms as such "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from expected results include changes in economic, business and competitive market conditions. For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page 26. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS ALL MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                    OVERVIEW


We were formed in Maryland on May 2, 2003, and commenced operations on May 15, 2003. Assuming the sale of at least 2,950,000 shares in this offering, we intend to qualify as a real estate investment trust, or REIT. Our objective is to generate stable and increasing cash flow and asset value by managing multifamily apartment communities in the United States. There is no assurance we will meet our objective. To date, we have acquired ten apartment communities in Jacksonville, Florida, Portland, Oregon, Seattle, Washington, and Salt Lake City, Utah, for an aggregate total investment of approximately $56,596,665. We have borrowed the $56,596,665 invested from an affiliate as described below. In addition, our Seattle communities are encumbered by second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender which will also be repaid. Accordingly, we will need to raise approximately $74,495,922 in order to repay the amounts we borrowed from our affiliate and repay the Seattle second mortgage loan. After we have raised $74,495,922, we will acquire interests in additional communities, which you may not have the opportunity to evaluate. Accordingly, this offering is termed an unspecified property or "blind pool" offering. Our interest in each apartment community (or, where appropriate, each related group of communities) is owned by a limited liability company or other entity wholly owned by us. The apartment communities themselves are owned by subsidiaries of limited liability companies in which our subsidiary-owner companies own the equity interest and in which unaffiliated third parties have a subordinated economic interest.

We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor. We have borrowed $56,596,665 at a rate of 9.5% per annum, plus all excess cash flow over 9.5%, which was not negotiated at arm's length, to acquire interests in the Jacksonville, Portland, Seattle and Salt Lake City communities identified in this prospectus. Our interests in these communities are subject to the lien of BCP Funding, LLC. Until the line of credit attributable to each community is repaid, effectively all cash flow generated by such community will be paid to BCP Funding LLC. The effective rate of interest is the stated 9.5% interest rate since historically no excess cash flow has been paid as interest. Once we repay the line of credit indebtedness for each community, BCP Funding LLC's lien will be released as to that community. BCP Funding, LLC, is wholly owned by Boston Capital Companion Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. This line of credit is non-recourse to our company and is secured by our interests in the communities acquired with the proceeds of the loan. If we raise the minimum offering of 2,950,000 shares ($29.5 million), we will repay approximately $25,000,000 of our outstanding indebtedness attributable to the three Jacksonville communities from the proceeds of this offering, and our line-of-credit lender will release its lien on our interests in our Jacksonville communities. The balance of our outstanding borrowings under this line will be repaid by January 1, 2006. If sufficient additional shares are not sold, and the balance of our outstanding indebtedness under this line is not repaid, we will lose our interests in the communities still subject to the liens of our line-of-credit lender. Specifically,

- Unless we raise $29.5 million by January 1, 2006, we will lose all of the communities to our affiliated lender and all of the investors' money will be returned with interest (currently 1.35%; such rate can adjust similar to a bank passbook savings rate).

- In order to retain all of the communities we have acquired, we will need to raise $74,495,922 by January 1, 2006.

- If we only raise the minimum by January 1, 2006, we will only retain an interest in the Jacksonville communities.


All of the communities that we have acquired interests in to date are also encumbered by permanent mortgage indebtedness which will not be repaid from the proceeds of this offering.

After the borrowings under our initial line have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities. One, our board of directors may determine to establish one or more new lines of credit to be used to purchase interests in additional communities and to repay those borrowings as sufficient funds are raised from the sale of additional shares. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of the mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit is projected to be within the targeted range of 55% to 65% but in any event will not be more than 73% of the total net asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. (At the commencement of this offering and prior to the repayment of any of our current line of credit from the proceeds of this offering, the combination of the amount outstanding under our line of credit and the amount of permanent mortgage indebtedness exceeds the total net asset value of the communities). We will supplement or amend this prospectus from time to time as necessary to describe the procedures we will follow after the repayment of the initial line.

We maintain our principal office c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406. Our telephone number is
(617) 624-8900.

                                   OUR ADVISOR

Our advisor is Boston Capital REIT Advisors, LLC, an affiliate of our company, which is entirely responsible for managing our affairs on a day-to-day basis and for identifying and making, subject to the approval of our board, acquisitions on our behalf. Our company has no employees of its own. Boston Capital REIT Advisors, LLC, is wholly owned by Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. We refer to Boston Capital REIT Advisors, LLC, as the Advisor in this prospectus.

                                 OUR MANAGEMENT

Our board of directors must approve each acquisition proposed by the Advisor, as well as certain other matters set forth our articles of incorporation. We have five members on our board of directors. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. John P. Manning, who is one of our directors, our Chairman and our Chief Executive Officer, is responsible for our formation and commencement of business.

                                  RISK FACTORS

You should carefully consider the matters discussed in the section "Risk Factors" beginning on page 26 prior to deciding whether to invest in our common stock. Some of these risks include:

- You must rely on the Advisor, which, together with our board of directors, has responsibility for the management of our business and the selection of our apartment communities. Our officers and directors (apart from two of our independent directors) and those of the Advisor have no previous experience operating a REIT, which could adversely affect our business. Our Chairman and CEO controls and has an indirect ownership interest in the Advisor. Our senior management also has major management responsibilities with the Advisor and its affiliates and may not spend their full time on our affairs. We have no ownership interest in the Advisor.

- The Advisor may face various conflicts of interest resulting from its activities with affiliated entities. The advisory services agreement was not negotiated at arm's length, and the Advisor and its affiliates will receive substantial asset management, acquisition and sales fees that are not based on our performance.

- The Advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of the Advisor, BC-GFS LLC was formed and controlled by John P. Manning, our Chairman and Chief Executive Officer, to acquire the Seattle communities from Goodman Financial Services, an unaffiliated entity.

- The Advisor will rely on third-party property managers for leasing, maintenance and other day-to-day management of our communities. If these managers are unable to operate our communities successfully, our financial condition could be adversely affected.


- We have a $60,000,000 line of credit which we have used in connection with the acquisition of the apartment communities described in this prospectus. For our Seattle communities, we must raise sufficient funds in this offering not only to repay amounts borrowed under the line of credit related to those communities but also to repay second mortgage debt (subordinate to the permanent mortgage financing) in the original principal amount of $8,120,000 from an unaffiliated lender encumbering those communities. We will use offering proceeds to repay all of this debt. The terms of our line of credit with BCP Funding, LLC were not the result of an arm's length negotiation. The interest rate is 9.5% per annum plus all excess cash flow over 9.5%. Until the line of credit attributable to each community is repaid by the due date, including any extensions, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. The effective rate of interest is the stated 9.5% since historically no excess cash flow has been paid as interest. The line of credit debt matures on January 1, 2006. If we do not raise sufficient funds in this offering to repay the balance of our line-of-credit loan, we will lose our interest in the communities still subject to the liens of our line-of-credit lender. We will need to raise approximately $74,495,922 in order to repay the amounts borrowed under the BCP Funding, LLC line of credit related to all of the apartment communities described in this prospectus and repay the Seattle second mortgage debt.


- Our apartment communities are subject to permanent mortgage loans, which are described in this prospectus. These loans will not be repaid from the proceeds of this offering and, accordingly, our communities will continue to be subject to the liens of those lenders. We have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities. High amounts of leverage may reduce cash available for distributions to shareholders. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial. If we are unable to meet our debt service obligations, we may lose our investment in any community that secures indebtedness on which we have defaulted. If we cross-collateralize our communities, we may lose our investment in a good-performing community cross-collateralized with a poor-performing community.


- Your shares will not be listed on a national securities exchange or market. Unless and until our shares are publicly traded, you will have a difficult time selling your shares, and your shares may be subject to a market discount from the proportionate value of real estate we own.


- The specific investments in apartment communities described in this prospectus represent 0.074% of the maximum offering amount or approximately $74,495,922. If this offering continues after our current line of credit has been repaid, we will acquire interests in additional communities, which will be a blind pool that you will not have the opportunity to evaluate.

- The number of apartment communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. If only the minimum is raised, we will have enough money to retain our interests only in our Jacksonville communities by repaying our borrowings from BCP Funding, LLC plus our affiliates' fees and expenses related to Jacksonville. Limited diversification will increase the potential adverse effect on us of an underperforming property.

- We will pay selling commissions to broker-dealers of seven percent and a dealer-manager fee to an affiliate for reimbursement of marketing expenses of two percent out of the offering proceeds raised. We will pay an additional approximately five and forty-five one hundredths of one percent of the offering proceeds in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to invest in communities will be decreased as a result of such payments, which may inhibit our ability to meet our investment objectives. We will invest 84.55% of the offering proceeds in apartment communities. The broker-dealers, dealer-manager and affiliates will be paid and will retain these fees regardless of the investment performance of the apartment communities.

- Our board of directors will have significant flexibility regarding our operations. For example, our board has the ability to change investment objectives and policies, to issue additional shares and dilute stockholders' equity interests as well as to issue preferred stock with rights senior to our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions. Our board also has the ability to change the compensation of the Advisor and to employ and compensate affiliates. Our board of directors can take such actions solely on its own authority and without stockholder approval.

- If the communities we own do not yield the returns we expect, we will have less income with which to pay dividends.

- Adverse economic conditions and competition may impede our ability to renew leases or re-lease apartment units as leases expire and require us to undertake unbudgeted capital improvements, which could harm our business and operating results.

- Our charter documents contain several anti-takeover provisions and a requirement that, with some exceptions, no person may actually or constructively own more than 9.8% of our capital stock, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our shares or otherwise benefit our stockholders.

- If we fail to qualify and to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.

- Some of the properties that we own and in which we intend to invest in are communities which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. The risks of renovation include increases in renovation costs, delays in completion, and loss of rental income during the renovation.

- We may make distributions that include a return of capital. We may use various non-operational sources of cash in order to meet the distribution requirements that are necessary to achieve and maintain REIT status. For example, we could borrow funds on a short-term basis. We could also sell additional shares of stock or some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions.


- Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities.

-  None of our tax losses will be passed through to you.


                            OUR INVESTMENT OBJECTIVES


Our policy is to acquire assets primarily for current income generation. Currently some of the properties that we own and properties that we may purchase in the future are communities which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For any such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. In addition, we invest in properties located in markets which offer favorable value and growth prospects. In general, our investment objectives are:


- To provide quarterly cash dividends, as well as to provide growth in dividends over time. The achievement of this objective is not guaranteed. Quarterly dividends will be paid 45 days after the end of each fiscal quarter.

- To increase our value through increases in the cash flows and values of our apartment communities.

- To preserve and protect the value of our interest in our communities and secondarily to achieve some long-term capital appreciation.

                 RESTRICTIONS ON OWNERSHIP OF OUR CAPITAL STOCK

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, and to address other concerns relating to concentration of capital stock ownership, our charter documents generally prohibit any stockholder from actually or constructively owning more than 9.8% of the outstanding shares of our capital stock.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as REIT.

                                 OUR TAX STATUS

We will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that our manner of operation will enable our company to meet the requirements for taxation as a REIT for federal income tax purposes. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute at least 90% of our REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

                              CONFLICTS OF INTEREST

We have retained the Advisor to provide us with acquisition, advisory and administrative services. All of the executive officers of the Advisor are also officers or directors of our company. Some of our officers and directors, who are also officers of the Advisor, may experience conflicts of interest in their management of our company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:


- allocation of management time and services between us and various other entities, principally approximately 387 limited partnerships at the current time with interests in low-income residential apartment communities; it is expected that the number of such partnerships will increase;


-  the timing and terms of an investment in or sale of a community,

-  compensation to the Advisor,

- our relationship with the Dealer-Manager, Boston Capital Securities, Inc., which is our affiliate and an affiliate of the Advisor, and

- the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither we nor the stockholders will have separate counsel.

The Advisor and its affiliates, including the Dealer-Manager, will receive substantial fees, commissions, compensation and other income from transactions with and by us regardless of the success of your investment.

The following chart shows our relationship to the various affiliated entities participating in this offering:

                          |---------------------------------------------------------|
|-------------------------|                                                         |
|                         |                      JOHN P. MANNING                    |
|      |------------------|                                                         |-----------------|
|      |                  |---------------------------------------------------------|                 |
|      |                     |                                                   |                    |
|      |                     | 100%                                              | 100%               |
|      |                     |                                                   |                    |
|      |          |-----------------------|                          |-----------------------|        |
|      |          |    BOSTON CAPITAL     |                          |     BOSTON CAPITAL    |        |
|      |          |     PARTNERS II       |                          |      CORPORATION      |        |
|      |          |     CORPORATION       |                          |   (GENERAL PARTNER)   |        |
|      |          |   (GENERAL PARTNER)   |                          |  (ORGANIZED IN 1994)  |        |
|      |          |-----------------------|                          |-----------------------|        |
|      | LIMITED             |                                                   |                    | LIMITED
|      | PARTNERSHIP         |                                                   |                    | PARTNERSHIP
|      | INTEREST            | 0.01%                                             | 0.01%              | INTEREST
|    |----------------------------------------------|   |------------------------------------------------|
|    |           BOSTON CAPITAL COMPANION           |   |            BOSTON CAPITAL HOLDINGS             |
|    |             LIMITED PARTNERSHIP              |   |              LIMITED PARTNERSHIP               |
|    |----------------------------------------------|   |------------------------------------------------|
|      |                               |                        |                                     |
| 100% |                               | 20,000                 |                                     |
|      |                               | SHARES OF              | 66-2/3%                             | 100%
|      |                               | COMMON    |--------------------------|       |---------------------------|
|      |                               | STOCK     |         BOSTON           |       |                           |
|      | 100%                          |           |         CAPITAL          |       |      BOSTON CAPITAL       |
|      |                               |           |     SECURITIES, INC.     |       |    REIT ADVISORS, LLC     |
|      |                               |           |     (DEALER-MANAGER)     |       |         (ADVISOR)         |
|      |                               |           |--------------------------|       |---------------------------|
|      |                               |                        |                                     |
|      |                    LOAN       |                        | DEALER-MANAGER                      | ADVISORY
|   |---------------------| AGREEMENT  |                        | AGREEMENT                           | AGREEMENT
|   |    BCP FUNDING,     |         |-----------------------------------------------------------------------------|
|   |        LLC          |---------|              BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.              |
|   |      (LENDER)       |         |-----------------------------------------------------------------------------|
|   |---------------------|         99.99%         | 100% LIMITED     |                            |
|                                   ECONOMIC       | PARTNER          |                            |
|                         0.01%     INTEREST       | INTEREST         |                            |
|                        ECONOMIC                  |                  |                            |
|                        INTEREST                  |                  |100%                        |100%
|                                                  |                  |                            |
|   |---------------------|     |---------------------|     |--------------------|      |---------------------|
|   |      BCMR, INC.     |     |   BCMR SEATTLE, A   |     |        BCMR        |      |    BCMR PORTLAND,   |
|---|  (GENERAL PARTNER)  |-----| LIMITED PARTNERSHIP |     |  JACKSONVILLE, LLC |      |         LLC         |
|   |---------------------|     |---------------------|     |--------------------|      |---------------------|
|                      100% GENERAL       |                           |                           |
|                    PARTNER INTEREST     |                           |                           |
|                                         |                           |                           |
|                                         |                           |                           |
|            EXERCISES VOTING RIGHTS OF   |CONTROLLING                |CONTROLLING                |CONTROLLING
|             BCMR SEATTLE, A LIMITED     |INTEREST (3)               |INTEREST (3)               |INTEREST (3)
|                 PARTNERSHIP (1)         |                           |                           |
|                                         |                           |                           |
|   |---------------------|     |---------------------|     |---------------------|     |---------------------|
|---|  BCMR SPECIAL, INC. |-----|     BC-GFS LLC      |     |    BC-BAINBRIDGE    |     |    BC-GFS II LLC    |
    |                     |     |                     |     |        LLC          |     |                     |
    |---------------------|     |---------------------|     |---------------------|     |---------------------|
                                 |        |                   |       |                           |         |
                                 |        |                   |       |                           |         |
            |--------------------|        | 100%              |       | 100%                      | 100%    |
            |                             |                   |       |                           |         |
            | ECONOMIC INTEREST (2)       |              |----|       |                           |         |----|
            |                             |              |            |                           |              |
    |---------------------|     |---------------------|  | |-----------------------|    |----------------------| |
    |                     |     |      FOUR LLCs      |  | |       THREE LLCs      |    |      THREE LLCs      | |
    |     GFS EQUITY      |     | (EACH AN OWNER OF   |  | |   (EACH AN OWNER OF   |    |  (EACH AN OWNER OF   | |
    |   MANAGEMENT LLC    |     | ONE OF THE SEATTLE  |  | |ONE OF THE JACKSONVILLE|    | ONE OF THE PORTLAND/ | |
    |     (MANAGER)       |     |    COMMUNITIES)     |  | |      COMMUNITIES)     |    |      SALT LAKE       | |
    |                     |     |                     |  | |                       |    |     COMMUNITIES)     | |
    |---------------------|     |---------------------|  | |-----------------------|    |----------------------| |
            |                                            |  ECONOMIC INTEREST (2)                                |
            |                                            |                                                       |
            |                             |--------------------------------|                                     |
            |ECONOMIC INTEREST (2)        | BAINBRIDGE JACKSONVILLE LLC (4)|                                     |
            |                             |           (MANAGER)            |                                     |
            |                             |--------------------------------|                                     |
            |----------------------------------------------------------------------------------------------------|

----------
(1) Under the limited liability company agreement of BC-GFS LLC, BCMR Special, Inc., as the investment manager, contractually has the authority to exercise the voting rights of BC-GFS LLC's member (BCMR Seattle, A Limited Partnership) in order to give consent for all material decisions regarding the Seattle communities. The limited partnership agreement of BCMR
     Seattle, A Limited Partnership provides that BCMR Special, Inc. will act upon our (the REIT) instructions and obtain our consent prior to taking or approving any actions regarding the Seattle communities and will otherwise at all times act in our best interests as a fiduciary. BCMR Special, Inc. will not receive any compensation from this offering or our operations as a result of its role as manager of BC-GFS, LLC. Instead, the Advisory Fee will be paid to the Advisor, an affiliate of BCMR Special, Inc.

(2) Although we own the 100% economic interest in all of our communities (99.99% of the economic interest in the Seattle communities), affiliates of the third party management agents are entitled to participate in the cash distributions of our communities after we (the REIT) have received a priority share of the cash flow. This is in addition to the range of 3.5% to 4.0% of gross rental income each management agent receives for managing the communities. In addition, this type of sharing arrangement is typical in the real estate industry. We entered into this agreement because we thought it was appropriate to provide an additional incentive to encourage performance by the management agents in order to maximize the income of the communities. We can remove the management agents and their affiliates without cause at any time. Bainbridge Management Jacksonville LLC, an affiliate of Bainbridge Jacksonville LLC is the management agent for the Jacksonville communities and Pinnacle Realty Management Company, an affiliate of GFS Equity Management LLC is the management agent for the Portland, Salt Lake City and the Seattle communities.

     Before any affiliates of the third party management agents receive any portion of the cash flow, we will receive:


          (i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually for the Jacksonville communities; a total of 802 units times $50 equals $40,100 annually for the Seattle communities; and a total of 1027 units times $50 equals $51,350 annually for the Portland and Salt Lake City communities); and then


          (ii) a 12% preferred return on our unreturned capital contributions to the Jacksonville and Seattle communities ($2,929,157 based on our initial $24,409,639 capital contribution to the Jacksonville communities and $1,035,233 based on our initial $8,626,939 capital contribution to the Seattle communities); and a 11% preferred return on our unreturned capital contributions to the Portland and Salt Lake City communities ($2,401,270 based on our initial $21,829,724 capital contribution to the Portland and Salt Lake City communities).

     After the company has annually received the amounts discussed above (approximately $2,981,157 for Jacksonville; $1,067,682 for Seattle, and $2,452,620 for Portland and Salt Lake City); we will share 50/50 with the respective affiliates of the third party management agents in all remaining income from operations of the communities they manage for us.

     Proceeds from the sale of any of the communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and the respective affiliates of the third party management agents will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders.

(3) BCMR Seattle, A Limited Partnership, BCMR Jacksonville, LLC, and BCMR Portland, LLC (collectively, the "BCMR entities") have a controlling interest in BC-GFS, LLC, BC-Bainbridge LLC, and BC-GFS II LLC, respectively, because they have consent rights over material decisions and can remove and replace the member manager GFS Equity Management LLC, in the case of BC-GFS LLC and BC-GFS II LLC, and the member manager Bainbridge Jacksonville LLC, in the case of BC-Bainbridge LLC, at any time. GFS Equity Management LLC and Bainbridge Jacksonville LLC are entitled to a share in cash flow and in sale proceeds as described in the footnotes to the financial statements on pages F33-F36 of this prospectus.

(4) The members and manager of Bainbridge Jacksonville LLC are not affiliated with us or the Advisor. Bainbridge Jacksonville LLC is the operator of BC-Bainbridge LLC, of which our affiliate BCMR Jacksonville, LLC is the investor.

                              COMPENSATION AND FEES

The Advisor and its affiliates will receive compensation and fees for services relating to this offering and the management of our affairs. The most significant items of compensation are included in the following table:

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                                 OFFERING STAGE

SELLING COMMISSIONS--       7.0% of gross offering           $  70,000,000
THE DEALER-MANAGER          proceeds

DEALER-MANAGER FEE--        2.0% of gross offering           $  20,000,000
THE DEALER-MANAGER          proceeds, including shares
                            that may be sold pursuant
                            to the reinvestment plan
                            (up to 1.5% may be real-
                            lowed to participating
                            broker-dealers)

ORGANIZATION AND            2.25% of gross offering          $  22,500,000
OFFERING EXPENSES--THE      proceeds
ADVISOR OR ITS AFFILIATES

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                        ACQUISITION AND DEVELOPMENT STAGE

ACQUISITION FEES--THE       2.7% of gross offering           $   27,000,000
ADVISOR OR ITS AFFILIATES   proceeds $1,444,844 of
                            acquisition fees have been
                            prepaid to an affiliate,
                            Boston Capital Holdings
                            Limited Partnership.

                            The purchase price for each
                            community included the
                            prepaid acquisition fees:
                            $470,908 for the
                            Jacksonville communities
                            (1.89% of the offering
                            proceeds related to
                            Jacksonville); $552,794 for
                            the Seattle communities
                            (2.74% of the offering
                            proceeds related to
                            Seattle); and $421,142 for
                            the Portland/Salt Lake
                            communities (1.89% of the
                            offering proceeds related
                            to Portland/Salt Lake
                            communities). These amounts
                            will be deducted from the
                            2.7% Acquisition Fee we
                            have agreed to pay our
                            Advisor with respect to
                            each of the communities.

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                        ACQUISITION AND DEVELOPMENT STAGE

                            If we do raise sufficient
                            funds to repay the line of
                            credit indebtedness
                            relating to a community,
                            the acquisition fee due
                            will be paid less any
                            amounts previously prepaid.
                            Thus, if we raise the
                            minimum offering of $29.5
                            million, we will keep our
                            interest in the
                            Jacksonville community
                            and, accordingly, only pay
                            $325,592 in acquisition
                            fees, which represents the
                            $796,500 fee due less the
                            prepaid fee of $470,908.

ACQUISITION EXPENSES--      0.5% of gross offering           $    5,000,000
THE ADVISOR OR ITS          proceeds
AFFILIATES

                                OPERATIONAL STAGE

ASSET MANAGEMENT            Monthly, 1/12th of 0.75% of   Based on the
FEE--THE ADVISOR            the total amount invested     communities identified
                            in communities (exclusive     in this prospectus,
                            of acquisition fees and       the estimated annual
                            acquisition expenses) plus    maximum amount would
                            the total outstanding         be approximately
                            principal amounts of          $1,413,330. This
                            mortgages on the              amount will increase
                            communities                   if we acquire
                                                          additional
                                                          communities.

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                                OPERATIONAL STAGE

LOAN INTEREST--BCP          9.5% per annum plus all       Based on the
FUNDING                     excess cash flow over 9.5%,   $56,596,665 balance
                            payable quarterly, and to     prior to reaching the
                            the extent not paid added     minimum offering, the
                            to principal. In return for   annual base interest
                            the line of credit being      paid is $5,466,294.
                            nonrecourse to the company,   Any additional
                            we agreed to pay additional   interest will be equal
                            interest solely from cash     to the distributable
                            available for debt service    cash flow of the
                            for the communities prior     communities less the
                            to the repayment of the       9.5% base interest. No
                            line of credit attributable   such additional
                            to each community. Until      interest was paid in
                            the line of credit            2003 and 2004 because
                            attributable to each          there has not been any
                            community is repaid by the    distributable cash
                            due date, including any       flow.
                            extensions, effectively all
                            cash flow generated by such
                            community will be paid to
                            BCP Funding, LLC.
                            Additional interest is
                            payable quarterly only to
                            the extent of income from
                            communities still subject
                            to BCP Funding's
                            encumbrances. Such
                            additional interest shall
                            not be paid from proceeds
                            of this offering or from
                            cash flow of communities
                            released from the lien.

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                                OPERATIONAL STAGE

SUBORDINATED DISPOSITION    the lesser of (A) 50% of               N/A
FEE--THE ADVISOR            the reasonable, customary
OR ITS AFFILIATES           and competitive real estate
                            brokerage commissions
                            customarily paid for the
                            sale of a comparable
                            property in light of the
                            size, type and location of
                            the property, or (B) 3.0%
                            of the contract price for
                            each community sold,
                            subordinated to
                            distributions to investors
                            from sale proceeds of an
                            amount which, together with
                            prior distributions to the
                            investors, will equal (1)
                            100% of their invested
                            capital plus (2) 6.0%
                            annual cumulative
                            noncompounded return on
                            their invested capital.

SUBORDINATED SHARE OF       15.0% of remaining amounts             N/A
NET SALE PROCEEDS           of net sale proceeds after
(PAYABLE ONLY IF WE ARE     investors receive a return
NOT LISTED ON AN            of capital plus a 6.0%
EXCHANGE)--THE              return on capital
ADVISOR

SUBORDINATED INCENTIVE      10.0% of the amount by                 N/A
LISTING FEE (PAYABLE        which our adjusted market
ONLY IF WE ARE LISTED ON    value exceeds the aggregate
NATIONAL SECURITIES         capital contributions
EXCHANGE OR MARKET)--       contributed by investors
THE ADVISOR

         TYPE OF                     METHOD OF                  ESTIMATED
       COMPENSATION                COMPENSATION               MAXIMUM AMOUNT
-------------------------   ---------------------------   ----------------------
                                OPERATIONAL STAGE

PROPERTY MANAGEMENT         3.5% to 4.0% of gross                  N/A
FEE--AN AFFILIATE OF        income of each community
GFS EQUITY MANAGEMENT
LLC AND AN AFFILIATE OF
BAINBRIDGE JACKSONVILLE
LLC

INCENTIVE MANAGEMENT        50% of all remaining income            N/A
FEE--AN AFFILIATE OF        from operations of the
GFS EQUITY MANAGEMENT       communities in excess of
LLC AND AN AFFILIATE        minimum cash distribution
OF BAINBRIDGE               thresholds set for each
JACKSONVILLE LLC            community including $50
                            annually per apartment unit
                            and either an 11% or 12%
                            preferred return.

SALE PROCEEDS--GFS          For the Jacksonville                   N/A
EQUITY MANAGEMENT           communities, an affiliate
LLC AND BAINBRIDGE          of Bainbridge Jacksonville
JACKSONVILLE LLC            LLC will receive an
                            advisory services fee equal
                            to 20% of the remaining
                            proceeds and Bainbridge
                            Jacksonville LLC will
                            receive 6.25% of any
                            remaining sale proceeds.
                            For the Portland and Salt
                            Lake City communities and
                            Seattle communities, GFS
                            Equity Management LLC will
                            receive 25% of any
                            remaining sale proceeds.


                                  THE OFFERING


We are offering up to 100,000,000 shares of our common stock at $10 per share to investors who meet our suitability standards. The price of the shares was established at $10 per share by our board of directors after consultation with the Dealer-Manager based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. The price of the shares does not necessarily reflect the value of the communities to be purchased by us. The shares are being offered on a best efforts basis, which means that no specified amount of capital will be raised. No shares will be sold, however, unless at least 2,950,000 shares are sold. We are also offering up to 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. We will begin selling shares in this offering on the effective date of this prospectus, and this offering will terminate no later than July 1, 2007. We may terminate this offering at any time prior to that date. We will place initial monies raised in an escrow account with Boston Private Bank & Trust Company, Boston, Massachusetts, until the $29,500,000 minimum is achieved. During that time, interest will be earned at a variable rate, currently 1.35% per annum, which can adjust similar to a bank passbook savings rate. The interest will be paid to the investor even if the minimum is not reached. An initial closing will be held within 5 days after the minimum is achieved. After the initial closing, we will admit stockholders to our company as soon as practicable. Subscriptions may not be withdrawn by purchasers. If the minimum is not achieved by the termination date, the escrowed funds with accrued interest will be returned to investors within 5 days. The Dealer-Manager will not purchase any of our shares.


                            ESTIMATED USE OF PROCEEDS


We anticipate that at least 84.55% of the proceeds of this offering will be invested in real estate communities. We will use the remainder to pay selling commissions and dealer-manager fees, fees and expenses relating to the selection and acquisition of properties and the costs of the offering and will retain 1% as working capital reserves. Additionally, under certain circumstances a portion of the proceeds identified as the real estate investment in communities may be set aside at the respective communities for operating reserves. As long as there are amounts outstanding under our line of credit used to acquire our interests in apartment communities, this 84.55% will be applied to the repayment of the line, and the lender will release its lien on our interest in the apartment community acquired with the proceeds of the repaid loan. If we raise the $29.5 million minimum offering, $24,954,067 of such amount will be used to repay the line of credit. If we raise the $74,495,922 necessary to repay the line of credit attributed to all the communities specified in this prospectus, a total of $56,596,665 of such amount will be used to repay the line of credit and approximately $8,120,000 will be used to repay the second mortgage loan on the Seattle communities.


                                     LISTING

We expect to seek listing of our shares on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange or on the NASDAQ National Market when, in the judgment of our

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management and our board of directors, our size and maturity make listing appropriate and desirable. We expect that our market capitalization would have to equal or exceed that of comparable listed REITs in order to justify listing. In the event we do not obtain listing of our shares on a national securities exchange or on the NASDAQ National Market by December 31, 2015, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets if stockholders owning a majority of our shares vote to authorize us to do so.

                           DIVIDEND REINVESTMENT PLAN


We have adopted a reinvestment plan which will allow participating stockholders to have their dividends, reinvested in additional shares that may be available. We have registered 5,000,000 shares of our common stock for purchase under the reinvestment plan at $9.30 per share. We reserve the right in the future to reallocate additional shares to the dividend reinvestment plan out of the shares we are offering to the public, if necessary. If you participate, you will be taxed on your share of our taxable income even though you will not receive the cash for your dividends. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to you.


                            SHARE REDEMPTION PROGRAM

We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to redeem your shares. After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. If we are engaged in an offering, the redemption price will be the lesser of (i) the then-current offering price less a discount approximating the per share commissions and fees paid to brokers on the original sale of the shares ($9.15 per share in the case of shares repurchased during a $10 per share offering) or
(ii) the price you actually paid for your shares. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Our board of directors has delegated to our officers the right to (i) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances or (ii) reject any request for redemption at any time and for any reason. You will have no right to request redemption of your shares should our shares become listed on a national exchange.

                               STOCK CERTIFICATES


Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required documentation to you upon request.


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                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CONSIDER THE FOLLOWING RISKS BEFORE MAKING YOUR INVESTMENT DECISION.

                RISKS RELATED TO OUR PROPERTIES AND OUR BUSINESS

BORROWING CREATES RISKS THAT THE OFFERING PROCEEDS MAY BE INSUFFICIENT TO PAY THE NON-RECOURSE ACQUISITION DEBT ON THE PROPERTIES OR OUR CASH FLOW MAY BE INSUFFICIENT TO MEET OUR DEBT OBLIGATIONS. We may borrow money to acquire interests in communities, to preserve our status as a REIT or for other corporate purposes. Our board of directors anticipates that we will obtain one or more lines of credit to provide financing for the acquisition of interests in communities to the extent we have not yet raised sufficient offering proceeds. We have entered into an initial $60,000,000 loan agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, which we have used to acquire interests in communities. We currently expect to repay all amounts borrowed under the line of credit from the proceeds of this offering. The line of credit is non-recourse to our company but is secured by the interests in communities that we acquired with amounts borrowed under the line. If we do not receive enough offering proceeds to repay the amounts due under this or any other line of credit, we will have to seek additional equity or debt financing or lose our interests in communities that secure any unpaid amounts due. In addition, our communities are encumbered by mortgage debt, and we expect any additional properties we acquire interests in to be similarly encumbered. Borrowing may be risky if the cash flow from our real estate investments is insufficient to meet our debt obligations. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it. Further, if our leverage does not increase our profitability, we will have less cash available for distributions. If we cross-collateralize our properties in order to provide additional collateral to a lender, we run the risk of losing a good-performing property in the event that it is cross-collateralized with a poor-performing property that causes us to default on our loan terms.

ADVERSE ECONOMIC CONDITIONS AND COMPETITION MAY IMPEDE OUR ABILITY TO RENEW LEASES OR RE-LEASE UNITS AS LEASES EXPIRE AND REQUIRE US TO UNDERTAKE UNBUDGETED CAPITAL IMPROVEMENTS, WHICH COULD HARM OUR BUSINESS AND OPERATING RESULTS.

ADVERSE ECONOMIC CONDITIONS--If our communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, our income and results of operations will be significantly harmed. An apartment community's revenues and value may be adversely affected by the general economic climate; the local economic climate; local

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real estate considerations (such as oversupply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). Certain significant fixed expenses are generally not reduced when circumstances cause a reduction in income from the investment.

DEPENDENCY ON RENTAL INCOME--We will be dependent on rental income to pay operating expenses and to generate cash to enable us to make distributions to our stockholders. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our ability to make expected distributions will be adversely affected.

COMPETITION--Also, we will face competition from other properties of the same type within the areas in which our apartment communities will be located. Competition from other properties may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment communities will be short-term leases (generally, one year). Increased competition for residents may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distributions to stockholders. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

OUR FINANCIAL COVENANTS MAY RESTRICT OUR OPERATING ACTIVITIES, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS. The mortgages on our communities contain and will contain customary negative covenants such as those that limit the owner's ability, without the prior consent of the lender, to transfer interests or further mortgage the applicable property or to discontinue insurance coverage. In addition, our line of credit contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, which we will have to maintain. These include the requirement to obtain the lender's approval of any acquisitions to be funded under the line of credit, provide financial statements and information requested by the lender, and limit indebtedness to the line of credit, property mortgages and indebtedness incurred for the payment of taxes and governmental charges and for services and materials in the ordinary course of business. We must also obtain the lender's consent to the sale or refinancing of any assets pledged under the line of credit, to any change in our control and to the placing of any lien on the pledged assets.

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Our ability to borrow under our line of credit is subject to compliance with these financial and other covenants. We may rely on borrowings under this or another line of credit to finance capital improvement projects and for working capital, and if we are unable to borrow under our line of credit or to refinance existing indebtedness our financial condition and results of operations would likely be adversely impacted. If we breach covenants in our debt agreements, the lender could declare a default and require us to repay the debt immediately and, if the debt is secured, could immediately take possession of the property securing the loan.

OUR WORKING CAPITAL RESERVES MAY NOT BE ADEQUATE TO COVER ALL OF OUR CASH NEEDS, IN WHICH CASE WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. Our working capital reserves equal to 1% of the offering proceeds and any additional operating reserves created at the operating level may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from either affiliated or unaffiliated sources. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may have a negative impact on our results of operations.

THE ADVISOR MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA. The Advisor may not be successful in identifying additional suitable apartment communities that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of the Advisor and the oversight of our board of directors. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and to pay dividends.

WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT COMMUNITIES, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS. We compete with many other entities engaged in real estate investment activities for acquisitions of apartment communities, including institutional pension funds, other REITs and other owner-operators of apartments. These competitors may have driven up the prices we have paid for the interests in apartment communities we have acquired, and they may drive up the prices we must pay for interests in apartment communities we seek to acquire or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible

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operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for communities, our profitability will be reduced, and you may experience a lower return on your investment.

RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR FUTURE DISTRIBUTIONS. We bear all expenses incurred in our operations. If any community is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that community's operating expenses. The communities will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. We cannot assure you that sufficient cash will be available for distribution to you.

RENOVATION OF PROPERTIES MAY RESULT IN INCREASED COSTS AND LOSS OF INCOME DURING THE RENOVATION PERIOD. Currently some of the properties that we own are communities which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. For only such communities, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We will be subject to risks relating to the contractor's ability to control construction costs and meet timetables. Performance may also be affected or delayed by conditions beyond the contractor's control. In some cases, tenants will have to be relocated during the renovation. This will add to our costs. Delays in completion of any renovations will add to these costs. Vacant units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS. While we have no present plans to do so, we may in the future invest in the acquisition of properties upon which we will develop and construct apartment communities. We will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with contract terms, plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give

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residents the right to terminate preconstruction leases for apartments at a newly developed apartment community. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction since the builder may default in completing the project for which progress payments have been made. Factors such as these can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our communities, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of our company and, consequently, amounts available for distribution to you.

WE MAY FACE CONFLICTS WITH SELLERS, PARTNERS AND JOINT VENTURERS. We may acquire communities from sellers that we will retain as property managers and who typically will continue to own an equity or other economic interest in the communities as the general partner or managing member of the owner limited partnership or limited liability company. We will own substantially all the equity interests in the owner entities, with the right to remove the general partner or managing member without cause. While we have no present plans to do so, we may also enter into joint ventures with other programs affiliated with us for the acquisition, development or improvement of properties, and we may develop properties in joint ventures or in partnerships or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or

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other persons. These investments may involve risks not otherwise present with an investment in real estate, including, for example:

- the possibility that our co-venturer or partner in an investment might become bankrupt;

- that such co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

- that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by a co-venturer or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. Under certain joint venture agreements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you.

We may face certain additional risks and potential conflicts of interest in the event we enter into joint ventures. For example, the co-venturer may never have an active trading market for its equity interests. Therefore, if we become listed on a national securities exchange or on the NASDAQ National Market, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that we are not listed on a national securities exchange or on the NASDAQ National Market by December 31, 2015, our organizational documents provide for an orderly liquidation of our assets if stockholders holding a majority of our shares vote to authorize us to liquidate. In the event of our liquidation, any joint venture may be required to sell its properties at that time. Although the terms of any joint venture agreement could grant the co-venturer a right of first refusal to buy the properties held in the joint venture in the event of our liquidation, it is not possible to determine at this time whether the co-venturer would have sufficient funds to exercise the right of first refusal in these circumstances.

THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or on the NASDAQ National Market by December 31, 2015, we will undertake, if stockholders owning a majority of our stock vote to authorize us to do so, to sell our assets and distribute the net sales proceeds to our stockholders, and we will thereafter engage only in activities related to our orderly liquidation. Neither the Advisor nor our board of directors may be able to control the timing of the sale of our interests in apartment communities due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of our interest in a community, we will realize the proceeds of the sale over a period of years.

WE MAY MAKE DISTRIBUTIONS THAT INCLUDE A RETURN OF CAPITAL. We may use various non-operational sources of cash in order to meet the distribution requirements necessary to achieve and maintain REIT status. For example, we could borrow funds on a short term basis. We could also sell additional shares of stock or we could sell some of our communities. If we do any of the foregoing, we may decrease cash available for future distributions.

                 RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, without a vote of our stockholders, our board may:

-  amend or revise our major policies, including financing and distributions,

-  change the Advisor's compensation, and employ and compensate affiliates,

- replace the Advisor with a new advisor or acquire staff to perform some or all of the Advisor's duties in-house,

- prevent the ownership transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of our stockholders,

-  issue additional shares, which could dilute your ownership, and

-  list the shares on a national securities exchange or market.

Any of these actions could reduce the value of our company.

OUR ORGANIZATIONAL DOCUMENTS CONTAIN PROVISIONS WHICH MAY DISCOURAGE A TAKEOVER OF OUR COMPANY AND DEPRESS OUR STOCK PRICE. Our organizational documents contain provisions which may have an anti-takeover effect and inhibit a change in our management. These provisions include:

(1) THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that

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

     we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if the board determines, in its sole discretion, that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may:

     - discourage a tender offer or other transactions or a change in management or control that might involve the payment of a premium price for our shares or otherwise be in the best interests of our stockholders; or

     - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

(2) SECTION 7.3 OF OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Section 7.3 of our articles permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

(3)  OUR ARTICLES AND BYLAWS CONTAIN OTHER POSSIBLE ANTI-TAKEOVER PROVISIONS.
     Section 10.3 of our articles and Sections 7 and 12 of our bylaws contain other provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing marketing prices. These provisions include advance notice requirements for stockholder proposals and the absence of cumulative voting rights.

(4) MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between our company and an interested stockholder. An "interested stockholder" is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates that, at any time within the two-year

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

     period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, our board approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the stockholders (other than the interested stockholder) receive a minimum price for their common stock and the consideration received by those stockholders is in cash or in the same form as previously paid by the interested stockholder for its common stock. These provisions of the business combination statute do not apply to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer.

OUR BUSINESS WILL BE HARMED IF WE CANNOT ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS FOR OUR PROPERTIES. Neither we nor the Advisor will directly control the day-to-day management of our communities. The Advisor will retain third-party managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party managers that we do not control to operate the communities successfully. While the communities that we currently own interests in have experienced property managers, there can be no assurance that we will be able to make similar arrangements in future transactions. If our managers are unable to operate the communities successfully, our financial condition could be adversely affected.

OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS ARE LIMITED. Our articles contain provisions indemnifying each director and officer for personal losses or liability reasonably incurred by the director or officer in connection with any act or omission performed or omitted to be performed on behalf of the

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

Company, provided that the director or officer has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the Company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc. (the "NASAA Guidelines") and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

MORTGAGE DEBT OBLIGATIONS EXPOSE US TO INCREASED RISK OF LOSS OF PROPERTY, WHICH COULD HARM OUR FINANCIAL CONDITION. We expect that all our apartment communities will be encumbered by permanent mortgage financing. Incurring mortgage debt on our communities increases our risk of loss because defaults on indebtedness secured by our apartment communities may result in foreclosure actions initiated by lenders and ultimately our loss of the community securing any loans which are in default. For tax purposes, a foreclosure of any of our communities would be treated as a sale of the community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeded our tax basis in the community, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. The loss of part or all of our investment in a community could also cause the value of our shares and the distributions payable to our stockholders to be reduced.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION. Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment communities in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any community for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a community.

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We may be required to expend funds to correct defects or to make improvements before a community can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In addition, the prohibition in the federal tax laws on REITs holding property for sale and related regulations may affect our ability to sell communities without adversely affecting distributions to stockholders.

IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Catastrophic losses, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our communities, we could lose both our invested capital and anticipated profits from that community.

YOUR INTEREST IN OUR COMPANY MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES AND YOUR DIVIDENDS MAY BE AFFECTED. Potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in our company in the event that we:

- sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan,

-  sell securities that are convertible into shares,

-  issue shares in a private offering of securities to institutional investors,

- issue shares of common stock upon the exercise of options granted to our independent directors or consultants and employees of our company, the Advisor and affiliates, or

-  issue shares to sellers of communities acquired by us.

Further, our board has the ability to issue shares of preferred stock with rights senior to those of our common stock, which could include superior dividend rights that could result in our common stockholders receiving no dividend distributions.

                         RISKS RELATED TO THIS OFFERING

WE ARE DEPENDENT ON THE ADVISOR AND THE PROPERTY MANAGERS. The Advisor, with approval from our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Advisor, in turn, will retain third-party or affiliated managers on our behalf who will be responsible for leasing, maintenance and other day-to-day management of our communities. The board of directors may

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fire the Advisor or any property manager, but only in certain circumstances. We cannot be sure that the Advisor or any property manager will achieve our objectives or that the board of directors will be able to act quickly to remove the Advisor or any property manager if it deems removal necessary. As a result, it is possible that we or one or more of our communities could be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

WE HAVE LIMITED OPERATING HISTORY. Prior to May 15, 2003, the date our operations commenced, we had no previous performance history. To date, we have acquired interests in the apartment communities described in this prospectus. You cannot be sure how we will be operated, whether we will pursue the objectives described in this prospectus or how we will perform financially.

PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WERE NOT DETERMINED IN ARM'S LENGTH NEGOTIATIONS AND WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION. The Advisor and its affiliates, including the Dealer-Manager, will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties and the management of our affairs on a day-to-day basis. They will be paid fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders and which may reduce the price you will receive for any shares you may sell. The fees we will pay to the Advisor and its affiliates were not determined in arm's-length negotiations and are not based on our performance.

THE PERFORMANCE OF OUR PROPERTIES DURING THE PERIOD BEFORE OUR INITIAL LINE MUST BE REPAID MAY NOT MEET OUR EXPECTATIONS. We have made borrowings, on a non-recourse basis, under our $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, to acquire interests in the apartment communities described in this prospectus and which we will repay, with interest at the rate of 9.5% per year plus all excess cash flow over 9.5%, from the proceeds of this offering. We will pay additional interest on the loans to the extent of available income from our communities, but not from the proceeds of this offering. The proceeds of this offering will also be used to repay approximately $8,120,000 of second mortgage debt (subordinate to the permanent mortgage financing) encumbering the Seattle communities and to pay acquisition fees and expenses, our organizational expenses and the expenses of this offering. We have assumed that the net income from our communities will be sufficient to cover the 9.5% interest that we must pay to BCP Funding, LLC, and the 12% interest payable to the unaffiliated second mortgage lender. If our net income is less than we anticipate, the amount of working capital that we will have available to invest in our communities

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

after the repayment of the loan will be reduced, which could harm our ability to achieve our investment objectives and to pay dividends.

IF WE DO NOT RAISE SUFFICIENT FUNDS TO REPAY THE AMOUNTS WE BORROWED TO ACQUIRE OUR INTERESTS IN OUR COMMUNITIES, OUR LENDER WILL TAKE SOME OF THOSE INTERESTS. We have a $60,000,000 line of credit with BCP Funding, LLC, our affiliate and an affiliate of the Advisor, which we have drawn against to acquire interests in the apartment communities described in this prospectus. This loan is secured by our interests in those communities. If the minimum is raised, we will repay the amounts we borrowed related to certain of our apartment communities, and the lender will release its lien on our interests in those properties. The lender's liens on the balance of the interests we currently own will only be released if we raise sufficient additional funds to repay the balance of the loan, which must in any case be repaid by January 1, 2006. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interests in all the communities still subject to the liens of our line-of-credit lender.

STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT PROMPTLY AT A REASONABLE PRICE. There is no current public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the interests in real estate we own and, due in part to the illiquidity of our shares and the initial sales load, less than the initial public offering price. Although it is possible that our common stock may be listed on a national securities exchange or on the NASDAQ National Market in the future, there is no guarantee that such a listing can or will be accomplished or that a public market for our shares will develop, or if one develops, that the price received for any shares sold will equal or exceed the initial public offering price. Stockholders should consider their investment in our company to be a long-term investment.

YOU CANNOT EVALUATE ALL OF THE PROPERTIES WE MAY OWN. Currently, we own interests in the apartment communities described in this prospectus, representing 0.074% of the amount of the maximum offering or approximately $74,495,922. If we continue to raise funds after we have raised amounts sufficient to repay all our outstanding indebtedness under our initial loan agreement, we will acquire interests in additional apartment communities which the Advisor has not identified and which will be a blind pool that you will not have the opportunity to evaluate. You must rely on the ability of the Advisor to find suitable additional investments. We cannot guarantee that the Advisor will be able to find additional investments meeting our investment objectives or that any investment we have made or will make will generate income for stockholders or increase in value over time. In addition, our board of directors may approve additional future equity offerings or obtain additional financing, the proceeds of which may

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

be invested in additional communities. Therefore, you will not have an opportunity to evaluate all of the communities that will be in our portfolio.

LIMITED DIVERSIFICATION INCREASES RISK OF LOSS. The number of communities that we will own interests in and the geographic diversity of our investments will be reduced to the extent that the total proceeds of this offering are less than $1,000,000,000. With limited diversity, an apartment community with poor operating results can have a greater negative effect on our operations as a whole. Currently, we own properties in the Seattle, Washington, Portland, Oregon, Salt Lake City, Utah, and Jacksonville, Florida, areas. If we raise only the offering minimum of $29,500,000, our line-of-credit lender will release its liens on our Jacksonville communities, and we will lose our interests in the balance of the communities we currently own, and accordingly we will own only three communities.

OUR MANAGEMENT AND THAT OF THE ADVISOR HAVE LITTLE EXPERIENCE INVESTING IN MARKET RATE APARTMENT COMMUNITIES AND NO EXPERIENCE OPERATING A REIT. Although our management and that of the Advisor have extensive experience in investing in apartment communities, as we describe in the section "Prior Performance of Affiliates of Management," substantially all of this experience was acquired by managing entities that invested in apartment communities financed or operated, or both, with one or more forms of government subsidy. The investment objectives of these affordable housing programs were to create certain tax benefits in the form of low-income housing and rehabilitation tax credits or tax losses. Distributions of current cash flow were not a primary objective of these entities. The lack of substantial experience of our management and its affiliates in investing in market rate apartment communities may adversely affect our results of operations. Neither we nor the Advisor has previously operated a REIT; however, officers of the Advisor have previously managed market rate properties. During their more than 30-year history, the Advisor and its affiliates and predecessors acquired 17,164 apartment units of which 3,621 were market rate units. However, they have not previously offered a fully market rate community program. A REIT must operate in a manner that enables it to meet complex requirements under the Internal Revenue Code. If we fail to qualify as a REIT, we will be subject to increased taxation.

YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO OUR SHARE REDEMPTION PROGRAM. Even though our share redemption program provides you with the opportunity to redeem your shares for $9.15 per share (or the price you paid for the shares, if lower than $9.15) after you have held them for a period of one year, you should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a pro rata basis at the end of each quarter

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and will be limited to the lesser of (i) during any calendar year, 3% of the weighted average number of shares outstanding during the prior calendar year, or
(ii) the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Our board of directors reserves the right to amend or terminate the share redemption program at any time. In addition, the board of directors has delegated authority to our officers to reject any request for redemption for any reason at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

AN INDEPENDENT UNDERWRITER WILL NOT MAKE AN INDEPENDENT INVESTIGATION OF OUR COMPANY. The Dealer-Manager of this offering will receive commissions and other compensation as our agent. The Dealer-Manager has not retained counsel separate from our counsel, but has conducted such due diligence investigation as it deems necessary in the circumstances. However, because the Dealer-Manager is affiliated with our management, investors will not have the benefit of an independent investigation of our company as is customarily made by independent underwriters.

THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK. The initial public offering price of $10 per share was determined by our board of directors after consultation with the Dealer-Manager, based on prevailing market conditions and other factors, such as the prospects for our company and the industry in which we compete. Our shares will not be listed on any securities exchange or market, and there is no assurance that any market for the shares will develop. The price received per share for any shares you sell is likely to be less than the proportionate value of the real estate we own. It is also possible that after the offering, the price received per share for any shares you sell will be less than the initial public offering price.

                           CONFLICTS OF INTEREST RISKS

We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US. The Advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership.

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

Boston Capital Holdings Limited Partnership also owns 66 2/3% of the Dealer-Manager. BCP Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

The Advisor was not involved in the initial formation transactions for the Seattle communities. Initially, an affiliate of the Advisor, BC-GFS LLC, was formed and controlled by John P. Manning to acquire the Seattle communities from Goodman Financial Services ("GFS"), an unaffiliated entity. GFS had already entered into binding contracts to purchase the Seattle communities from a third party seller and it agreed to assign its entire right to purchase the Seattle communities to BC-GFS LLC in return for the initial property management contracts for the communities. This included a share of cash flow and sale proceeds to the GFS affiliate after a preferred return on investors' unreturned capital contributions. The ownership of BC-GFS LLC was changed so that we now own 99.99% of the economic interest and BCMR Special, Inc. (which is controlled by Boston Capital Campanion Limited Partnership) owns 0.01% of the economic interest.

THE DIRECTORS MAY DETERMINE IN THE FUTURE THAT IT MAY BE IN THE BEST INTEREST OF OUR COMPANY TO BECOME COMPLETELY OR PARTIALLY SELF-ADMINISTERED. In such event, the directors may determine to acquire all or a portion of the Advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our articles of incorporation governing transactions with the Advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

WE WILL EXPERIENCE COMPETITION FOR PROPERTIES. The Advisor will be selecting properties for other programs and entities as well as for our company. The selection of properties for our company may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

THERE WILL BE COMPETING DEMANDS ON OUR OFFICERS AND DIRECTORS. Our directors and officers, and the officers of the Advisor, have management responsibilities for other companies including affiliated companies. For this reason, these officers and directors will share their management time and services among those companies and our company, will not devote

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

all of their attention to our company, and could take actions that are more favorable to the other companies than to our company.

THE TIMING OF ACQUISITIONS AND SALES MAY FAVOR THE ADVISOR. The Advisor and its affiliates may immediately realize 2.70% of the gross offering proceeds in acquisition fees and 0.5% of the gross offering proceeds for acquisition expenses as a result of any investment in a community by us. They may realize subordinated disposition fees of 3% of the contract price for communities sold after our stockholders receive a return of all of their capital plus a 6% annual cumulative noncompounded return on capital. After stockholders have received their return of capital and the 6% return on capital, the Advisor is entitled to 15% of the remaining net sales proceeds. Our board of directors must approve any investments and sales, but the Advisor's recommendation to the board may be influenced by the impact of the transaction on the Advisor's compensation. The Advisor and its affiliates also will receive monthly 1/12th of 0.75% of the amount invested in communities (including all mortgage debt). The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in our best interests, which could adversely affect our results of operations. The agreements between us and the Advisor were negotiated by the same person, but our independent directors did review and approve the agreements.

WE HAVE BORROWED FROM AN AFFILIATE OF THE ADVISOR. BCP Funding, LLP, our line-of-credit lender, is an affiliate of the Advisor. The negotiations for the terms of the line of credit did not have the benefit of arm's-length negotiations of the type that would be associated with borrowing from an unaffiliated lender. The interest rate is 9.5% per annum plus all excess cash flow over 9.5%. Until the line of credit attributable to each community is repaid by the due date, including any extensions, effectively all cash flow generated by such community will be paid to BCP Funding, LLC. The effective rate of interest on the line of credit is the stated 9.5% since historically no excess cash flow has been paid as interest.

WE MAY INVEST WITH AFFILIATES OF THE ADVISOR. We may invest in joint ventures with other programs sponsored by the Advisor or its affiliates. Our board of directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Such a joint venture with an affiliate might be considered if an investment opportunity in apartment communities in the United States was too large for us to invest in without a joint venture partner. Any joint venture would have to be consistent with our investment objectives and policies. Joint venture negotiations with affiliates would not have the benefit of arm's-length negotiations. We will

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not purchase minority or non-controlling interest in joint ventures with non-affiliates.

THERE IS NO SEPARATE COUNSEL FOR OUR COMPANY, OUR AFFILIATES AND INVESTORS. We may have interests that conflict with yours and those of our affiliates, but none of us has separate counsel.

YOUR SUBSCRIPTION PAYMENT IS IRREVOCABLE. Once we have accepted your subscription to purchase shares in this offering, your subscription is irrevocable and you cannot withdraw your payment for your shares unless we raise less than the $29,500,000 minimum. After we have raised the $29,500,000 minimum, subscriptions will be released from escrow as soon as practicable. You will not be able to withdraw your payment for your shares even after the $29,500,000 minimum has been raised.

                       TAX AND EMPLOYEE BENEFIT PLAN RISKS

IF WE FAIL TO REMAIN QUALIFIED AS A REIT, OUR DISTRIBUTIONS WILL NOT BE DEDUCTIBLE BY US, AND OUR INCOME WILL BE SUBJECT TO TAXATION, REDUCING OUR EARNINGS AVAILABLE FOR DISTRIBUTION. We intend to qualify and to remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

EVEN REITs ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, that income will be subject to applicable federal income taxes and related state taxes. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of a property and pay income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their

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deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to so do. We may also be subject to state and local taxes on our income, and our communities will be subject to property taxes.

AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, whether the investment is permissible under the plan's governing instrument, and whether the investment could be a prohibited transaction under ERISA or the Internal Revenue Code. Also, the annual determination of the fair market value of that plan's assets required of the fiduciary may be difficult because there is no public market for the stock. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan.

                         INVESTOR SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

-  a net worth of at least $150,000; or

-  a gross annual income of at least $45,000 and a net worth of at least
   $45,000.

Net worth shall be determined exclusive of the value of a purchaser's home, home furnishings and automobiles.

The minimum purchase is 100 shares ($1,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or

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

subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least ten shares ($100), except for purchases made by residents of Maine and Minnesota, whose additional investments must meet their state's minimum investment amount, and purchases of shares pursuant to our dividend reinvestment plan, which may be in lesser amounts.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Iowa, Massachusetts, Michigan, Missouri, North Carolina, Texas and Tennessee--Investors must have either (i) a net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

Maine--Investors must have either (i) a net worth of at least $200,000 or (ii) gross annual income of $50,000 and a net worth of at least $50,000.

Iowa, Michigan, Missouri, Ohio, Oregon and Pennsylvania--In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in our company.

New Hampshire--Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $50,000 and a net worth of at least $125,000.

Kansas--Investors must have either (i) gross annual income of at least $60,000 and a net worth of at least $60,000; or (ii) a minimum net worth of at least $225,000 plus a liquid net worth of at least ten times their investment in the company.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly

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

supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement, a form of which accompanies this prospectus as Exhibit B. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

                            ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 2,950,000 shares and 100,000,000 shares, respectively, in the offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect to invest 84.55% of the money we raise in this offering in apartment communities, while the remaining 15.45% will be used for working capital and to pay expenses and fees, including the payment of fees to the Dealer-Manager and the Advisor.

The current amount outstanding under our line of credit with our affiliate BCP Funding LLC is $56,596,665. The entire line of credit is due and payable on January 1, 2006. If we raise the $29.5 million minimum offering, $24,954,067 of such amount will be used to repay the line of credit to our affiliate. If we raise the $74,495,922 necessary to purchase all of the communities specified in this prospectus, a total of $56,596,665 of such amount will be used to repay the line of credit to our affiliate and approximately $8,120,000 will be used to repay the second mortgage loan on the Seattle communities. The interest on the line of credit accrues in arrears at an annual rate of 9.5% plus all excess cash flow over 9.5%, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, additional interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the 9.5% interest. Accrued additional interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and additional interest for that quarter.

The maximum offering amounts below excludes 5,000,000 shares that may be sold pursuant to the dividend reinvestment plan. As long as our shares are not listed on a national securities exchange or market, it is anticipated

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

that the proceeds from the dividend reinvestment plan will be used to fund our share redemption program. Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops, if ever, for the shares. In addition, the number of shares of common stock to be outstanding after this offering excludes 4,000,000 shares reserved for issuance under our equity incentive plan. No options are outstanding under the plan. The number also excludes 97,000 of the 200,000 shares reserved for issuance under our independent director stock option plan. Options to acquire 15,000 shares at $10 per share are outstanding under the plan, 3,000 of which are currently exercisable.

Gross offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions. See "Selling and Escrow Arrangements" for a description of the circumstances in which selling commissions may be reduced. Selling commissions are calculated assuming that commissions are not reduced in connection with the purchase of any shares. The shares are being offered to the public through Boston Capital Securities, Inc., which will receive selling commissions of 7% on all sales of shares and will act as Dealer-Manager. The Dealer-Manager is an affiliate of the Advisor. Other unaffiliated broker-dealers may be engaged to sell shares and be reallowed selling commissions of up to 7% with respect to shares they sell. In addition, up to 1.5% of the dealer-manager fee may be reallowed to broker-dealers for expenses incurred by them in selling the shares, in the sole discretion of the Dealer-Manager. See "Selling and Escrow Arrangements" for a more complete description of this fee.

The item "Organization and offering expenses" in the following chart includes among others legal, accounting, escrow, printing, registration, qualification, distribution, filing and other accountable expenses incurred in connection with the organization of our company, the structuring of our company's investments and the offering of shares. If the organization and offering expenses exceed 2.25% of the total offering proceeds, the excess will be paid by the Advisor and not by us.

The purchase price for each community included prepaid acquisition fees in the aggregate amount of $1,444,844. These fees were prepaid to an affiliate, Boston Capital Holdings Limited Partnership, as follows: $470,908 for the Jacksonville communities (1.89% of the offering proceeds related to Jacksonville); $552,794 for the Seattle communities (2.74% of the offering proceeds related to Seattle); and $421,142 for the Portland/Salt Lake communities (1.89% of the offering proceeds related to Portland/Salt Lake communities). These amounts will be deducted from the 2.70% Acquisition Fee we have agreed to pay our Advisor with respect to each of the communities. Offering proceeds will not be reduced by any prepaid acquisition fee relating to a specified community if sufficient offering proceeds are not raised to release the respective community from the BCP Funding, LLC line of credit. If we raise only the minimum offering of $29.5 million, we will keep our interest in the Jacksonville community. Thus, we would be required to pay our Advisor an Acquisition Fee in the amount of 2.7% of offering proceeds, which equals $796,500. Since a portion of the Acquisition Fee in the amount of $470,908 attributable to the Jacksonville community already has been paid, if we raise the minimum offering, we would pay an additional $325,592 in acquisition fees, which represents the $796,500 fee due less the prepaid fee of $470,908.

The item "Acquisition expenses" in the following chart consists of legal and accounting fees and travel, communication and other expenses to be paid to third parties and amounts to be paid to the Advisor for selecting, evaluating, negotiating and closing our company's investments in apartment communities.

Money in the working capital reserve will be available for contingencies relating to the operation, management and administration of the apartment communities and our company, to the extent other funds are not so available. In addition, funds held in the working capital reserve can be used for option and/or other payments and interest expense incurred (all to unaffiliated third parties) to secure the acquisition of apartment communities. Working capital reserves will not be used to pay additional compensation, expenses or fees to insiders or affiliates.

At a minimum, the amount of offering proceeds which will be invested in apartment communities (or to retire debt used to acquire apartment communities) will be 84.55% of the total offering proceeds. At the first closing, and at each subsequent closing when there are borrowings outstanding under our line of credit that were used to acquire our interests in apartment communities, we will apply the net available for investment in properties to the repayment of those borrowings. As we repay the borrowings used to acquire our interest in an apartment community in accordance with the terms of our loan agreement, the lender will release its lien on our interest in that apartment community.

                         ESTIMATED USE OF PROCEEDS TABLE

                                                    SALES OF 7,449,592
                                                    SHARES (MINIMUM
                                                    AMOUNT NECESSARY
                                                    TO REPAY THE
                                                    LINE OF CREDIT
                                                    INDEBTEDNESS
                                                    FOR EACH
                                                    COMMUNITY AND
                                                    THE SEATTLE
                              MINIMUM               SECOND MORTGAGE      MAXIMUM
                              OFFERING              LOAN)                OFFERING
                              --------              ------------------   --------
Common Stock
  Offered                       2,950,000 shares      7,449,592 shares     100,000,000 shares
Shares of common
  stock outstanding
  after the offering            2,973,000 shares      7,472,592 shares     100,023,000 shares
Estimated use
  of proceeds
  Gross offering
   proceeds                   $    29,500,000       $       74,495,922   $ 1,000,000,000        100.0%
                              ---------------       ------------------   ---------------        -----
  Less Public Offering
   Expenses:
   Selling commissions              2,065,000                5,214,714        70,000,000          7.0%
   Dealer-manager fee                 590,000                1,489,918        20,000,000          2.0%
   Organization and
     Offering Expenses                663,750                1,676,158        22,500,000         2.25%
                              ---------------       ------------------   ---------------        -----
   Total offering expenses          3,318,750                8,380,790       112,500,000        11.25%
                              ---------------       ------------------   ---------------        -----
  Amount available after
   Offering Expenses          $    26,181,250       $       66,115,132   $   887,500,000        88.75%
                              ===============       ==================   ===============        =====
  Acquisition fees                    796,500                2,011,390        27,000,000         2.70%
  Acquisition expenses                147,500                  372,480         5,000,000          0.5%
  Working capital reserve             295,000                  744,959        10,000,000          1.0%
                              ---------------       ------------------   ---------------        -----
  Net available for
   investment in
   properties (by
   repayment of debt,
   if outstanding)            $    24,942,250       $       62,986,303   $   845,500,000        84.55%

                                   DIVIDEND POLICY

After this offering, we intend to pay regular quarterly dividends to holders of our common stock 45 days after each fiscal quarter. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financial condition. We intend to pay our first dividend with respect to the first full quarter ending after the first closing date. We cannot assure you that our intended dividend policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution as quarterly dividends, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," beginning on page 26. In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated dividends.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board's discretion as to the payment of dividends will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, income distributed as dividends will not be taxable to us under federal income tax law if we distribute annually at least 90% of our REIT taxable income. For more information, please see "Material United States Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Our income depends on the income or profits derived by our subsidiaries, who hold the fee simple title to the communities. None of our tax losses will be passed through to you. Taxable income and actual cash available for distribution are not the same. We anticipate that our estimated cash available for distribution as quarterly dividends will exceed the annual distribution requirements applicable to REITs. However, in some circumstances, we may be required to pay distributions in excess of cash available for distributions in order to meet these distribution requirements, and we may need to borrow funds to make these required distributions.

                             BUSINESS AND PROPERTIES

                                    OVERVIEW

We are a newly-formed Maryland corporation. Assuming the sale of at least 2,950,000 shares in this offering, we will operate as a REIT that will own interests in, lease and maintain apartment communities in the United States, typically multifamily garden apartments and select mid-rise properties of 150 or more rental units that are located in suburban or metropolitan areas.

Generally, our interests in each community (or, where appropriate, in each related group of communities) will be owned by a limited liability company or other entity wholly owned by us. The communities themselves will be owned by subsidiaries of limited liability companies in which our subsidiary-owner companies will own the equity interest and in which unaffiliated third parties will have a subordinated economic interest. Decisions relating to the purchase and sale of interests in communities will be made by the Advisor, subject to the approval of our board of directors. Our communities will be managed by third-party managers selected by the Advisor and approved by our board of directors. Currently, our communities in Seattle, Portland and Salt Lake City are managed by Pinnacle Realty Management Company, and our Jacksonville communities are managed by Bainbridge Management Jacksonville LLC, neither of which is affiliated with us or the Advisor. We may hire Pinnacle or Bainbridge to manage other communities if those communities are in areas in which Pinnacle or Bainbridge does business and the Advisor and our board determines that Pinnacle or Bainbridge is the best choice.

                                   PROPERTIES

The apartment communities we own interests in are described below. Typically, a wholly owned subsidiary of our company owns limited liability company interests (representing all of the equity) in a limited liability company that owns, through wholly owned subsidiaries, a group of apartment communities. The manager of the LLC that owns apartment communities through wholly owned subsidiaries is typically an affiliate of the property manager, and typically has a small economic interest in the LLC. We have the right to remove and replace the LLC manager at any time without cause. We believe that this arrangement is an appropriate incentive to encourage performance by the manager of the LLC. In the future, we may also own communities directly, or through joint ventures with affiliated or unaffiliated third parties.

The following chart shows the basic structure of our investment in each community:

                 ----------------------------------------------
                 |                    REIT                    |
                 ----------------------------------------------
                                        |
                                        |100%
                                        |
                 ----------------------------------------------
                 |      REIT SUBSIDIARY IN WHICH THE REIT     |
                 |          HAS A 100% OWNERSHIP AND          |
                 |              ECONOMIC INTEREST             |
                 ----------------------------------------------
                                        |
                                        |100%
                                        |
                 ----------------------------------------------
                 |        100%-OWNED ENTITY IN WHICH AN       |
                 | UNAFFILIATED THIRD PARTY SHARES AN | | ECONOMIC INTEREST SUBORDINATE TO THE REITs |
                 ----------------------------------------------
                                        |
                                        |100%
                                        |
                 ----------------------------------------------
                 |    ENTITY HOLDING TITLE TO THE COMMUNITY   |
                 ----------------------------------------------

The aggregate purchase price for our interests in our apartment communities was $56,596,665, and we acquired them by borrowing that amount under our line of credit with BCP Funding, LLC. If the minimum is raised, we will repay the approximately $25,000,000 borrowing under this line of credit related to our interests in our Jacksonville communities, and our line-of-credit lender will release its lien on those interests, but not its liens on the balance of our interests in communities, which will only be released if we raise sufficient additional funds in this offering to repay the balance of the loan. Assuming we raise sufficient additional funds, we will repay the balance in one or more installments, as additional closings are held, first repaying our borrowings related to our Portland and Salt Lake City communities, and then repaying our borrowings related to our Seattle communities. In the tables below the apartment communities are listed in the order in which we currently intend to repay the related line of credit borrowings. Under the terms of our line of credit, we must repay our borrowings related to any group of communities on a group basis, and not on a community-by-community basis. In any case we must repay all amounts due under the line by January 1, 2006. Each time a portion of the outstanding balance of the loan is repaid, our line-of-credit lender will release its lien on our interests in the communities acquired with the proceeds of the repaid loan. The line of credit is non-recourse to our company, and there is no provision for cross-collateralization between communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it. If only the minimum is raised, and we cannot otherwise repay the balance of the loan, we will lose our interests in all but the Jacksonville communities.

The Seattle apartment communities are also encumbered by approximately $8,023,041 of second mortgage debt as of March 31, 2005, from a third-party lender, which we will repay from the proceeds of this offering when we repay the line-of-credit loans related to those communities. All of the apartment communities we have acquired interests in are further encumbered by an aggregate of approximately $112,557,000 of permanent mortgage debt, which will not be repaid from the proceeds of this offering. All required debt payments have been made to date.

As to our apartment communities which are no longer (or have not been) financed with our current or any replacement line of credit, we do not currently intend to have total mortgage debt on those communities outside of the targeted range of 55% to 65% but in any event not more than 73% of the total asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities.

We will supplement or amend this prospectus from time to time when we have identified additional communities for acquisition.

               INFORMATION CONCERNING THE JACKSONVILLE COMMUNITIES


NAME                   LOCATION            NUMBER
OF                     OF                  OF                              PURCHASE          PERMANENT
COMMUNITY              PROPERTY            UNITS      MONTHLY RENTS (1)    PRICE (2)         MORTGAGE LOAN
------------------     ---------------     ------     -----------------    --------------    --------------
1. Spicewood           East                512         $479 - 645 1BR      $   30,579,666    $19,100,000
   Springs (4)         (Jacksonville),                 $762 - 884 2BR                        Berkshire
                       Florida                                                               Mortgage
                                                                                             Company (5)

2. Bay Pointe (6)      Southside           300         $600 - 680 1BR      $   17,815,831    $9,800,000
                       (Jacksonville),                 $700 - 780 2BR                        Berkshire
                       Florida                                                               Mortgage
                                                                                             Company (7)

3. Savannah Oaks
   (formerly
   known as
   Oaks at             Jacksonville        228         $500 - 550 1BR      $   11,498,227    $6,474,000
   Timuquana) (8)      Heights                         $700 - 760 2BR                        Berkshire
                       (Jacksonville),                       $895 3BR                        Mortgage
                       Florida                                                               Company (9)

NAME                   LOCATION            MORTGAGE    PROPERTY                              INTERIM
OF                     OF                  INTEREST    MANAGEMENT          ANNUAL PROPERTY   BCP FUNDING
COMMUNITY              PROPERTY            RATE        AGENT               MANAGEMENT FEE    LOAN (3)
------------------     ---------------     --------    ------------        ---------------   --------------
1. Spicewood           East                4.26%       Bainbridge          3.5% of Gross     $   12,740,682
   Springs (4)         (Jacksonville),                 Management          Income
                       Florida                         Jacksonville
                                                       LLC

2. Bay Pointe (6)      Southside           4.32%       Bainbridge          3.5% of Gross     $    7,422,769
                       (Jacksonville),                 Management          Income
                       Florida                         Jacksonville
                                                       LLC

3. Savannah Oaks
   (formerly
   known as
   Oaks at             Jacksonville        4.32%       Bainbridge          3.5% of Gross     $    4,790,609
   Timuquana) (8)      Heights                         Management          Income
                       (Jacksonville),                 Jacksonville
                       Florida                         LLC


----------
(1) Represents current rents charged, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise noted.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.
(3)  This debt will be paid in full from the offering proceeds.

(4) Spicewood Springs underwent a renovation and repositioning of the property in 2004, which is substantially complete.
(5) The principal amount of the mortgage as of December 31, 2004 was $19,100,000, with a remaining term of approximately five years. The original mortgage loan is for a seven-year term with seven years at interest only.
(6) Bay Pointe underwent a renovation and repositioning of the property in 2004, which is substantially complete. In addition to exterior improvements, 161 of the 300 units were upgraded. Market rents for "standard" (unrenovated) 1 BR units are $600 and $680 for "upgraded" (renovated) units. Market rents for 2 BR are $700 for a "standard" unit and $780 for an "upgraded" unit.
(7) The principal amount of the mortgage as December 31, 2004 was $9,800,000, with a remaining term of approximately five years. The original mortgage loan is for a seven-year term with seven years at interest only.
(8) Savannah Oaks underwent a renovation and repositioning of the property in 2004, which is substantially complete. Market rents are shown in this table above.
(9) The principal amount of the mortgage as of December 31, 2004 was $6,474,000, with a remaining term of approximately five years. The original mortgage loan is for a seven-year term with seven years at interest only.

       INFORMATION CONCERNING THE PORTLAND AND SALT LAKE CITY COMMUNITIES


NAME                   LOCATION            NUMBER
OF                     OF                  OF                              PURCHASE          PERMANENT
COMMUNITY              PROPERTY            UNITS      MONTHLY RENTS (1)    PRICE (2)         MORTGAGE LOAN
----------------       ---------------     ------     -----------------    --------------    --------------
4. Boulder Creek       Wilsonville         296               $585 1BR      $   17,742,642    $11,375,000
                       (Portland),                     $645 - 665 2BR                        Berkshire
                       Oregon                                $750 3BR                        Mortgage
                                                                                             Company (5)

5. Bridge Creek        Wilsonville         315               $580 1BR      $   20,242,177    $12,958,000
                       (Portland),                           $675 2BR                        Berkshire
                       Oregon                                $750 3BR                        Mortgage
                                                                                             Company (6)

6. Settler's           Taylorsville        416         $525 - 601 1BR      $   23,396,250    $15,000,000
   Point               (Salt Lake                      $600 - 706 2BR                        Berkshire
                       City), Utah                                                           Mortgage
                                                                                             Company (7)

NAME                   LOCATION            MORTGAGE    PROPERTY                              INTERIM
OF                     OF                  INTEREST    MANAGEMENT          ANNUAL PROPERTY   BCP FUNDING
COMMUNITY              PROPERTY            RATE (3)    AGENT               MANAGEMENT FEE    LOAN (4)
----------------       ---------------     --------    ------------        ---------------   --------------
4. Boulder Creek       Wilsonville         4.52%       Pinnacle            4.0% of Gross     $    6,463,663
                       (Portland),                     Realty              Income (of
                       Oregon                          Management          which 0.5% is
                                                       Company             payable after
                                                                           the company has
                                                                           received the
                                                                           preferred
                                                                           return on its
                                                                           unreturned
                                                                           capital
                                                                           contributions)

5. Bridge Creek        Wilsonville         4.52%       Pinnacle            4.0% of Gross     $    7,413,234
                       (Portland),                     Realty              Income (of
                       Oregon                          Management          which 0.5% is
                                                       Company             payable after
                                                                           the company has
                                                                           received the
                                                                           preferred
                                                                           return on its
                                                                           unreturned
                                                                           capital
                                                                           contributions)

6. Settler's           Taylorsville        4.52%       Pinnacle            4.0% of Gross     $    8,439,720
   Point               (Salt Lake                      Realty              Income (of
                       City), Utah                     Management          which 0.5% is
                                                       Company             payable after
                                                                           the company
                                                                           has received
                                                                           the preferred
                                                                           return on its
                                                                           unreturned
                                                                           capital
                                                                           contributions)


(1) Represents current rents charged, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.
(3) Under the terms of our LLC agreement with GFS Equity Management, Inc., we would have been responsible for 75% of the rate lock deposit fee in the event the loan failed to close and GFS Equity Management LLC would have been responsible for 25%. We had a choice of accepting an interest rate of 4.60% with a rate lock deposit that had more favorable refund terms than the alternative rate of 4.52%. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of the risk of loss on the rate lock deposit in return for receiving 75% of the spread between the two interest rates (.06%). This additional interest payment will be paid from cash flow to GFS Equity Management LLC throughout the duration of the loan term contemporaneously with the payments on the first mortgage loans.
(4)  This debt will be repaid in full from the offering proceeds.

(5) The principal amount of the mortgage as of December 31, 2004 was $11,375,000, with a remaining term of approximately five years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.
(6) The principal amount of the mortgage as of December 31, 2004 was $12,958,000, with a remaining term of approximately five years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.
(7) The principal amount of the mortgage as of December 31, 2004 was $15,000,000, with a remaining term of approximately five years. The original mortgage loan is for a 10-year term with seven years at a fixed interest rate at 4.52% and a floating rate for the last three years. During the last three years of the loan term, the loan term can be extended for five years and a five-year fixed rate note can be executed.

                 INFORMATION CONCERNING THE SEATTLE COMMUNITIES


NAME                   LOCATION            NUMBER
OF                     OF                  OF                              PURCHASE          PERMANENT
COMMUNITY              PROPERTY            UNITS      MONTHLY RENTS (1)    PRICE (2)         MORTGAGE LOAN
-----------------      ---------------     ------     -----------------    --------------    ----------------------
7. Alderwood           Lynnwood            188         $645 - 665 1BR      $   13,397,470    $9,210,000 Berkshire
                       (Seattle),                      $755 - 815 2BR                        Mortgage Company (4)
                       Washington                                                            $1,963,036 (5)
                                                                                             Berkshire/WAFRA
                                                                                             Mezzanine Debt
                                                                                             Investors Foreign Fund

8. Ridgetop            Silverdale          221            $710 ST          $   14,076,016    $9,690,000 Berkshire
                       (Seattle),                            $760 1BR                        Mortgage Company (6)
                       Washington                      $835 - 905 2BR                        $2,062,180 (5)
                                                             $995 3BR                        Berkshire/WAFRA
                                                                                             Mezzanine Debt
                                                                                             Investors Foreign Fund

9. Wellington          Silverdale          240         $742 - 750 1BR      $   16,744,073    $11,530,000 Berkshire
                       (Seattle),                      $885 - 933 2BR                        Mortgage Company (7)
                       Washington                          $1,025 3BR                        $2,448,838 (5)
                                                                                             Berkshire/WAFRA
                                                                                             Mezzanine Debt
                                                                                             Investors Foreign Fund

10.Ridgegate           Kent                153         $625 - 699 1BR      $   10,786,486    $7,420,000 Berkshire
                       (Seattle),                      $799 - 840 2BR                        Mortgage Company (8)
                       Washington                            $999 3BR                        $1,645,946 (5)
                                                                                             Berkshire/WAFRA
                                                                                             Mezzanine Debt
                                                                                             Investors Foreign Fund

NAME                   LOCATION            MORTGAGE    PROPERTY                              INTERIM
OF                     OF                  INTEREST    MANAGEMENT          ANNUAL PROPERTY   BCP FUNDING
COMMUNITY              PROPERTY            RATE        AGENT               MANAGEMENT FEE    LOAN (3)
-----------------      ---------------     --------    ------------        ---------------   --------------
7. Alderwood           Lynnwood            4.67%       Pinnacle            3.5% of Gross     $    2,270,127
                       (Seattle),                      Realty              Income
                       Washington                      Management
                                                       Company

8. Ridgetop            Silverdale          4.67%       Pinnacle            3.5% of Gross     $    2,387,793
                       (Seattle),                      Realty              Income
                       Washington                      Management
                                                       Company

9. Wellington          Silverdale          4.67%       Pinnacle            3.5% of Gross     $    2,840,195
                       (Seattle),                      Realty              Income
                       Washington                      Management
                                                       Company

10.Ridgegate           Kent                4.67%       Pinnacle            3.5% of Gross     $    1,827,866
                       (Seattle),                      Realty              Income
                       Washington                      Management
                                                       Company


----------
(1) Represents current rent charged, exclusive of utilities and rent concessions of up to one month that may be offered occasionally on select units, unless otherwise indicated.
(2) Including closing costs, funds escrowed to pay for renovations, and operating reserves.
(3)  This debt will be repaid in full from the offering proceeds.

(4) The principal amount of the mortgage as of December 31, 2004 was $9,210,000, with a remaining term of three years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

(5) This is second mortgage debt incurred by BC-GFS LLC, a Delaware limited liability company to acquire the Seattle communities. All of the second mortgage debt will be paid off from the offering proceeds. The second mortgage debt matures on December 31, 2007 at an interest rate of 12%.

(6) The principal amount of the mortgage as of December 31, 2004 was $9,690,000, with a remaining term of three years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.
(7) The principal amount of the mortgage as of December 31, 2004 was $11,530,000, with a remaining term of three years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can fix the interest rate for the remaining five years at 170 basis points over the interest rate on a five-year Treasury Bill.
(8) The principal amount of the mortgage as of December 31, 2004 was $7,420,000, with a remaining term of three years. The original mortgage loan is for a 5-year term at interest only. Beginning in January 2008 we can extend the loan for an additional five years and fix the interest rate at 170 basis points over the interest rate on a five-year Treasury Bill.

                        JACKSONVILLE, FLORIDA COMMUNITIES

We own fee simple interests in three apartment communities in Jacksonville, Florida-Spicewood Springs, Bay Pointe and Savannah Oaks formerly known as Oaks at Timuquana. To acquire these interests, we borrowed approximately $25,000,000 under our line of credit with BCP Funding, LLC. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to the transaction. In addition, the Jacksonville communities are encumbered with $35,374,000 of first mortgage debt as of March 31, 2005. We will repay the outstanding portion of our line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on the Jacksonville communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Jacksonville communities by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling member interest in BC-Bainbridge LLC. We paid $24,409,639 for our interest. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with us or the Advisor. Bainbridge Jacksonville LLC must obtain the consent of BCMR Jacksonville, LLC before it can make material decisions and it can be replaced by BCMR Jacksonville, LLC at any time.

Bainbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after we (the REIT) have received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, we will receive:


(i) $50 annually per apartment unit (a total of 1040 units times $50 equals $52,000 annually); and then


(ii) a 12% preferred return on our unreturned capital contribution (which initially was $24,409,639).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of the Jacksonville communities. Proceeds from the sale of any of the Jacksonville communities will first be distributed to pay us a 1% sales analysis fee, and then to pay us any unpaid preferred return.

Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. An advisory services fee, equal to 20% of the remaining proceeds, will then be paid to an affiliate of Bainbridge Jacksonville LLC. We will then receive 93.75% and Bainbridge Jacksonville LLC will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. We can remove Bainbridge Jacksonville LLC without cause at any time.

An acquisition fee of $470,908 (1.89% of the projected Gross Offering Proceeds related to the Jacksonville communities of approximately $25 million) was paid to an affiliate. This amount will be deducted from the 2.70% Acquisition Fee we have agreed to pay to our Advisor with respect to the Jacksonville communities.

                          SPICEWOOD SPRINGS APARTMENTS

Spicewood Springs Apartments is an existing multifamily apartment complex consisting of 512 units located in suburban Jacksonville, Florida. The community consists of 26 two-story and three-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, ceiling fans, kitchen pantry, wall-to-wall carpeting, walk-in closets, patios/balconies, cable access, high speed internet access, storage closet and some units contain wood-burning fire places. The development also includes the following exterior amenities: 2 swimming pools, BBQ/picnic area, resident lounge, resident kitchen, fitness center, tennis courts, controlled gated access and perimeter fencing. There are 328 one-bedroom units and 184 two-bedroom units. The apartment units have an average size of 759 square feet. The community was constructed in two phases; phase I in 1985 and phase II in 1987.


The purchase price for the community was $30,579,666, paid as follows: (i) $28,000,000 to the unaffiliated seller; (ii) $1,007,669 in customary closing costs; and (iii) $1,571,997 for renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 29, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $29,400,000. With current first mortgage debt in the principal amount of $19,100,000, the community's loan-to-value ratio is 65%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.


In 2004 a renovation of the property was completed and included site landscaping, perimeter fencing repairs and upgrades, upgrades to leasing center and fitness center, exterior painting, repairs to breezeway stairs and handrails, general siding repairs, termite repairs, minor roof repairs, HVAC, and plumbing and electrical repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                            YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      94%             92%            92%             93%             91%



As of December 31, 2004, the occupancy rate was 93%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 $ 6,658/unit   $ 6,992/unit   $ 6,911/unit    $ 7,772/unit     $ 7,296/unit



As shown above, the effective annual rental rate has grown at a steady pace over the past few years other than in 2002 and 2004. The dip in 2002 occurred when the local multifamily apartment market weakened due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, resulting in a need to offer rent concessions in order to maintain the occupancy rate. In 2004, while the property was undergoing renovations, market rents were slightly reduced to ensure higher occupancy. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the national economy and the local multifamily apartment market strengthens, which appears to be occurring based on current occupancy rates, and the renovation and repositioning of the property is completed, the annual rental rate per unit will increase.

In February 2005, there was a fire in one of the apartment buildings consisting of twenty-four one-bedroom units. The fire damaged six of the 512 units and resulted in the death of one tenant. Three of the units incurred only minor damage and were placed in service within six weeks. The other three units are expected to be placed in service by October 2005. Property insurance is expected to cover the total cost of repairs less the $25,000 deductible, and rental loss insurance is expected to cover income losses from the damaged units. The 2004 renovation and repositioning of the property addressed deferred maintenance, including exterior painting. None of these improvements were impacted by the fire. For the remainder of the first quarter 2005, the property averaged 94.0% occupancy.

The community is located in the East Jacksonville submarket of Jacksonville, Florida, an area which has historically had a high median income ($53,322 in 2003) and low residential vacancy rates (averaging 5.5% in 2004).


- The Spicewood Springs Apartments are located on 445 Monument Rd., at the intersection of Regency Square Blvd. and Monument Rd. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. Proceeding north on Monument Rd. are mature multifamily properties in good condition, single-family homes, open land and the entrance to State Route 9. Immediately south of the site along Monument Rd. are multifamily properties in good condition, the entrance to the one million square foot Regency Square Mall and the entrance to State Route 10. Across Monument Rd. to the east is open space and single-family home subdivisions along Lee Rd. Across Monument Rd. to the west is open space, single-family homes and within four miles, the St. Johns River. In addition, the entrance to State Route 113 is located approximately 500 yards from the subject along Regency Square Blvd.

- On Monument Rd., directly north and adjacent to Spicewood Springs Apartments, are the Oaks at Mill Creek Apartments. Constructed in 1987, this 360-unit property is similar to Spicewood Springs Apartments in terms of both unit mix and unit size. About one mile south of the Oaks at Mill Creek Apartments is Regency Place Apartments, consisting of 120 apartments that were constructed in 1996. One mile southwest from Regency Place Apartments, on Beacon Point Drive, is The Waterford at Regency Apartments, a 159-unit community that was constructed in 1985. About one and one-half miles north of Spicewood Springs Apartments is Paddock Club Apartments, consisting of 440 units that were constructed in 1990. All of these properties have similar amenities to those found at Spicewood Springs Apartments and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.


To continue to compete well with these properties, management has implemented an aggressive marketing campaign. We have also substantially completed renovations, which has increased exterior curb appeal and provided upgrades to the interior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Spicewood Springs competitive in the market.


                              BAY POINTE APARTMENTS

Bay Pointe Apartments is an existing multifamily apartment complex consisting of 300 units located in suburban Jacksonville, Florida. The community consists of 15 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: swimming pool, BBQ/picnic area, resident lounge, tennis courts, volleyball court, child's playground and perimeter fencing. There are 120 one-bedroom units and 180 two-bedroom units. The apartment units have an average size of 971 square feet. This community was constructed in 1974.


The purchase price for the community was $17,815,831, paid as follows: (i) $11,690,000 to the unaffiliated seller of the property; (ii) $673,529 in customary closing costs; and (iii) $5,452,302 in renovation costs, operating reserves, and preferred return reserves. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $14,200,000. With current first mortgage debt in the principal amount of $9,800,000, the community's loan-to-value ratio is 69.01%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.


Through our renovation plan we substantially upgraded 161 of the apartments, including new kitchen and bathroom cabinets and countertops, and the installation of stackable washer/dryer units and new appliances in many of the units. All apartments were painted; carpet and flooring was replaced as necessary. The renovation also includes site landscaping, sidewalk repairs, new playground equipment, repairs to the pool and decking, dumpster enclosures, exterior upgrades to the leasing center, installation of vinyl siding and trim over existing siding, termite repairs, and roof and decking repairs.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                            YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      94%             94%            90%             90%             81%


Approximately 35 units (11.7% of total units) on average were under renovation during 2004 and not availabe for lease. As of December 31, 2004, the occupancy rate was 93%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 $ 6,107/unit   $ 6,365/unit   $ 6,648/unit    $ 7,135/unit     $ 7,541/unit



As shown above, the effective annual rental rate has grown at a steady pace over the past few years. Vacancy increased slightly in 2002 due to a weakening in the national economy and lower interest rates, which enabled more potential tenants to move into single family homes, leading to a slight weakening in the local multifamily apartment market. The effective annual rental rate grew slightly, however, which should lead to higher revenue when the market recovers, which appears to be occurring based on current occupancy rates and increase in rents. In addition, the property was purchased with a plan to renovate and reposition it. Now that the renovation of the property is completed, the annual rental rate per unit is expected to increase further.

The community is located in the Southside submarket of Jacksonville, Florida, an area which has historically had high median income ($53,155 in 2003) and low residential vacancy rates (averaging 5.6% in 2004).

- The Bay Pointe Apartments are located on Baymeadows Rd. approximately one and a quarter miles west from Highway 1. The neighborhood is a mixture of mature multifamily developments, a wide range of commercial-retail, and single-family subdivisions. Immediately north across Baymeadows Rd. are recently built office condos with dentists and other professional tenants. Immediately south of the site is Graven Rd. and a single-family home neighborhood in good condition. Adjacent to the site on the east is a retention pond. East of the pond is Baymeadows Baptist Day School and Kindergarten. Further east along Baymeadows Rd. are single-family homes, small strip malls with restaurants, banks and personal services all in very good condition. Adjacent to the site on the west is another retention pond. West of the pond is the intersection of Graven Rd. and Baymeadows Rd. and the Beauclerc Elementary School.

- On Princeton Square Blvd. East, directly east from Bay Pointe, is Princeton Square Apartments. Built in 1983, the 288-unit property has a similar unit mix and range of unit sizes. About one block south of Princeton Square is Bentley Green Apartments, with 444 apartments built in 1973. One mile northeast from Bentley Green Apartments, on Southside Blvd., is the Preserves at Deerwood, a 226-unit community built in 1997. About three and one-half miles north of the Preserves at Deerwood is the Antlers with 217 units built in 1970. All of these properties have similar amenities to those at Bay Pointe and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings. The Antlers and Bentley Green Apartments recently underwent significant renovations and reflect the anticipated comparable end result projected for Bay Pointe Apartments upon completion of its respective rehabilitation.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed renovations, which increased the exterior curb appeal and provided significant upgrades to the interior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Bay Pointe competitive in the market.

                            SAVANNAH OAKS APARTMENTS
                (FORMERLY KNOWN AS OAKS AT TIMUQUANA APARTMENTS)


Savannah Oaks Apartments is an existing multifamily apartment complex consisting of 228 units located in suburban Jacksonville, Florida. The community consists of 22 two-story buildings on a landscaped setting and includes the following interior amenities: central air conditioning, dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, kitchen pantry, wall-to-wall carpet, patios/balconies, cable access, walk-in closets and storage closet. Exterior amenities include: two swimming pools, BBQ/picnic area, resident lounge, child's playground and perimeter fencing. There are 96 one-bedroom units, 88 two-bedroom units and 44 three-bedroom units. The apartment units have an average size of 921 square feet. The community was constructed in 1971.


The purchase price for the community was $11,498,227, paid as follows: (i) $7,690,000 to the unaffiliated seller of the property; (ii) $1,157,400 in customary closing costs; (iii) $292,650 in origination and financing fees and expenses; (iv) $738,738 prepayment penalty to former mortgage holder; and (v) $2,619,439 in renovation costs, operating reserves, and preferred return reserves. The major reason why the closing costs for this community (exclusive of reserves and renovation costs) are approximately 10% of the purchase price, is because of the large prepayment penalty paid to the former unaffiliated mortgage holder. The closing occurred on May 22, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $9,640,000. With current first mortgage debt in the principal amount of $6,474,000, the community's loan-to-value ratio is 67.17%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Bainbridge does not manage communities not owned by us that compete with our communities in the Jacksonville market.

The renovation included unit upgrades including repairs to kitchen and bathroom cabinets and countertops in 158 of the units, and the installation of stackable washer/dryer in some units. All apartments were painted; carpet and flooring was replaced as necessary. It also included site landscaping and lighting, roof and decking repairs or replacements, patio and balcony repairs, deck and stairway repairs, stucco and siding repairs, and repairs to the pool and decking.

A preferred return reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.

After completion of the renovations, the physical condition of the community was sufficiently enhanced to allow us to obtain higher rents. All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:



                            YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      84%             92%            90%             91%             87%



Approximately 17 units (7.46% of total units) on average were under renovation during 2004 and not availabe for lease. As of December 31, 2004, the occupancy rate was 89%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 $ 5,758/unit   $ 6,282/unit   $ 6,583/unit    $ 7,190/unit     $ 7,237/unit



As shown above, Savannah Oaks's occupancy has varied over the past few years. Prior to 2001 there was weak demand in the Jacksonville Heights submarket; however, since then, occupancy has stabilized and rental rates have increased. The property was purchased with a plan to renovate and reposition it and it is management's belief that, now that the renovation is complete, the annual rental rate per unit will increase in 2005 and thereafter.

The community is located in the Jacksonville Heights submarket of Jacksonville, Florida, an area which has historically had high median income ($42,266 in 2003) and low residential vacancy rates (averaging 7.3% in 2004).

- Savannah Oaks Apartments are located on Roosevelt Blvd. The neighborhood is a mixture of older multifamily developments, a wide range of commercial-retail and single-family subdivisions. Immediately north along Roosevelt Blvd. are located several restaurants and some light retail. The area is a mixture of light commercial real estate and mature single-family homes. Roosevelt Blvd. runs north alongside U.S. Highway 17 and State Route 15. Immediately south of the site on Allegheny Rd. is a single-family home neighborhood in good condition. Southeast of the subject, three quarters of a mile, is the Jacksonville Naval Air Station. Allegheny Rd. is located adjacent to the site on the east and is the main access to the property. Further east of the property are mature single-family homes, some apartment complexes, open space, and a municipal golf course. To the west across U.S. Highway 17 and State Route 15 is some light retail, a restaurant, and automotive repair shop. Further west is open space and a water inlet to the St. John's River.

- On State Route 21, two and one-half miles southwest from the Savannah Oaks, is Planters Walk. Built in 1970, the 217-unit property has a similar unit mix and range of unit sizes. Approximately three and one-half miles southwest of the Savannah Oaks are three comparable properties which are slightly superior. These properties are located along the Interstate 295 beltway and are noted as follows as: The Waterford at Orange Park, with 280 apartments built in 1988, Wellington Place, with 358 units built in 1987, and Westland Park, with 405 units built in 1989. The following properties are all located two to five miles to the north of the Savannah Oaks and were considered to be comparable to its condition at the time of acquisition: Colonial Forest, a 174-unit building built in 1970, Gregory West a 162-unit building built in 1972, The Preserve at Cedar River a 464-unit building built in 1973, and Mission Springs a 444-unit building built in 1973. All of these properties have similar amenities to those at the Savannah Oaks and share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.

To continue to compete well with these properties, management implemented an aggressive marketing campaign and we have substantially completed the renovations, which increased the exterior curb appeal and provided significant upgrades to the interior of the apartment units. This strategy along with the strong demand for multifamily housing should keep Savannah Oaks competitive in the market.


              PORTLAND, OREGON AND SALT LAKE CITY, UTAH COMMUNITIES


We own interests in two apartment communities in Portland, Oregon, and one apartment community in Salt Lake City, Utah. The Portland, Oregon, communities are Boulder Creek and Bridge Creek, and the Salt Lake City, Utah, community is Settler's Point. To acquire these interests, we borrowed approximately $22,300,000 under our line of credit with BCP Funding, LLC. This amount includes the capital contributions required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to this transaction. In addition, the Portland and Salt Lake City communities are encumbered with $39,333,000 of first mortgage debt as of March 31, 2005. We will repay the outstanding portion of our line of credit attributable to these communities from the proceeds of this offering. The outstanding mortgage indebtedness on these communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the mortgage loans.

We acquired our interests in the Portland and Salt Lake City communities by forming a wholly owned subsidiary, BCMR Portland, LLC, to acquire a controlling member interest in BC-GFS-II LLC. We paid $21,829,724 for our interest, which is comprised of two classes, Class A ($9,355,595) and Class B ($12,474,128). The Class B contribution is treated as mezzanine financing. We receive a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with us or the Advisor. GFS Equity Management LLC must obtain the consent of BCMR Portland, LLC before it can make material decisions, and it can be replaced by BCMR Portland, LLC at any time.

During the terms of the current first mortgage loans on the Portland and Salt Lake City communities, GFC Equity Management LLC is entitled to be paid 0.045% per annum from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit paid to the first mortgage holder. Initially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in at the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06% (0.08% x 75%)), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

GFS Equity Management, LLC is entitled to participate in cash distributions of the Portland and Salt Lake City communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

(i) $50 annually per apartment unit (a total of 1027 units times $50 equals $51,350 annually); and then

(ii) a 11% preferred return on our unreturned capital contributions (which initially was $21,829,724).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement of our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The property management agent will receive 0.5% of gross income as a portion its total property management fee. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland and Salt Lake City communities. Proceeds from the sale of any of the Portland or Salt Lake City communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our Class A capital contributions. We will receive 75% and GFS Equity Management LLC will received 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

An acquisition fee of $421,142 (1.89% of the projected Gross Offering Proceeds related to these communities of approximately $22 million) was paid to an affiliate. This amount will be deducted from the 2.70% Acquisition Fee we have agreed to pay to our Advisor with respect to these communities.

                            BOULDER CREEK APARTMENTS


Boulder Creek Apartments is an existing multifamily apartment complex consisting of 296 units located in suburban Portland, Oregon. The community consists of 21 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, ceiling fans, wall-to-wall carpet in living areas, walk-in closets, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, side by side washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, garages, swimming pool, resident lounge, resident kitchen, and fitness center. There are 71 one-bedroom units, 49 two-bedroom/one-bath units, 128 two-bedroom/two-bath units and 48 three-bedroom units. The apartment units have an average size of 850 square feet. The community was constructed in 1990.

The purchase price for the community was $17,742,642, paid as follows: (i) $16,700,000 to the unaffiliated seller of the property; (ii) $579,555 in customary closing costs; and (iii) $463,087 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $18,230,000. With current first mortgage debt in the principal amount of $11,375,000, the community's loan-to-value ratio is 62.40%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages Boulder Creek's sister community Bridge Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Boulder Creek and Bridge Creek and is not considered direct competition to these communities. Boulder Creek and Bridge Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

Renovations on the property including repairs to guardrails and balcony decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, and treatment of termites have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                            YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      95%             94%            91%             91%             88%

As of December 31, 2004, the occupancy rate was 89%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
   $ 7,021       $ 7,288/unit   $ 6,831/unit    $ 7,318/unit    $ 7,409/unit



In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had a median income of $58,491 in 2003 and an average residential vacancy of 7.1% in 2004.


- The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a single-family residential subdivision. Directly south of the property is Boeckman Creek Primary School and Wilsonville High School. Wooded land and farmland is east of the property, which is located outside the Urban Growth Boundary. To the west is Wilsonville Road and across the street is a single-family subdivision. A competing apartment complex is located across Wilsonville Road to the southwest.

- Boulder Creek's sister property, Bridge Creek, is located about one-half mile southwest. It is a 315-unit property, built in three phases between 1988 and 1990. Bridge Creek has a similar apartment mix but does not offer 2BR/1BA floor plans. It offers a similar range in unit size, and comparable amenities to those at Boulder Creek. Berkshire Court is located on Wilsonville Road across from the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Boulder Creek and has comparable amenities to those offered at Boulder Creek. Hathaway Court is located across Wilsonville Road from the subject and is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Boulder Creek and Berkshire Court but has more 2BR/1BA units than Boulder Creek and offers comparable amenities. Town Center Park is located approximately one mile northwest of the Boulder Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no

   2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located approximately one and a quarter miles northwest of Boulder Creek. Sundial was built in 1991 and offers an inferior amenity package. Sundial's apartments are smaller than those at Boulder Creek and it does not offer 2BR/1BA units.


Boulder Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the last couple of years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Boulder Creek appears to have been minimal. Boulder Creek offers social and recreational amenities equivalent to those at comparable properties.


                             BRIDGE CREEK APARTMENTS

Bridge Creek Apartments is an existing multifamily apartment complex consisting of 315 units located in suburban Portland, Oregon. The community consists of 28 two and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, ceiling fans, wall-to-wall carpet, patios/balconies, cable access, high speed internet access, washer/dryer connections, washer/dryer furnished, and storage closet. Exterior amenities include: carports, garages, outdoor spa, 2 outdoor swimming pools, resident lounge, resident kitchen, fitness center, child's playground and perimeter fencing. There are 80 one-bedroom units, 183 two-bedroom units and 52 three-bedroom units. The apartment units have an average size of 870 square feet. This community was constructed in 1987.


The purchase price for the community was $20,242,177, paid as follows: (i) $18,100,000 to the unaffiliated seller of the property; (ii) $606,679 in customary closing costs; and (iii) $1,535,498 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $19,995,000. With current first mortgage debt in the principal amount of $12,958,000, the community's loan-to-value ratio is 64.81%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages Bridge Creek's sister community Boulder Creek as well as one other property in the immediate submarket not owned by us. That property has fewer but larger units than Bridge Creek and Boulder Creek and is not considered direct competition to these communities. Bridge Creek and Boulder Creek do compete with each other. However, the communities refer business to each other to provide the best service possible to potential tenants and to optimize occupancy at both communities.

Renovations on the property including repairs to siding and decking, repairs to bathroom exhaust ducting, replacement of some carpet, flooring, appliances, and countertops, upgrades to the clubhouse, and re-surfacing the parking area are complete. A total of $250 per unit from remaining funds will be added to a replacement reserve for the future. In addition, $157,500 will be placed in reserve to paint the property in 2008. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                            YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      95%             94%            90%             93%             89%



As of December 31, 2004, the occupancy rate was 87%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 $ 7,493/unit    $ 7,845/unit   $ 7,669/unit    $ 7,505/unit    $ 7,487/unit



In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer rent concessions. The property was purchased based on the market conditions that were present in 2002. The market did not strengthen in 2003 or 2004. The property was purchased with a plan to renovate and reposition it, and it is management's belief that, as the local real estate market strengthens, concessions will come to an end, the annual rental rates will increase and vacancy will decrease.

The community is located in Wilsonville, Clackamas County, Oregon, approximately 17 miles south of downtown Portland and 25 miles north of the state capital. This area had a median income of $58,491 in 2003 and an average residential vacancy of 7.1% in 2004. The immediate neighborhood is a mixture of early to mid-1990's multifamily developments, single-family subdivisions, neighborhood retail, service stations and public schools. Directly north is a Hathaway Village apartment complex. Directly south of the property is Wilsonville Road; across the road are some single-family residences and then Wilsonville Memorial Park. The property abuts a Methodist Church and Hathaway Village apartment complex to the east. To the west is a greenbelt followed by Wilsonville Community Center to the south and condos and single-family residences to the north.


- Bridge Creek's sister property, Boulder Creek, is located about one-half miles northeast, was built in phases between 1988 and 1990. A 296-unit property, it has a similar apartment mix although it includes 2BR/1BA and 2BR/2BA floor plans, similar range in unit size, and comparable amenities to those at Bridge Creek. Berkshire Court is located on Wilsonville Road about one-half mile north of the subject. It is a 266-unit community constructed in 1996. Berkshire Court is identical in the floor plans but has more 2BR/1BA units than Bridge and has comparable amenities to those offered at Bridge Creek. Hathaway Court is located on Wilsonville Road about one-quarter mile north of the subject. It is a 298-unit community constructed between 1997 and 1998. Hathaway Court is identical in the floor plans to both Bridge Creek and Berkshire Court but has more 2BR/1BA units than Bridge Creek and offers comparable amenities. Town Center Park is located approximately one mile west of Bridge Creek Apartments. Town Center Park, which was built in 1991, is comprised of 111 units with much larger floor plans and no 2BR/1BA models. Town Center Park offers similar amenities but is more conveniently located to shopping and services. Sundial Apartments, with 120 units, is located about one and a quarter miles northwest of Bridge Creek. Built in 1991, Sundial offers an inferior amenity package. Sundial's apartments are smaller than those at Bridge Creek and it does not offer 2BR/1BA units.


Bridge Creek is expected to continue to compete successfully in its market. Located in Clackamas County with an attractive quality of life, the Wilsonville area offers affordable living, convenient shopping, good schools and ready access to neighborhood employment. Although the economy of the region has been fairly diversified, economic events over the past several years have taken their toll on local employment although much less than on the rest of the Portland area. Oregon's managed growth policy has moderated large swings in rental housing supply that typically accompany economic fluctuations. While low interest rates have impacted the rental community as a whole with a migration to homeownership, the effect on Bridge Creek appears to have been minimal. Bridge Creek offers social and recreational amenities equivalent to those at comparable properties. Renovation of the second clubhouse and pool area differentiates Bridge Creek through additional amenities and services that some competing properties do not provide.


                           SETTLER'S POINT APARTMENTS

Settler's Point Apartments is an existing multifamily apartment complex consisting of 416 units located in suburban Salt Lake City, Utah. The community consists of 50 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, built-in microwave, ceiling fans, wood burning fireplace, wall-to-wall carpet, patios/balconies, vaulted ceilings, cable access, high speed internet access, washer/dryer connections, stacked washer/dryer furnished (288 units), side-by-side washer/dryer furnished (128 units), and storage closets. Exterior amenities include: carports, outdoor spa, two outdoor swimming pools, fitness center, two tennis courts, and some perimeter fencing. There are 136 one-bedroom units, 56 two-bedroom/one-bath units, and 224 two-bedroom/two-bath units. The apartment units have an average size of 876 square feet. The community was constructed in 1985 and 1986.


The purchase price for the community was $23,396,250, paid as follows: (i) $21,500,000 to the unaffiliated seller of the property; (ii) $826,898 in customary closing costs; and (iii) $1,069,352 in renovation costs and operating reserves. The closing occurred on May 30, 2003, and the purchase price was funded by a combination of first mortgage debt and borrowings on our credit line. The independently appraised value of the community at the time of closing was $22,200,000. With current first mortgage debt in the principal amount of $15,000,000, the community's loan-to-value ratio is 67.57%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the property since its acquisition and receives a property management fee equal to 4.0% of gross income (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). Pinnacle also manages communities in the market not owned by us; however, we do not consider these properties to be direct competition with our communities.


Renovations on the property including repairs to pavement, sidewalks, patio fencing, balconies, and stairs as well as addressing ADA issues, upgrading the site exterior lighting for safety, installing new signage, replacing Brookfield evaporative-cooling units with new air conditioning condensing units, replacing polybutylene plumbing with copper; and installing ground-fault interrupter receptacles in the kitchens and bathrooms of all units have been completed. An operating reserve funded from the proceeds of the purchase price was used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                          YEAR END DECEMBER 31,
     -------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 Not Available        92%            88%             94%             92%



As of December 31, 2004, the occupancy rate was 90%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 Not Available   $ 6,992/unit   $ 7,071/unit    $ 7,118/unit    $ 7,059/unit



The community is located in Taylorsville, Utah, an area which has historically had high median income ($49,512 in 2003) and higher than normal residential vacancy rates over the past couple of years (averaging 6.8% in 2004), mainly due to low mortgage interest rate levels that allow tenants to afford entry-level housing, and an excess supply of inventory related to the Olympic Games and subsequent departure of service and support personnel. The property was purchased with a plan to renovate and reposition it and it is management's belief that, as the local real estate market strengthens, concessions will burn off, the annual rental rates will increase and vacancy will decrease.


- Settler's Point is located south of the central business district of Salt Lake City, within the Salt Lake Valley, in the city of Taylorsville. The site is conveniently and centrally located between two major freeways, I-15 to the east and I-215 to the west and south. The property's immediate surroundings include a City of Taylorsville park, adjoining to the west and Fore Lakes golf course, a par 3 golf course, adjoining to the south and east. Local shopping is within walking distance and consists of neighborhood centers located north and west of the park. Just to the west, the N/S cross street is Redwood Road, the retail arterial road for the neighborhood. The Primary Market Area is about a 5-mile square with the subject in the approximate center. The majority of competition is lying within that area and the majority of potential prospects are expected to be residing within that area.

Settler's Point competes well in its market. Strategically located with easy access to I-15 and I-215, the community offers an attractive quality of life. The Taylorsville area offers affordable living, excellent access to local shopping, good schools and ready access to major employment centers. The economic slowdown after the winter 2002 Olympic Games should subside and the area should return to the more typical growth seen through the 1990s. Settler's Point offers social and recreational amenities equivalent to those at comparable properties.


                         SEATTLE, WASHINGTON COMMUNITIES

We own interests in four apartment communities in Seattle, Washington-Alderwood, Ridgetop, Ridgegate and Wellington. To acquire these interests, we borrowed approximately $9,325,980 under our line of credit with BCP Funding, LLC. This amount includes the equity required to purchase the properties, initial capital requirements for planned renovations, establishment of operating reserves and costs associated with our line of credit with BCP Funding, LLC, with respect to the transaction. In addition, the Seattle communities are encumbered with $37,850,000 of first mortgage debt as well as $8,023,041 of second mortgage debt as of March 31, 2005. From the proceeds of this offering, we will repay the outstanding portion of our line of credit attributable to these communities as well as the second mortgage debt on the communities, which must be repaid in order to bring our investment in these communities within our leverage limits. The outstanding first mortgage indebtedness on the Seattle communities will not be repaid with the proceeds of this offering, and will continue to encumber the communities in accordance with the terms of the respective mortgage loans. In addition, we will deduct $552,794 from the 2.70% Acquisition Fee we have agreed to pay the Advisor related to the Seattle communities because of the prepaid Acquisition Fee.

The Advisor was not involved in the initial formation transactions for the Seattle communities. Originally, the Seattle communities were acquired by the Advisor's affiliates before the offering of a publicly registered REIT was finalized. Accordingly, the ownership structure of the Seattle communities is more complicated. This structure has not been and will not be repeated for any other communities we own or may acquire. Here is a history of the purchase and ownership of the Seattle communities.

(1) In November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller for a purchase price of $51,366,000.

(2) In December, 2002, affiliates of the Advisor wanted to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the initial management contract for the communities, as well as a subordinated interest in cash flow and sale proceeds.

(3) BC-GFS LLC was formed by John P. Manning, our Chairman and Chief Executive, as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, A Limited Partnership, both controlled by our affiliates, and GFS Equity Management LLC. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by our affiliates. This complicated structure was previously used when market rate communities were invested in by private investors. The following chart describes the former ownership of the Seattle properties:

        |--------------------------|     |--------------------------|
        | BOSTON CAPITAL COMPANION |     |     JOHN P. MANNING      |
        |   LIMITED PARTNERSHIP    |     |    (SOLE SHAREHOLDER)    |
        |--------------------------|     |--------------------------|
                 |       |                            |
            100% |       | 100%                       |
                 |       |                            |
                 |       |                            |
                 |       |               |---------------------------|
                 |       |               |     BCMR SEATTLE, INC.    |
                 |       |               |---------------------------|
                 |       |                            |
                 |       |                            |
                 |       |                 99.99% LIMITED PARTNER
                 |       |                            |
                 |       |                            |
                 |       |    |--------------------|  |
                 |       |----|     BCMR, INC.     |  |
                 |            |--------------------|  |
                 |                          |         |
                 |                          |         |
                 |             0.01% GENERAL PARTNER  |
                 |                          |         |
                 |                          |         |
                 |                          |         |
        |--------------------------|     |---------------------------|
        |    BCMR SPECIAL, INC.    |     |       BCMR SEATTLE,       |
        |                          |     |   A LIMITED PARTNERSHIP   |
        |--------------------------|     |---------------------------|
                              |                       |
                              | EXERCISES VOTING      |
                              | RIGHTS OF BCMR        | CONTROLLING INTEREST
                              | SEATTLE, A LIMITED    |
                              | PARTNERSHIP           |
                              |          |---------------------------|
                              |----------|                           |
        |--------------------------|     |        BC-GFS LLC         |
        |       GFS EQUITY         |-----|                           |
        |     MANAGEMENT LLC       |     |---------------------------|
        |--------------------------| ECONOMIC         |
                                     INTEREST         |
                                                      |
                                                 100% |
                                                      |
                                                      |
                                                      |
        |------------------------------------------------------------|
        |                      OPERATING LLCs                        |
        |------------------------------------------------------------|
                                      |
                                      |
                                      |
                                /----------\
                               /            \
                              /  COMMUNITIES \
                              \              /
                               \------------/

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the four Seattle communities. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC for a purchase price of $54,596,940. The difference between the $51,366,000 contract price and the $54,596,940 paid by BC-GFS LLC is comprised of customary real estate closing costs of $2,438,880 paid to non-affiliates and $1,199,165 in renovation costs and operating reserves escrowed for the communities. In addition, there was ($407,105) in prorations credited to the buyer at closing which consisted of tenant security deposits, unpaid real estate taxes and utility bills. The purchase price was funded by payment of $8,626,939 of equity, $37,850,000 of first mortgage debt, and $8,120,000 of second mortgage debt.


(5) An acquisition fee of $552,794 (2.74% of the projected Gross Offering Proceeds related to the Seattle communities of approximately $20.2 million) was paid to an affiliate. This amount will be deducted from the 2.70% Acquisition Fee we have agreed to pay to our Advisor with respect to the Seattle communities.

(6) During the first quarter of 2003, the Seattle communities were deemed a suitable investment for our company. On May 15, 2003, we acquired BCMR Seattle, Inc.'s entire 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, by assuming its $9,335,984 of acquisition debt, but paying no additional fees, expenses, or other consideration. This assumed debt was rolled into our line of credit from BCP Funding, LLC.

We acquired our interests in the Seattle communities by acquiring a 99.99% limited partnership interest in BCMR Seattle, A Limited Partnership, which owns a controlling member interest in BC-GFS LLC, which owns legal fee simple title to the communities through four wholly owned subsidiaries. The general partner of BCMR Seattle, A Limited Partnership, is BCMR, Inc., which is an affiliate of the Advisor. BCMR Special, Inc., which is an affiliate of the Advisor, acts as investment manager of BC-GFS LLC for the purpose of exercising certain consent rights for all material decisions regarding the Seattle communities. Neither BCMR, Inc. nor BCMR Special, Inc. can exercise any voting rights contrary to our direction or interests. Neither BCMR, Inc. nor BCMR Special, Inc. will receive any compensation from this offering or our operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities for the reasons described above and will not be used in any other acquisitions we make. We can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with us or the Advisor. GFS Equity Management LLC must obtain the consent of BCMR Seattle, A Limited Partnership before it can make material decisions and it can be replaced by BCMR Seattle, A Limited Partnership at any time.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:


(i) $50 annually per apartment unit (a total of 802 units times $50 equals $40,100 annually); and then


(ii) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939).

To the extent we receive this priority share of the cash flow, it will be used to pay our ordinary expenses, including operational-stage fees and reimbursement to our Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders. We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remainng sale proceeds. There is no guarantee that any preferred return will be sufficient for us to make any distribution to stockholders. We believe that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. We can remove GFS Equity Management LLC without cause at any time.

                            ALDERWOOD PARK APARTMENTS

Alderwood Park Apartments is an existing multifamily apartment complex consisting of 188 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, electric stove/oven, garbage disposal, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished and storage closet. The development also includes the following exterior amenities: carports, indoor spa, swimming pool, conference room, tenant lounge, fitness center, tanning bed and child's playground. There are 84 one-bedroom units and 104 two-bedroom units. The apartment units have a weighted average size of 762 square feet. The community was constructed in 1982.

The purchase price for the community was $13,397,470, paid as follows: (i) $12,410,000 to the unaffiliated seller of the property; (ii) $600,660 in customary closing costs; (iii) $351,750 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $12,950,000. With current first mortgage debt in the principal amount of $9,210,000, the community's loan-to-value ratio is 71.12%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.


Renovations on the property including a remodeling of the clubhouse, improvements to the landscaping, repairs to balconies, landings, sidewalks, and the pool, replacement of the entry ramp, construction of a golf cart garage and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                           YEAR END DECEMBER 31,
     ---------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      97%             94%            92%             92%             92%



As of December 31, 2004, the occupancy rate was 97%.


The average effective annual rental per unit for each of the last five years is as follows:


     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
 $ 8,219/unit    $ 8,310/unit   $ 7,685/unit    $ 8,169/unit    $ 8,097/unit



In 2002, the local real estate market weakened, resulting in both an increase in the property's vacancy rate and a need to offer selected rent concessions. The property was purchased based on the market conditions that were present in 2002. The market remained weak in 2003 and most of 2004, improving in the fourth quarter of 2004 with the opening of the renovated Alderwood Mall near the property. It is management's belief that, as the local real estate market strengthens, the annual rent rate per unit will increase.

The community is located in Lynnwood, Washington, an area which has historically had a high median income ($59,823 in 2003) and low residential vacancy rates (averaging 6.4% in 2004).

- The Alderwood Park Apartments are located on 36th Avenue West, adjacent to the Alderwood Mall. The neighborhood is a mixture of newer multifamily developments, a wide range of commercial-retail properties and single-family home subdivisions. One block south of the property is a new senior citizen assisted living development. This development is part of a senior housing campus consisting of townhouses and apartments which was under construction at the time of purchase. Along 36th Avenue are several apartment complexes which are targeting households similar to those attracted to Alderwood Park Apartments. Five of these properties are considered to be comparable properties.


- On 36th Avenue, directly across from Alderwood Park Apartments, is Alderwood Heights Apartments. Constructed in 1986, this 272-unit property is similar to Alderwood Park Apartments in terms of both unit mix and unit size. About one mile north of Alderwood Park Apartments is Countrywalk Apartments, consisting of 228 apartments that were constructed in 1988, Directly across from Countrywalk Apartments is Orchard Ridge Apartments, a 104-unit community that was constructed in 1989. About one-half mile west of Countrywalk Apartments and Orchard Ridge Apartments is Canyon Springs Apartments, consisting of 254 units that were constructed in 1991. Further north on 36th Avenue, about two miles from Alderwood Park Apartments, is the Renaissance Apartments, a 361-unit gated community with a mixture of one-, two- and three-bedroom apartments that were constructed in 1988. All of these properties have similar amenities to those found at Alderwood Park Apartments and they all share a common attribute of multifamily developments in the area, mature landscaping and park-like settings.


                               RIDGETOP APARTMENTS


Ridgetop Apartments is an existing multifamily apartment complex consisting of 221 units located in suburban Seattle, Washington. The community consists of 24 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor and outdoor spa, outdoor swimming pool, conference room, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 78 one-bedroom units, 95 two-bedroom units and 48 three-bedroom units. The apartment units have a weighted average size of 871 square feet. This community was constructed in 1989.


The purchase price for the community was $14,076,016, paid as follows: (i) $13,234,250 to the unaffiliated seller of the property; (ii) $620,856 in customary closing costs; and (iii) $220,910 in renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $13,650,000. With current first mortgage debt in the principal amount of $9,690,000, the community's loan-to-value ratio is 70.99%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.


Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                           YEAR END DECEMBER 31,
     ---------------------------------------------------------------------
     2000            2001           2002            2003            2004
     ----            ----           ----            ----            ----
      96%             97%            97%             95%             95%



As of December 31, 2004, the occupancy rate was 92%.

The average effective annual rental per unit for each of the last five years is as follows:


         2000              2001           2002             2003             2004
         ----              ----           ----             ----             ----
     $ 7,511/unit     $ 7,833/unit    $ 8,514/unit     $ 9,068/unit     $ 9,561/unit



The community is located in Silverdale, Washington, an area which has historically had high median income ($47,818 in 2003) and low residential vacancy rates (averaging 7.1% in 2004).

- Ridgetop Apartments is located about a mile and one-half from State Highway 3, the primary north-south route serving Kitsap County. The neighborhood is a mixture of newer multifamily developments, neighborhood retail, service stations, public schools and single-family subdivisions. Many of the single-family home subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.


- Five apartment properties located in the Silverdale area were selected as comparable properties. Outlook Apartments, situated less than a mile north of the Ridgetop Apartments, consists of 210 units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Ridgetop Apartments.

- Ridgetop Apartments' sister property, Wellington Apartments, is located approximately two miles to the southwest, across from the Kitsap Mall. Wellington Apartments, constructed in 1989, is a 240-unit property in a residential area with large multifamily developments and single-family tract home subdivisions. Wellington Apartments has a similar apartment mix, range in unit size, and comparable amenities to those offered at Ridgetop Apartments.

- Also located in the Ridgetop Apartments area is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Ridgetop Apartments.

- Santa Fe Ridge Apartments is located only about two blocks north of the Ridgetop Apartments. Santa Fe Ridge Apartments, which was constructed in 1992, is comprised of 240 units of similar size and unit mix to that of Ridgetop Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Ridgetop Apartments.

- Olympic Village Apartments, with 340 units, is located in Bremerton, less than three miles southeast of Ridgetop Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Ridgetop Apartments.

Ridgetop Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that this presence will change in the foreseeable future.


                              WELLINGTON APARTMENTS


Wellington Apartments is an existing multifamily apartment complex consisting of 240 units located in suburban Seattle, Washington. The community consists of 16 two- and three-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and playground. There are 132 one-bedroom units and 108 two-bedroom units. The apartment units have a weighted average size of 948 square feet. The community was constructed in 1988.


The purchase price for the community was $16,744,073, paid as follows: (i) $15,635,000 to the unaffiliated seller of the property; (ii) $738,013 in customary closing costs; and (iii) $371,060 renovation costs and operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, second mortgage financing and borrowings on our credit line. The independently appraised value of the community at the time of closing was $15,650,000. With current first mortgage debt in the principal amount of $11,530,000, the community's loan-to-value ratio is 73.67%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.


The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.


Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Company and any withdrawals from this reserve require our consent and signature.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                                YEAR END DECEMBER 31,
       -------------------------------------------------------------------
       2000            2001           2002            2003            2004
       ----            ----           ----            ----            ----
        95%             96%            97%             95%             91%



As of December 31, 2004, the occupancy rate was 93%.


The average effective annual rental per unit for each of the last five years is as follows:


        2000            2001           2002            2003             2004
        ----            ----           ----            ----             ----
    $ 7,642/unit    $ 8,080/unit   $ 8,649/unit    $ 9,315/unit    $ 9,472/unit



The community is located in Silverdale, Washington, an area which has historically had high median income ($47,818 in 2003) and low residential vacancy rates (averaging 7.1% in 2004).

- Wellington Apartments is located across from and just west of the Kitsap Mall. The area is comprised of numerous neighborhood retail centers that are typically developed adjacent to regional malls, service businesses and agencies, restaurants, healthcare services, apartments and single-family subdivisions. Many of the single-family subdivisions in the neighborhood were developed in the last ten years and sales prices averaged between $150,000 and $175,000 at the time of purchase.


- Five apartment properties located in the Silverdale area were selected for purposes of comparison. Outlook Apartments, situated about one and a half miles northeast of Wellington Apartments, consists of 210-units. Constructed in 1991, Outlook Apartments offers similar amenities to those provided at Wellington Apartments.

- Wellington Apartments' sister property, Ridgetop Apartments, is located approximately two miles northeast along Ridgetop Boulevard and less than a mile from the Harrison Silverdale Healthcare Campus. Ridgetop Apartments, which was constructed in 1989, is a 221-unit property located in a residential area with large multifamily developments and single-family tract home subdivisions. Ridgetop Apartments has a similar apartment mix, range in unit size and comparable amenities to those offered at Wellington Apartments.

- Also located close to Ridgetop Apartments is Quail Hollow Apartments, a 201-unit development. Similar to Ridgetop Apartments, this property is located in a neighborhood of large multifamily developments and single-family homes. Quail Hollow Apartments, constructed in 1988, also offers comparable amenities to those at Wellington Apartments.

- Santa Fe Ridge Apartments is located northeast of Wellington Apartments and is only about two blocks from Ridgetop Apartments. Santa Fe Ridge Apartments, which was built in 1992, is comprised of 240 units of similar size and unit mix to that of Wellington Apartments. Santa Fe Ridge Apartments offers amenities similar to those of Wellington Apartments.

- Olympic Village Apartments, with 340 units, is located approximately three miles southeast of Wellington Apartments. Similar to the other competing properties surveyed in this report, Olympic Village Apartments is situated in an area heavily developed with large multifamily properties and single-family subdivisions. Olympic Village Apartments was constructed in 1993 and offers an amenity package similar to that available at Wellington Apartments.

Wellington Apartments is located in a real estate market that has historically been underserved by multifamily housing. Occupancy rates have historically remained relatively high in the area and rents have generally increased. There is a significant military presence in this market that has been stable for a number of years. Individuals actively serving in the military together with individuals working in support jobs for the military have helped maintain a stable local market. There is no evidence that thus presence will change in the foreseeable future.


                              RIDGEGATE APARTMENTS


Ridgegate Apartments is an existing multifamily apartment complex consisting of 153 units located in suburban Seattle, Washington. The community consists of 14 two-story buildings on a landscaped setting and includes the following interior amenities: dishwasher, frost-free refrigerator, ice makers, electric stove/oven, garbage disposal, built-in microwave, wood burning fireplace, wall-to-wall carpet, patios/balconies, cable access, washer/dryer connections, stacked washer/dryer furnished, ceiling fans, decorative mirrors, walk-in closets and storage closet. Exterior amenities include: carports, indoor spa, swimming pool, tenant lounge, fitness center, tanning bed, racquetball court and child's playground. There are 62 one-bedroom units, 60 two-bedroom units and 31 three-bedroom units. The apartment units have a weighted average size of 891 square feet. This community was constructed in 1990.

The purchase price for the community was $10,786,486, paid as follows: (i) $10,086,750 to the unaffiliated seller of the property; (ii) $479,351 in customary closing costs; (iii) $185,325 in renovation costs; and (iv) $35,060 in operating reserves. The closing occurred on December 16, 2002, and the purchase price was funded by a combination of first mortgage debt, mezzanine financing and borrowing on our credit line. The independently appraised value of the community at the time of closing was $10,550,000. With current first mortgage debt in the principal amount of $7,420,000, the community's loan-to-value ratio is 70.33%. We will only be liable to the community and its creditors up to the amount of our initial capital in the community.

The property management agent is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed the community since its acquisition and receives a property management fee equal to 3.5% of gross income. Pinnacle also manages communities not owned by us that compete with our communities in the Seattle market.


Renovations on the property including a remodeling of the clubhouse, improvements to landscaping, repairs to balconies, landings, sidewalks, and the pool, and improvements to fire safety and ADA issues have been completed. An operating reserve funded from the proceeds of the purchase price can be used to supplement the income of the community sufficient for us to make distributions to investors in accordance with our investment objectives. This operating reserve is being held in escrow at Wainwright Bank & Trust Co. and any withdrawals from this reserve require our consent and signature.


All of the leased space is residential with leases ranging from an initial term of six months to one year. The average historical occupancy rate is as follows:


                              YEAR END DECEMBER 31,
       -------------------------------------------------------------------
       2000            2001           2002            2003            2004
       ----            ----           ----            ----            ----
        95%             94%            96%             96%             93%



As of December 31, 2004, the occupancy rate was 97%.


The average effective annual rental per unit for each of the last five years is as follows:


       2000            2001         2002          2003          2004
       ----            ----         ----          ----          ----
    $ 8,401/unit  $ 8,743/unit  $ 8,668/unit  $ 9,230/unit  $ 9,192/unit



The community is located in Kent, Washington, an area which has historically had high median income ($52,274 for families as of the 2000 Federal Census) and low residential vacancy rates (averaging 6.6% in 2004).

- Along SE 248th St. are several apartment properties targeting households similar to those that have been attracted to Ridgegate Apartments. Directly to the west of Ridgegate Apartments is a newer single-family subdivision with homes starting in the low $200,000 range at the time of purchase. To the northwest and southwest, there are numerous new and older single-family home subdivisions. The nearest competitor to Ridgegate Apartments is Forest Park Apartments. This development is located to the south of the property but separated by a small park and it is comprised of 92 units. Forest Park Apartments is also managed by Pinnacle Realty Management Company and was constructed in 1991. Its amenities are slightly inferior to those at Ridgegate Apartments as a result of its smaller size, but its unit mix and rent rates are comparable.


- One block north of Ridgegate Apartments is Wilson Apartments, an 82-unit gated community constructed in 2001. This development has similar unit sizes, mix and rent rates but has slightly inferior recreational amenities when compared to Ridgegate Apartments.

- Approximately two miles to the west of Ridgegate Apartments on highway 516 is Signature Pointe Apartments. Signature Pointe Apartments is comprised of 624 units and is also managed by Pinnacle Realty Management Company. Constructed in 1989, Signature Pointe Apartments has a similar unit mix and unit sizes compared to Ridgegate Apartments. It also has slightly superior amenities compared to those offered at Ridgegate Apartments. Its location is inferior, however: the property is located close to a major highway and is split into two sections by a highway, making the recreational facilities less convenient to a large number of its residents. The property also has the appearance of being more densely developed.

Ridgegate enjoys either a location that is superior or physical amenities that are superior to many of the other multifamily developments in the area. These factors, combined with the improvements that are being made to the property, are expected to allow the property to compete favorably with the other developments.

                           PROPERTY SELECTION PROCESS

When making investments in apartment communities, the Advisor considers relevant real property and financial factors, including the condition and location of the community, its income-producing capacity and the prospects for its long-term appreciation. The proper location, design and amenities are important to the success of a community.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

     - The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

     -  We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 73% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities.

     - For communities acquired before the minimum offering of $29.5 million has been raised, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following such period, at least 90% of the communities will meet this standard.

1. The location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. The Advisor considers accessibility to the community by both public and private transportation, and its visibility and curb appeal to prospective residents. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.


2. The market area is characterized as having current and long-term suitable demographic and economic conditions. The Advisor considers supply and demand factors and determines that the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. The Advisor also considers the competitive advantage of the community as compared with competing properties in the same market area.

3. In its determination of the stability of the property's operations, the Advisor considers the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

4. The Advisor must determine, through an environmental assessment, that the property is not subject to any recognized environmental conditions that would impact the future marketability or salability of the property.

5. The community's management team, including any potential joint venture partners, must demonstrate substantial experience where applicable in the design, development and management of market rate apartment communities. The Advisor considers each individual's or entity's current financial position, past financial performance as well as performing credit checks, background checks and reference reviews.

6. Communities shall not be acquired from the Advisor or any of its affiliates unless a majority of the independent directors approve the transaction as being fair and reasonable to us and at a price no greater than the cost of the asset to such Advisor or affiliate, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value.


                               PROPERTY MANAGEMENT

                              SELECTION OF MANAGERS

The selection of property managers by the Advisor, as approved by our board of directors, will be based on management capability. We intend to enter into property management agreements only with managers having substantial prior experience in the operation of apartment communities, who may also manage competing communities in the same geographic area. We plan to engage property managers that are not affiliated with our company or the Advisor. The managers of the communities we currently own interests in meet these criteria and the further standards described in items 1 through 5 below. All of our current property management agreements are the result of arm's-length negotiations.

The property management agent for the Portland, Salt Lake City and Seattle Communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC. Pinnacle has managed these communities since their acquisition and receives a property management fee equal to 3.5% to 4.0% of gross income. Pinnacle also manages communities not owned by us that compete with our communities. We are not aware that either Pinnacle Realty Management Company or GFS Equity Management LLC or any of their affiliates own any of the competing communities.

The property management agent for the Jacksonville communities is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC. Bainbridge has managed these communities since their acquisition and receives a property management fee equal to 3.5% of gross income.

While we have no present plans to do so, we may in the future engage affiliates as property managers if a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to our company and on terms and conditions not less favorable to us than those available from an unaffiliated third party.

While we have no present plans to do so, we may in the future decide to perform the property management function ourselves.

                    PROPERTY MANAGEMENT AGREEMENTS AND PLANS

In acquiring interests in apartment communities, the Advisor will use its best efforts to obtain favorable terms and will apply the following minimum standards to property management agreements, management plans and marketing plans.

     - The property manager is considered by the Advisor to possess suitable and substantial multifamily experience.

     - The form of property management agreement is considered by the Advisor to meet the standards required for successful management of the community.

     - The management and marketing plans are considered by the Advisor to be comprehensive and appropriate to the apartment community and its targeted resident base.

1. Substantial multifamily experience includes knowledge of the geographic area and experience in managing properties that target a similar resident base. The Advisor must consider the apartment community's management agreement, management plan and marketing plan to be appropriate to households like those targeted for the community.

2. Having applied the following guidelines, the Advisor must determine that the property manager possesses the experience and knowledge required for the successful management of the community:

     - Properties managed by the property manager are well maintained and employ knowledgeable and competent on-site personnel;

     - Effective written policies and procedures are used in lease-up marketing and promotion, qualifying prospective residents, maintaining records and books of account, training and supervising on-site staff, performing building and grounds maintenance and serving the needs of the targeted resident base;

     - The property manager maintains a central office with highly qualified personnel that regularly oversee on-site operations and provide professional training, seminars and assistance for site-located staff;

     - The property manager has in place a comprehensive system for reporting physical and economic occupancy on a regular basis;

     - An effective financial accounting system is maintained with a chart of accounts, and a reporting system that provides monthly ledgers, registers and operating statements of budgets, actual and variances. The property manager maintains a resident record system that contains necessary forms and documentation required for internal and external review and audit; and

     - The property manager demonstrates the skill and experience required to maintain effective resident relations, manage and facilitate programs suitable for the targeted resident base, and provide the support necessary for special resident services where applicable.

3. Having applied the following guidelines, the Advisor must determine that the form of property management agreement meets the standards required for successful management of the property:

     - The property management agreement will generally be limited to a period of one year;

     - Compensation is in the 3% to 5% range unless circumstances (size of property, special needs households, etc.) justify an exception;

     - The property manager is responsible for securing a renewing liability insurance at limits established by the Advisor;

     - The property manager is responsible for compliance with Fair Housing and other pertinent regulatory requirements;

     - The property manager is responsible for maintaining financial records suitable for annual audit and tax accounting;

     - The property manager carries a fidelity bond to insure against employee theft that covers an amount of at least two months of rent collections;

     - The agreement provides for the preparation of an annual budget, periodic reporting, owner approvals, and property manager expenditure limits;

     - Relationships with affiliates are acceptable to the Advisor as long as they are disclosed at the outset;

     - The Advisor is satisfied with the designation of the number and type of apartments and non-revenue rent arrangements provided for employees of the property manager; and

     - All site staff are employees of the management company and not of the controlling owner entity or our company.

4. The Advisor must determine that the form of management plan is comprehensive and includes the following:

     - There are descriptions of the property manager's role and lines of authority, staffing qualifications and responsibilities, job descriptions, personnel practices, hiring practices, staff training, hours of operation and operating procedures;

     - The property manager provides each of its on-site personnel with written procedures, forms and personnel manuals;

     - All on-site personnel are provided in-house training and participate in training seminars;

     - Bookkeeping and accounting records are prepared at the site location and with oversight and review at the home office;

     - The plan details the property manager's maintenance and repair program, rent collection procedures, resident services and management relations; and

     - The accounting and financial management procedures describe resident accounts, record keeping, procurement responsibilities and threshold limits, maintaining of separate bank accounts for security deposits and resident rents, and detained reporting requirements.

5. Having applied the following guidelines, the Advisor must determine that the form of marketing plan is comprehensive and includes the following:

     - The use of professionally designed media advertising, press releases, Yellow Page listings, apartment guides, direct mail, brochures and signage;

     - Professionally prepared display advertising scheduled for insertion in regional and local newspapers;

     - Grand opening promotional events and resident referral programs developed to promote awareness within the targeted market areas;

     - Lead generation and outreach efforts using an extensive list of employers of prospective residents and agencies and organizations including Chambers of Commerce, schools, churches, service organizations and neighborhood social and recreational centers; and

     - A description of the marketing practices that are to be used following stabilization including a sufficient number of trained on-site staff a leasing office open seven days a week with hours of operation appropriate for the area and for the targeted resident base.

                      PROPERTY DEVELOPMENT AND CONSTRUCTION

We may in the future invest in properties on which improvements are to be constructed or completed. When we conclude it is necessary to help ensure performance by the builders of properties which are under construction, completion of properties under construction will be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors - Risks Related to Our Properties and Our Business.")

We or the Advisor may employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly or indirectly by us.

                            JOINT VENTURE INVESTMENTS

The Advisor has the authority to cause us to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating real properties. We generally intend to structure our investments in apartment communities as equity investments in the partnerships or limited liability companies that own the communities. A description of these arrangements with respect to each community in which we currently have an interest is contained in the section "Business and Properties - Properties" in this prospectus. While we have no present plans to do so, we may also enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties. We will not purchase minority or non-controlling interest in joint ventures with non-affiliates.

If we enter into joint ventures with other affiliated programs for the acquisition of properties, we will only do so provided that:

- a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to our company;

- the investment by our company and such affiliate are on substantially the same terms and conditions; and

- we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that a co-venturer were to elect to sell property held in any joint venture in which we have a right of first refusal to buy, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other affiliated programs will result in certain conflicts of interest. (See "Conflicts of lnterest - Joint Ventures with Affiliates of the Advisor.")

                                   COMPETITION

We intend to acquire interests in apartment communities in the United States wherever suitable communities are identified by the Advisor. We will compete with many other REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than our company, in the acquisition and operation of apartment communities. All of our apartment communities will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our apartment communities and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring apartment communities in the United States is extensive and local in nature. We may be competing with other entities that have greater resources than ours, including several with national portfolios valued at billions of dollars, and whose managers may have more experience than ours. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We will seek to grow by acquiring apartment communities in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable apartment communities. In particular, we seek opportunities to add value through renovation and rehabilitation projects. Our presence in metropolitan areas in Florida, Utah and the northwest United States gives our initial portfolio geographic diversity while providing us with a competitive advantage in identifying and competing for acquisition and development opportunities in those target markets. We believe our management structure and our strategy of employing seasoned local property managers will allow us to grow in both our existing markets and in selected new markets without incurring substantial additional costs. Our strategy of providing a subordinated economic interest to established local operators also may give us a competitive advantage over buyers that may not provide such an incentive.

                                     OFFICES

We maintain our principal office in space leased by Boston Capital Holdings Limited Partnership, the parent of the Advisor, at One Boston Place, Suite 2100, in downtown Boston, Massachusetts. We do not pay rent for this space, although our advisory services agreement with the Advisor takes the Advisor's space costs into consideration.

                                 LINE OF CREDIT


We have entered into an initial non-recourse loan agreement and a related pledge agreement with BCP Funding, LLC, our affiliate and an affiliate of the Advisor. These agreements have been approved by a majority of our independent directors. We have borrowed approximately $56,596,665 under our loan agreement to acquire our interests in the communities described in this prospectus. Generally, interest on the loans accrues in arrears at an annual rate of 9.5% plus all excess cash flow over 9.5%, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, additional interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating 9.5% interest. Accrued additional interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and additional interest for that quarter. In return for the line of credit being nonrecourse to the company, we agreed to pay additional interest solely from cash available in debt service for the communities prior to the repayment of the line of credit attributable to each community. Until the line of credit attributable to each community is repaid by the due date, including any extensions, effectively all cash flow generated by such community will be paid to BCP Funding LLC. Each time a closing under this offering occurs during the term of the loan agreement, we must apply the offering proceeds to the repayment of outstanding loan principal and any unpaid 9.5% interest. All outstanding additional interest is also due and payable at each closing, but only to the extent of cash available for debt service and not from the proceeds of this offering. In any event, all outstanding amounts under the loan agreement are due and payable on January 1, 2006, but if we do not have sufficient cash available for debt service to pay all accrued additional interest, the unpaid balance of the additional interest will not be due or payable by us.


Initially, loans made under the loan agreement are secured by all our interests in the communities financed with the line of credit, and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership, and are non-recourse to our company. If we repay the advances used to acquire our interest in an apartment community and accrued 9.5% interest using the proceeds of a closing under this offering, the lender will release its lien on our interest in that apartment community. Cash distributions from released apartment communities will no longer be available to the lender for debt service. The loan agreement provides that we cannot further encumber our interests in our properties during the term of the agreement without the lender's consent.

The advances we have received under the loan agreement and the uses we have made of those funds are described above in the "Business and Properties--Properties" section of this prospectus.

                              MORTGAGE INDEBTEDNESS


To date, all the apartment communities in which we have invested are encumbered with mortgage indebtedness. These mortgages are described above in the "Business and Properties--Properties" section of this prospectus. We expect all apartment communities we invest in to be similarly encumbered. In addition to permanent mortgage financing, the Seattle communities are encumbered by second mortgage debt in the original principal amount of $8,120,000 bearing interest at 12% subordinated to the permanent mortgage financing on those communities. Assuming sufficient additional funds are raised after the $29,500,000 minimum is reached, a portion of the proceeds of this offering will be used to repay this second mortgage debt. The second mortgage debt matures on December 31, 2007, and can be repaid with no penalty. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

                             SELECTED FINANCIAL DATA

The information set forth below presents selected financial data of the company for the three months ended March 31, 2005 and March 31, 2004, and the year ended December 31, 2004 and December 31, 2003 and of the company's predecessor for the period ended May 15, 2003, and the year ended December 31, 2002. Additional detailed financial information is set forther in the audited financial statements beginning on page ____ of this prospectus.

                BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL       BOSTON CAPITAL
                 REAL ESTATE          REAL ESTATE          REAL ESTATE           REAL ESTATE           BCMR             BCMR
            INVESTMENT TRUST, INC. INVESTMENT TRUST, INC. INVESTMENT TRUST, INC. INVESTMENT TRUST, INC. SEATTLE, INC. SEATTLE, INC.
                   3/31/05              03/31/04             12/31/04              12/31/03          5/15/03        12/31/02
Operating
  revenue            5,705,952          5,390,394          21,281,879            15,815,654          2,657,943       338,218(1)
Income (loss)
  from continuing
  operations
  allocated to
  shareholders      (1,369,569)        (2,018,432)         (7,838,357)           (5,299,897)            84,278       (84,279)
Income (loss) from
  continuing
  operations
  allocated to
  shareholders
  per share                (68)(2)           (101)(2)            (392)(2)              (265)(2)            843(3)       (843)(3)
Total assets       168,399,127        175,923,784         168,911,779           176,100,753                  0    55,395,010
Long term
  obligations      120,580,040        120,626,689         120,595,521           120,638,185                  0    45,970,000
Cash dividends
  declared
  per share                  -                  -                   -                      -                               -

----------
(1) The Operating Revenue for BCMR Seattle, Inc. represents revenue for the period November 1, 2002 (inception) through December 31, 2002.

(2) Boston Capital Real Estate Investment Trust, Inc.'s calculation of per share income (loss) is based on 20,000 shares issued and outstanding.

(3) BCMR Seattle, Inc.'s calculation of per share income (loss) is based on 100 shares issued and outstanding.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH THE FINANCIAL INFORMATION ON OUR APARTMENT COMMUNITIES, OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN ANY SUPPLEMENT.

The company was formed on May 2, 2003, and has limited operating history. To date our operations consist of acquiring interests in the apartment communities described in this prospectus. These interests have been purchased by means of the line of credit described below. Once we sell enough shares to repay the amount we have borrowed under the line of credit to acquire our interest in the communities, we will experience a relative increase in liquidity as we sell additional shares, and a relative decrease in liquidity as we use the net offering proceeds for the continued acquisition, development and operation of the communities.

We expect that we will acquire properties by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties or increase cash flow. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to qualify and remain qualified as a REIT under the Internal Revenue Code for as long as being so qualified affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends and your yield on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the communities, other than those referred to in this prospectus.

                                    LIQUIDITY


We have borrowed and may continue to borrow money to acquire interests in communities by obtaining one or more lines of credit. We do this in order to control suitable communities prior to sufficient funds being raised in this offering. We have entered into an initial $60,000,000 loan agreement with our affiliate BCP Funding, LLC, our affiliate and an affiliate of the Advisor. We have borrowed approximately $56,596,665 under this line to acquire our interests in the communities described in this prospectus, and the period during which we can make borrowings under the line has ended. This line of credit is non-recourse to the company and is secured by our interests in the communities acquired with the proceeds of the loan and by the 20,000 shares of our common stock owned by Boston Capital Companion Limited Partnership. We will repay a portion of our outstanding indebtedness under this line from the proceeds of this offering at an initial closing following completion of the minimum offering of 2,950,000 shares. Amounts repaid cannot be reborrowed. The balance of our outstanding borrowings under this line will be repaid as and when additional shares are sold and must in any case be repaid by January 1, 2006. The loan agreement provides that we cannot further encumber our interests in our communities during the term of the agreement without the lender's consent. The interest on the line of credit accrues in arrears at an annual rate of 9.5% plus all excess cash flow over 9.5%, and is due and payable quarterly to the extent of cash available for debt service for that quarter and, to the extent not paid, will be added to principal. Further, additional interest on the loans is due and payable quarterly only to the extent of cash available for debt service for that quarter after payment of 9.5% interest for that quarter, and to the extent not paid will accrue but will not be added to principal or be considered in calculating the 9.5% interest. Accrued additional interest will be payable quarterly without further interest to the extent of cash available for debt service for that quarter only after payment of 9.5% interest and additional interest for that quarter. The amount of additional interest is unlimited because it includes all additional distributable cash flow. As of December 31, 2004, no additional interest has been paid because there has not been any distributable cash flow. If we do not raise the $29.5 million minimum offering by January 1, 2006, it is anticipated that BCP Funding LLC will exercise its security interests in the communities and take legal title to our interests in the communities. Since the line of credit is nonrecourse to the company, we will not be obligated to pay any additional amounts to BCP Funding LLC. In such an event, all investors' subscriptions would be returned, with interest, and the company would have minimal assets and liabilities.

The communities that we have acquired interests in to date are also encumbered by mortgage indebtedness. The Jacksonville communities are encumbered by $35,374,000 of first mortgage debt; the Portland and Salt Lake City communities by $39,333,000 of first mortgage debt; and the Seattle communities by $37,850,000 of first mortgage debt, all as of March 31, 2005. These loans will not be repaid from the proceeds of this offering. The first mortgage loans are further described in the three charts containing information about the communities under "Business and Properties--Properties." The Seattle communities are also encumbered by approximately $8,023,041 of second mortgage debt as of March 31, 2005. Assuming sufficient additional funds are raised after the $29,500,000 minimum is reached, a portion of the proceeds of this offering will be used to repay this second mortgage debt. The second mortgage debt matures on December 31, 2007, and can be repaid with no penalty. The lender is an unaffiliated third party, Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.

The table below provides information about our long-term and short-term debt obligations as of 3/31/05:


                                                                    EXPECTED MATURITY DATE
                                                   ---------------------------------------------------------
                                                     2004        2005        2006        2007        2008
                                                     ----        ----        ----        ----        ----
                       LIABILITIES                               (US% EQUIVALENT IN MILLIONS)
                       Long-term Debt

Jacksonville           Fixed Rate ($US)            $       0   $       0   $       0   $       0   $       0
                       Average Interest Rate               0%          0%          0%          0%          0%

Seattle                Fixed Rate ($US)            $       0   $       0   $       0   $       0   $  37.850
                       Average Interest Rate               0%          0%          0%          0%       4.67%

Seattle Second         Fixed Rate ($US)            $       0   $    .035   $    .058   $    .065   $   7.865
Mortgage Loan          Average Interest Rate               0%         12%         12%         12%         12%

Portland/Salt          Fixed Rate ($US)            $       0   $       0   $       0   $       0   $       0
Lake City              Average Interest Rate               0%          0%          0%          0%          0%

                       Short-term Debt

Line of Credit         Fixed Rate ($US)            $       0   $  56.597   $       0   $       0   $       0
                       Average Interest Rate               0%       9.50%          0%          0%          0%

                                                                           EXPECTED MATURITY DATE
                                                   --------------------------------------------------------------------------
                                                     2009        2010        2011       TOTAL         FAIR MARKET VALUE(2)
                                                     ----        ----        ----       -----         --------------------
                       LIABILITIES                                      (US% EQUIVALENT IN MILLIONS)
                       Long-term Debt

Jacksonville           Fixed Rate ($US)            $       0   $  35.374   $       0   $  35.374   $               33.547
                       Average Interest Rate               0%       4.29%          0%          -                     5.36%(1)

Seattle                Fixed Rate ($US)            $       0   $       0   $       0   $  37.850   $               37.710
                       Average Interest Rate               0%          0%          0%          -                     5.10%(1)

Seattle Second         Fixed Rate ($US)            $       0   $       0   $       0   $   8.023   $                8.023
Mortgage Loan          Average Interest Rate               0%          0%          0%          -                       12%(1)

Portland/Salt          Fixed Rate ($US)            $       0   $  39.333   $       0   $  39.333   $               38.167
Lake City              Average Interest Rate               0%       4.58%          0%          -                     5.36%(1)

                       Short-term Debt

Line of Credit         Fixed Rate ($US)            $       0   $       0   $       0   $  56.597   $               56.597
                       Average Interest Rate               0%          0%          0%          -                     9.50%(1)

Notes:


(1) Estimated fair value rates represent estimated rates a borrower would receive under current market conditions. The individual estimated fair value rates were calculated using the treasury rate that coincides with the remaining time period on each note. In addition, a conservative spread of 1.20% was added to the treasury rates to come up with the estimated fair value rate for each portfolio.

(2) Fair Market Value represents the net present value of the debt at the estimated fair value rates. Since the estimated fair value rates are higher than the actual interest rates, there is a premium (the difference between the principal balance and the Fair Market Value) that a potential buyer should pay if they were to assume the debt. This is evidenced by the lower principal amount that these cash flows support at the higher estimated fair value rates. Alternatively, in the event that estimated fair value rates were lower than the actual interest rates on these notes, then a property buyer assuming the debt would expect to receive a discount, calculating Fair Market Value using the methodology shown above.

The table below provides information about our contractual obligations as of December 31, 2004:

                                            PAYMENTS DUE BY PERIOD
                   ------------------------------------------------------------------------
CONTRACTUAL                          LESS THAN                                   MORE THAN
OBLIGATIONS            TOTAL           1 YEAR     1-3 YEARS     3-5 YEARS         5 YEARS
----------------   --------------    ---------   ----------   -------------   -------------
Long-Term Debt
  Obligations (1)  $  120,595,521    $  51,632   $  124,051   $  45,712,838   $  74,707,000
                   --------------    ---------   ----------   -------------   -------------
Total              $  120,595,521    $  51,632   $  124,051   $  45,712,838   $  74,707,000
                   ==============    =========   ==========   =============   =============

----------
(1) Long-Term Debt Obligation means a payment obligation under long-term borrowings referened in FASB Statement of Financial Accounting Standards No. 47 Disclosure of Long-Term Obligations (March 1981), as may be modified or supplemented.

After the borrowings under our initial line of credit have been repaid, we will pursue one or both of two alternatives for acquiring interests in additional communities, depending upon which we determine to be more beneficial to our stockholders from time to time. One, our board of directors may determine to reborrow, either from BCP Funding, LLC, or under one or more new lines of credit that we may establish with one or more unaffiliated lenders, to purchase interests in additional communities as suitable communities are found, and to repay those borrowings as sufficient funds are raised from the sale of additional shares. Our board of directors may determine to repeat this reborrowing and repayment process until the maximum of 100,000,000 shares has been sold or this offering terminates. If our board determines to repeat this reborrowing and repayment process, it is possible that any new borrowing will be secured by our interests in all of our communities. Alternatively, our board, either after the initial line has been repaid or at some subsequent point during the offering period, may determine to acquire additional interests in communities as sufficient funds are raised. In this alternative, no funds would have to be borrowed under any line of credit to acquire interests in communities. Whichever alternative is used, our board of directors anticipates that every community we invest in will be encumbered by mortgage indebtedness, that the aggregate amount of that mortgage indebtedness on our communities that are no longer (or have not been) financed with our current or any replacement line of credit is projected to be within the targeted range of 55% to 65% but in any event will not be more than 73% of the total net asset value of those communities, though we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities.

In addition to any line of credit and the proceeds of this offering, operating income generated by the communities will be available to increase our liquidity, if necessary.

                               CAPITAL RESOURCES

We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of this offering. The communities we have acquired interests in to date are described in this prospectus, and any additional communities acquired during this offering will be described in a supplement to this prospectus. The proceeds of this offering and our current and any replacement lines of credit are anticipated to provide the source of funds needed to make such acquisitions and commitments. In the event insufficient offering proceeds are raised to repay the borrowings under our line of credit used to purchase interests in a particular community, the line-of-credit lender's remedy will be to take possession of our interest in the community financed with the line of credit. The line of credit is non-recourse to the company, and there is no provision for cross-collateralization between interests in communities which are no longer (or have not been) financed with the line of credit, and those that are still financed with it.

                              RESULTS OF OPERATIONS

BCMR Seattle, Inc. was formed in November 1, 2002, and it was wholly owned by John P. Manning. On December 16, 2002, BCMR Seattle, Inc. acquired the Seattle communities as more fully described, immediately below under "Related Party Transactions", on page 109 and elsewhere throughout this prospectus. On May 15, 2003, BCMR Seattle, Inc. ceased operations and the company, a related party, acquired all assets, liabilities, contracts, leases, rights and titles previously owned by BCMR Seattle, Inc. BCMR Seattle, Inc. was the predecessor entity to the company. For the period from November 1, 2002 through December 31, 2002, BCMR Seattle, Inc. reported an operating loss of ($15,679) and a net loss after interest expense and benefit from income taxes of ($84,279). These results are attributable to the 15-day period from December 16, 2002 through December 31, 2002 that BCMR Seattle, Inc. owned the Seattle communities. For the period from January 1, 2003 through May 15, 2003, BCMR Seattle, Inc. reported operating income of $1,051,281 and a net income after interest expense and provision for income taxes of $84,278. The two periods are not comparable as they represent two different lengths of time and neither period represents a full 12-month period.

The company was formed on May 15, 2003, and it acquired the Seattle communities from BCMR Seattle, Inc. and the Jacksonville, and Portland and Salt Lake communities as more fully described beginning on page 50 and elsewhere throughout this prospectus. Since it is newly formed, the company has had limited results of operations and there are no meaningful comparisons between previous periods. Audited financial information regarding the company's results of operations is presented for the partial year period from May 15, 2003 through December 31, 2003 and for the year ended December 31, 2004. Unaudited information is provided for the three-months ended March 31, 2005. In addition, there are no comparable periods between the financial results reported for the company and its predecessor, BCMR Seattle, Inc.

For the period from May 15, 2003 through December 31, 2003, the company reported audited operating income of $2,085,081 and a net loss of ($5,299,897). A portion ($3,052,904) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under the line of credit used to acquire the communities. It is anticipated that the line of credit will be repaid from offering proceeds, and if that occurs, that interest expense will be reduced or eliminated. For the year ended December 31, 2004, the company reported audited operating income of $3,673,679 and a net loss of ($7,838,357). A portion ($5,466,294) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under the line of credit used to acquire the communities. For the three-months ended March 31, 2005, the company reported unaudited operating income of $1,481,222 and a net loss of ($1,369,569). A portion ($1,344,171) of that difference is attributable to the interest expense paid to the company's affiliate, BCP Funding, LLC under the line of credit used to acquire the communities.

All of the communities purchased by the company had planned repairs and/or capital improvements. Those repairs and improvements began during the fiscal year ended December 31, 2003, and were substantially completed during the fiscal year ended December 31, 2004. A more detailed description of the properties and the planned repairs and improvements can be found on pages 56 through 86.

When comparing the period from May 15, 2003 thru December 31, 2003 to the year ended December 31, 2004, the company experienced material differences due primarily to the different lengths of ownership for each year. It should be noted that the company was only in existence for seven months during 2003 as compared to a full year in 2004. There was a predecessor company which will be combined with the company when comparing the information for 2003 and 2004. However, when comparing operations of the communities, material differences will exist for the Jacksonville and Portland portfolios as the company only owned the assets for the last seven months of 2003 as compared to a full year of ownership during 2004.

Due to the planned repairs and/or capital improvements mentioned above which were part of a repositioning strategy, some of the communities experienced material differences in revenue and property operating costs. The material differences are more specifically related to net rental revenue, tenant turnover, bad debts, depreciation, and payroll costs, which are components of revenue and property operating costs. Higher property operating costs and lower revenue were anticipated and are a normal part of the process of renovating and repositioning properties.

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In comparing the results of operations, we have segmented the discussion into two parts. The first section compares the results from 2003 and 2004; then we compare the results for the three months ended March 31, 2004 and 2005.

2003 COMPARED TO 2004

It should be noted that for the Jacksonville and Portland portfolios, the company only owned the assets for the last seven months of 2003 as compared to a full year of ownership during 2004. The Seattle communities were owned by an affiliate of the company for the first five months of 2003 and then by the company for the last seven months of 2003, so we were able to compare the Seattle information from equal timeframes. Accordingly the comparisons between the 2003 and 2004 periods for the Jacksonville and Portland communities will reflect significant differences primarily due to the different lengths of ownership.

TOTAL REVENUE

Total revenue has increased to $21,281,879 in 2004 from $18,473,597 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of unit downtimes related to the capital improvements and renovations performed to the units, as well as bad debt expense write-offs, rent concessions, and lease-up time associated with re-leasing turned over units.

JACKSONVILLE COMMUNITIES

Net rental revenues have increased to $6,090,413 in 2004 from $4,059,259 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of unit downtimes related to the capital improvements and renovations performed to the units, as well as a secondary but much less significant offsetting factor of rent concessions and lease-up time associated with re-leasing turned over units.

Bad debt expense increased to $487,361 in 2004 from $122,010 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. Another factor that we believe contributed to the increase was the lower credit quality of tenants put in place by prior ownership. Part of the repositioning involved the eviction of unsuitable tenants, the write-off of uncollectible rents, and the re-leasing of the units to a higher quality credit tenant profile.

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PORTLAND COMMUNITIES

Net rental revenues have increased to $7,362,263 in 2004 from $4,325,987 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. This increase was partially offset by an increase in vacancy loss as a result of the repairs and renovations performed to the units, as well as a secondary but much less significant offsetting factor of rent concessions and lease-up time associated with re-leasing turned over units.

Bad debt expense increased to $109,189 in 2004 from $79,500 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed to the increase was the lower credit quality of tenants put in place by prior ownership. Part of the repositioning involved the eviction of unsuitable tenants, the write-off of uncollectible rents, and the re-leasing of the units to a higher quality credit tenant profile.

SEATTLE COMMUNITIES

The Seattle communities' revenue on a whole did not experience a material change between periods; however there was an unusual event that had a temporary impact on revenue. The Wellington community incurred a sudden decrease in occupancy that ranged as high as 8% due to the ship-out of a large number of naval military personnel who were reassigned to the war in Iraq. The vacant units were re-leased and occupancy was restored to its level before the ship-out within 3-4 months.

The Seattle communities did not incur any material change in bad debt expense.

PROPERTY OPERATING COSTS

Property operating costs has increased to $8,573,144 in 2004 from $6,147,892 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. In addition to the different timeframes being compared, there were also significant increases in payroll costs which are more fully explained below.

JACKSONVILLE COMMUNITIES

Payroll costs increased to $866,544 in 2004 from $432,157 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the

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calendar year ended 2003 as compared to a full year of ownership during 2004.
Another factor that we believe contributed to the increase was additional personnel needs related to the renovations, and unit and tenant turnover. To re-lease units as quickly as possible, additional leasing employees were recruited with increased incentives. Additionally more temporary personnel were hired to assist with making units occupancy ready.

PORTLAND COMMUNITIES

Payroll costs increased to $967,011 in 2004 from $518,926 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004. Another factor that we believe contributed to the increase was additional personnel needs related to the renovations, and unit and tenant turnover. To re-lease units as quickly as possible, additional leasing employees were recruited with increased incentives. Additionally more temporary personnel were hired to assist with making units occupancy ready.

SEATTLE COMMUNITIES

The Seattle communities did not incur any material change in payroll costs.

GENERAL AND ADMINISTRATIVE COSTS

General and Administrative costs have increased to $2,746,395 in 2004 from $1,811,502 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.

MANAGEMENT FEES

Management fees did not materially change between periods other than for the fact that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.

INTEREST EXPENSE

Interest expense on the mortgages increased to $6,045,742 in 2004 from $4,332,074 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004.

Interest expense on line of credit - related party costs increased to $5,466,294 in 2004 from $3,052,904 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared to a full year of ownership during 2004.

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

DEPRECIATION AND AMORTIZATION

Depreciation and amortization increased to $4,987,776 in 2004 from $3,126,328 in 2003. The reason for the significant increase from 2003 to 2004 is that the company only owned the Jacksonville and Portland communities for seven months during the calendar year ended 2003 as compared, to a full year of ownership during 2004. In addition to the different timeframes being compared there were also significant increases due to the renovations and capital improvements which are more fully explained below.

JACKSONVILLE COMMUNITIES

Depreciation increased to $2,126,964 in 2004 from $889,702 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed to the increase was significant capital improvements during 2004. The renovated communities increased fixed assets by approximately $7.1 million leading to the increased depreciation expense during 2004.

PORTLAND COMMUNITIES

Depreciation increased to $1,223,385 in 2004 from $707,818 in 2003. The primary reason for the significant increase from 2003 to 2004 is that the company only owned the communities for seven months during the calendar year ended 2003 as compared to a full year ownership during 2004. Another factor that we believe contributed, although not as materially, was the repairs and renovations during 2004.

SEATTLE COMMUNITIES

The Seattle communities did have planned renovations but they were not significant and therefore the communities did not incur any material changes between periods.

ORGANIZATIONAL COSTS

Organizational costs of $1,426,406 were incurred during 2003 as compared to $0 during 2004. The costs represent one time charges related to the creation of the company.

OTHER EXPENSES

Other expenses decreased to $116,977 in 2004 from $336,751 in 2003. The primary reason for the significant decrease is that during the initial year of ownership the company was meeting with the property management companies on a regular basis to ensure that renovations and capital improvements as well as leasing and overall management were going according to schedule. This additional oversight resulted in materially more travel and asset management costs, which have subsequently decreased to

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

stable levels. Additionally there were some additional legal and accounting cost during 2003 that were one time charges.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005

Since completion of the rehabilitation and renovations related to the repositioning, all the communities have continued to experience stabilized operations resulting in improved revenue streams, from both higher occupancy and higher monthly rents. In addition costs are now more in line with average industry standards within their respective regions. Since the communities have been repositioned, tenant turnover has decreased and is expected to remain consistent with market norms. Management believes that the comparison of results for the three months ended March 31, 2004 and the three months ended March 31, 2005 are indicative of the renovations and repositioning taking hold and are of the opinion that operations will continue to improve as the local and national economies continue to strengthen.

TOTAL REVENUE

Total revenue has increased to $5,705,952 for the three months ended March 31, 2005 from $5,390,394 for the same timeframe in 2004. The reason for the increase from 2004 to 2005 is the substantial completion of renovations at the communities, improved occupancy, lower tenant turnover and a higher credit quality tenant based which reduces bad debt expense.

PROPERTY OPERATING COSTS

Property operating costs decreased to $1,876,994 for the three months ended March 31, 2005 from $2,137,305 for the same timeframe in 2004. The reason for the decrease from 2004 to 2005 is the substantial completion of the renovations of the communities. With the stabilization of all the communities being at or near completion, the communities have been able to go back to normal staffing levels and the turnover costs to prepare vacant units for re-leasing has dropped proportionately as occupancy has increased.

GENERAL AND ADMINISTRATIVE COSTS

General and Administrative costs did not materially change between periods.

MANAGEMENT FEES

Management fees did not materially change between periods.

INTEREST EXPENSE

Interest expense on the mortgages did not materially change between periods.


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

Interest expense on line of credit -- related party costs did not materially change between periods.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization did not materially change between periods.

OTHER EXPENSES

There were no other expenses incurred during the three months ended March 31, 2005 as compared to $36,739 for the same period in 2004. This is reflective of the winding down of the renovations and capital improvements, improved leasing and improved overall management at the communities, thus requiring less onsite oversight by management.

OCCUPANCY

In addition to general and administrative and operating costs, overall occupancy is one of the main measures that management utilizes to track and monitor the communities. The table below presents the average overall occupancies for the portfolios for the years ended December 31, 2003 and 2004, the occupancy as of December 31, 2004, March 31, 2004 and March 31, 2005.


                AVERAGE       AVERAGE     OCCUPANCY    OCCUPANCY     OCCUPANCY
               OCCUPANCY     OCCUPANCY      AS OF        AS OF         AS OF
PORTFOLIO        2003          2004       12/31/04      3/31/04       3/31/05
------------   ---------     ---------    ---------    ---------     ---------
Seattle           94            93           94           94            96
Jacksonville      93            90           89           89            96
Portland          92            87           92           87            90


The repositioning process requires management to decrease occupancy soon after purchasing the communities to allow for vacant units to be renovated and re-leased. Most of the communities experienced a similar pattern of an initial drop in occupancy, then over a 12-18 month period as more units are renovated occupancy improves to levels at or above the original occupancy. The time horizon of nearly two years represented above reflects a typical pattern of occupancies during this process. While the Jacksonville and Seattle communities reflect an overall increase in occupancy, the Portland communities continue to lag slightly behind as the local economy in the greater Portland area continues to improve. It is management's opinion that as the local economy continues to improve so will the occupancies at the Portland communities.

In February 2005, there was a fire in Spicewood Springs located in Jacksonville, Florida. The fire damaged six of the 512 units and resulted in the death of one tenant. Three of the units incurred only minor damage and were placed in service within six weeks. The other three units are expected to be placed in service by October 2005. Property insurance is expected to cover the total cost of repairs less the $25,000 deductible, and rental loss insurance is expected to cover income losses from the damaged units. The 2004 renovation and repositioning of the property addressed deferred maintenance, including exterior painting. None of these improvements were impacted by the fire. For the remainder of the first quarter 2005, the property averaged 94.0% occupancy.

Another part of the repositioning process is to increase rents. All but two of the communities have a higher average annual rent than when they were purchased. The communities; Settler's Point located in Salt Lake City, Utah and Bridge Creek located in Portland, Oregon have seen their local economies struggle. However, it is management's opinion that both local economies are improving and that the communities will soon experience growth and success similar to the other communities.

                           RELATED PARTY TRANSACTIONS

On May 15, 2003, we acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. We executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction. BCMR Seattle, Inc. recognized a gain of $43,192 upon the sale and returned all capital to its shareholder. The gain is included in total revenue on the consolidated statements of operations of BCMR Seattle, Inc.

The management agent for the Jacksonville communities is Bainbridge Management Jacksonville LLC, which is affiliated with Bainbridge Jacksonville LLC, the member manager of BC-Bainbridge LLC, which is the 100% owner of each of the owners of the Jacksonville communities. The management agent and owner of each of the Jacksonville communities entered into a management agreement for an initial one-year term with automatic annual renewals unless terminated by either party after thirty days notice by the owner or sixty days notice by the management agent, and for compensation to the management agent in the amount of 3.5% of gross income of the community.

The management agent for the Portland and Salt Lake City communities and the Seattle communities is Pinnacle Realty Management Company, which is affiliated with GFS Equity Management LLC, the member manager of BC-GFS LLC and BC-GFS II LLC, which are each the 100% owner of each of the owners of the Portland and Salt Lake City communities and the Seattle communities. The management agent and owner of each of the Portland and Salt Lake City communities and the Seattle communities entered into a management agreement for an initial one-year term with automatic monthly renewals unless terminated by either party after thirty days notice. The compensation to the management agent for the Portland and Salt Lake City communities is in the amount of 4.0% of gross income of the community (of which 0.5% is payable after the company has received the preferred return on its unreturned capital contributions). The compensation to the management agent for the Seattle communities is in the amount of 3.5% of gross income of the community.

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

                          CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the company to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, the company reviews these estimates and assumptions including those related to revenue recognition, asset lives and depreciation and impairment of long-lived assets. These estimates are based on the company's historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The company believes, however, that the estimates, including those for the above-listed items, are reasonable.

The company believes the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

BASIS OF ACCOUNTING

The company's consolidated financial statements have been prepared using the accrual method of accounting.

In June 2001, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents, therefore the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

REAL ESTATE

Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of seven years for personal property, 40 years for buildings and 20 years for land improvements.

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

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company reviews real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

INCOME TAXES

The company will operate in a manner intended to qualify as a real estate investment trust for federal income tax purposes. A trust which distributes at least 90% of its real estate investment trust taxable income to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders. Therefore, federal income taxes are expected to be immaterial. The company is obligated for state taxes, generally consisting of franchise or gross receipts taxes in certain states and are expected to be immaterial.

USE OF ESTIMATES

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The company controls, through ownership and by agreement, the operating limited liability companies and their respective subsidiaries that own the apartment communities in which the company has an interest, all of which are consolidated within the Company for financial reporting purposes. All intercompany transactions have been eliminated in consolidation.

The company controls BCMR Seattle, A Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle communities.

The company is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville communities.

The company is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portland/Salt Lake City communities.

OTHER

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003 and apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. The company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46 is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145," among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No.
30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The company adopted the standard effective January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on our financial position or results of operations.

The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the company.

The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The company does not currently have stock based employee compensation.

FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of

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

lndebtedness of Others--an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The company has made the disclosures required by FIN 45.

                                   MANAGEMENT

                                     GENERAL

We will operate under the direction of our board of directors, the members of which are accountable to our company as fiduciaries. The regulations of the North American Securities Administrators Association require review and ratification of our articles of incorporation by a majority vote of our directors and of our independent directors. All of our directors have reviewed and ratified our articles of incorporation and have adopted our bylaws. Our board of directors will be responsible for the management and control of our affairs; however, our board will retain the Advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of our board.

The directors are not required to devote all of their time to our company and are only required to devote such of their time to the affairs of our company as their duties require. Our board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the directors, will have a fiduciary duty to our company.

The directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of our company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, we will follow the policies on investments set forth in this prospectus. See "Investment Policies and Policies With Respect to Certain Other Activities."

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

The independent directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, net assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of our board of directors. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve each transaction with the Advisor or its affiliates. Our board of directors will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory services agreement. The independent directors will determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and will supervise the performance of the Advisor and the compensation paid to it by our company to determine that the provisions of the advisory services agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of our investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by the Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of our board of directors. Our board of directors must determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us.

                        DIRECTORS AND EXECUTIVE OFFICERS

Our board currently consists of five directors, three of whom are independent directors. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a plurality of the votes cast at that meeting.

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The following table sets forth information concerning the individuals who will be our directors and executive officers upon the consummation of this offering:

   NAME                   AGE   POSITION
   ----                   ---   --------
   John P. Manning         57   Chairman, Chief Executive Officer and Director
   Jeffrey H. Goldstein    44   President, Chief Operating Officer and Director
   Kevin P. Costello       59   Executive Vice President
   Richard J. DeAgazio     60   Executive Vice President
   Daniel P. Petrucci      41   Senior Vice President
   Marc N. Teal            41   Senior Vice President, Chief Financial Officer,
                                Treasurer and Secretary
   Mark W. Dunne           50   Senior Vice President
   Philip S. Cottone       65   Director
   Kevin C. Phelan         60   Director
   Nicholas L. Iacuzio     65   Director

The following is a biographical summary of the experience of our executive officers and directors:

Mr. Manning is also co-founder, and since 1974 has been the President and Chief Executive Officer of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership ("Boston Capital") which owns 100% of the Advisor and 66 2/3% of the Dealer-Manager. As founding CEO of Boston Capital Corporation, Mr. Manning's primary responsibilities include strategic planning, business development and the continued oversight of new opportunities. In addition to his responsibilities at Boston Capital, Mr. Manning is a proactive leader in the multifamily real estate industry. He served in 1990 as a member of the Mitchell-Danforth Task Force, which reviewed and suggested reforms to the Low Income Housing Tax Credit program. He was the founding President of the Affordable Housing Tax Credit Coalition and is a former member of the board of the National Leased Housing Association. During the 1980s he served as a member of the Massachusetts Housing Policy Committee as an appointee of the Governor of Massachusetts. In addition, Mr. Manning has testified before the U.S. House Ways and Means Committee and the U.S. Senate Finance Committee on the critical role of the private sector in the success of the Low Income Housing Tax Credit. In 1996, President Clinton appointed him to the President's Advisory Committee on the Arts at the John F. Kennedy Center for the Performing Arts. In 1998, President Clinton appointed Mr. Manning to the President's Export Council, the premier committee comprised of major corporate CEOs that advise the President in matters of foreign trade and commerce. In 2003, Mr. Manning was appointed by Boston Mayor Tom Menino to the Mayor's Advisory Panel on Housing. Mr. Manning sits on the Board of Directors of the John F. Kennedy Presidential Library in Boston, where he serves as Chairman of the Distinguished Visitors Program. He also serves on the Board of Directors of the Beth Israel Deaconess Medical Center in Boston. Mr. Manning is a graduate of Boston College.

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Mr. Goldstein is also Chief Operating Officer and has been Director of Real
Estate of Boston Capital Corporation since 1996. He directs Boston Capital Corporation's comprehensive real estate services, which include all aspects of origination, underwriting, due diligence and acquisition. As COO, Mr. Goldstein is responsible for the financial and operational areas of Boston Capital Corporation and assists in the design and implementation of business development and strategic planning objectives. Mr. Goldstein previously served as the Director of the Asset Management division as well as the head of the dispositions and troubled assets group. Utilizing his 16 years experience in the real estate syndication and development industry, Mr. Goldstein has been instrumental in the diversification and expansion of Boston Capital Corporation's businesses. Prior to joining Boston Capital in 1990, Mr. Goldstein was Manager of Finance for A.J. Lane & Co., where he was responsible for placing debt on all new construction projects and debt structure for existing apartment properties. Prior to that, he served as Manager for Homeowner Financial Services, a financial consulting firm for residential and commercial properties, and worked as an analyst responsible for budgeting and forecasting for the New York City Council Finance Division. He graduated from the University of Colorado and received his MBA from Northeastern University.

Mr. Costello is also Executive Vice President and has been Director of Institutional Investing of Boston Capital Corporation since 1992 and serves on the firm's Executive Committee. He is responsible for all corporate investment activity and has spent over 20 years in the real estate syndication and investment business. Mr. Costello's prior responsibilities at Boston Capital Corporation have involved the management of the Acquisitions Department and the structuring and distribution of conventional and tax credit private placements. Prior to joining Boston Capital Corporation in 1987, he held positions with First Winthrop, Reynolds Securities and Bache & Company. Mr. Costello graduated from Stonehill College and received his MBA with honors from Rutgers' Graduate School of Business Administration.

Mr. DeAgazio also has been Executive Vice President of Boston Capital Corporation, and President of Boston Capital Securities, Inc., Boston Capital's NASD-registered broker/dealer since 1981. Mr. DeAgazio formerly served on the national Board of Governors of the NASD. He recently served as a member of the National Adjudicatory Council of the NASD. He was the Vice Chairman of the NASD's District 11 Committee, and served as Chairman of the NASD's Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the NASD State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and

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

past President of the Real Estate Securities and Syndication Institute (Massachusetts Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresner Securities (USA), Inc., an international investment banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He has been a member of the Boston Stock Exchange since 1967. He is on the Board of Directors of Cognistar Corporation. He serves on the Board of Trustees of Bunker Hill Community College, the Business Leaders Council of the Boston Symphony, the Board of Trustees of Junior Achievement of Northern New England, the Board of Advisors for the Ron Burton Training Village and is on the Board of Corporators of Northeastern University. He graduated from Northeastern University.

Mr. Petrucci is also Senior Vice President and has been Director of Structured Finance and Portfolio Management of Boston Capital Corporation since 1998. He is responsible for all lower-tier pricing and portfolio building and all corporate and retail fund portfolio management. Prior to accepting his current responsibilities, he performed duties in the areas of real estate origination, underwriting and acquisitions. Mr. Petrucci has more than 18 years of real estate, finance and syndication experience. Prior to joining Boston Capital Corporation in 1990, he was responsible for conducting all aspects of due diligence on commercial and multifamily acquisition candidates for the Krupp Companies, a leading real estate syndication, development and lending institution. He is a graduate of Marquette University, Milwaukee, Wisconsin.

Mr. Teal also has been Senior Vice President and Chief Financial Officer of Boston Capital Corporation since May 2003. Mr. Teal previously served as Senior Vice President and Director of Accounting and prior to that served as Vice President of Partnership Accounting. In his current role as Chief Financial Officer, he oversees all of the accounting, financial reporting, SEC reporting, budgeting, audit, tax and compliance for Boston Capital, its affiliated entities and all Boston Capital-sponsored programs. Additionally, Mr. Teal is responsible for maintaining all banking and borrowing relationships of Boston Capital Corporation and treasury management of all working capital reserves. He also oversees Boston Capital's information and technology areas, including the strategic planning. Mr. Teal has more than 18 years of finance and accounting experience. Prior to joining Boston Capital in 1990, Mr. Teal was a Senior Accountant for Cabot, Cabot & Forbes, a multifaceted real estate company, and prior to that was a Senior Accountant for Liberty Real Estate Corp. He received a Bachelor of Science in Accountancy from Bentley College and received a Masters in Finance from Suffolk University.

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Mr. Dunne is Senior Vice President and Director of Market Rate Housing for
Boston Capital Corporation. Capitalizing on his 20 years in real estate and finance, Mr. Dunne oversees market rate housing initiatives for Boston Capital. Working with the Originations and Acquisitions teams, Mr. Dunne and his staff identify experienced development partners with a solid track record in multifamily development seeking to acquire and construct low-rise to mid-rise properties with 150 to 500 units and identify apartment properties with 150 to over 400 units meeting established investment parameters for direct investment. Prior to joining Boston Capital in 2002, Mr. Dunne served from 1989 to 2002 as President of River Partners, Inc. a real estate services company in Boston, Massachusetts. In this capacity, he was engaged by PaineWebber Properties from 1991 to 2002 and served as Head of Portfolio Management and Dispositions from 1996 to 2002. In addition, Mr. Dunne served from 1998 to 2002 as Director of Asset Management for real estate equity investments for PaineWebber, Inc. Previously, he held positions in real estate development and commercial lending. He holds an AB from Syracuse University and an MS from MIT.

Mr. Cottone is President of Property Trust Advisory Corporation, a real estate investment and advisory company located in Devon, PA; a Vice President of Rutherford Brown & Catherwood, a Philadelphia, PA, broker-dealer; and a Vice President of Universal Field Services, a Tulsa, OK, right of way contract services firm. He has been active in real estate investment, development and syndication nationwide since 1983. He is a director of Government Properties Trust, (NYSE:GPP); of a subsidiary of Universal; and of RC Company, Inc., a Paoli, PA, general contractor. He was General Counsel and a member of the Executive Committee of the International Right of Way Association from 1976 to 1983, and 1998 to 2002, and a trustee and Treasurer of the Right of Way International Education Foundation from 1983 to 1998. Mr. Cottone is a Counselor of Real Estate (CRE) and was the 2004 national Chair. He was 1988 President of the Real Estate & Syndication Institute (RESSI). Mr. Cottone was Vice Chair of the Board of Governors of the NASD in 1993, Chair of the NASD National Business Conduct Committee in 1992 and Chair of the National Arbitration & Mediation Committee from 1995 to 1998. He serves as a mediator for the NASD, NYSE, and The Counselors of Real Estate. By invitation he has testified before the House, Senate and administrative agencies of the federal government on real estate securities, and he is a lecturer on the subject on the faculty of the Real Estate Institute of New York University. Mr. Cottone received an AB from Columbia College, an LLB from New York University School of Law and is a retired member of the New York bar.

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

Mr. Phelan is Executive Vice President of the Executive Committee, and Director and Partner of Meredith & Grew ("M&G"), a full service real estate firm. Mr. Phelan joined M&G in 1978 and established the Finance and Capital Markets Group. Under Mr. Phelan's direction, the capital markets group has become the second largest in the New England region. The department services $1 billion in loans and acts as correspondent for approximately thirteen financial institutions and produces in excess of $500 million in real estate loans annually. The Finance and Capital Markets Group is headquartered in Boston, Massachusetts. Prior to joining M&G, Mr. Phelan was a Vice President at State Street Bank & Trust Co., where he was responsible for commercial lending. He was instrumental in the restructuring and repositioning of a 750,000 square foot project known as State Street South. Mr. Phelan holds many Directorships and served on Correspondent Advisory Councils for AEGON U.S.A Realty Advisors, Inc. and Nationwide Life. He graduated from Providence College and received his MBA from Boston College. Mr. Phelan was elected to serve as a director of our company as a result of the resignation for personal reasons of W. Pearce Coues.

Mr. Iacuzio is the Chief Financial Officer of H2O Applied Technologies and H2O Capital Partners. He also maintains a real estate consulting practice specializing in housing and real estate syndications. In 2000, Mr. Iacuzio retired as a partner from the firm of PricewaterhouseCoopers (previously Coopers & Lybrand) where he led the Boston office real estate practice. At PricewaterhouseCoopers, Mr. Iacuzio was involved in the formation and audit of various real estate investment trusts and assisted in many real estate syndications. He also was a member of the firm's real estate investment trust advisory group. Prior to joining Coopers & Lybrand in 1990, he headed the Boston office Accounting and Auditing Department of Laventhal & Horwath a national audit firm where he was a partner for 20 years. Mr. Iacuzio currently serves on the Executive committee and Board of Directors of Reagle Players, Inc. a community theatre group in Waltham, MA. He graduated from Bentley School of Accounting and Finance in 1960. Mr. Iacuzio was elected to serve as a director of our company as a result of the resignation for personal reasons of Stephen Puleo.

                              INDEPENDENT DIRECTORS

Under our articles of incorporation, a majority of our board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors will nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with

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

or serve as an officer or director of the Advisor or its affiliates, or serve as a director of more than three REITs organized by the Advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for our company. Messrs. Cottone, W. Pearce Coues, and Stephen Puleo were our initial independent directors. Messrs. Coues and Puleo resigned from our board of directors for personal reasons. Messrs. Cottone, Phelan and Iacuzio are our current independent directors.

                      COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE. The board has established an Audit Committee. A majority of the members of the Audit Committee must be independent directors, and all of its members must be directors. Currently, the members of the Audit Committee are Messrs. Cottone, Phelan, and Iacuzio and Mr. Iacuzio is its chairman.

OTHER COMMITTEES. The board has established a Compensation Committee consisting entirely of directors. At least a majority of the members of this committee, and any other committee our board may establish, must be independent directors. Currently, the members of the Compensation Committee are Messrs. Cottone, Phelan and Manning and Mr. Cottone is its chairman.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Following completion of this offering, we anticipate that each independent director will receive an annual retainer of $50,000, as well as $1,000 for each meeting attended in person ($375 for each telephonic meeting in which the director participates), including committee meetings, except for a committee meeting attended in person held in connection with a board meeting attended in person, for which the director will receive $500. During the offering period, the annual retainer may be reduced, all or a part of it may be deferred, or all or a part of it may be paid in stock valued at $10 per share or in a combination of stock and cash. In addition, the independent directors receive, upon initial election to our board, an option to purchase 5,000 shares of our common stock, and annually each year after their initial election receive an option to purchase 5,000 shares of our common stock. The option exercise price is the fair market value of our common stock on the date prior to the date of initial election or prior to the date of our annual meeting, as applicable. We will not pay any compensation to our officers and directors who also serve as officers of the Advisor. In connection with their election to our board, Messrs. Cottone, Phelan and Iacuzio were each granted options to purchase 5,000 shares at $10 per share.

                              EQUITY INCENTIVE PLAN

We have adopted the Boston Capital Real Estate Investment Trust, Inc. 2004 Equity Incentive Plan. The incentive plan is designed to enable the Advisor and its affiliates to obtain or retain the services of employees, and

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

to enable us, the Advisor and its affiliates to retain or obtain the services of consultants, considered essential to our long-range success by offering such persons incentives under the plan. The incentive plan is administered by our compensation committee. The maximum number of shares available for issuance under the incentive plan is 4,000,000 shares of common stock, or approximately 14% of the total outstanding shares of our common stock if 29,500,000 shares are sold in this offering. Under the incentive plan, the maximum number of shares of common stock for which options may be granted to any person in any calendar year and the aggregate maximum number of shares subject to other awards which may be delivered (or the value of which may be paid) to any person in any calendar year under the incentive plan are each 100,000. No shares will be issued under the incentive plan with an exercise price less than 100% of the fair market value of the stock at the time of issuance. A copy of the incentive plan has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

                           NON-QUALIFIED STOCK OPTIONS

The incentive plan permits the granting of "non-qualified" stock options to participants subject to the absolute discretion of our compensation committee and applicable limitations of the incentive plan. The option exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant.

The term of each option is fixed by our compensation committee, but may not exceed ten years from the date of grant. If an optionee's employment or other association with our company, the Advisor or its affiliates is terminated, whether voluntarily or otherwise, any outstanding option of the optionee ceases to be exercisable not less than six months following the date of termination if termination is caused by death or disability and not less than 30 days from the date of termination if termination is caused by other than death or disability, unless employment is terminated for cause. Upon exercise of options, the option exercise price must be paid in full either in cash or, if our compensation committee permits, by delivery of shares of common stock already owned by the optionee.

                                RESTRICTED STOCK

Our compensation committee may also award shares of our common stock to participants, subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or consulting arrangement with our company, the Advisor or its affiliates through a specified restricted period. Performance goals could include our achievement of a certain level of financial performance or the achievement of goals more directly related to the property acquisition, managerial or financial services the person is providing to us. If the

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performance goals and other restrictions are not attained, the participants will forfeit their shares of restricted stock. The purchase price of shares of restricted stock, if any, will be determined by our compensation committee.

                               UNRESTRICTED STOCK

Our compensation committee may also grant shares of our common stock, at no cost, or for a purchase price determined by our compensation committee, which are free from any restrictions under the incentive plan. Shares of unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to those participants.

                            PERFORMANCE SHARE AWARDS

Our compensation committee may also grant performance share awards of our common stock to participants entitling the participants to receive shares of our common stock upon the achievement of individual or company performance goals and such other conditions as our compensation committee may determine.

                                 INDEMNIFICATION

Our articles contain provisions indemnifying each director and officer for personal losses or liability reasonably incurred by the director or officer in connection with any act or omission performed or omitted to be performed on behalf of the Company, provided that the director or officer has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the Company. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc. (the "NASAA Guidelines") and the Maryland General Corporation Law. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by a non-independent director or the gross negligence or willful misconduct of an independent director and that the act or omission that was material to the loss or liability was not committed in bad faith or was not the result of active or deliberate dishonesty. In addition, our articles provide for the advancement of costs, expenses and attorneys' fees, in accordance with the procedures under the Maryland General Corporation Law and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary. Furthermore, subject to the NASAA Guidelines, our officers and directors are indemnified against specified liabilities by the soliciting dealers, and the soliciting dealers are indemnified against certain liabilities by us, under the soliciting dealer agreements relating to this offering and for specified liabilities and expenses pursuant to the advisory services agreement between us and the Advisor.

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Subject to the NASAA Guidelines, we have agreed to indemnify the Dealer-Manager against liabilities, including liabilities under the Securities Act, arising out of a breach or alleged breach by us of any of our representations and warranties or arising out of an untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which it is a part, or arising out of the omission or alleged omission to state in those documents a material fact required to be stated in those documents necessary to make the statements not misleading. The Dealer-Manager has agreed to indemnify us against liabilities arising out of the failure or alleged failure by the Dealer-Manager to perform under the Dealer-Manager Agreement or arising out of any untrue statement or alleged untrue statement of a material fact made by the Dealer-Manager to any offeree or purchaser of shares in this offering (other than any statement contained in this prospectus or in any sales literature authorized by us) or arising out of any omission or alleged omission by the Dealer-Manager to state to any offeree or purchaser a material fact necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances in which they were made (other than any such material fact omitted from this prospectus). Subject to the NASAA Guidelines, we also have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement between the Advisor and our company.

As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in these agreements. Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

                 THE ADVISOR AND THE ADVISORY SERVICES AGREEMENT

                                    OVERVIEW

Our Advisor is Boston Capital REIT Advisors, LLC, a Delaware limited liability company that is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. Some of our officers and directors are also officers of the Advisor. John P. Manning is the sole shareholder of Boston Capital Corporation, the general partner of Boston Capital Holdings Limited Partnership and the manager of the Advisor. (See "Conflicts of Interest.") The Advisor has contractual responsibility to our company and our stockholders pursuant to an advisory services agreement. Our company has no employees of its own.

While we have no present plans to do so, we may in the future decide to perform the advisory services function ourselves.

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The following table sets forth information concerning the individuals who are the directors and executive officers of the Advisor:

   NAME                   AGE   POSITION
   ----                   ---   --------
   John P. Manning         57   President
   Jeffrey H. Goldstein    44   Executive Vice President, Treasurer and Clerk
   Kevin P. Costello       59   Executive Vice President
   Richard J. DeAgazio     60   Executive Vice President
   Marc N. Teal            41   Senior Vice President, Assistant Treasurer and
                                Assistant Clerk
   Mark W. Dunne           50   Senior Vice President
   Daniel P. Petrucci      41   Senior Vice President
   Theodore Trivers        51   Senior Vice President

The backgrounds of Messrs. Manning, Goldstein, Costello, DeAgazio, Teal, Dunne and Petrucci are described in the "Management--Directors and Executive Officers" section of this prospectus. The following is a biographical summary of the experience of Mr. Trivers and of other persons who will be performing services to the Advisor.

Frank L. Chandler, age 43, has been Senior Vice President and National Sales Director for Boston Capital Securities, Inc., the NASD-registered broker/dealer since 2003. From 2002 to 2003, he held the position of Vice President and Director of Sales. Prior to that, from 2000 to 2002, he was Assistant Vice President and Director of Internal Sales. From 1997 to 2000 he held the position of Sales Desk Manager. He is currently charged with managing and overseeing the firm's sales team, key accounts and direct sales. Prior to joining Boston Capital Securities, Inc., Mr. Chandler was the President of a financial services video marketing company. Prior to that, he was a financial executive and Vice President at Bear Stearns & Co. and a registered representative at both Drexel Burnham Lambert and Smith Barney. Mr. Chandler is currently serving a 3-year term as a member of the NASD District 11 Committee. Mr. Chandler attended Syracuse University prior to receiving a Bachelor of Arts degree from Skidmore College.

Eileen P. O'Rourke, age 49, is Senior Vice President and Director of Taxation and Housing Compliance for Boston Capital Corporation. Ms. O'Rourke has over 20 years experience in taxation and accounting. Ms. O'Rourke served as the Director of Asset Management for Boston Capital Corporation from 1997 to 2002. Prior to joining Boston Capital in 1995, she was the Partnership Tax Controller at First Data Investor Services Group, Inc., where she directed the tax compliance of real estate public partnerships and the issuance of 200,000 investors' K-1s annually. Before that she held positions as a Senior Tax Accountant with Culp, Elliott and Carpenter, P.C., and as a Senior Auditor with the Internal Revenue Service. She is Chair of the Housing Credit Certified Professional Board of Governors and is a member of the American Institute of Certified Public Accountants, the Massachusetts and North Carolina Societies of Certified Public Accountants, as well as New England Women in Real

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Estate. Ms. O'Rourke graduated with honors from Russell Sage College and is licensed as a Certified Public Accountant.

Steven M. Spall, age 42, has been a Senior Vice President and Director of Asset Management since January 2002. Mr. Spall joined Boston Capital Corporation in 1993 with previous experience as an Asset Manager with the Weissberg Development Corporation in Arlington, Virginia, and The Grossman Companies in Quincy, Massachusetts. From 1993 to 2002 he worked in the Acquisitions Department and has been responsible for developing and maintaining successful relationships with many of Boston Capital's most important general partners. He has an MBA with a concentration in finance from Suffolk University and a BA in economics from the State University of New York at Oswego.

Mr. Trivers, age 51, is also Senior Vice President and has been Director of Underwriting and Due Diligence for Boston Capital Corporation since 1993. He directs the underwriting and acquisition of properties for the Boston Capital portfolios and serves on the Investment Committee and the Disposition Committee. From 2002 to 2003, Mr. Trivers served as Director of Tax Credit Acquisitions. He has 24 years experience in real estate development, construction, finance and property management. Prior to joining Boston Capital in 1993, Mr. Trivers was Treasurer of New England Communities, Inc., a regional real estate acquisition, asset management and property management company located in Massachusetts. Mr. Trivers received a Bachelor of Science degree in business and an MBA from Babson College.

                         THE ADVISORY SERVICES AGREEMENT

Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the advisory services agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate, will, subject to the authority of our board:

- find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

- structure the terms and conditions of transactions pursuant to which acquisitions of communities will be made;

- acquire communities on our behalf in compliance with our investment objectives and policies;

-  arrange for financing and refinancing of communities; and

-  enter into property management contracts for the communities acquired.

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The initial term of the advisory services agreement ends on the first anniversary of the initial closing of shares in this offering and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory services agreement may be terminated without cause by a majority of our independent directors or the Advisor upon 60 days' written notice.

The Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory services agreement, the Advisor must devote sufficient resources to the administration of our company to discharge its obligations. The Advisor may assign the advisory services agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory services agreement to a successor entity.

The Advisor may not make any acquisition of a community or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in communities will be determined in the sole discretion of the Advisor, subject at all times to such board approval.

Pursuant to the advisory services agreement, we will pay the Advisor fees and reimbursements, as shown in "Compensation and Fees." The fees include:

- a monthly asset management fee equal to 1/12th of .75% of the total amount invested in communities (exclusive of acquisition fees and acquisition expenses), including the original principal amounts of mortgages assumed on acquisition of the communities;

- a subordinated disposition fee equal to the lesser of 3% of the contract price for communities sold or one-half of a competitive real estate commission, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital; and

- a subordinated share of net sale proceeds equal to 15% of net sale proceeds, payable only after investors have received a return of 100% of their invested capital plus a 6% annual cumulative noncompounded return on their invested capital.

We will also reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including:

- organization and offering expenses in an amount up to 2.25% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor;

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

- the annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

- administrative services including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

- acquisition expenses, which are defined to include expenses related to the selection and acquisition of communities, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate communities before reserves for depreciation or bad debts, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

In the event the advisory services agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and a special termination payment equal to the projected asset management fee for the one-year period following termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The board of directors may in the future decide that our company should assume direct responsibility for some or all of the Advisor's duties and self-administer such duties. To facilitate the assumption of such responsibilities, the directors may determine to acquire all or a portion of the Advisor or its affiliates in exchange for cash, stock or other consideration. Any such acquisition would be subject to the conflict of interest provisions of our

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

articles of incorporation governing transactions with the Advisor and its affiliates, which generally require a finding by a majority of the directors (including a majority of the independent directors) that the transaction is fair and reasonable to the company. Depending on the circumstances and the nature and amount of the consideration, a shareholder vote may not be required to authorize such an acquisition.

                           OTHER AFFILIATED COMPANIES

                                 DEALER-MANAGER

Boston Capital Securities, Inc., our Dealer-Manager, is a member firm of the NASD. The Dealer-Manager was organized in 1982 for the purpose of participating in and facilitating the distribution of securities of other programs sponsored by Boston Capital.

The Dealer-Manager will provide certain wholesaling, sales promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. (See "Selling and Escrow Arrangements.") The Dealer-Manager will also serve as reinvestment agent for our reinvestment plan. (See "Summary of Reinvestment Plan.")

Boston Capital Holdings Limited Partnership and Richard J. DeAgazio are the stockholders of the Dealer-Manager. Mr. DeAgazio is the President, Marc N. Teal is the Executive Vice President, Treasurer and Clerk, and Mr. DeAgazio and John
P. Manning are the directors of the Dealer-Manager. Mr. Manning is also the owner, President and Chief Executive Officer of the general partner of Boston Capital Holdings Limited Partnership. (See "Conflicts of Interest.")

                              MANAGEMENT DECISIONS

The primary responsibility for the management decisions of the Advisor and its affiliates, including the selection of investment properties recommended to our board of directors, the negotiation for these investments, and the selection of property managers for these investment properties resides in an Investment Committee consisting of John P. Manning, Jeffrey H. Goldstein, Theodore Trivers and Mark Dunne. Our board of directors must approve all acquisitions of real estate properties and all contracts with property managers.

                              COMPENSATION AND FEES

The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by our company to the Advisor and its affiliates, exclusive of any distributions to which the Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering.

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

The following arrangements for compensation and fees to the Advisor and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its affiliates under more than one category.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                                OFFERING STAGE

SELLING COMMISSIONS--      Up to 7.0% gross           $  2,065,000   $ 70,000,000
BOSTON CAPITAL             offering proceeds.
SECURITIES                 Boston Capital
                           Securities, our
                           Dealer-Manager, intends
                           to reallow 100% of
                           commissions earned to
                           participating
                           broker-dealers.

DEALER-MANAGER FEE--       Up to 2.0% of gross        $    590,000   $ 20,000,000
BOSTON CAPITAL             offering proceeds,
SECURITIES                 before reallowance to
                           participating
                           broker-dealers. Boston
                           Capital Securities, in
                           its sole discretion, may
                           reallow up to 1.5% of
                           its dealer-manager fee
                           to be paid to such
                           participating
                           broker-dealers
                           as additional
                           compensation, based on
                           such factors as the
                           volume of shares sold by
                           such participating
                           broker-dealers and
                           marketing support.

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

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                                OFFERING STAGE

REIMBURSEMENT OF           Up to 2.25% of gross       $    663,750   $ 22,500,000
ORGANIZATION AND           offering proceeds. All
OFFERING EXPENSES--THE     organization and
ADVISOR OR ITS AFFILIATES  offering expenses
                           (excluding selling
                           commissions and the
                           dealer-manager fee) will
                           be advanced by the
                           Advisor or its
                           affiliates and
                           reimbursed by us up to
                           2.25% of gross offering
                           proceeds.

                              ACQUISITION STAGE

ACQUISITION FEES--THE      Up to 2.70% of gross       $    796,500   $ 27,000,000
ADVISOR OR ITS             offering proceeds for
AFFILIATES (2)             the review and
                           evaluation of real
                           property acquisitions;
                           $1,444,844 of
                           acquisition fees have
                           been paid to an
                           affiliate, Boston
                           Capital Holdings Limited
                           Partnership.

                           The purchase price for
                           each community included
                           the prepaid acquisition
                           fees: $470,908 for the
                           Jacksonville communities
                           (1.89% of the offering
                           proceeds related to
                           Jacksonville); $552,794
                           for the Seattle
                           communities (2.74% of
                           the offering proceeds
                           related to Seattle); and
                           $421,142 for the
                           Portland/Salt Lake
                           communities (1.89%

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

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                              ACQUISITION STAGE

                           of the offering proceeds
                           related to Portland/
                           Salt Lake communities).
                           These amounts will be
                           deducted from the 2.70%
                           Acquisition Fee we have
                           agreed to pay our
                           Advisor with respect to
                           each of the communities.

                           If we do raise
                           sufficient funds to
                           repay the line of credit
                           indebtedness relating to
                           a community, the
                           acquisition fee due will
                           be paid less any amounts
                           previously prepaid.
                           Thus, if we raise only
                           the minimum offering of
                           $29.5 million, we will
                           keep only our interest
                           in the Jacksonville
                           community and,
                           accordingly, only pay
                           $325,592 in acquisition
                           fees, which represents
                           the $796,500 fee due
                           less the prepaid fee of
                           $470,908.

REIMBURSEMENT OF           Up to 0.5% of gross        $    147,500   $  5,000,000
ACQUISITION EXPENSES--     offering proceeds for
THE ADVISOR OR ITS         reimbursement of
AFFILIATES (2)             expenses related to real
                           property acquisitions,
                           such as legal fees,
                           travel expenses,
                           property appraisals,
                           title insurance premium
                           expenses and other
                           closing costs.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                              OPERATIONAL STAGE

ASSET MANAGEMENT           For the management of      Based on the communities
FEES--THE ADVISOR          our affairs we will pay    identified in this
                           the Advisor a monthly      prospectus, the
                           asset management fee       estimated maximum amount
                           equal to 1/12th of 0.75%   would be $117,778 per
                           of the amount invested     month. This amount will
                           in communities we wholly   increase if we acquire
                           own (including the         additional comments.
                           original principal
                           amount of any mortgage
                           indebtedness assumed
                           upon purchase), plus, in
                           the case of communities
                           in which we are a
                           co-venturer or partner,
                           our portion of such
                           amount with respect to
                           such communities,
                           exclusive of acquisition
                           fees and acquisition
                           expenses. The asset
                           management fee, which
                           will not exceed fees
                           which are competitive
                           for similar services in
                           the same geographic
                           area, may or may not be
                           taken, in whole or in
                           part as to any year, in
                           the sole discretion of
                           the Advisor. All or any
                           portion of the asset
                           management fee not taken
                           as to any fiscal year
                           will be deferred without
                           interest and may be
                           taken in such other
                           fiscal year as the
                           Advisor determines.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                              OPERATIONAL STAGE

LOAN INTEREST--BCP         9.5% per annum plus all    Based on the $56,596,665
FUNDING                    excess cash flow over      balance prior to
                           9.5%, payable quarterly    reaching the minimum
                           and to the extent not      offering, the annual
                           paid added to principal.   base interest paid is
                           In return for the line     $5,376,683. Any
                           of credit being            additional interest will
                           nonrecouse to the          be equal to the
                           company, we agreed to      distributable cash flow
                           pay additional interest    of the communities less
                           solely from cash           the 9.5% base interest.
                           available for debt         No such additional
                           service for the            interest was paid in
                           communities prior to the   2003 and 2004 because
                           repayment of the           there has not been any
                           line of credit             distributable cash flow.
                           attributable to each
                           community. Until the
                           line of credit
                           attributable to each
                           community is repaid by
                           the due date, including
                           any extensions,
                           effectively all cash
                           flow generated by such
                           community will be paid
                           to BCP Funding, LLC.
                           Additional interest is
                           payable quarterly only
                           to the extent of income
                           from communities still
                           subject to BCP Funding's
                           encumbrances. Such
                           additional interest
                           shall not be paid from
                           proceeds of this
                           offering or from cash
                           flow of communities
                           released from the lien.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                              OPERATIONAL STAGE

SUBORDINATED DISPOSITION   In connection with the     Actual amounts are
FEE--THE ADVISOR           sale of communities, an    dependent upon results
OR ITS AFFILIATES          amount not exceeding the   of operations and
                           lesser of: (A) 50% of      therefore cannot be
                           the reasonable,            determined at the
                           customary and              present time.
                           competitive real estate
                           brokerage commissions
                           customarily paid for the
                           sale of a comparable
                           property in light of the
                           size, type and location
                           of the property, or (B)
                           3.0% of the contract
                           price of each community
                           sold, subordinated to
                           distributions to
                           investors from sale
                           proceeds of an amount
                           which, together with
                           prior distributions to
                           the investors, will
                           equal (1) 100% of their
                           invested capital plus
                           (2) 6.0% annual
                           cumulative noncompounded
                           return on their invested
                           capital.

SUBORDINATED SHARE OF      After investors have       Actual amounts are
NET SALE PROCEEDS--THE     received a return of       dependent upon
ADVISOR (3)                their invested capital     results of operations
                           and a 6.0% annual          and therefore cannot
                           cumulative noncompounded   be determined at the
                           return on their invested   present time
                           capital, the Advisor is
                           entitled to receive 15%
                           of remaining net sale
                           proceeds. This is
                           payable only if we are
                           not listed on an
                           exchange.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ---------------------------
                              OPERATIONAL STAGE

SUBORDINATED INCENTIVE     Upon listing on a          Actual amounts are
LISTING FEE--THE           national securities        dependent upon results
ADVISOR (4)(5)             exchange or national       of operations and
                           securities market, a fee   therefore cannot be
                           equal to 10.0% of the      determined at the
                           amount by which (1) the    present time.
                           market value of our
                           outstanding stock plus
                           distributions paid by us
                           prior to listing exceeds
                           (2) the sum of the total
                           amount of investors'
                           aggregate invested
                           capital and the amount
                           of a 6.0% annual
                           cumulative noncompounded
                           return on invested
                           capital.

PROPERTY MANAGEMENT        3.5% to 4.0% of gross      Actual amounts are
FEE--AN AFFILIATE OF       income of each community   dependent upon results
GFS EQUITY                                            of operations and
MANAGEMENT LLC AND                                    therefore cannot be
AN AFFILIATE OF                                       determined at the
BAINBRIDGE JACKSONVILLE                               present time.
LLC

INCENTIVE MANAGEMENT       50% of all remaining       Actual amounts are
FEE--AN AFFILIATE OF       income from operations     dependent upon results
GFS EQUITY MANAGEMENT      of the communities in      of operations and
LLC AND AN AFFILIATE       excess of minimum cash     therefore cannot be
OF BAINBRIDGE              distribution thresholds    determined at the
JACKSONVILLE LLC           set for each community     present time.
                           including $50 annually
                           per apartment unit and
                           either an 11% or 12%
                           preferred return.

                                                       ESTIMATED      ESTIMATED
  TYPE OF COMPENSATION                                  MINIMUM        MAXIMUM
      AND RECIPIENT         METHOD OF COMPENSATION     AMOUNT (1)     AMOUNT (1)
-------------------------  ------------------------   ------------   ------------
                              OPERATIONAL STAGE

SALE PROCEEDS--GFS         For the Jacksonville       Actual amounts are
EQUITY MANAGEMENT          communities, an            dependent upon results
LLC AND BAINBRIDGE         affiliate of Bainbridge    of operations and
JACKSONVILLE LLC           Jacksonville LLC will      therefore cannot be
                           receive an advisory        determined at the
                           services fee equal to      present time.
                           20% of the remaining
                           proceeds and Bainbridge
                           Jacksonville LLC will
                           receive 6.25% of any
                           remaining sale proceeds.
                           For the Portland and
                           Salt Lake City
                           communities and Seattle
                           communities, GFS Equity
                           Management LLC will
                           receive 25% of any
                           remaining sale proceeds.

Notwithstanding the method by which we calculate the payment of operating expenses, as described in the table above, the total of all such operating expenses will not exceed, in the aggregate, the greater of 2% of the book value of the assets or 25% of cash net income as required by the NASAA guidelines.

----------
(1) The estimated minimum dollar amounts are based on the sale of a minimum of 2,950,000 shares to the public at $10 per share. The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10 per share. Except as noted, the sale of up to 5,000,000 shares at $9.30 per share pursuant to our dividend reinvestment plan is excluded from those amounts.

(2) Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we purchase, as required by the NASAA Guidelines. (3) The subordinated share of net sale proceeds and the subordinated incentive listing fee to be received by the Advisor are not mutually exclusive of each other. In the event that we become listed and the Advisor receives the subordinated incentive listing fee prior to its receipt of the subordinated participation in net sale proceeds, the Advisor will not be entitled to any such participation in net sale proceeds.

(4) If at any time the shares become listed on a national securities exchange or on the NASDAQ National Market, or, notwithstanding the absence of such listing,

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

     our stockholders elect to continue our company's existence after December 31, 2015, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve any new fee structure negotiated with the Advisor. In negotiating a new fee structure, the independent directors will consider all the factors they deem relevant, including but not limited to:

     - The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

     - The success of the Advisor in generating opportunities that meet our investment objectives;

     - The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     -  Additional revenues realized by the Advisor;

     -  The quality and extent of service and advice furnished by the Advisor;

     - The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     - The quality of our portfolio in relationship to the investments generated by the Advisor for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

(5) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is paid to the Advisor as a result of the listing of our shares, we will not be required to pay the Advisor any further subordinated participation in net sale proceeds.

In addition, the Advisor and its affiliates will be reimbursed only for the actual costs of goods and services used for or by us. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since the Advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of our company, such as the advisory fees for managing our affairs and the subordinated participation in net sale proceeds, the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. (See "Management--The Advisor--The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its affiliates, as described below.

THERE ARE CERTAIN RELATIONSHIPS BETWEEN OUR COMPANY AND OTHER ENTITIES PROVIDING SERVICES TO US The Advisor is a wholly owned subsidiary of Boston Capital Holdings Limited Partnership. John P. Manning, our Chairman and Chief Executive Officer, owns the general partner of and a limited partner interest in Boston Capital Holdings Limited Partnership. Boston Capital Holdings Limited Partnership also owns 66 2/3% of the Dealer-Manager. Boston Capital Funding, LLC, our line-of-credit lender, is a wholly owned subsidiary of Boston Capital Companion Limited Partnership. Mr. Manning also owns the general partner of and a limited partner interest in Boston Capital Companion Limited Partnership. Boston Capital Companion Limited Partnership owns 20,000 shares of our common stock.

GFS Equity Management LLC is an unaffiliated entity which is providing property management services for the Seattle and Portland/Salt Lake communities. In addition, in November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller for a purchase price of $51,366,000. In December, 2002, affiliates of the Advisor agreed to acquire the Seattle communities from GFS Equity Management LLC for possible investment by a group of private investors. GFS Equity Management LLC agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the initial management contract for the communities. The subordinated interest was given to create an incentive to GFS Equity Management LLC as management agent to maximize the cash flow of the communities. The subordinated economic interest allows GFS Equity Management LLC to participate in the cash distributions of the Seattle communities after we (the REIT) have received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, we will receive:

     (i) $50 annual per apartment unit (a total of 802 units times $50 equals $40,100 annually); and then

     (ii) a 12% preferred return on our unreturned capital contributions (which initially were $8,626,939)

We will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds from the sale of any of the Seattle communities will first be distributed to pay us any unpaid preferred return. Remaining sale proceeds will be distributed to us until we have received a return of our capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on our capital contributions. We will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.

During the term of the current first mortgage loans on the Portland and Salt Lake City communities, GFS Equity Management LLC is entitled to be paid 0.06% per annum from cash flow of BC-GFS-II-LLC as compensation to assume 100% of the risk of loss on the rate lock deposit paid to the permanent mortgage lender. Initiially, the unaffiliated permanent mortgage lender agreed to provide mortgage lending for the Portland and Salt Lake City communities at a rate of 4.6% or 4.52%. A rate lock deposit fee of $786,000 was required for either of the rate caps. If the 4.6% rate was locked and we did not close on the loan, most of the rate lock deposit fee would have been refunded. However, if the 4.52% rate was locked and we did not close on the loan, all of the rate lock deposit fee would not have been refunded. We wanted to lock in the lowest rate possible. In order to secure the lower rate and also to mitigate the risk of losing the rate lock deposit, GFS Equity Management LLC agreed to assume 100% of any rate lock deposit fee not refunded in return for receiving 75% of the spread between the two interest rates (0.06%), or approximately $23,600. This additional interest payment of 0.06% per annum to GFS Equity Management LLC will be paid from cash flow throughout the duration of the permanent mortgage loans and is expected to be approximately $23,600 annually until maturity in June 2010.

                            PRIOR AND FUTURE PROGRAMS

In the past, affiliates of the Advisor have organized approximately 387 other real estate investment programs, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to our company, and make additional real estate investments. Currently, no affiliate of the Advisor owns, operates, leases or manages properties that would be suitable for our company, although future real estate programs may involve affiliates of the Advisor in the ownership, financing, operating, leasing, and management of properties that may be suitable for us. Such conflicts between our company and affiliated programs may affect the value of our investments as well as our net income. We believe that the Advisor has established guidelines to minimize such conflicts.

                        COMPETITION TO ACQUIRE PROPERTIES

Affiliates of the Advisor may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions. A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.

The Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate of the Advisor. Affiliates of the Advisor serve as directors of our company and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of the Advisor, to act in the best interests of the investors in other entities or programs with investments that may be similar to those of our company, and will use their best efforts to assure that we will be treated as favorably as any other entity or program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties between our company and certain of its affiliates. See "Conflicts of Interest--Certain Conflict Resolution Procedures" below.

                               SALES OF PROPERTIES

A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest--Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, our board of directors will be required to approve each sale of a property.

                         COMPETITION FOR MANAGEMENT TIME

The officers of the Advisor and the directors and officers of our company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates of the Advisor. They will devote only as much of their time to the business of our company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and directors of the company may experience conflicts of interest in allocating management time, services, and functions among the company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Currently, in addition to their involvement with our company, these persons are involved in the management of approximately 1,130 limited partnerships with interests in low-income residential apartment communities.

                           COMPENSATION OF THE ADVISOR

Pursuant to an advisory services agreement, we have engaged the Advisor to perform various services for us, and the Advisor will receive fees and compensation for such services. The advisory services agreement was not

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

the result of arm's-length negotiations. The advisory services agreement was approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to our company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Any future agreements with the Advisor, including any amendment or restatement of the advisory services agreement, will require the same approval. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase or sale of any community by our company may result in the immediate realization by the Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the advisory services agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, our board of directors must approve all of the company's acquisitions and sales of communities. Potential conflicts may arise in connection with the determination by the Advisor on our behalf of whether to hold or sell a community as such determination could affect the timing and amount of fees payable to the Advisor. See "Management--The Advisor--The Advisory Services Agreement."

                        RELATIONSHIP WITH DEALER-MANAGER

The Dealer-Manager is Boston Capital Securities, Inc., an affiliate of the Advisor and our company. Certain of our officers and directors are also officers, directors, and registered principals of the Dealer-Manager. This relationship may create conflicts in connection with the fulfillment by the Dealer-Manager of its due diligence obligations under the federal securities laws. Although the Dealer-Manager has examined the information in this prospectus for accuracy and completeness, the Dealer-Manager is an affiliate of the Advisor and our company and will not make an independent review of our company or the offering. Accordingly, the investors do not have the benefit of such independent review. The Dealer-Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of our company and is expected to participate in other offerings sponsored by one or more of our officers or directors.

                       RELATIONSHIP WITH BCP FUNDING, LLC

Our current lender is BCP Funding, LLC, an affiliate of the Advisor and our company. Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of our borrowings from BCP Funding. Our board may encounter conflicts of interest in enforcing our rights or invoking our powers under our loan agreement with BCP Funding. A majority of our

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

independent directors must approve any agreement with BCP Funding as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.

                  JOINT VENTURES WITH AFFILIATES OF THE ADVISOR

While we have no present plans to do so, we may in the future enter into one or more joint venture agreements with other affiliated programs for the acquisition, development or improvement of properties. (See "Business and Properties--Joint Venture Investments.") The Advisor and its affiliates may have conflicts of interest in determining which affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Advisor and its affiliates will control both our company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. (See "Risk Factors--Risks Related to Our Properties and Our Business.") We will not purchase minority or non-controlling interest in joint ventures with non-affiliates.

                              LEGAL REPRESENTATION

Nixon Peabody LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Neither we nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of our company appear to be in conflict with those of the Advisor or its affiliates, other counsel may be retained for one or both parties.

                     CERTAIN CONFLICT RESOLUTION PROCEDURES

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with the Advisor and its affiliates, (ii) certain future offerings, and (iii) allocation of properties among affiliated entities. These restrictions include, among others, the following:

- We will not accept goods or services from the Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions

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     as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

- We will not purchase or lease properties in which the Advisor or its affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to our company.

- We will not make any loans to the Advisor or its affiliates or to our directors. Any loans made to us by the Advisor or its affiliates or to our directors must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. The Advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management--The Advisor--The Advisory Services Agreement" section of this prospectus.

- In the event that an investment opportunity becomes available which is suitable, under all of the factors considered by the Advisor, for our company and one or more other public or private entities affiliated with the Advisor and its affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

     -  The cash requirements of each program;

     - The effect of the acquisition on diversification of each program's investments by type of apartment community and geographic area;

     -  The policy of each program relating to leverage of properties;

     -  The anticipated cash flow of each program;

     -  The income tax effects of the purchase of each program;

     -  The size of the investment; and

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

     - The amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                       CONFLICT PROVISIONS OF MARYLAND LAW

In addition to the policies that we have adopted to reduce or eliminate potential conflicts of interest (see "Conflicts of Interest--Certain Conflict Resolution Procedures" above), our board is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will be successful in eliminating the influence of these conflicts.

Under Maryland law, a contract or other transaction between us and any of our directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

- The fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

- The fact of the common directorship or interest is disclosed to our stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

-    The contract or transaction is fair and reasonable to us.

    INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

The following is a discussion of our investment policies and our policies with respect to certain other activities. Our independent directors shall review, and a majority of them must approve our investment policies at

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

least annually to determine that the policies being followed are in the best interests of the stockholders. Our permitted investments and limitations are set forth in our articles. The permitted investments and limitations may not be modified or eliminated without the approval of stockholders holding a majority of the outstanding equity shares. We cannot assure you that our investment objectives will be attained.

                           INVESTMENTS IN REAL ESTATE

We are a REIT that will own interests in, lease and maintain multifamily apartment communities in the United States, typically multifamily garden apartments and selected mid-rise properties having 150 or more rental units. We intend to invest in properties which our Advisor believes are undervalued mainly because of deferred maintenance or renovations which the seller has not performed. In such cases, we will need to raise sufficient funds to make any such deferred maintenance or renovations. We invest primarily in suburban and metropolitan areas.

Our policy is to invest in assets primarily for current income generation. In general, our investment objectives are:

- To provide quarterly cash dividends, as well as to provide growth in dividends over time.

       There is no assurance that any dividend will be paid. Rising operating expenses could reduce our cash flow and funds available for future distribution.

- To increase our value through increases in the cash flows and values of our communities.

       The performance of our properties may not meet our expectations. Adverse economic conditions and competition may impede our ability to renew leases, which could affect our operating results.

- To preserve and protect the value of our interest in our communities and to achieve long-term capital appreciation.

       There is no assurance of capital appreciation. We will only return all of our stockholders' invested capital if we sell our interests in communities for more than their original purchase price.

There are no limitations on the amount or percentage of our total net assets that may be invested in any one community. Additionally, no limits have been set on the concentration of investments in any one location. However, the Advisor does plan to diversify its acquisitions to mitigate risk.

Apartment communities under consideration are first subjected to a comprehensive due diligence review. In selecting specific communities, the Advisor, as approved by our board of directors, applies the following minimum standards.

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-    The apartment community is in what the Advisor considers to be a quality market area within locations that provide stability and upside potential.

- We will endeavor to maintain an aggregate mortgage indebtedness on our communities totaling between 55% and 65% but in any event not more than 73% of our total net assets, but this is not a limitation on the amount of mortgage indebtedness on any one community acquired, and we have no limitations in our organizational documents regarding the amount of mortgage and other borrowings on our communities.

- For communities acquired before the initial closing, the communities have at least 18 months of stable operations and audited financial information for a recently-ended 12-month period; following the initial closing, at least 90% of the communities will meet this standard.

Generally, we will acquire our interests in our communities by forming a limited liability company which will be controlled by a wholly owned subsidiary of our company and in which an unaffiliated third party will have an economic interest. A wholly owned subsidiary of this limited liability company will in turn own title to the community.

                               BORROWING POLICIES

While we strive for diversification, the number of different communities we can acquire interests in will be affected by the amount of funds available to us. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of an interest in any property subject to the limitation that we cannot borrow in excess of 300% of our net assets. However, we currently intend to limit the aggregate mortgage debt on our communities that are no longer (or have not been) financed with our current or any replacement line of credit to be within the targeted range of 55% to 65%, but in any event not more than 73%, of the total net asset value of those communities, unless any excess borrowing is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report.

We will, at least initially, borrow money to acquire interests in communities and to pay certain related fees. We plan to maintain one or more lines of credit for the purpose of acquiring interests in communities. We intend to encumber our assets in connection with the borrowing. Initially, we intend to repay any line of credit with offering proceeds. We also plan to obtain permanent mortgage financing for all of our communities, or to continue the existing mortgage indebtedness on the communities.

Management believes that any financing obtained during the offering period will allow us to make investments in communities that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised

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

sufficient offering proceeds. Alternatively, affiliates of the Advisor could make such investments, pending receipt by us of sufficient offering proceeds in order to preserve the investment opportunities for us. However, interests in communities acquired by us in this manner could be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of communities and reduce the amount of offering proceeds available for investment in other income-producing assets.

While we have no present plans to do so, we may in the future establish a line of credit principally to finance capital improvement projects and for working capital purposes, such as the costs of renovating, repairing, and marketing our communities. We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to our stockholders unless necessary to eliminate corporate level tax to our company.

We expect that all of our communities will also be encumbered with mortgage debt. By operating on a leveraged basis, we will have more funds available for investment in communities. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although any liability for the repayment of mortgage indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors--Risks Related to Our Organization and Structure.") To the extent that mortgage loans are not maintained on our communities, our ability to acquire additional communities will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

The Advisor may refinance communities during the term of a loan when it deems it is in the best interests of our company, for example, when a decline in interest rates makes it beneficial to prepay an existing mortgage or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our assets and will be reviewed by our board of directors at least quarterly.

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

Any loans from any of our directors or from the Advisor and its affiliates must be approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We will not make loans to the directors, officers, the Advisor or their affiliates.

                                  DISPOSITIONS

Although we generally will not seek to dispose of our interests in communities in our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of our interest in a community would be in our best interests based on the price being offered for the community, the operating performance of the community, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale. We may consider offering purchase money financing in connection with the sale of communities where the provision of that financing would increase the value to be received by us for the community sold.

                             EQUITY CAPITAL POLICIES

Our board has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on those terms and for that consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to shares of common stock or other shares of our capital stock issued in any offering, and any offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, other than in connection with our dividend reinvestment plan, we may in the future issue common stock.

We may, in certain circumstances, purchase shares of our common stock in private transactions with our stockholders, if those purchases are approved by our board. Our board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

                               REPORTING POLICIES

After this offering, we will become subject to the full information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including certified financial statements, with the Securities and Exchange Commission. See "Where You Can Find More Information." We will also establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

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

                             INVESTMENT LIMITATIONS

We do not intend to invest in the securities of other issuers for the purpose of exercising control (except to the extent that we may acquire the controlling securities of an entity holding real property that meets our investment criteria), to underwrite securities of other issuers, or to engage in the purchase and sale (or turnover) of investment securities in exchange for property, nor do we have any present intention of offering securities in exchange for property or to invest in real estate mortgages, although our board may determine to authorize an exchange of securities for property or an investment in mortgages in the future.

                  PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

                                    OVERVIEW

During their more than 30-year history, the Advisor and its affiliates and their respective predecessors in interest have raised approximately $4.1 billion in real estate equity from approximately 87,400 investors in approximately 387 investment programs to acquire interests in approximately 2,571 properties containing approximately 139,000 apartment units in 48 states and territories, representing approximately $10.7 billion in original development and acquisition costs. Of the properties acquired, 146 were apartment complexes that included 3,621 market rate units out of a total of 17,164 units located in 35 states and representing $389,689,415 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 3,621 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.

During the ten-year period from January 1, 1995 to December 31, 2004, the Advisor and its affiliates and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 27 series) and 46 private limited partnerships including 29 corporate limited partnerships and 17 direct placement corporate limited partnerships for a total of 48 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

The Advisor and its affiliates and their respective predecessors in interest raised $2,914,614,056 in subscriptions from 42,966 investors during this ten-year period. A total of 1,043 properties (1), with a total development

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cost of $5,288,053,984 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 27% in the Southeast, 24% in the Midwest, 16% in the Southwest, and 10% in the West.

The foregoing information covering the period from January 1, 1995 to December 31, 2004, can be summarized as follows:

     PROGRAMS                PROPERTIES                     INVESTORS
------------------   ---------------------------   ---------------------------
                                                                                    AVERAGE
                                      TOTAL                                         CAPITAL
                                   DEVELOPMENT                                      INVESTED
 TYPE      NUMBER     NUMBER          COST          NUMBER        CAPITAL         PER PROPERTY
-------   --------   --------   ----------------   --------   ----------------   --------------
Public           2        470   $  1,567,577,496     42,774   $    843,735,920   $    1,795,183
Private         46        573   $  3,720,476,488        192   $  2,070,878,136   $    3,614,098
          --------   --------   ----------------   --------   ----------------   --------------
Total           48      1,043   $  5,288,053,984     42,966   $  2,914,614,056   $    2,794,453


                                     REGIONS

            NORTHEAST     MID-ATLANTIC      SOUTHEAST       MIDWEST         SOUTHWEST      WEST
          ------------    ------------    ------------    ------------    ------------    -------
Public               5%              4%             11%             12%              8%        4%
Private              7%              7%             16%             12%              8%        6%
          ------------    ------------    ------------    ------------    ------------    ------
Total               12%             11%             27%             24%             16%       10%

All these 46 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows: (2)

Alabama                                          9
Arizona                                          9
Arkansas                                        18
California                                      53
Colorado                                        27
Connecticut                                     19
Delaware                                         2
District of Columbia                             3
Florida                                         16
Georgia                                         49
Idaho                                            1
Illinois                                        15
Indiana                                         12
Iowa                                             6
Kansas                                          18
Kentucky                                        57
Louisiana                                       88
Maine                                           11
Maryland                                        17
Massachusetts                                   14
Michigan                                        53
Minnesota                                        3
Mississippi                                     46
Missouri                                        37
Montana                                          1
Nebraska                                         2
Nevada                                           3
New Hampshire                                    6
New Jersey                                      16
New Mexico                                       4
New York                                        60
North Carolina                                  11
North Dakota                                    14
Ohio                                             4
Oklahoma                                        35
Oregon                                           2
Pennsylvania                                    16
Puerto Rico                                      4
Rhode Island                                     1
South Carolina                                   5
South Dakota                                     1
Tennessee                                       15
Texas                                           97
Utah                                             3
Vermont                                          4
Virginia                                        43
Virgin Islands                                  10
Washington                                       3
West Virginia                                    7
Wisconsin                                        5
Wyoming                                          0

----------
(1) Includes 75 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 88 shared investments.

(2) The total number of properties by state does not reflect the 88 shared investments of 75 operating partnerships. The net number of properties reflected is 955.

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

The 48 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

The investment objectives of the 48 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

                               PRIVATE PLACEMENTS

Interests in 46 of the 48 limited partnerships described above were sold to approximately 192 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $2,070,878,136 in subscriptions was raised. Interests were acquired in a total of 573 properties, with total development costs of $3,720,476,488.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,078,291,819 in addition to the equity investment of the prior limited partnerships of $2,070,878,136. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by private limited partnerships.

                                PUBLIC OFFERINGS

Interests in 27 series of the 2 limited partnerships described above were sold to approximately 42,774 investors in public offerings registered under the Securities Act of 1933. A total of $843,735,920 in subscriptions was raised. A total of 470 properties were purchased at a total development cost of $1,567,577,496.

Information regarding the public offerings is summarized as follows as of December 31, 2004:

                                 INVESTORS                    PROPERTIES                        TYPE OF PROPERTIES
                        ------------------------------------------------------------------------------------------------------
                                                                        TOTAL
                                                                       DEVELOP-          RECENTLY      UNDER      HISTORIC
                                                                        MENT              COM-         CON-          TAX
  PROGRAM                  NUMBER       CAPITAL           NUMBER        COST             PLETED      STRUCTION     CREDIT
------------------------------------------------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.
  (Series 23
  through 46)              38,678   $   752,939,880          442   $ 1,386,287,277          437            4            1
Boston Capital Tax
  Credit Fund V L.P.
  (Series 47
  through 49)               4,096   $    90,796,040           28   $   181,290,219            6           22            0

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

During the four-year period ending December 31, 2004, affiliates of our management sponsored two public investment partnership with investment objectives similar to the 48 described above. This public limited partnership owns interests in 157 operating partnerships which include 15 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 17 shared investments. The total number of properties by state does not duplicate the 15 shared investments. The net number of properties reflected is 140 located in:

Alabama                                          1
Arizona                                          2
Arkansas                                         0
California                                       4
Colorado                                        13
Connecticut                                      1
Florida                                          0
Georgia                                          5
Illinois                                         5
Indiana                                          1
Iowa                                             1
Kansas                                           7
Kentucky                                        16
Louisiana                                        7
Maine                                            1
Maryland                                         1
Massachusetts                                    1
Michigan                                        13
Minnesota                                        0
Mississippi                                      4
Missouri                                         5
Montana                                          0
Nebraska                                         0
Nevada                                           0
New Hampshire                                    2
New Jersey                                       0
New Mexico                                       1
New York                                         8
North Carolina                                   0
North Dakota                                     1
Ohio                                             0
Oklahoma                                         7
Oregon                                           1
Pennsylvania                                     1
Puerto Rico                                      0
Rhode Island                                     0
South Carolina                                   0
South Dakota                                     1
Tennessee                                        1
Texas                                           16
Utah                                             0
Vermont                                          0
Virginia                                         5
Virgin Islands                                   2
Washington                                       2
West Virginia                                    3
Wisconsin                                        1

All of the operating partnership acquisitions of the public limited partnership involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $309,967,791 in addition to the equity investment of the investing partnerships of $306,774,420. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2004. We will provide a more detailed description of these acquisitions to you upon request.

Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I--Tabular Information Concerning Prior Limited Partnerships.

Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

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

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock before and after this offering. The principal address of each person and entity named below is c/o Boston Capital Real Estate Investment Trust, Inc., c/o Boston Capital Corporation, One Boston Place, Suite 2100, Boston, MA 02108-4406.

                                NUMBER OF
                                  SHARES     PERCENT OF   NUMBER OF    PERCENT OF
                                  OWNED      ALL SHARES    SHARES      ALL SHARES
NAME AND BUSINESS ADDRESS        PRIOR TO     PRIOR TO   OWNED AFTER      AFTER
OF BENEFICIAL OWNER            OFFERING (1)   OFFERING   OFFERING (1)  OFFERING (2)
-----------------------------------------------------------------------------------
Boston Capital Companion
  Limited Partnership           20,000          87%        20,000         *(3)
John P. Manning                   None           -              -         *
Jeffrey H. Goldstein              None           -              -         *
Kevin P. Costello                 None           -              -         *
Richard J. DeAgazio               None           -              -         *
Daniel P. Petrucci                None           -              -         *
Marc N. Teal                      None           -              -         *
Mark W. Dunne                     None           -              -         *
Philip S. Cottone                1,000(4)        -          l,000(4)      *
Kevin C. Phelan                  1,000(4)        -          1,000(4)      *
Nicholas L. Iacuzio              1,000(4)        -          1,000(4)      *
Directors and Executive
  Officers as a group
  (10 persons)                   3,000           3%         3,000         *

----------
*    Less than 1%

(1) In accordance with 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names. In addition, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares, for example, upon exercise of an option or warrant, within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only by that person, by reason of that acquisition right. As a result, the percentage of outstanding shares of any person as shown on the preceding table does not necessarily reflect the person's actual voting power at any particular date.

(2)  Assumes 100,000,000 shares are sold in offering.

(3)  Approximately 1% if no more than the 2,950,000-share minimum is sold.

(4)  Currently exercisable options.

                          DESCRIPTION OF CAPITAL STOCK

                                     GENERAL

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter, or our articles, and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

                                AUTHORIZED STOCK

Our articles provide that we may issue up to 350,000,000 shares of common stock, par value $.001 per share, 50,000,000 shares of preferred stock, par value $.001 per share, and 100,000 shares of "excess stock," par value $.00l per share, which would be issued only in the event we have purchases in excess of the ownership limits described below. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which were owned by an affiliate of the Advisor, and no shares of preferred stock or excess shares were issued and outstanding.

We will not issue stock certificates. Each stockholder's investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with the issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send appropriate documentation to us, and we will provide the required documentation upon a stockholder's request. The transfer will be effective and the transferee of the shares will be recognized as the holder of such shares within five business days of our receipt of the required documentation, subject to restrictions in our articles of incorporation.

                                  COMMON STOCK

In the opinion of Nixon Peabody LLP, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part, all of the shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock, holders of shares of common stock will be entitled to receive distributions if, as and when authorized and declared by our board out of assets legally available for such payments and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

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

                    PREFERRED STOCK; OTHER EQUITY SECURITIES

Upon completion of this offering, no shares of preferred stock will be outstanding. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board without further action by our stockholders, unless action by our stockholders is required by applicable law or by the rules of any securities exchange or market on which our shares may be listed in the future. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of shares of our common stock as the consideration paid to our company for each share of preferred stock bears to the book value of shares of our common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock.

The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to our company for each privately offered share bears to the book value of each outstanding publicly held equity security. Our board of directors has no present plans to offer equity securities of our company in a private offering.

                            RESTRICTIONS ON OWNERSHIP

For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year, and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. See "Material United States Federal Income Tax Considerations." To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of our stock. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock most recently acquired by that person that are in excess of the ownership limit being converted into "excess shares." These excess shares will then be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, or adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                         INSPECTION OF BOOKS AND RECORDS

The Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of our company, including a copy of our articles of incorporation and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder's request. Such list also will be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If the Advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and our directors will be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It will be a defense that the actual purpose and reason for requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using them for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in our company. The remedies provided by our articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law or the law of any state.

                      RESTRICTION ON "ROLL-UP" TRANSACTIONS

In connection with any proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity (a "Roll-Up Entity") that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with the Advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. The properties must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal must assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction must offer to stockholders who vote against the proposal the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)    one of the following:

        (A) remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

        (B) receiving cash in an amount equal to the stockholder's PRO RATA share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

(i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in our articles of incorporation and by-laws and described elsewhere in this section of the prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

(ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

(iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in our articles of incorporation and described in this section of the prospectus under the heading "--Inspection of Books and Records," above; or

(iv) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

        CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and of our articles and bylaws. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of our bylaws, could have the affect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in our stockholders' best interest.

                   TERMINATION OF OUR COMPANY AND REIT STATUS

Our articles provide for us to have a perpetual existence. If our shares are not listed on a national securities exchange or on the NASDAQ National Market by December 31, 2015, however, we will liquidate and dissolve if stockholders holding a majority of our shares vote to authorize us to do so. Our articles further provide for the voluntary termination or dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles permit the stockholders to terminate our status as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

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

                        AMENDMENT OF ARTICLES AND BYLAWS

Our articles may be amended by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote except in the case of amendments to the provisions regarding amending our articles or reorganizing our company, which require a two-thirds vote. The stockholders may vote to amend our articles, terminate or dissolve our company or remove one or more directors without necessity for concurrence by our board of directors. Our bylaws may be amended or repealed by the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single group without the consent of the directors.

Unless otherwise required by law, our board may amend or repeal our bylaws by the affirmative vote of a majority of the directors then in office (including a majority of the independent directors), provided that such amendments are not inconsistent with our articles. The directors may not amend the bylaws without the affirmative vote of a majority of the shares to the extent that such amendments adversely affect the rights, preferences and privileges of stockholders.

                            MEETINGS OF STOCKHOLDERS

Under our bylaws, annual meetings of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called by a majority of the independent directors or by the Chairman or the President. Special meetings must be called by the Secretary upon the written request of the holders of not less than 10% of the shares of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding will constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all our stockholders.

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

            ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND
                              STOCKHOLDER PROPOSALS

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Any stockholder nomination or proposal for action at an upcoming stockholder meeting must be delivered to our Secretary not less than 90 days nor more than 150 days prior to the scheduled meeting of stockholders and must comply with other procedural requirements described in our bylaws. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although the bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

                             THE BOARD OF DIRECTORS

Our articles provide that our board will initially consist of five directors and thereafter the number of directors may be established by our board or by a majority vote of the stockholders, but the total cannot be less than three or more than 15. A majority of our board of directors will be independent directors. See "Management--Independent Directors." Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. However, if there is an interested stockholder, the filling of the vacancy must also be approved by the affirmative vote of a majority of those directors who are not affiliated with the interested stockholder and who were in office prior to the time the stockholder became an interested stockholder. Independent directors will nominate replacements for vacancies among the independent directors. Under our articles, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles prohibits a director from being reelected by the stockholders. The directors may not, without concurrence of a majority of the outstanding shares, (a) amend our articles, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company, other than before the initial closing. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

Under our articles, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock outstanding and entitled to vote.

                              BUSINESS COMBINATIONS

As permitted by Maryland law, our articles provide that any merger, consolidation or sale of substantially all of our assets or voluntary dissolution or liquidation must be approved by our directors and the holders of at least a majority of the outstanding shares of our common stock. In addition, any such transaction involving an affiliate of our company or the Advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to our company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition, under the MGCL, particular business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and specified insiders or any stockholder who beneficially owns, directly or indirectly, 10% or more of our stock, are prohibited for five years. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of our outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of our outstanding voting stock, other than shares held by the parties with whom the business combination is to be effected. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the insider or 10% stockholder becomes an insider or 10% stockholder.

                            CONTROL SHARE ACQUISITION

With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control Shares" are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the "Control Shares" in question. If no request for a meeting is made, we may present the question at any stockholders' meeting.

Our bylaws contain a provision exempting any and all acquisitions of our capital stock from the control shares provision of Maryland law. Nothing prevents our board from amending or repealing this provision in the future.

                            ANTI-TAKEOVER LEGISLATION

Maryland law allows publicly-held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its articles or bylaws or by resolution adopted by its board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

-  officers or employees of the corporation;

-  persons seeking to acquire control of the corporation;

- directors, officers, affiliates or associates of any person seeking to acquire control; or

-  nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Stockholder approval is not required for the filing of articles supplementary.

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The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions, notwithstanding any contrary provisions contained in that corporation's existing charter documents:

- CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will, after their initial terms, expire at the third annual meeting of stockholders after the election of each class;

- TWO-THIRDS STOCKHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE: The stockholders may remove any director only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, but a director on a classified board may not be removed without cause;

- SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors will be fixed only by resolution of the board;

- BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

- STOCKHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders may be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

We have not elected to be governed by this legislation. We can elect to be governed by any or all of the provisions of the Maryland legislation at any time in the future upon approval of a majority of stockholders.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                                     GENERAL

The following general discussion of material United States federal income tax considerations relevant to investors in our common stock has been prepared by our tax counsel, Nixon Peabody LLP, which has also delivered an opinion supporting this discussion, a copy of which is an exhibit to the registration statement of which this prospectus is a part. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax

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considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our common stock. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

Congress recently passed the American Jobs Creation Act of 2004 (the "2004 Tax Act") and in 2003 passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

Except as specifically discussed below with respect to non-U.S. Stockholders this summary applies only to U.S. Stockholders who hold our common stock as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

- a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

- a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

- an estate the income of which is subject to United States federal income taxation regardless of its source; or

- a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our common stock in a tax deferred or tax advantaged account, persons who are partners,

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shareholders or beneficiaries of an entity that holds our common stock, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our common stock as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our common stock as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our common stock, persons deemed to sell our common stock under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

Prospective investors considering the purchase of our common stock should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our common stock, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

                             TAXATION OF THE COMPANY

                                     GENERAL

We will make an election to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to operate in such a manner. No assurance, however, can be given that we will operate in a manner so as to qualify as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "--Failure to Qualify," below.

So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally

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results from an investment in a corporation by a U.S. Stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

- we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

- under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

- if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

- if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

- if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 95% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability; if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

- if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation (such as our deemed acquisition of assets from a C corporation at the beginning of the first taxable year for which we elect REIT status) and we

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   subsequently recognize gain on the disposition of that asset during the
   10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain" ), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

- we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

                     GENERAL REQUIREMENTS FOR QUALIFICATION

The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and--

(i)     is managed by one or more trustees or directors;

(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii) would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(v)     has the calendar year as its taxable year;

(vi)    the beneficial ownership of which is held by 100 or more persons;

(vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

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(viii)  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (which in our case is anticipated to be the taxable year ending December 31, 2005).

The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself.

                           QUALIFIED REIT SUBSIDIARIES

We may in the future have one or more qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, qualified REIT subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT. Qualified REIT subsidiaries are therefore not subject to federal corporate income taxation, although they may be subject to state and local taxation. We currently have no qualified REIT subsidiaries.

                            TAXABLE REIT SUBSIDIARIES

We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

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                      PARTNERSHIPS AND DISREGARDED ENTITIES

We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below. We will not hold any properties through a Partnership Entity unless we have been advised by our counsel, Nixon Peabody LLP, that such entity will be treated as a partnership for federal income tax purposes and that the allocations of income and loss in such Partnership Entity's partnership agreement will be respected for federal income tax purposes. Similarly, we will not hold any property through a Disregarded Entity unless we have been advised by our counsel that such entity will be disregarded for federal income tax purposes.

                                  INCOME TESTS

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross

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income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

- First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

- Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property." Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

- Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

- Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or

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   manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

We do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We do not anticipate receiving a material amount of rents from any tenants that are related parties as described above. We do not anticipate receiving rent attributable to personal property leased in connection with real property.

We do not anticipate providing services with respect to our properties. Rather, we will employ adequately compensated independent contractors for that purpose.

                                   ASSET TESTS

To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

- at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

- not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

- of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of

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   each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. Under the provisions enacted by the 2004 Tax Act, a REIT's failure to satisfy any of the asset test requirements may not result in a loss of its REIT status if certain specified requirements are satisfied. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

                        ANNUAL DISTRIBUTION REQUIREMENTS

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to
(i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "--Taxation of the Company--General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to stockholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is

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declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. See also "--Taxation of Taxable U.S. Stockholders--General" below.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income."

Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

                               FAILURE TO QUALIFY

If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of current and accumulated earnings and profits, all distributions to our stockholders will be taxable to them as dividend income and, subject to some limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction." Our failure to qualify as a REIT could

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substantially reduce the cash available for distributions to stockholders.
Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

                      TAXATION OF TAXABLE U.S. STOCKHOLDERS

                                     GENERAL

In 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") which reduces the maximum individual tax rate for certain dividends from 35% to 15% and reduces the maximum individual tax rate for capital gains from 20% to 15%. The 15% tax rate will apply to the following dividends paid by our company to our U.S. Stockholders other than corporations:
(1) capital gains distributions; (2) dividends attributable to dividends received by our company from corporations that are not REITs, such as taxable REIT subsidiaries; and (3) dividends attributable to income that was retained by our company and subject to tax at regular corporate tax rates. All other dividends will be subject to ordinary income tax rates.

As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or otherwise eligible for the maximum tax rate of 15% described above), or otherwise treated by us as a dividend, will constitute dividends taxable at ordinary income tax rates. No dividends received deduction will be allowed with respect to our dividend distributions.

Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our

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stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends and capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case the capital gains will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the

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computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital, capital gain and dividends subject to the maximum 15% tax rate.

                            CAPITAL GAINS AND LOSSES

In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the stockholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

The 2003 Tax Act reduced the maximum marginal ordinary income tax rate applicable to individuals, estates and trusts to 35% commencing with calendar year 2003. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year has been reduced to 15% by the 2003 Tax Act. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends. According to Notice 97-64, forthcoming temporary Treasury Regulations

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will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution or a 25% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 15% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

                  INFORMATION REPORTING AND BACKUP WITHHOLDING

A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate has been reduced to 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "--Taxation of Non-U.S. Stockholders," below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

                    TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS

U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized

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by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business.

Qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(l) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of shares in our articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our board of directors. See "Description of capital Stock--Restrictions on Ownership."

The tax discussion of distributions to qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

                    TAXATION OF NON-U.S. STOCKHOLDERS GENERAL

The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN SHARES OF OUR COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THE LAWS OF NON-U.S. JURISDICTIONS.

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In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). However, distributions in excess of our current and accumulated earnings and profits will be subject to withholding at a rate of 10%. To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently

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determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. We believe that we will meet this test following the completion of the offering and, therefore, that gain from the sale of our common stock by a Non-U.S. Stockholder will not be subject to taxation under these rules. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate

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Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

                  INFORMATION REPORTING AND BACKUP WITHHOLDING

Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

                            OTHER TAX CONSIDERATIONS

                         STATE, LOCAL AND NON-U.S. TAXES

We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS ON ANY INVESTMENT IN OUR COMMON STOCK.

                              ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, profit sharing or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Code. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF AN EMPLOYEE PLAN IN OUR COMPANY AND TO MAKE THEIR OWN INDEPENDENT DECISIONS.

                               PLAN CONSIDERATIONS

A fiduciary considering investing assets of an employee plan in us should consult its legal advisor about ERISA, fiduciary and other legal considerations before making such an investment. Specifically, before investing in us, any fiduciary should, after considering the employee plan's particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. See "An Investment in Our Common Stock May Not be Suitable for Every Employee Benefit Plan." In making those determinations, you should take into account, among the other factors described in this prospectus that, as described below, we do not expect that our assets will constitute the

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"plan assets" of any investing employee plan, so that neither we nor any of our principals, agents, employees, or affiliates will be a fiduciary as to any investing employee plan.

ERISA and the Code do not define "plan assets." However, regulations promulgated under ERISA by the United States Department of Labor, or the "DOL Plan Asset Regulations," generally provide that when an employee plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the employee plan's assets include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the DOL Plan Asset Regulations.

Under the DOL Plan Asset Regulations, a security is a "publicly-offered security" if it is freely transferable, part of a class of securities that is widely-held, and either (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold to an employee plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which that security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or that later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred. "Widely-held" for this purpose means the security is of a class owned by 100 or more investors independent of the issuer and of one another. "Freely transferable," again for purposes of the DOL Plan Asset Regulations, is a question to be determined on the basis of all relevant facts and circumstances but, where the minimum investment is $10,000 or less, is ordinarily not adversely affected by some enumerated restrictions including restrictions against any transfer which would result in a termination or reclassification of the issuer for federal tax purposes.

For purposes of the DOL Plan Asset Regulations, equity participation in an entity by benefit plan investors is not "significant" if their aggregate interest is less than 25% of the value of each class of equity securities in the entity, disregarding, for purposes of such determination, any interests held by persons, and their affiliates, who have discretionary authority or control with respect to the assets of the entity or who provide investment advice for a fee with respect to such assets. Benefit plan investors, for these purposes, include employee plans and certain other types of plans, such as governmental plans, not subject to Title I of ERISA.

The definition of "operating company" in the DOL Plan Asset Regulations includes, among other things, a "real estate operating company," or a

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REOC. In general, an entity may qualify as a REOC if (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment or distribution to investors are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities.

If our assets were deemed to be "plan assets" of employee plans whose assets were invested in us, whether as a result of the application of the DOL Plan Asset Regulations or otherwise, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code would extend to our investments. This would result, among other things, in (i) the application of the prudence and other fiduciary standards of ERISA, which impose liability on fiduciaries, to investments made by us, which could materially affect our operations, (ii) potential liability of persons having investment discretion over the assets of the employee plans investing in us should our investments not conform to ERISA's prudence and fiduciary standards under Part 4 of Subtitle B of Title I of ERISA, unless certain conditions are satisfied, and (iii) the possibility that certain transactions that we might enter into in the ordinary course of our business and operation might constitute "prohibited transactions" under ERISA and the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the employee plans, may also result in the imposition of an excise tax under the Code upon the "party in interest," as defined in ERISA, or "disqualified person," as defined in the Code, with whom the employee plan engaged in the transaction, and correction or unwinding of the transaction.

Subject to the following, although we will not be obtaining an opinion of counsel, we believe that after this offering our stock should qualify as a "publicly offered security" under the DOL Plan Asset Regulations.

While there are restrictions imposed on the transfer of our stock, we believe they are the type of restrictions on transfer generally permitted under the DOL Plan Asset Regulations or are not otherwise material and should not result in the failure of our stock to be "freely transferable" within the meaning of the DOL Plan Asset Regulations. We also believe that certain restrictions on transfer that derive from the securities laws in connection with this offering should not result in the failure of our stock to be "freely transferable." Furthermore, we are not aware of any other facts or circumstances limiting the transferability of our stock that are not included among those enumerated as not affecting their free transferability under the DOL Plan Asset Regulations, and we do not expect to impose in the future (or to permit any person to impose on our behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

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Assuming that our stock is "widely held" within the meaning of the DOL Plan
Asset Regulations and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our stock, we believe that, under the DOL Plan Asset Regulations, our stock should be considered "publicly offered securities" after this offering, and, therefore, that our underlying assets should not be deemed to be plan assets of any benefit plan investors that choose to invest in us.

                                ANNUAL VALUATION

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination was made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or over-the-counter market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until this offering terminates, we intend to use the offering price of shares as the per share net asset value. After this offering terminates, the value of our assets will be based on a valuation that we will perform internally.

We anticipate that we will provide annual reports of our determination of value
(1) to IRA trustees and custodians not later than January 15 of each year and
(2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

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Plan and IRA fiduciaries will remain responsible to determine in their own judgment fair market value for applicable reporting purposes, taking into account the information we provide. We cannot assure you:

- that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

- that stockholders could realize this value if they were to attempt to sell their shares; or

- that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

                          SUMMARY OF REINVESTMENT PLAN

We currently have a dividend reinvestment plan available that allows you to purchase additional shares from the dividends otherwise distributable to you. A copy of our reinvestment plan as currently in effect is included as Exhibit A to this prospectus. A Reinvestment Agent, currently Boston Capital Securities, Inc., the Dealer-Manager, will act on behalf of the participants in the reinvestment plan.

ELIGIBILITY. Stockholders may elect to participate in the dividend reinvestment plan by completing the subscription agreement, or by other written notice to the Reinvestment Agent. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the reinvestment plan.

PARTICIPATION. Participation in the dividend reinvestment plan will begin with the next distribution made after receipt of the participant's written notice. We will provide you with a copy of our then current prospectus before you can agree to participate in the reinvestment plan. An election to participate in the reinvestment plan will apply to all distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the plan and to all fiscal quarters or months thereafter. Participants must elect to have all of their dividends reinvested in the plan. You cannot elect to have only a portion of your dividends reinvested in the plan.

Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each participant a participation agreement in which the participant must represent that there has been no material change in the participant's financial condition and confirm that the representations made by the participant in the subscription agreement are true and correct. In the event that a participant fails to return the completed participation agreement on or before the 15th day after the beginning of the fiscal year following receipt of the participation agreement, the participant's dividend

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distribution for the first fiscal quarter of that year will be sent directly to the participant and no shares will be purchased on behalf of the participant until the Reinvestment Agent receives an executed participation agreement.

We may terminate the reinvestment plan for any reason at any time upon ten days' prior written notice to participants. A participant's participation in the plan will also be terminated to the extent that a reinvestment of the participant's dividends in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the reinvestment plan at any time by providing us with written notice.

COSTS AND FEES. Stockholders may purchase shares under our dividend reinvestment plan for $9.30 per share until all of the shares registered as part of this offering have been sold or this offering otherwise terminates. After that time, shares will be available for the reinvestment plan either through purchases made by the plan administrator on the open market, if a market then exists, or through additional issuances of shares. At any time that we are not engaged in an offering, and until our shares are listed on a national securities exchange or market, the price per share purchased pursuant to the plan will be the fair market value of the shares as determined by the Advisor in its sole discretion, based on quarterly appraisal updates of our properties. (Following the termination of this offering, the per share fair market value of our properties, at least initially, may be less than the $10 per share offering price.) After listing, if any, the price per share will be equal to the then prevailing market price on the national securities exchange or market on which the shares are listed at the date of purchase. In the event that proceeds from the sale of shares to participants are used to acquire interests in communities, we will pay the Advisor or its affiliates acquisition and advisory fees and expenses of three and two tenths of one percent of the purchase price of the shares. The administrative charge for each plan participant for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00. A non-affiliated transfer agent, ACS Securities Services, Inc., will provide the following services in connection with our dividend reinvestment plan: mailing and receiving the executed participation agreement; receiving written notice of desire to terminate participation; adding new purchases to the participant's account; and mailing the statement of account. The administrative charge will be used to offset the fees paid to the transfer agent to perform these services.

ADVANTAGES. If stockholders participate in the reinvestment plan during the offering period, they can purchase additional shares without incurring any selling commissions. Another advantage of participating in the reinvestment plan is the relative ease of acquiring additional shares.

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REPORTS. Within 60 days after the end of each fiscal quarter, the Reinvestment
Agent will mail to each participant a statement of account describing the dividend distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge to such participant, and the total shares purchased on behalf of the participant. Statements shall also advise the participants that they are required to notify the Reinvestment Agent in the event that there is any material change in their financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on shares under the Reinvestment Plan will be sent to each participant at least annually.

TAX CONSIDERATIONS. If a stockholder elects to participate in the reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

                            SHARE REDEMPTION PROGRAM

Prior to the time that our shares are listed on a national securities exchange or market, stockholders (other than Boston Capital Holdings Limited Partnership and its affiliates) who have held their shares for at least one year, and who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held your shares for the required one-year period, and we are engaged in an offering, the redemption price will equal the lesser of (i) $9.15 per share or (ii) the purchase price per share you actually paid for your shares. During the offering the redemption price will be equal to or below the price of the shares offered in this offering. During periods when we are not engaged in an offering, the per share price of our common stock, for purposes of repurchase, will be based on periodic updates

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on the value of our properties, as the board of directors determines based upon the Company's audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders.

Shareholders may present us with shares for redemption at any time after you have held your shares for over one year by providing us with a written request stating the name of the entity owning the shares, the date the shares were purchased and the number of shares to be redeemed. Generally, within one week of submitting the written request, we will send an assignment form for execution by the shareholder. The written request must be received before the last five business days of the calendar quarter to be eligible for that quarter's redemption. We have also provided participants with withdrawal rights at any time prior to the redemption.

The Company will redeem its common stock at the end of the calendar quarter in which such shares are presented, provided that the requisite redemption documents from shareholders are received by the reinvestment agent and we have received confirmation pursuant to a Uniform Commercial Code search that that no liens are held against the shares (at the cost of $100 to the shareholder, which will be deducted from the proceeds of the redemption).

We are only allowed to use the proceeds from the dividend reinvestment plan to redeem shares under the redemption plan. In the event the proceeds from the dividend reinvestment plan exceeds the amount needed to redeem the shares for which redemption requests have been submitted, we would be permitted to carry such excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the dividend reinvestment plan otherwise available for redemptions during that calendar quarter.

In the event the amount of the proceeds from the dividend reinvestment plan is insufficient to redeem all of the shares for which redemption requests have been submitted, we will redeem the shares on a pro rata basis at the end of each quarter. A shareholder, whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient available funds. In such case, the redemption request will be retained and such shares will be redeemed, again on a pro rata basis, at the end of the next quarter. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her repurchase request at any time. We can make no guarantee that there will be sufficient funds to redeem the shares for which a redemption request is received.

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Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (i) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (ii) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion and after 30 days' written notice to stockholders, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors--Risks Related to this Offering.")

Our share redemption program is only intended to provide interim liquidity for stockholders until a secondary market develops for the shares. No such market currently exists, and we cannot assure you that any market for your shares will ever develop. The share redemption program will terminate if a secondary market develops for the shares.

The shares we redeem under our share redemption program will be cancelled, and will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

                         SELLING AND ESCROW ARRANGEMENTS

                              SELLING ARRANGEMENTS

We are offering a maximum of 100,000,000 shares at $10 per share on a "best efforts" basis through Boston Capital Securities, Inc., the Dealer-Manager. "Best efforts" means generally that the Dealer-Manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to an additional 5,000,000 shares to be issued pursuant to our dividend reinvestment plan at $9.30 per share. No shares will be sold unless subscriptions from the public for at least 2,950,000 shares are received and accepted by January 1, 2006.

The Dealer-Manager is a registered broker-dealer affiliated with our management and with the Advisor. If the minimum offering is sold, we will pay the Dealer-Manager as compensation selling commissions of seven percent of the public offering price of the shares sold in this offering ($0.70 per share). We will also pay the Dealer-Manager a dealer-manager fee of two percent of the public offering price of the shares sold as

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compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders who elect to participate in the dividend reinvestment plan will be charged dealer-manager fees on shares purchased pursuant to the dividend reinvestment plan.

The Dealer-Manager may authorize certain other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the Dealer-Manager may reallow its commissions in the amount of up to seven percent of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer-Manager, in its sole discretion, may reallow to broker-dealers participating in the offering its dealer-manager fee in the amount of up to one and one-half percent of gross offering proceeds as additional compensation, based on such factors as the number of shares sold by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. If only the minimum of 2,950,000 shares ($295,000) are sold, the Dealer-Manager may reallow a maximum of one percent of its dealer-manager fee to participating broker-dealers. The Dealer-Manager also employs brokers who perform wholesaling activities like meeting with participating broker dealers and explaining the offering to them. The salaries and bonuses of these wholesalers are paid by the Dealer-Manager from the dealer manager fee (one-half percent of gross offering proceeds if the maximum is raised and one percent of gross offering proceeds if the minimum is raised). In the event that only the minimum 2,950,000 shares are sold, the affiliated Dealer-Manager will not have sufficient funds from the dealer manager fee to pay all of its offering expenses including wholesaler salaries. Our affiliates will pay up to $295,000 (one percent of gross offering proceeds) of the salaries of the Dealer-Manager's employees if only the minimum 2,950,000 shares are sold, but not if more than 2,950,000 shares are sold. This payment does not need to be repaid. Our affiliates are willing to make this payment because to do so will increase the likelihood that they will receive the fees already disclosed in this prospectus.

We anticipate that the total underwriting compensation, including sales commissions and the dealer-manager fee, will not exceed nine percent of gross offering proceeds.

We have agreed to indemnify the participating broker-dealers, including the Dealer-Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The Dealer-Manager and the participating broker-dealers may be deemed underwriters as that term is defined in the Securities Act of 1933.

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

The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or by officers or employees of the Advisor or other affiliates will not be considered in order to meet the minimum offering. The Advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

If you choose to buy shares in this offering, you must complete a subscription agreement like the one attached to this prospectus as Exhibit B. In completing the subscription agreement, you will be making certain acknowledgments--that you received a copy of this prospectus not less than five business days prior to your signing the subscription agreement, that you meet the investor suitability standards described in the "Investor Suitability Standards" section of this prospectus, that you are purchasing the shares for your own account, that the shares are not liquid and that there are restrictions on their assignability and transferability. We ask you to make these acknowledgments to further our obligations under federal and state securities laws not to sell the shares to investors for whom an investment in our company would be unsuitable, and to evidence our efforts to fulfill those obligations if any of the acknowledgments you make turns out to be untrue.

You should pay for your shares by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our dividend reinvestment plan, all accepted subscriptions must be for whole shares and for not less than 100 shares ($1,000). (See "Investor Suitability Standards.") After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.

Investors who desire to establish an IRA for purposes of investing in shares may do so by having Pershing LLC, an independent, qualified bank IRA custodian, act as their IRA custodian. In the event that an IRA is

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established having Pershing LLC as the IRA custodian, the authority of Pershing
LLC will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Pershing LLC will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

The offering of shares will terminate no later than July 1, 2007. We reserve the right to terminate this offering at any time prior to such termination date.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to the rejected subscribers within ten business days.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his or her sole discretion to reduce the amount of his or her selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                      SALES COMMISSIONS
DOLLAR VOLUME        ------------------  PURCHASE PRICE  DEALER-MANAGER  NET PROCEEDS
SHARES PURCHASED     PERCENT  PER SHARE    PER SHARE     FEE PER SHARE    PER SHARE
-------------------  -------  ---------  --------------  --------------  ------------
Under $500,000         7.0%   $ 0.7000     $  10.0000       $  0.20        $  9.10
$500,000--$999,999     5.0%   $ 0.4895     $   9.7895       $  0.20        $  9.10
$1,000,000 and Over    3.0%   $ 0.2876     $   9.5876       $  0.20        $  9.10

For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer-manager fee, we would receive net proceeds of $910,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per share to our company for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a

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higher return on his investment than investors who do not qualify for such discount. Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

For purposes of such volume discounts, the term "purchaser" includes:

- an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

- a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

- an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

-  all commingled trust funds maintained by a given bank.

In addition, in order to encourage purchases in the amount of 500,000 or more shares, the Advisor and the Dealer-Manager may in their discretion agree with a potential purchaser who proposes to purchase at least 500,000 shares to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

- there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

- all purchasers of the shares must be informed of the availability of quantity discounts;

- the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

- the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

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-  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

-  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the Dealer-Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to us will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

Neither the Dealer-Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer-Manager to have selling commissions due with respect to the purchase of their shares paid over a six-year period pursuant to a deferred commission arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of six years following subscription, or longer if required to satisfy outstanding deferred commission obligations, $0.10 per share shall will be deducted on an annual basis from cash distributions otherwise payable to the stockholders and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. The foregoing commission amounts may be adjusted with approval of the Dealer-Manager by application of the volume discount provisions described previously. In the event the stockholder sells or assigns his or her shares before all outstanding deferred commissions are paid, the stockholder will be required to pay all remaining deferred commissions as a condition to the sale or assignment of the shares.

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

Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such stockholders and will instead be paid to third parties to satisfy sales commission obligations.

Investors who wish to elect the deferred commission option should make the election on their subscription agreement signature page. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option, provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such cash distributions otherwise payable to stockholders may be pledged by us or by the Dealer-Manager or its affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In either such event, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, our obligation and that of our stockholders to make any further payments of deferred commissions under the deferred commission option will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by us out of distributions or net sale proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

                               ESCROW ARRANGEMENTS

During the course of the offering, subscription payments will be deposited and held in trust for the benefit of the purchasers of shares in an escrow account or accounts with Boston Private Bank & Trust Company as escrow agent. These proceeds may be temporarily invested in bank time deposits, certificates of deposit, bank money market accounts and government securities. Offering proceeds deposited may not be withdrawn by purchasers, except that after the initial closing, subscriptions may be

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withdrawn by purchasers if such subscription payments are not released within six months after they are received by the escrow agent.

If investors subscribe for at least 2,950,000 shares by January 1, 2006, we will have an initial closing of this offering and the funds in escrow will be released to our company. If subscriptions for fewer than 2,950,000 shares are received and accepted by January 1, 2006, the offering will be terminated and all subscription payments will be returned to the subscribers. Following the initial closing, the escrow agent will, at our direction, release subscription payments with respect to subscriptions subsequent to completion of the minimum offering to our company as soon as practicable.

Upon each closing (including the initial closing) of the offering (or its termination, if subscriptions for at least 2,950,000 shares are not received and accepted by January 1, 2006), a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the closing (or termination) date or the date after which purchasers exercise any withdrawal rights. Such interest distribution will be made within 75 days of the end of the fiscal quarter following the relevant closing date, and will be made prior to, and without regard to, any distributions from our company to which stockholders are entitled as described under "Distribution Policy." In the case of interest due to subscribers upon termination of this offering because the minimum amount of the offering is not sold, such distributions will be made within five days following such termination/withdrawal. The current interest rate is 1.35%, but the rate can adjust similar to a bank passbook savings rate.

                              MARKET FOR OUR STOCK

Before this offering, there has been no public market for our common stock. The initial public offering price was determined by our board of directors after consultation with the Dealer-Manager. In addition to prevailing market conditions, the factors considered in determining the initial public offering price were

-  the prospects for our company and the industry in which we compete,

- an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

-  the present state of our development, and

- the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Following this offering, our shares will not be listed on any securities exchange, and there are no assurances that any market for the shares will develop. Therefore, it will be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than


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the proportionate value of the real estate we own. It is also possible that after the offering, the price received for any shares sold will be less than the initial public offering price.

                           SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, this sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

This offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference into this prospectus or such registration statement or as forming the basis of the offering of the shares.

                                     EXPERTS

Certain of the financial statements appearing in this prospectus and the registration statement of which it is a part have been audited by Reznick Group, P.C. (formerly known as Reznick Fedder & Silverman, Certified Public Accountants a Professional Corporation) independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement and are included in reliance upon that report, given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The legality of the shares offered by this prospectus has been passed upon for us by Nixon Peabody LLP. The statements under the caption "Material United States Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Nixon Peabody LLP. Nixon Peabody LLP has represented the Advisor and the Dealer-Manager, as well as their affiliates, in other matters and may continue to do so in the future. (See "Conflicts of Interest.")

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments

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filed with this registration statement, under the Securities Act of 1933 with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, as well as periodic reports and other information filed by us in the future, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street,
N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at l-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site at www.sec.gov that contains reports and other information filed electronically with the Commission, including our registration statement.

We will establish an internet-accessible area for our company on the Web site of Boston Capital Corporation, www.bostoncapital.com.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Boston Capital Real Estate Investment Trust, Inc. successor to BCMR Seattle, Inc.
   (March 31, 2005)(Unaudited)                                                          F-2

Boston Capital Real Estate Investment Trust, Inc. successor to BCMR Seattle, Inc.
   (December 31, 2004 and 2003)                                                         F-26

BCMR Seattle, Inc. (May 15, 2003 and December 31, 2002)                                 F-52

Bay Pointe Apartments and Oaks at Timuquana Apartments (Jacksonville Communities)
   (December 31, 2002)                                                                  F-66

Spicewood Springs Apartments (Jacksonville Communities) (December 31, 2002)             F-74

Boulder Creek Apartments, Bridge Creek Apartments and Settler's Point Apartments
   (Portland and Salt Lake City Communities) (December 31, 2002)                        F-80

Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments and
   Wellington Apartments (Seattle Communities) (December 15, 2002)                      F-87

BC-GFS, LLC (December 31, 2002)                                                         F-100

ProForma Statements                                                                     F-118

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
Financial Statements

  Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004                 F-3

  Consolidated Statements of Operations for the quarters ended
    March 31, 2005 and 2004                                                              F-4

  Consolidated Statements of Changes in Shareholder's Deficit for the Period ended
    March 31, 2005                                                                       F-5

  Consolidated Statements of Cash Flows for quarters ended March 31, 2005
    and 2004                                                                             F-6

  Notes to Consolidated Financial Statements as of March 31, 2005 and 2004               F-7

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                        MARCH 31,         DECEMBER 31,
                                                                          2005                2004
                                                                      (UNAUDITED)          (AUDITED)
                                                                    ----------------    ----------------
                            ASSETS
REAL ESTATE
  Land                                                              $     29,033,719    $     29,033,719
  Buildings and improvements                                             133,950,763         133,527,539
  Personal property                                                        6,962,993           6,805,422
  Construction in progress                                                        --                  --
                                                                    ----------------    ----------------
                                                                         169,947,475         169,366,680
  Less accumulated depreciation                                            8,906,325           7,564,403
                                                                    ----------------    ----------------
                                                                         161,041,150         161,802,277
                                                                    ----------------    ----------------

OTHER ASSETS
  Cash                                                                     1,532,404           1,057,543
  Accounts receivable--tenants                                               134,815             146,605
  Prepaid expenses                                                           168,797             221,935
  Utility deposits                                                            40,900              40,900
  Tenants' security deposits                                                 444,973             433,864
  Reserves and escrows                                                     2,379,556           2,465,273
  Financing costs, net of accumulated amortization of
   $717,005 and $623,619, respectively                                     1,338,659           1,432,046
  Other assets                                                             1,317,874           1,077,501
                                                                    ----------------    ----------------
                                                                    $    168,399,128    $    168,677,944
                                                                    ================    ================
           LIABILITIES AND SHAREHOLDER'S DEFICIT
Line of credit--affiliate                                           $     56,596,665    $     56,596,665
Interest payable on line of credit--affiliate                                697,141             325,501
Mortgage notes payable                                                   120,580,040         120,595,521
Accounts payable and accrued expenses                                      1,710,692           2,104,784
Due to related party                                                       2,154,496           1,353,759
Management fee payable                                                        21,166              21,166
Real estate taxes payable                                                    388,233              84,397
Unearned rental revenue                                                      111,203              96,014
Tenant security deposits                                                     447,315             438,391
                                                                    ----------------    ----------------
                                                                         182,706,951         181,616,198
                                                                    ----------------    ----------------
SHAREHOLDER'S DEFICIT
  Preferred stock, $.001 par value, 50,000,000 shares
   authorized, no shares issued and outstanding                                   --                  --
  Common stock, $.00l par value, 350,000,000 shares
   authorized, 20,000 shares issued and outstanding                               20                  20
  Additional paid-in capital                                                 199,980             199,980
  Accumulated deficit                                                    (14,507,823)        (13,138,254)
                                                                    ----------------    ----------------
                                                                         (14,307,823)        (12,938,254)
                                                                    ----------------    ----------------
                                                                    $    168,399,128    $    168,677,944
                                                                    ================    ================

                 See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE THREE MONTHS ENDED MARCH 31,


                                                                        2005               2004
                                                                     (UNAUDITED)       (UNAUDITED)
                                                                    --------------    --------------
TOTAL RENTAL AND OTHER REVENUE                                      $    5,705,952    $    5,390,394
                                                                    --------------    --------------
OPERATING COSTS
  Property operating costs                                               1,876,994         2,137,305
  General and administrative                                               618,775           611,360
  Depreciation and amortization                                          1,421,422         1,449,772
  Management fees--related party                                           198,473           194,874
  Portfolio management fee--related party                                  109,066           109,066
  Other expenses                                                                --            36,739
                                                                    --------------    --------------
                                                                         4,224,730         4,539,116
                                                                    --------------    --------------
   OPERATING INCOME                                                      1,481,222           851,278
                                                                    --------------    --------------
INTEREST EXPENSE
  Interest expense on line of credit--affiliate                          1,344,171         1,359,106
  Interest expense--third party                                          1,506,620         1,510,604
                                                                    --------------    --------------
                                                                         2,850,791         2,869,710
                                                                    --------------    --------------
   NET LOSS                                                         $   (1,369,569)   $   (2,018,432)
                                                                    ==============    ==============
  LOSS PER SHARE--BASIC AND DILUTED                                 $          (68)   $         (101)
                                                                    ==============    ==============
  WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING--BASIC AND DILUTED                                           20,000            20,000
                                                                    ==============    ==============

                 See notes to consolidated financial statements

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

                    FOR THE THREE MONTHS ENDED MARCH 31, 2005


                               COMMON STOCK         ADDITIONAL
                          -----------------------    PAID-IN       ACCUMULATED
                            SHARES       AMOUNT      CAPITAL         DEFICIT              TOTAL
                          ----------   ----------   ----------   ----------------    ----------------
Balance as of
  December 31, 2004
  (Audited)                   20,000   $       20   $  199,980   $    (13,138,254)   $    (12,938,254)

Net income (loss)
  (Unaudited)                     --           --           --         (1,369,569)         (1,369,569)
                          ----------   ----------   ----------   ----------------    ----------------
Balance as of
  March 31, 2005
  (Unaudited)                 20,000   $       20   $  199,980   $    (14,507,823)   $    (14,307,823)
                          ==========   ==========   ==========   ================    ================

                 See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                      FOR THE THREE MONTHS ENDED MARCH 31,


                                                                         2005              2004
                                                                     (UNAUDITED)       (UNAUDITED)
                                                                    --------------    --------------
Cash flows from operating activities
  Net loss                                                          $   (1,369,569)   $   (2,018,432)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
   Depreciation and amortization                                         1,421,422         1,449,772
   (Increase) decrease in accounts
     receivable--tenants                                                    11,790           (89,346)
   (Increase) decrease in prepaid expenses                                  53,138            58,369
   (Increase) decrease in utility deposits                                      --                --
   (Increase) decrease in tenants' security
     deposits--asset                                                       (11,109)           64,659
   (Increase) decrease in reserves and escrows                            (346,255)         (371,246)
   (Increase) decrease in other assets                                          --                --
   Increase (decrease) in accounts payable and
     accrued expenses                                                     (394,092)        1,259,053
   Increase (decrease) in interest payable on
     line of credit--affiliate                                             371,642           (14,935)
   Increase (decrease) in due to related party                             109,066          (406,517)
   Increase (decrease) in management fee payable                                --           278,944
   Increase (decrease) in real estate taxes payable                        303,836           284,874
   Increase (decrease) in unearned rental revenue                           15,189            28,374
   Increase (decrease) in tenants' security
     deposits--liability                                                     8,924            16,649
                                                                    --------------    --------------
      Net cash provided by operating activities                            173,982           540,218
                                                                    --------------    --------------
Cash flows from investing activities
  Investment in real estate                                               (566,908)          (93,010)
  (Increase) decrease in reserves and escrows                              431,972         1,896,640
  Increase in construction in progress                                          --        (1,857,129)
                                                                    --------------    --------------
      Net cash used in investing activities                               (134,936)          (53,499)
                                                                    --------------    --------------
Cash flows from financing activities
  Payment of mortgage notes payable                                        (15,483)          (11,496)
  Increase (decrease) in due to related party                              691,671                --
  Payment of deferred offering costs                                      (240,373)               --
                                                                    --------------    --------------
      Net cash used in financing activities                                435,815           (11,496)
                                                                    --------------    --------------
      NET INCREASE (DECREASE) IN CASH                                      474,861           475,223
Cash, beginning                                                          1,057,543           802,131
                                                                    --------------    --------------
Cash, end                                                                1,532,404         1,277,354
                                                                    --------------    --------------
  Interest paid                                                     $    2,479,151    $    2,844,648
                                                                    ==============    ==============

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             MARCH 31, 2005 AND 2004

                                   (UNAUDITED)

NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, was formed on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. The Company will elect to be taxed as a real estate investment trust. The Company was initially capitalized by issuing 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10 per share resulted in initial proceeds of $200,000.

The Company is registering with the Securities and Exchange Commission to offer up to 100,000,000 shares of its common stock. These shares are on a best efforts basis; however no shares will be sold unless at least 2,950,000 shares are sold. The Company will begin selling shares on the effective date of the prospectus and the offering will terminate at the earlier of 24 months from the effective date or the failure to raise the minimum offering prior to the expiration of the Company's line of credit, with the Company having the right to terminate the offering at any time prior to that date. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account, which is currently 1.35% per annum. If the minimum shares is not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.

As of March 31, 2005 and 2004, the Company owned three portfolios of properties as follows:

The Seattle Portfolio consists of four apartment communities containing 802 apartment units as follows:

                                                           OCCUPANCY   OCCUPANCY
                                                             AS OF       AS OF
                                  NUMBER                   MARCH 31,   MARCH 31,
 PROPERTY NAME     CITY, STATE   OF UNITS   DATE ACQUIRED    2005        2004
---------------------------------------------------------------------------------
Alderwood Park
  Apartments      Lynwood, WA      188      May 15, 2003       96%        92%
Ridgegate
  Apartments       Kent, WA        153      May 15, 2003       94%        92%
Ridgetop
  Apartments     Silverdale, WA    221      May 15, 2003       97%        96%
Wellington
  Apartments     Silverdale, WA    240      May 15, 2003       96%        95%

The following is a history of the purchase and ownership of the Seattle
Portfolio.

(1) In November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.

(2) In December, 2002, affiliates of Boston Capital REIT Advisors, LLC, the "Advisor", agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.

(3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.

(5) On May 15, 2003, the Company acquired the Seattle Portfolio from BCMR Seattle, Inc., the predecessor, as described in Note F

The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

     (i)     $50 annually per apartment unit; and then

     (ii)    a 12% preferred return on its unreturned capital contributions.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operation-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.

There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

The Portland Portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                                                OCCUPANCY   OCCUPANCY
                                                                  AS OF       AS OF
                                      NUMBER                     MARCH 31,   MARCH 31,
 PROPERTY NAME       CITY, STATE     OF UNITS   DATE ACQUIRED     2005        2004
-------------------------------------------------------------------------------------
Boulder Creek
  Apartments         Portland, OR      296      May 30, 2003       90%         85%
Bridge Creek
  Apartments         Portland, OR      315      May 30, 2003       87%         87%
Settler's Point
  Apartments      Salt Lake City, UT   416      May 30, 2003       92%         94%

The Company acquired its interests in the Portland Portfolio by forming a wholly-owned subsidiary, BCMR Portland, LLC, to acquire a controlling interest in BC-GFS-II LLC. Contributions are comprised of two classes, Class A and Class
B. The Class B contribution was treated as mezzanine financing. The Company received a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.

Under the terms of the current first mortgage loans on the Portland Portfolio, GFS Equity Management LLC is entitled to be paid .045% per annum from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit paid to the first mortgage holder. GFS Equity Management, LLC is entitled to participate in the cash distributions of the Portland Portfolio after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

     (i)     $50 annually per apartment unit; and then

     (ii)    a 11% preferred return on its unreturned capital contribution.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The property management agent will receive 0.5% of gross income as a portion of its total property management fee. The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland Portfolio. Proceeds from the sale of any of the communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of its capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on Class A capital contributions. The Company will receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

The Jacksonville Portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                                              OCCUPANCY   OCCUPANCY
                                                                AS OF       AS OF
                                     NUMBER                   MARCH 31,   MARCH 31,
 PROPERTY NAME      CITY, STATE     OF UNITS  DATE ACQUIRED     2005        2004
-----------------------------------------------------------------------------------
Bay Pointe
  Apartments     Jacksonville, FL     300     May 22, 2003        97%        78%
Oaks at
  Timuquana
  Apartments     Jacksonville, FL     228     May 22, 2003        94%        89%
Spicewood
  Springs
  Apartments     Jacksonville, FL     512     May 29, 2003        96%        91%

The Company acquired its interests in the Jacksonville Portfolio by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling interest in BC-Bainbridge LLC. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.

Baninbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after the Company has received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, the Company will receive:

     (i)     $50 annually per apartment unit; and then

     (ii)    12% preferred return on its unreturned capital contribution.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The Company will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of the Jacksonville communities. Proceeds from the sale of any of the Jacksonville communities will first be distributed to pay the Company a 1% sales analysis fee, and then to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of capital contributions (taking into account prior distributions) plus a 16% per annum rate of return. An Advisory Services Fee, equal to 20% of the remaining proceeds, will then be paid to an affiliate of Bainbridge Jacksonville LLC. The company will then receive 93.75% and Bainbridge Jacksonville will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. The Company can remove Bainbridge Jacksonville LLC without cause at any time.

A summary of significant accounting policies follows.

BASIS OF ACCOUNTING

The consolidated financial statements have been prepared using the accrual method of accounting.

ORGANIZATIONAL COSTS

Organizational costs are expensed as incurred

PRINCIPLES OF CONSOLIDATION

The Company controls, through ownership and by agreement, the Operating Limited Liability Companies and their respective subsidiaries, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

Boston Capital Real Estate Investment Trust, Inc. controls BCMR Seattle, a Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle Portfolio Communities.

Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville Portfolio Communities.

Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portfland Portfolio Communities.

CASH EQUIVALENTS

All highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents. The Company has no cash equivalents.

ACCOUNTS RECEIVABLE

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

REAL ESTATE AND ACQUISITIONS

Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of five years for personal property, 5-10 years for improvements and 40 years for buildings. Depreciation expense for the quarters ended March 31, 2005 and 2004 was $1,342,001 and $1,357,648, respectively.
Repairs and maintenance costs are charged to expense as incurred, whereas costs of building, improvements, and personal property are capitalized.

On May 15, 2003, the Company acquired all assets, liabilities, contracts, leases, rights, and titles to the Seattle portfolio from BCMR Seattle, Inc., who is the predecessor for accounting purposes. Assets and liabilities were recorded by the Company at fair value, which is not materially different than the predecessor's historical cost, established at the original purchase during December 2002.

In accordance with SFAS No. 141, "Business Combinations," the Company accounts for real estate acquisition using the purchase method of accounting. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the Company's determination of the relative fair values of these assets. The Company determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by the Company in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases. Our leases do not currently include fixed-rate renewal periods.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationships based on the Company's evaluation of the specific characteristics of each tenant's lease. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition. The operations from such properties would be reported as discontinued operations in the consolidated statements of operations.

The Company has not recognized an impairment loss during the quarters ended March 31, 2005 and 2004 on any of its communities.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

AMORTIZATION

Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.

DEFERRED OFFERING COSTS

In connection with the Offering, the Company has incurred or will incur legal, accounting, and related costs, which have been or will be paid for by advances from an affiliate. These advances will be reimbursed by the Company upon the consummation of the Offering. Costs incurred through March 31, 2005 are reflected in other assets and will be deducted from the gross proceeds of the Offering.

RECLASSIFICATIONS

Certain items from the prior period financial statements have been reclassified to conform to the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entities in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

In April 2002, the FASB issues SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No.
30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the consolidated financial position or consolidated results of operations.

The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock based employee compensation.

FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

In May 2003, the FASB issued SFAS No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. On November 7, 2003, the FASB issued FSP No. FAS 150-3, which deferred for an indefinite period the classification and measurements provisions, but not the disclosure provisions, of SFAS No. 150 as it relates to noncontrolling interest that are classified as equity in the financial statements of a subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The Company does not have any financial instruments that fall with the scope of SFAS No. 150.

On July 31, 2003, the SEC clarified its position with respect to Emerging Issues Task Force ("EITF") topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption of Induced Conversion of Preferred Stock. Under the SEC's revised interpretation, in connection with the redemption of preferred shares/units, the original issuance costs of these shares/units must be treated in a manner similar to preferred distributions and deducted from net income in arriving at net income available to Common Shares. The clarification of EITF Topic D-42 was required to be adopted effective July 1, 2003 on a retroactive basis by restating prior periods included in the current financial statements. This interpretation does not have an effect on the Company's financial statements as the Company has not issued any preferred shares.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption of for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the period restated. This standard does not have an affect on the Company's financial statements as the Company does not currently provide any share-based payments to its employees.

NOTE B--MORTGAGE NOTES PAYABLE


                                                            2005
                                                        --------------
Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.67% and mature on January 1, 2008.
Monthly interest only payments of $147,300 are
required beginning February 1, 2003. The notes are
secured by first mortgages and deeds of trust on
the Communities in the Seattle portfolio.               $   37,850,000

Mortgage notes payable to Berkshire/WAFRA
Mezzanine Debt Investors Foreign Fund. The notes
bear interest at 12% and mature on December 31,
2007. Monthly principal and interest payments of
$85,522 are required beginning February 1, 2003
with a balloon payment due at maturity.
Amortization is calculated based on a 25 year
term. Upon maturity, the Company can either make a
balloon payment for any unpaid principal or
convert the note to a fixed or floating interest
rate term loan. The notes are secured by second
mortgages and deeds of trust on the Communities in
the Seattle portfolio.                                       8,023,040

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at rates from 4.26% to 4.32% and mature
on June 1, 2010. Monthly interest only payments of
$126,391 are required beginning July 1, 2003. The
notes are secured by mortgages and deeds of trust
on the Communities in the Jacksonville portfolio.           35,374,000

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.58% and mature on June 1, 2010.
Monthly interest only payments of $148,154 are
required beginning July 1, 2003. The notes are
secured by mortgages and deeds of trust on the
Communities in the Portland portfolio.                      39,333,000
                                                        --------------
                                                        $  120,580,040
                                                        ==============

Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:

                       March 31, 2006   $      53,516
                                 2007          60,042
                                 2008      45,759,482
                                 2009              --
                                 2010              --
                           Thereafter      74,707,000
                                        -------------
                                Total   $ 120,580,040
                                        =============


NOTE C--LINE OF CREDIT

The Company has a $60,000,000 line of credit with BCP Funding LLC, a related party. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of an additional six-month extension. On September 1, 2004, the Company was granted an extension through May 31, 2005. On March 11, 2005, the Company was granted an extension through January 1, 2006. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. The Company does not believe that sufficient cash flow will exist to pay bonus interest therefore no accrual has been made in these financial statements. The line is secured by the Company's interest in BCMR Seattle, a Limited Partnership, BCMR Jacksonville, LLC and BCMR Portland, LLC and the outstanding shares of the Company. As of March 31, 2005, $56,596,665 was outstanding on the line. During the quarters ended March 31, 2005 and 2004, base interest of $1,344,171 and $1,359,106, respectively, was incurred and $697,141 remains payable as of March 31, 2005.

NOTE D--INCOME TAXES

The Company expects to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with the taxable year ended December 31, 2005. The Company has been organized and operated in a manner that it believes will allow it to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2005, and the Company intends to continue to be organized and operate in this manner. As a REIT, the Company will not be required to pay federal corporate income taxes on its taxable income to the extent it is currently distributed to the shareholders. Accordingly, the Company has not recorded any current or deferred taxes for the quarter ended March 31, 2005. However, qualification and taxation as a REIT depends upon the Company's ability to meet the various qualification tests imposed under the Code related to annual operating results, asset diversification, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that the Company will be organized or able to operate in a manner so as to qualify or remain qualified as a REIT. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

During the quarter ended March 31, 2004, the Company incurred a pre-tax loss of approximately $2.5 million, which is available to offset future income for up to 20 years from the year incurred. A deferred tax asset of $1.0 million was established at March 31, 2004, based on the net operating loss available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $1.0 million was established as of March 31, 2004, due to the uncertainty as to whether the Company will be able to use the tax loss carryforward.

As of March 31, 2005, the Company has established a cumulative deferred tax asset of $5.2 million, based on the net operating losses available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $5.2 million has been established as of March 31, 2005, due to the uncertainty as to whether the Company will be able to use the tax loss carryforward.

NOTE E--RESERVES AND ESCROWS

As of March 31, 2005, the Company maintained the following reserve and escrow accounts:


    RESERVE/ESCROW              RESTRICTION/PURPOSE            2005 BALANCE
-----------------------   ---------------------------------   -------------
Real estate taxes and     Payment of real estate taxes              815,406
   insurance escrows      and property insurance.

Replacement reserve       To fund the purchase/replacement           35,938
                          of personal property.

Portfolio reserve         To fund operating deficits of              83,797
                          the properties and to fund
                          payment of the preferred
                          return reserve in the event the
                          preferred return reserve is
                          depleted.

Capital improvements      To fund building improvements and         981,845
   escrow                 renovations of the properties.

Completion escrow         To fund the rehabilitation and                 --
                          improvements of the Jacksonville
                          portfolio properties as required
                          by the mortgage lender.

Investment escrow         To fund improvements of the               270,592
                          Jacksonville portfolio and to
                          fund payments of the preferred
                          return.

Working capital reserve   To fund working capital needs and         191,978
                          pay operating expenses.             -------------

Total                                                         $   2,379,556
                                                              =============


NOTE F--RELATED PARTY TRANSACTIONS

ACQUISITIONS

As of March 31, 2005, $56,596,665 was outstanding on the line of credit with BCP Funding, an affiliate of the Company (see Note C). During the quarters ended March 31, 2005 and 2004, interest of $1,344,171 and $1,359,106, respectively, was incurred and $697,141 remains payable as of March 31, 2005.

MANAGEMENT FEES

During the quarters ended March 31, 2005 and 2004, property management fees of $198,473 and $194,874 were paid to an affiliate of the managing members of the Operating Limited Liability Companies in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee in connection with management of the Seattle and Jacksonville Portfolios is 3.5% of gross revenue. The fee in connection with management of the Portland Portfolio is 4.0%, of which .5% is payable only after the company has received the preferred return on its unreturned capital contribution as described in Note A. These fees are included in management fees--related party on the consolidated statements of operations.

During the quarters ended March 31, 2005 and 2004, excess operating cash flow distributions of $0 and $20,966, respectively were paid to the managing member of the Seattle portfolio, under the conditions stated in the partnership agreement (see Note A). These payments are shown as management fees--related party on the consolidated statements of operations.

OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS

During the quarters ended March 31, 2005 and 2004, an affiliate of the Company paid $431,729 and $90,613, respectively, of deferred offering costs on behalf of the company. During the quarters ended March 31, 2005 and 2004, an affiliate of the Company paid $26,045 and $0, respectively, of expenses on behalf of the company, which included accounting fees and travel costs. As of March 31, 2005 due to related party for organization, deferred offering costs and expenses paid totaled $1,514,808.

The Company incurred acquisition and capitalization fees of $421,144 and $470,908, relating to the acquisition of the Portland and Jacksonville portfolios, respectively during 2003. These amounts were paid to a related party and are included in the cost of rental property on the consolidated balance sheet as of March 31, 2005 and December 31, 2004.

PORTFOLIO MANAGEMENT FEE

During the quarters ended March 31, 2005 and 2004, an affiliate of the Company earned portfolio management fees of $109,066 in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. As of March 31, 2005, $639,688 remains payable and was included in due to related party on the consolidated balance sheets.

ADVISOR FEES

The Company has executed an Advisory Services agreement with the Advisor to pay the following fees:

ORGANIZATION AND OFFERING EXPENSES. The Company will reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds.

ASSET MANAGEMENT FEE. The Company will pay the Advisor as compensation for advisory services rendered to the Company a monthly asset management fee in an amount equal to 1/12th of 0.75% of the Company's Real Estate Asset Value as defined in the agreement as of the end of the preceding month.

ACQUISITION FEE. The Advisor will receive, as compensation payable by the Company for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds.

SUBORDINATED DISPOSITION FEE. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company's Independent Directors) in connection with the sale of one or more Properties, the Advisor or an affiliate will receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or (ii) 3.0% of the sales price of such property or properties. The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of their aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital.

SUBORDINATED SHARE OF NET SALE PROCEEDS. A subordinated share of net sales proceeds will be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0% Return and 100% of invested capital.

SUBORDINATED INCENTIVE LISTING FEE. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system registered under
Section 11A of the Exchange Act ("Listing"), the Advisor will be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of the outstanding stock of the Company, measured by taking the average closing price or average of bid and asked price, as the cause may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions paid to stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing.

The Dealer-Manager is a registered broker-dealer and is an affiliate of management and the Advisor. If the minimum offering is sold, the Dealer-Manager will receive a selling commission of 7% of the public offering price of the shares sold. The Dealer-Manager intends to reallow all of the commissions earned to participating broker dealers. The Dealer-Manager will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. The Dealer-Manager may reallow up to 1.5% of the 2% fee to participating broker dealers.

NOTE G--GUARANTEES

John A. Goodman ("Guarantor"), an affiliate of the Operator of the Seattle portfolio, has irrevocably and unconditionally guaranteed payment of the $37,850,000 note payable related to the Seattle portfolio, whether at maturity or earlier, by reason of acceleration or otherwise.

Boston Capital Companion Limited Partnership ("Guarantor"), an affiliate of the Company, has guaranteed payment and performance of all of the obligation of the line of credit with BCP Funding, LLC. This guarantee is an absolute, unconditional and continuing guarantee. The recourse for this guarantee is absolutely and strictly limited to the Guarantor's 20,000 common shares of Boston Capital Real Estate Investment Trust, Inc., along with any additional shares purchased by the Guarantor.

Richard A. Schechter and Sheila Mead ("Guarantors"), affiliates of the Operator of the Jacksonville Portfolio, have provided limited guarantees of payment on two of the notes totaling $16,274,000 related to the Jacksonville Portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

NOTE H--FAIR VALUE OF FINANCIAL INSTRUMENTS

In determining fair value of its financial instruments, the Company uses available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Cash and accounts receivable--tenants and due from related party are financial assets with carrying values that approximate fair value. Line of credit--affiliate, interest payable on line of credit--affiliate, notes payable, accounts payable and accrued expenses, due to related party, management fee payable, and real estate taxes payable are financial liabilities with carrying values that approximate fair value.

NOTE I--CONCENTRATION OF CREDIT RISK

The Company maintains its cash accounts with various financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. As of March 31, 2005, the uninsured portion of the cash balances held at the financial institutions was $1,063,509.

NOTE J--SUBSEQUENT EVENT

On February 13, 2005, there was a fire at the Spicewood Springs Apartments, in which three units were damaged and one tenant lost their life. The Company expects to incur between $250,000 and $300,000 to repair the units, the majority of which is expected to be covered by insurance proceeds. The Company expects to have these units repaired and back in service by May 2005, however, there have been delays in obtaining the necessary permits to perform and complete the work. The Company currently expects the units to be back in service by October 2005. As of March 31, 2005, no pending litigation or claims have been filed against the Company in regards to this matter.

NOTE K--GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. The company has extended its line of credit through January 1, 2006, however if the amount of capital raised during the offering is not sufficient to pay the outstanding balance and/or the company is unable to have the line extended the company will lose its interest in some or all of the properties, as described in Note C. This factor raises substantial doubt about the company's ability to continue as a going concern.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                F-27

FINANCIAL STATEMENTS

  Consolidated Balance Sheets as of December 31, 2004 and 2003                         F-28

  Consolidated Statement of Operations for the year ended December 31, 2004 and
    for the Period May 15, 2003 (Inception) Through December 31, 2003                  F-29

  Consolidated Statement of Changes in Shareholder's Deficit for the year ended
    December 31, 2004 and for the Period May 15, 2003 (Inception) Through
    December 31, 2003                                                                  F-30

  Consolidated Statement of Cash Flows for the year ended December 31, 2004 and
    for the Period May 15, 2003 (Inception) Through December 31, 2003                  F-31

  Notes to Consolidated Financial Statements as of December 31, 2004 and 2003          F-32

  Schedule III--Real Estate and Accumulated Depreciation                               F-50

                               REZNICK GROUP, P.C.

          7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MD 20814-6224
                      PHONE 301.652.9100, FAX 301.652.1848
                              www.reznickgroup.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder
of Boston Capital Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheets of Boston Capital Real Estate Investment Trust, Inc. (a Maryland corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholder's deficit, and cash flows for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

We have also audited Schedule III for the year ended December 31, 2004. In our opinion, this schedule presents fairly, when considered in relation to the basic financial statements taken as a whole, in all material respects, the information therein.

                                             /s/ REZNICK GROUP

Bethesda, Maryland
March 25, 2005

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                           CONSOLIDATED BALANCE SHEETS

                                  DECEMBER 31,

                                                                                   2004             2003
                                                                              --------------   --------------
                                   ASSETS
REAL ESTATE
  Land                                                                        $   29,033,719   $   29,033,719
  Buildings and improvements                                                     133,527,539      128,517,858
  Personal property                                                                6,805,422        4,253,501
  Construction in progress                                                                --        1,699,646
                                                                              --------------   --------------
                                                                                 169,366,680      163,504,724
  Less accumulated depreciation                                                    7,564,403        2,894,310
                                                                              --------------   --------------
                                                                                 161,802,277      160,610,414
                                                                              --------------   --------------
OTHER ASSETS
  Cash                                                                             1,057,543        1,111,817
  Accounts receivable--tenants                                                       146,605          171,764
  Prepaid expenses                                                                   221,935          264,162
  Utility deposits                                                                    40,900           40,900
  Tenants' security deposits                                                         433,864          443,174
  Reserves and escrows                                                             2,465,273       11,708,793
  Financing costs, net of accumulated amortization of
    $623,619 and $279,941, respectively                                            1,432,046        1,749,729
  Other assets                                                                     1,077,501               --
                                                                              --------------   --------------
                                                                              $  168,677,944   $  176,100,753
                                                                              ==============   ==============
                    LIABILITIES AND SHAREHOLDER'S DEFICIT
Line of credit--affiliate                                                     $   56,596,665   $   56,596,665
Interest payable on line of credit--affiliate                                        325,501        1,374,041
Mortgage notes payable                                                           120,595,521      120,638,185
Accounts payable and accrued expenses                                              2,104,784        1,749,941
Due to related party                                                               1,353,759          268,304
Management fee payable                                                                21,166           18,615
Real estate taxes payable                                                             84,397           82,545
Unearned rental revenue                                                               96,014          107,643
Tenant security deposits                                                             438,391          364,711
                                                                              --------------   --------------
                                                                                 181,616,198      181,200,650
                                                                              --------------   --------------
SHAREHOLDER'S DEFICIT
  Preferred stock, $.001 par value, 50,000,000 shares
    authorized, no shares issued and outstanding                                          --               --
  Common stock, $.00l par value, 350,000,000 shares
    authorized, 20,000 shares issued and outstanding                                      20               20
  Additional paid-in capital                                                         199,980          199,980
  Accumulated deficit                                                            (13,138,254)      (5,299,897
                                                                              --------------   --------------
                                                                                 (12,938,254)      (5,099,897)
                                                                              --------------   --------------
                                                                              $  168,677,944   $  176,100,753
                                                                              ==============   ==============

                 See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                PERIOD FROM
                                                                                                MAY 15, 2003
                                                                                                 (INCEPTION)
                                                                                YEAR ENDED        THROUGH
                                                                               DECEMBER 31,     DECEMBER 31,
                                                                                   2004             2003
                                                                              --------------   --------------
TOTAL RENTAL AND OTHER REVENUE                                                $   21,281,879   $   15,815,654
                                                                              --------------   --------------
OPERATING COSTS
  Property operating costs                                                         8,573,144        6,147,892
  General and administrative                                                       2,746,395        1,811,502
  Depreciation and amortization                                                    4,987,776        3,126,328
  Management fees--related party                                                     775,996          680,914
  Organizational costs                                                                    --        1,426,406
  Portfolio management fee--related party                                            407,912          320,337
  Other expenses                                                                     116,977          217,194
                                                                              --------------   --------------
                                                                                  17,608,200       13,730,573
                                                                              --------------   --------------
    OPERATING INCOME                                                               3,673,679        2,085,081
                                                                              --------------   --------------
INTEREST EXPENSE
  Interest expense on line of credit--affiliate                                    5,466,294        3,052,904
  Interest expense--third party                                                    6,045,742        4,332,074
                                                                              --------------   --------------
                                                                                  11,512,036        7,384,978
                                                                              --------------   --------------
    NET LOSS                                                                  $   (7,838,357)  $   (5,299,897)
                                                                              ==============   ==============
  LOSS PER SHARE--BASIC AND DILUTED                                           $         (392)  $         (265)
                                                                              ==============   ==============
  WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING--BASIC AND DILUTED                                                    20,000           20,000
                                                                              ==============   ==============

                 See notes to consolidated financial statements

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT

        YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD FROM MAY 15, 2003
                      (INCEPTION) THROUGH DECEMBER 31, 2003

                                      COMMON STOCK              ADDITIONAL
                            -------------------------------      PAID-IN        ACCUMULATED
                                SHARES           AMOUNT          CAPITAL          DEFICIT            TOTAL
                            --------------   --------------   --------------   --------------   --------------
Shares issued                       20,000   $           20   $      199,980   $           --   $      200,000
Net income (loss)                       --               --               --       (5,299,897)      (5,299,897)
                            --------------   --------------   --------------   --------------   --------------
Balance as of
  December 31, 2003                 20,000   $           20   $      199,980   $   (5,299,897)  $   (5,099,897)
Net income (loss)                       --               --               --       (7,838,357)      (7,838,357)
                            --------------   --------------   --------------   --------------   --------------
Balance as of
  December 31, 2004                 20,000   $           20   $      199,980   $  (13,138,254)  $  (12,938,254)
                            ==============   ==============   ==============   ==============   ==============

                 See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                            FOR THE PERIOD
                                                                                                          FROM MAY 15, 2003
                                                                                FOR THE YEAR ENDED       (INCEPTION) THROUGH
                                                                                DECEMBER 31, 2004         DECEMBER 31, 2003
                                                                                ------------------       -------------------
Cash flows from operating activities
  Net loss                                                                        $   (7,838,357)           $   (5,299,897)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
    Depreciation and amortization                                                      4,987,776                 3,126,328
    (Increase) decrease in accounts
      receivable--tenants                                                                 25,159                  (171,764)
    (Increase) decrease in prepaid expenses                                               42,225                  (264,162)
    (Increase) decrease in utility deposits                                                   --                   (40,900)
    (Increase) decrease in tenants' security
      deposits--asset                                                                      9,310                  (443,174)
    (Increase) decrease in reserves and escrows                                          (26,418)                  708,478
    (Increase) decrease in other assets                                                  (13,693)                       --
    Increase (decrease) in accounts payable and
      accrued expenses                                                                   354,845                    71,078
    Increase (decrease) in interest payable on
      line of credit--affiliate                                                       (1,048,540)                3,052,904
    Increase (decrease) in due to related party                                          387,722                   268,304
    Increase (decrease) in management fee payable                                          2,551                    18,615
    Increase (decrease) in real estate taxes payable                                       1,852                    82,545
    Increase (decrease) in unearned rental revenue                                       (11,629)                  107,643
    Increase (decrease) in tenants' security
      deposits--liability                                                                 73,680                   364,711
                                                                                  --------------            --------------
            Net cash provided by operating activities                                 (3,053,517)                1,580,709
                                                                                  --------------            --------------
Cash flows from investing activities
  Investment in real estate                                                           (5,861,956)                       --
  (Increase) decrease in reserves and escrows                                          9,269,938                 1,165,418
  Increase in construction in progress                                                        --                (1,699,646)
                                                                                  --------------            --------------
            Net cash used in investing activities                                      3,407,982                  (534,228)
                                                                                  --------------            --------------
Cash flows from financing activities
  Payment of mortgage notes payable                                                      (42,664)                  (38,815)
  Financing costs paid                                                                        --                   (95,849)
  Increase (decrease) in due to related party                                            697,733                        --
  Payment of deferred offering costs                                                  (1,063,808)                       --
  Proceeds from sale of common stock                                                          --                   200,000
                                                                                  --------------            --------------
            Net cash used in financing activities                                       (408,739)                   65,336
                                                                                  --------------            --------------
            NET INCREASE (DECREASE) IN CASH                                              (54,274)                1,111,817
Cash, beginning                                                                        1,111,817                        --
                                                                                  --------------            --------------
Cash, end                                                                              1,057,543                 1,111,817
                                                                                  --------------            --------------
  Interest paid                                                                   $   12,560,579            $    5,884,543
                                                                                  ==============            ==============
Non-cash investing and financing activities
  Real estate assets acquired                                                     $           --            $  161,757,155
  Escrows funded                                                                              --                13,582,689
  Financing costs incurred                                                                    --                 1,933,821
  Debts assumed                                                                               --              (177,273,665)
                                                                                  --------------            --------------
            NET                                                                   $           --            $           --
                                                                                  ==============            ==============

Buildings and improvements and personal property were increased by $1,699,646 of construction in progress completed during 2004.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Boston Capital Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, was formed on May 15, 2003. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. The Company will elect to be taxed as a real estate investment trust. The Company was initially capitalized by issuing 20,000 shares of $.001 par value common stock to an affiliated entity. The offer price of $10 per share resulted in initial proceeds of $200,000.

The Company is registering with the Securities and Exchange Commission to offer up to 100,000,000 shares of its common stock. These shares are on a best efforts basis; however no shares will be sold unless at least 2,950,000 shares are sold. The Company will begin selling shares on the effective date of the prospectus and the offering will terminate at the earlier of 24 months from the effective date or the failure to raise the minimum offering prior to the expiration of the Company's line of credit, with the Company having the right to terminate the offering at any time prior to that date. All monies raised by the offering prior to selling the minimum shares will be placed in an escrow account and earn interest at savings account rates based on the balance held in the account, which is currently 1.35% per annum. If the minimum shares is not met by the termination date, the escrowed funds along with accrued interest will be returned to the investors.

As of December 31, 2004 and 2003, the Company owned three portfolios of properties as follows:

The Seattle Portfolio consists of four apartment communities containing 802 apartment units as follows:

                                                                            OCCUPANCY        OCCUPANCY
                                                                              AS OF            AS OF
                                              NUMBER                       DECEMBER 31,     DECEMBER 31,
 PROPERTY NAME                CITY, STATE    OF UNITS   DATE ACQUIRED         2004             2003
--------------------------------------------------------------------------------------------------------
Alderwood Park
  Apartments                  Lynwood, WA       188     May 15, 2003           97%              95%
Ridgegate
  Apartments                   Kent, WA         153     May 15, 2003           97%              93%
Ridgetop
  Apartments                Silverdale, WA      221     May 15, 2003           92%              94%
Wellington
  Apartments                Silverdale, WA      240     May 15, 2003           93%              95%

The following is a history of the purchase and ownership of the Seattle
Portfolio.

(1) In November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.

(2) In December, 2002, affiliates of Boston Capital REIT Advisors, LLC, the "Advisor", agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of the Advisor in return for the payment of the $51,366,000 purchase price plus a subordinated economic interest in the communities and the initial management contract for the communities.

(3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.

(5) On May 15, 2003, the Company acquired the Seattle Portfolio from BCMR Seattle, Inc., the predecessor, as described in Note G

The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

     (i)  $50 annually per apartment unit; and then

     (ii) a 12% preferred return on its unreturned capital contributions.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operation-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds.

There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

The Portland Portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                                                            OCCUPANCY        OCCUPANCY
                                                                              AS OF            AS OF
                                              NUMBER                       DECEMBER 31,     DECEMBER 31,
 PROPERTY NAME                CITY, STATE    OF UNITS   DATE ACQUIRED         2004             2003
--------------------------------------------------------------------------------------------------------
Boulder Creek
  Apartments                 Portland, OR       296     May 30, 2003           89%              90%
Bridge Creek
  Apartments                 Portland, OR       315     May 30, 2003           87%              89%
Settler's Point
  Apartments              Salt Lake City, UT    416     May 30, 2003           90%              94%

The Company acquired its interests in the Portland Portfolio by forming a wholly-owned subsidiary, BCMR Portland, LLC, to acquire a controlling interest in BC-GFS-II LLC. Contributions are comprised of two classes, Class A and Class
B. The Class B contribution was treated as mezzanine financing. The Company received a preferred return of 11% on both capital contributions; however, the 16% preferred return at sale is calculated only on the Class A contribution. BC-GFS-II LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-GFS-II LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.

Under the terms of the current first mortgage loans on the Portland Portfolio, GFS Equity Management LLC is entitled to be paid .045% per annum from the cash flow of BC-GFS-II LLC as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit paid to the first mortgage holder. GFS Equity Management, LLC is entitled to participate in the cash distributions of the Portland Portfolio after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

     (i)  $50 annually per apartment unit; and then

     (ii) a 11% preferred return on its unreturned capital contribution.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The property management agent will receive 0.5% of gross income as a portion of its total property management fee. The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Portland Portfolio. Proceeds from the sale of any of the communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of its capital contributions (taking into account prior distributions) plus a 16% per annum rate of return on Class A capital contributions. The Company will receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

The Jacksonville Portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                                                            OCCUPANCY        OCCUPANCY
                                                                              AS OF            AS OF
                                              NUMBER                       DECEMBER 31,     DECEMBER 31,
 PROPERTY NAME                CITY, STATE    OF UNITS   DATE ACQUIRED         2004             2003
--------------------------------------------------------------------------------------------------------
Bay Pointe
  Apartments                Jacksonville, FL    300     May 22, 2003           93%              86%
Oaks at
  Timuquana
  Apartments                Jacksonville, FL    228     May 22, 2003           89%              90%
Spicewood
  Springs
  Apartments                Jacksonville, FL    512     May 29, 2003           93%              89%

The Company acquired its interests in the Jacksonville Portfolio by forming a wholly owned subsidiary, BCMR Jacksonville, LLC, to acquire a controlling interest in BC-Bainbridge LLC. BC-Bainbridge LLC owns legal fee simple title to the communities through three wholly owned subsidiaries. The manager of BC-Bainbridge LLC is Bainbridge Jacksonville LLC, a third party which is not affiliated with the Company or Boston Capital Real Advisors, LLC, its Advisor.

Baninbridge Jacksonville LLC is entitled to participate in the cash distributions of the Jacksonville communities after the Company has received a priority share of the cash flow. Before Bainbridge Jacksonville LLC receives any portion of the cash flow, the Company will receive:

     (i)  $50 annually per apartment unit; and then

     (ii) 12% preferred return on its unreturned capital contribution.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The Company will then share 50/50 with Bainbridge Jacksonville LLC in all remaining income from operations of the Jacksonville communities. Proceeds from the sale of any of the Jacksonville communities will first be distributed to pay the Company a 1% sales analysis fee, and then to pay any unpaid preferred return. Remaining sale proceeds will be distributed to the Company until it has received a return of capital contributions (taking into account prior distributions) plus a 16% per annum rate of return. An Advisory Services Fee, equal to 20% of the remaining proceeds, will then be paid to an affiliate of Bainbridge Jacksonville LLC. The company will then receive 93.75% and Bainbridge Jacksonville will receive 6.25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by Bainbridge Jacksonville LLC. The Company can remove Bainbridge Jacksonville LLC without cause at any time.

A summary of significant accounting policies follows.

BASIS OF ACCOUNTING

The consolidated financial statements have been prepared using the accrual method of accounting.

ORGANIZATIONAL COSTS

Organizational costs are expensed as incurred

PRINCIPLES OF CONSOLIDATION

The Company controls, through ownership and by agreement, the Operating Limited Liability Companies and their respective subsidiaries, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

Boston Capital Real Estate Investment Trust, Inc. controls BCMR Seattle, a Limited Partnership, which controls BC-GFS LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Seattle Portfolio Communities.

Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Jacksonville, LLC, which controls BC-Bainbridge LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the Jacksonville Portfolio Communities.

Boston Capital Real Estate Investment Trust, Inc. is the sole member of BCMR Portland, LLC, which controls BC-GFS II LLC (an operating limited liability company), whose wholly-owned subsidiaries own legal fee simple title to the Portfland Portfolio Communities.

ACCOUNTS RECEIVABLE

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

CASH EQUIVALENTS

All highly liquid debt instruments with an original maturity of three months or less are considered to be cash equivalents. The company has no cash equivalents.

REAL ESTATE AND ACQUISITIONS

Real estate is carried at cost. Depreciation is computed under the straight-line method using service lives of five years for personal property, 5-10 years for improvements and 40 years for buildings. Depreciation expense for the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003 was $4,670,085 and $2,804,515 respectively. Repairs and maintenance costs are charged to expense as incurred, whereas costs of building, improvements, and personal property are capitalized.

On May 15, 2003, the Company acquired all assets, liabilities, contracts, leases, rights, and titles to the Seattle portfolio from BCMR Seattle, Inc., who is the predecessor for accounting purposes. Assets and liabilities were recorded by the Company at fair value, which is not materially different than the predecessor's historical cost, established at the original purchase during December 2002.

In accordance with SFAS No. 141, "Business Combinations," the Company accounts for real estate acquisition using the purchase method of accounting. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the Company's determination of the relative fair values of these assets. The Company determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by the Company in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases. Our leases do not currently include fixed-rate renewal periods.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant, determined as set forth above. This aggregate value is allocated between in-place lease values and tenant relationships based on the Company's evaluation of the specific characteristics of each tenant's lease. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition. The operations from such properties would be reported as discontinued operations in the consolidated statements of operations.

The Company has not recognized an impairment loss during the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003 on any of its communities.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

AMORTIZATION

Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.

DEFERRED OFFERING COSTS

In connection with the Offering, the Company has incurred or will incur legal, accounting, and related costs, which have been or will be paid for by advances from an affiliate. These advances will be reimbursed by the Company upon the consummation of the Offering. Costs incurred through December 31, 2004 are reflected in other assets and will be deducted from the gross proceeds of the Offering.

RECLASSIFICATIONS

Certain items from the prior period financial statements have been reclassified to conform to the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entities in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entities and already presents its financial statements on a consolidated basis; therefore, adoption of FIN 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

In April 2002, the FASB issues SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No.
30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the consolidated financial position or consolidated results of operations.

The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock based employee compensation.

FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

In May 2003, the FASB issued SFAS No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. On November 7, 2003, the FASB issued FSP No. FAS 150-3, which deferred for an indefinite period the classification and measurements provisions, but not the disclosure provisions, of SFAS No. 150 as it relates to noncontrolling interest that are classified as equity in the financial statements of a subsidiary but would be classified as a liability in the parent's financial statements under SFAS No. 150. The Company does not have any financial instruments that fall with the scope of SFAS No. 150.

On July 31, 2003, the SEC clarified its position with respect to Emerging Issues Task Force ("EITF") topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption of Induced Conversion of Preferred Stock. Under the SEC's revised interpretation, in connection with the redemption of preferred shares/units, the original issuance costs of these shares/units must be treated in a manner similar to preferred distributions and deducted from net income in arriving at net income available to Common Shares. The clarification of EITF Topic D-42 was required to be adopted effective July 1, 2003 on a retroactive basis by restating prior periods included in the current financial statements. This interpretation does not have an effect on the Company's financial statements as the Company has not issued any preferred shares.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption of for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the period restated. This standard does not have an affect on the Company's financial statements as the Company does not currently provide any share-based payments to its employees.

NOTE B--ACQUISITIONS

During the period from May 15, 2003 (inception) through December 31, 2003, the Company acquired the Seattle, Portland, and Jacksonville portfolios through non-cash transactions as follows:

                                     SEATTLE         PORTLAND       JACKSONVILLE        TOTAL
                                 --------------   --------------   --------------   --------------
Real estate acquired
and escrows funded               $   53,988,796   $   60,582,110   $   59,274,398   $  173,845,304
Financing costs and
Other Assets                          1,307,187        1,067,506        1,053,668        3,428,361
                                 --------------   --------------   --------------   --------------
Total assets                     $   55,295,983   $   61,649,616   $   60,328,066   $  177,273,665
                                 ==============   ==============   ==============   ==============
Debt
Notes payable                    $   45,970,000   $   39,333,000   $   35,374,000   $  120,677,000
Affiliated debt                       9,325,983       22,316,616       24,954,066       56,596,665
                                 --------------   --------------   --------------   --------------
Total liabilities                $   55,295,983   $   61,649,616   $   60,328,066   $  177,273,665
                                 ==============   ==============   ==============   ==============

NOTE C--MORTGAGE NOTES PAYABLE

                                                               2004             2003
                                                          --------------   --------------
Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.67% and mature on January 1, 2008.
Monthly interest only payments of $147,300 are
required beginning February 1, 2003. The notes are
secured by first mortgages and deeds of trust on
the Communities in the Seattle portfolio                  $   37,850,000   $   37,850,000

Mortgage notes payable to Berkshire/WAFRA
Mezzanine Debt Investors Foreign Fund. The notes
bear interest at 12% and mature on December 31,
2007. Monthly principal and interest payments of
$85,522 are required beginning February 1, 2003
with a balloon payment due at maturity.
Amortization is calculated based on a 25 year
term. Upon maturity, the Company can either make a
balloon payment for any unpaid principal or
convert the note to a fixed or floating interest
rate term loan. The notes are secured by second
mortgages and deeds of trust on the Communities in
the Seattle portfolio.                                         8,038,521        8,081,185

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at rates from 4.26% to 4.32% and mature
on June 1, 2010. Monthly interest only payments of
$126,391 are required beginning July 1, 2003. The
notes are secured by mortgages and deeds of trust
on the Communities in the Jacksonville portfolio.             35,374,000       35,374,000

Mortgage notes payable to Berkshire Mortgage
Finance Limited Partnership. The notes bear
interest at 4.58% and mature on June 1, 2010.
Monthly interest only payments of $148,154 are
required beginning July 1, 2003. The notes are
secured by mortgages and deeds of trust on the
Communities in the Portland portfolio.                        39,333,000       39,333,000
                                                          --------------   --------------
                                                          $  120,595,521   $  120,638,185
                                                          ==============   ==============

Aggregate maturities of the above mortgage notes payable for the next five years and thereafter are as follows:

                       December 31, 2005   $       51,632
                                    2006           58,276
                                    2007           65,775
                                    2008       45,712,838
                                    2009                0
                              Thereafter       74,707,000
                                           --------------
                                   Total   $  120,595,521
                                           ==============

NOTE D--LINE OF CREDIT

The Company has a $60,000,000 line of credit with BCP Funding LLC, a related party. The line bears "base" interest at 9.5% and "bonus" interest at 5.3% and originally matured on May 31, 2004 with the option of an additional six-month extension. On September 1, 2004, the Company was granted an extension through May 31, 2005. On March 11, 2005, the Company was granted an extension through January 1, 2006. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. Base interest shall accrue in arrears and any unpaid base interest shall accrue and be added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest shall accrue but will not be added to principal. Accrued bonus interest shall be payable quarterly solely from cash available for debt service after payment of the current quarter base and bonus interest. Any accrued bonus interest not paid on or before the maturity date shall not be due or payable. The Company does not believe that sufficient cash flow will exist to pay bonus interest therefore no accrual has been made in these financial statements. The line is secured by the Company's interest in BCMR Seattle, a Limited Partnership, BCMR Jacksonville, LLC and BCMR Portland, LLC and the outstanding shares of the Company. As of December 31, 2004 and 2003, $56,596,665 was outstanding on the line. During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, base interest of $5,466,204 and $3,052,904, respectively was incurred and $325,501 and $1,374,041 remained payable.

NOTE E--INCOME TAXES

During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, the Company incurred a pre-tax loss of approximately $8.0 and $5.0 million, respectively which are available to offset future income for up to 20 years from the year incurred. A deferred tax asset of $3.2 and $2.0 million was established at December 31, 2004 and 2003 respectively based on the net operating loss available to be carried forward using a federal tax rate of 34% and a state and local tax rate of 6%. However, a valuation allowance of $3.2 and $2.0 million was established, as of December 31, 2004 and 2003, respectively because of the uncertainty as to whether the Company will be able to use the tax loss carryforward.

NOTE F--RESERVES AND ESCROWS

As of December 31, 2004 and 2003, the Company maintained the following reserve and escrow accounts:

     RESERVE/ESCROW                 RESTRICTION/PURPOSE           2004 BALANCE        2003 BALANCE
-------------------------   ---------------------------------     ------------        ------------
Preferred return reserve    To fund payment of the preferred      $         --        $  1,056,463
                            return.

Real estate taxes and       Payment of real estate taxes and           469,151             442,733
  insurance escrows         property insurance.

Replacement reserve         To fund the purchase/replacement           203,352             314,345
                            of personal property.

Portfolio reserve           To fund operating deficits of the           83,797             637,763
                            properties and to fund payment of
                            the preferred return reserve in
                            the event the preferred return
                            reserve is depleted.

Capital improvements        To fund building improvements and        1,233,619           8,293,186
  escrow                    renovations of the properties.

Completion escrow           To fund the rehabilitation and                  --             827,468
                            improvements of the Jacksonville
                            portfolio properties as required
                            by the mortgage lender.

Investment escrow           To fund improvements of the                294,693                  --
                            Jacksonville portfolio and to
                            fund payments of the preferred
                            return

Working capital reserve     To fund working capital needs and          180,621             136,835
                            pay operating expenses.               ------------        ------------

Total                                                             $  2,465,273        $ 11,708,793
                                                                  ============        ============

NOTE G--RELATED PARTY TRANSACTIONS

ACQUISITIONS

On May 15, 2003 Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction.

On May 28, 2003, the Company executed notes payable of $24,954,066 and $22,316,616 payable to BCP Funding, LLC, a related party, in order to purchase the properties in the Jacksonville and Portland communities, respectively.

As of December 31, 2003, $56,596,665 was outstanding on the line of credit with BCP Funding, an affiliate of the company (see note D). During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, interest of $5,466,294 and $3,052,904 respectively, was incurred and $325,501 and $1,374,041 respectively remained payable.

MANAGEMENT FEES

During year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, property management fees of $743,673 and $596,958 were paid to an affiliate of the managing members of the Operating Limited Liability Companies in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee in connection with management of the Seattle and Jacksonville Portfolios is 3.5% of gross revenue. The fee in connection with management of the Portland Portfolio is 4.0%, of which .5% is payable only after the company has received the preferred return on its unreturned capital contribution as described in Note A. These fees are included in management fees--related party on the consolidated statements of operations.

During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, excess operating cash flow distributions of $32,323 and $83,956 respectively were paid to the managing member of the Seattle portfolio, under the conditions stated in the partnership agreement (see Note A). These payments are shown as management fees--related party on the consolidated statements of operations.

OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS

During the period from May 15, 2003 (inception) through December 31, 2003, an affiliate of the Company paid $359,238 of organizational costs on the Company's behalf of which $159,238 remained payable as of December 31, 2003 and is included in due to related party. During the year ended December 31, 2004 an affiliate of the Company paid $697,733 of deferred offering costs on the Company's behalf. As of December 31, 2004 due to related party for organization and deferred offering costs paid totaled $1,056,971.

The Company incurred acquisition and capitalization fees of $421,144 and $470,908, relating to the acquisition of the Portland and Jacksonville portfolios, respectively during 2003. These amounts were paid to a related party and are included in the cost of rental property on the consolidated balance sheet as of December 31, 2004 and 2003.

PORTFOLIO MANAGEMENT FEE

During the year ended December 31, 2004 and for the period from May 15, 2003 (inception) through December 31, 2003, an affiliate of the company earned portfolio management fees of $407,912 and $320,337, respectively in connection with management of the Seattle, Portland and Jacksonville portfolios. The fee is based on .25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. As of December 31, 2004 and 2003, $530,623 and $109,066 remained payable and was included in due to related party on the consolidated balance sheets.

CONSTRUCTION MANAGEMENT FEE

During the year ended December 31, 2004, $766,384 of construction management fees were paid to an affiliate of the managing member of the Operating Limited Liability Company of the Jacksonville portfolio in connection with the rehabilitation of the project. The total fee is equal to 5% of the hard construction costs in the construction budget and is payable in two equal installments with the final payment due upon completion of the entire project. In the event that actual construction costs exceed the budget total, the final payment of the construction management fee will be reduced on a dollar for dollar basis by the amount of such excess.

ADVISOR FEES

The Company has executed an Advisory Services agreement with the Advisor to pay the following fees:

ORGANIZATION AND OFFERING EXPENSES. The Company will reimburse the Advisor for all organization and offering expenses advanced by the Advisor up to a maximum of 2.25% of Gross Offering Proceeds.

ASSET MANAGEMENT FEE. The Company will pay the Advisor as compensation for advisory services rendered to the Company a monthly asset management fee in an amount equal to 1/12th of 0.75% of the Company's Real Estate Asset Value as defined in the agreement as of the end of the preceding month.

ACQUISITION FEE. The Advisor will receive, as compensation payable by the Company for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, acquisition fees in an amount equal to up to 2.7% of Gross Offering Proceeds and acquisition expenses in an amount equal to up to 0.5% of Gross Offering Proceeds.

SUBORDINATED DISPOSITION FEE. If the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company's Independent Directors) in connection with the sale of one or more Properties, the Advisor or an affiliate will receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, or (ii) 3.0% of the sales price of such property or properties. The Subordinated Disposition Fee will be paid only if stockholders have received total dividends in an amount equal to 100% of their aggregate invested capital plus a 6.0% annual cumulative non-compounded return on their net invested capital.

SUBORDINATED SHARE OF NET SALE PROCEEDS. A subordinated share of net sales proceeds will be payable to the Advisor in an amount equal to 15.0% of net sales proceeds remaining after the stockholders have received distributions equal to the sum of the Stockholders' 6.0% Return and 100% of invested capital.

SUBORDINATED INCENTIVE LISTING FEE. Upon listing on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a national market system registered under
Section 11A of the Exchange Act ("Listing"), the Advisor will be entitled to a subordinated incentive listing fee in an amount equal to 10.0% of the amount by which (i) the market value of the outstanding stock of the Company, measured by taking the average closing price or average of bid and asked price, as the cause may be, over a period of 30 consecutive days during which the stock is traded, with such period beginning 180 days after Listing ("Market Value"), plus the total of all distributions paid to stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders' 6.0% Return from inception through the date of Listing.

The Dealer-Manager is a registered broker-dealer and is an affiliate of management and the Advisor. If the minimum offering is sold, the Dealer-Manager will receive a selling commission of 7% of the public offering price of the shares sold. The Dealer-Manager will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer-Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions.

NOTE H--GUARANTEES

John A. Goodman ("Guarantor"), an affiliate of the Operator of the Seattle portfolio, has irrevocably and unconditionally guaranteed payment of the $37,850,000 note payable related to the Seattle portfolio, whether at maturity or earlier, by reason of acceleration or otherwise.

Boston Capital Companion Limited Partnership ("Guarantor"), an affiliate of the Company, has guaranteed payment and performance of all of the obligation of the line of credit with BCP Funding, LLC. This guarantee is an absolute, unconditional and continuing guarantee. The recourse for this guarantee is absolutely and strictly limited to the Guarantor's 20,000 common shares of Boston Capital Real Estate Investment Trust, Inc., along with any additional shares purchased by the Guarantor.

Richard A. Schechter and Sheila Mead ("Guarantors"), affiliates of the Operator of the Jacksonville Portfolio, have provided limited guarantees of payment on two of the notes totaling $16,274,000 related to the Jacksonville Portfolio. Personal liability is limited to situations such as failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

NOTE I--FAIR VALUE OF FINANCIAL INSTRUMENTS

In determining fair value of its financial instruments, the Company uses available market information and appropriate valuation methodologies, such as discounted cash flow analysis. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Cash and accounts receivable--tenants and due from related party are financial assets with carrying values that approximate fair value. Line of credit--affiliate, interest payable on line of credit--affiliate, notes payable, accounts payable and accrued expenses, due to related party, management fee payable, and real estate taxes payable are financial liabilities with carrying values that approximate fair value.

NOTE J--CONCENTRATION OF CREDIT RISK

The Company maintains its cash accounts with various financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2004, the uninsured portion of the cash balances held at the financial institutions was $844,012.

NOTE K--SUBSEQUENT EVENT

On February 13, 2005, there was a fire at the Spicewood Springs Apartments, in which three units were damaged and one tenant lost their life. The Company expects to incur between $250,000 and $300,000 to repair the units, the majority of which is expected to be covered by insurance proceeds. The Company expects to have these units repaired and back in service by May 2005. As of the report date, no pending litigation or claims have been filed against the Company in regards to this matter.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  SUCCESSOR TO

                               BCMR SEATTLE, INC.

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2004



          COLUMN A               COLUMN B             COLUMN C               COLUMN D                     COLUMN E
----------------------------  -------------  ---------------------------  -------------  ------------------------------------------
                                                                               COST                 GROSS AMOUNT AT WHICH
                                               INITIAL COST TO COMPANY     CAPITALIZED           CARRIED AT CLOSE OF PERIOD
                                             ---------------------------  SUBSEQUENT TO  ------------------------------------------
                                                           BUILDINGS AND   ACQUISITION                 BUILDINGS AND
          DESCRIPTION          ENCUMBRANCES      LAND       IMPROVEMENTS   IMPROVEMENTS      LAND       IMPROVEMENTS      TOTAL
----------------------------  -------------  ------------  -------------  -------------  ------------  -------------  -------------
Seattle portfolio
  Alderwood Park Apartments   $  11,170,132  $  3,357,986  $   9,503,813  $          --  $  3,357,986  $   9,503,813  $  12,861,799
  Ridgegate Apartments            8,994,045     2,212,672      8,231,255             --     2,212,672      8,231,255     10,443,927
  Ridgetop Apartments            11,749,129     1,523,283     12,199,252             --     1,523,283     12,199,252     13,722,535
  Wellington Apartments          13,975,215     1,720,278     14,545,701             --     1,720,278     14,545,701     16,265,979
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------
                                 45,888,521     8,814,219     44,480,021             --     8,814,219     44,480,021     53,294,240
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------

Portland portfolio
  Boulder Creek Apartments       11,375,000     2,558,440     14,492,109         24,736     2,558,440     14,516,845     17,075,285
  Bridge Creek Apartments        12,958,000     2,970,210     15,509,726        102,658     2,970,210     15,612,384     18,582,594
  Settler's Point Apartments     15,000,000     3,996,850     17,954,457         77,025     3,996,850     18,031,482     22,028,332
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------
                                 39,333,000     9,525,500     47,956,292        204,419     9,525,500     48,160,711     57,686,211
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------

Jacksonville portfolio
  Bay Pointe Apartments           9,800,000     3,000,000      8,353,286      2,717,550     3,000,000     11,070,836     14,070,836
  Oaks at Timuquana
    Apartments                    6,474,000     1,550,000      6,540,469      1,103,782     1,550,000      7,644,251      9,194,251
  Spicewood Springs
    Apartments                   19,100,000     6,144,000     21,187,790        983,930     6,144,000     22,171,720     28,315,720
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------
                                 35,374,000    10,694,000     36,081,545      4,805,262    10,694,000     40,886,807     51,580,807
                              -------------  ------------  -------------  -------------  ------------  -------------  -------------
                              $ 120,595,521  $ 29,033,719  $ 128,517,858  $   5,009,681  $ 29,033,719  $ 133,527,539  $ 162,561,258
                              =============  ============  =============  =============  ============  =============  =============

          COLUMN A              COLUMN F      COLUMN G       COLUMN H      COLUMN I
----------------------------  ------------  ------------  -------------  ------------
                                                                            LIFE ON
                                                                             WHICH
                                                                         DEPRECIATION
                                                                           IN LATEST
                                                                            INCOME
                               ACCUMULATED     DATE OF                   STATEMENT IS
          DESCRIPTION         DEPRECIATION  CONSTRUCTION  DATE ACQUIRED    COMPUTED
----------------------------  ------------  ------------  -------------  ------------
Seattle portfolio
  Alderwood Park Apartments   $    563,318      1982         05/15/03       40 yrs.
  Ridgegate Apartments             469,637      1990         05/15/03       40 yrs.
  Ridgetop Apartments              696,351      1989         05/15/03       40 yrs.
  Wellington Apartments            835,694      1988         05/15/03       40 yrs.
                              ------------
                                 2,564,999
                              ------------

Portland portfolio
  Boulder Creek Apartments         580,513      1990         05/30/03       40 yrs.
  Bridge Creek Apartments          632,867      1987         05/30/03       40 yrs.
  Settler's Point Apartments       742,153      1985         05/30/03       40 yrs.
                              ------------
                                 1,955,533
                              ------------

Jacksonville portfolio
  Bay Pointe Apartments            948,703      1974         05/22/03       40 yrs.
  Oaks at Timuquana
    Apartments                     628,373      1971         05/22/03       40 yrs.
  Spicewood Springs
    Apartments                   1,466,795      1985         05/29/03       40 yrs.
                              ------------
                                 3,043,871
                              ------------
                              $  7,564,403
                              ============

Reconciliation of total cost:
  Balance at December 31, 2002                                   $            --
    Additions during the period:
      Acquisitions                                                   157,551,577
                                                                 ---------------
  Balance at December 31, 2003                                   $   157,551,577
    Additions during the period:
      Acquisitions                                                     5,009,681
                                                                 ---------------
  Balance at December 31, 2004                                   $   162,561,258
                                                                 ===============

Reconciliation of accumulated depreciation:
  Balance at December 31, 2002                                   $            --
    Additions during the period:
      Depreciation expense                                             2,894,310
                                                                 ---------------
  Balance at December 31, 2003                                   $     2,894,310
    Additions during the period:
      Depreciation expense                                             4,670,093
                                                                 ---------------
  Balance at December 31, 2004                                   $     7,564,403
                                                                 ===============

                               BCMR SEATTLE, INC.

                                TABLE OF CONTENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                 F-52

FINANCIAL STATEMENTS

   Consolidated Balance Sheet as of May 15, 2003 and December 31, 2002                  F-54

   Consolidated Statements of Operations for the period January 1, 2003 Through
     May 15, 2003 (Cessation) and for the period November 1, 2002 (Inception)
     Through December 31, 2002                                                          F-55

   Consolidated Statements of Changes in Shareholder's Equity for the period
     January 1, 2003 Through May 15, 2003 (Cessation) and for the period
     November 1, 2002 (Inception) Through December 31, 2002                             F-56

   Consolidated Statements of Cash Flows for the period January 1, 2003 Through
     May 15, 2003 (Cessation) and for the period November 1, 2002 (Inception)
     Through December 31, 2002                                                          F-57

   Notes to Consolidated Financial Statements                                           F-58

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

          7700 OLD GEORGETOWN ROAD, SUITE 400, BETHESDA, MD 20814-6224
                      PHONE 301.652.9100, FAX 301.652.1848
                                   www.rfs.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
of BCMR Seattle, Inc.

We have audited the accompanying consolidated balance sheet of BCMR Seattle, Inc. (a Maryland corporation) and subsidiaries as of May 15, 2003 (cessation) and December 31, 2002, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002, and the consolidated results of its operations and its cash flows for the period from January 1, 2003 through May 15, 2003 and from November 1, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

                                        /S/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 9, 2004

                               BCMR SEATTLE, INC.

                           CONSOLIDATED BALANCE SHEETS

                       MAY 15, 2003 AND DECEMBER 31, 2002

                                                              MAY 15, 2003     DECEMBER 31, 2002
                                                           -----------------   -----------------
                         ASSETS
REAL ESTATE
  Land                                                     $              --   $       8,814,219
  Buildings and improvements                                              --          43,766,927
  Personal property                                                       --             435,127
                                                           -----------------   -----------------
                                                                          --          53,016,273
  Less accumulated depreciation                                           --              47,923
                                                           -----------------   -----------------
                                                                          --          52,968,350
                                                           -----------------   -----------------
OTHER ASSETS
  Cash                                                                    --              25,425
  Accounts receivable--tenants                                            --              39,066
  Deferred tax asset                                                      --              53,268
  Tenants' security deposits                                              --             124,564
  Reserve account                                                         --             140,571
  Real estate tax and insurance escrows                                   --             131,729
  Financing costs, net of accumulated amortization of $0                  --             753,844
  Capital improvements escrow                                             --           1,058,925
  Other assets                                                            --              99,268
                                                           -----------------   -----------------
                                                           $              --   $      55,395,010
                                                           =================   =================
          LIABILITIES AND SHAREHOLDER'S EQUITY
Notes payable                                              $              --   $      45,970,000
Accounts payable and accrued expenses                                     --              25,259
Unearned rental revenue                                                   --              33,479
Tenants' security deposits                                                --             124,567
                                                           -----------------   -----------------
                                                                          --          46,153,305
                                                           -----------------   -----------------
SHAREHOLDER'S EQUITY
  Common stock, $.01 par value, 100 shares
   authorized, issued and outstanding                                      1                   1
  Additional paid-in capital                                              --           9,325,983
  Accumulated deficit                                                     (1)            (84,279)
                                                           -----------------   -----------------
                                                                          --           9,241,705
                                                           $              --   $      55,395,010
                                                           =================   =================

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                              FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                JANUARY 1, 2003        NOVEMBER 1, 2002
                                                THROUGH MAY 15,      (INCEPTION) THROUGH
                                                2003 (CESSATION)      DECEMBER 31, 2002
                                              -------------------    -------------------
TOTAL REVENUE                                 $         2,657,943    $           338,218
                                              -------------------    -------------------
OPERATING COSTS
  Property operating costs                                888,129                 48,822
  General and administrative                              101,312                  2,054
  Depreciation and amortization                           497,664                 73,918
  Other expenses                                          119,557                229,103
                                              -------------------    -------------------
                                                        1,606,662                353,897
                                              -------------------    -------------------
OPERATING INCOME (LOSS)                                 1,051,281                (15,679)
  Interest expense                                       (913,735)              (121,868)
                                              -------------------    -------------------
INCOME (LOSS) BEFORE INCOME TAXES                         137,546               (137,547)
  Benefit from (provision for) income taxes               (53,268)                53,268
                                              -------------------    -------------------
NET INCOME (LOSS)                             $            84,278    $           (84,279)
                                              ===================    ===================

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

FOR THE PERIOD FROM JANUARY 1, 2003 THROUGH MAY 15, 2003 (CESSATION) AND FOR THE PERIOD FROM NOVEMBER 1, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                   COMMON STOCK         ADDITIONAL
                             -----------------------      PAID-IN       ACCUMULATED
                               SHARES       AMOUNT        CAPITAL         DEFICIT          TOTAL
                             -----------------------   ------------    ------------    ------------
Shares issued                       100   $        1   $  9,325,983    $         --    $  9,325,984
Net loss                             --           --             --         (84,279)        (84,279)
                             ----------   ----------   ------------    ------------    ------------
Balance as of
December 31, 2002                   100            1      9,325,983         (84,279)      9,241,705
Net income                           --           --                         84,278          84,278
                             ----------   ----------   ------------    ------------    ------------
Return of capital                    --           --     (9,325,983)             --      (9,325,983)
                             ----------   ----------   ------------    ------------    ------------
Balance as of May 15, 2003
(cessation)                         100   $        1   $         --    $         (1)   $         --
                             ==========   ==========   ============    ============    ============

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                           JANUARY 1, 2003        NOVEMBER 1, 2002
                                                        THROUGH MAY 15, 2003    (INCEPTION) THROUGH
                                                             (CESSATION)         DECEMBER 31, 2002
                                                        --------------------    -------------------
Cash flows from operating activities
  Net income (loss)                                     $             84,278    $           (84,279)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating activities
   Depreciation and amortization                                     497,664                 73,918
   Gain on sale of net real estate assets                            (43,192)                    --
   Deferred taxes                                                     53,268                (53,268)
   (Increase) decrease in accounts
     receivable--tenants                                                  35                (39,066)
   (Increase) decrease in prepaid expenses                          (164,949)                    --
   (Increase) decrease in tenants' security
     deposits--asset                                                  15,805               (124,564)
   (Increase) decrease in reserve account                                 --               (140,571)
   (Increase) decrease in real estate taxes and
     insurance escrows                                                (9,328)              (131,729)
   (Increase) decrease in other assets                              (483,835)               (99,268)
   Increase (decrease) in accounts payable and
     accrued expenses                                                158,100                 25,259
   Increase (decrease) in unearned rental revenue                     (7,144)                33,479
   Increase (decrease) in tenants' security
     deposits--liability                                             (13,846)               124,567
                                                        --------------------    -------------------
      Net cash provided by (used in)
        operating activities                                          86,856               (415,522)
                                                        --------------------    -------------------
Cash flows from investing activities
  (Increase) decrease in capital improvements escrow                (112,281)              (211,785)
  Proceeds from sale of net real estate assets                     9,325,983                     --
  Real estate acquisition costs                                           --             (7,893,413)
                                                        --------------------    -------------------
      Net cash provided by (used in)
        investing activities                                       9,213,702             (8,105,198)
                                                        --------------------    -------------------
  Cash flows from financing activities
  Paid in capital                                                         --              9,325,984
  Distributions                                                   (9,325,983)                    --
  Financing fees paid                                                     --               (779,839)
                                                        --------------------    -------------------
      Net cash provided by (used in) financing
        activities                                                (9,325,983)             8,546,145
                                                        --------------------    -------------------
      NET INCREASE (DECREASE) IN CASH                                (25,425)                25,425
Cash, beginning                                                       25,425                     --
Cash, end                                               $                 --    $            25,425
                                                        --------------------    -------------------
  Interest paid                                         $            913,735    $           121,868
                                                        --------------------    -------------------
Non-cash investing and financing activities
  Acquisition of real estate through debt assumption    $                 --    $        45,122,860
                                                        --------------------    -------------------
  Funding of capital improvements escrow through
   debt assumption                                      $                 --    $           847,140
                                                        --------------------    -------------------
  Sale of net assets
  Real estate and other assets sold                     $         55,295,983    $                --
  Debts assumed                                                  (45,970,000)                    --
                                                        --------------------    -------------------
                                                        $          9,325,983    $                --
                                                        ====================    ===================

                 See notes to consolidated financial statements

                               BCMR SEATTLE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       MAY 15, 2003 AND DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BCMR Seattle, Inc. (the Company), a Maryland corporation, was formed on November 1, 2002. The Company is a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties throughout the United States. The Company was capitalized by issuing 100 shares of $.01 par value common stock with a price of $93,259.84 which resulted in intial proceeds of $9,235,984.

On December 16, 2002, the Company acquired four properties (the "Communities") in Washington, consisting of 802 units.

                                                                     OCCUPANCY
                                                        NUMBER         AS OF
                PROPERTY NAME           CITY, STATE    OF UNITS   APRIL 30, 2003
          ----------------------------------------------------------------------
          Alderwood Park Apartments   Lynwood, WA         188          86%
          Ridgegate Apartments        Kent, WA            153          96%
          Ridgetop Apartments         Silverdale, WA      221          95%
          Wellington Apartments       Silverdale, WA      240          95%

The following is a history of the purchase and ownership of the Seattle
Portfolio.

(1) In November, 2002, Goodman Financial Services, Inc., an affiliate of GFS Equity Management LLC, (GFS) negotiated and entered into a purchase agreement for the Seattle communities from an unaffiliated Seller.

(2) In December, 2002, affiliates of Boston Capital Real Advisors, LLC, the Company's Advisor, agreed to acquire the Seattle communities from GFS for possible investment by a group of private investors. GFS agreed to assign its entire interest in the Seattle community purchase contracts to affiliates of Boston Capital Real Advisors, LLC in return for the payment of the $51,366,000 purchase price pluse a subordinated economic interest in the communities and the initial management contract for the communities.

(3) BC-GFS LLC was formed as the entity that the purchase contracts were to be assigned. The owners of BC-GFS, LLC were BCMR Special, Inc. and BCMR Seattle, a Limited Partnership, both controlled by the Company's affiliates. BCMR Seattle, a Limited Partnership, also had as its partners entities controlled by the Company's affiliates.

(4) On December 12, 2002, BCMR Seattle, Inc. contributed $9,325,984 to BCMR Seattle, a Limited Partnership, to purchase the Seattle Portfolio. On December 16, 2002, all four of the Seattle communities were purchased through four wholly-owned subsidiaries of BC-GFS LLC.

The general partner of BCMR Seattle, A Limited partnership, is BCMR, Inc., which is an affiliate of the Company's Advisor. BCMR Special, Inc., which is an affiliate of the Company's Advisor, acts as investor manager of BC-GFS LLC for the purpose of exercising certain consent rights. Neither BCMR, Inc. or BCMR Special, Inc. can exercise any voting rights contrary to the Company's direction or interests. Neither BCMR, Inc. or BCMR Special, Inc. will receive any compensation from operations as a result of their roles as owners of BCMR Seattle, A Limited Partnership or BC-GFS, LLC. This structure exists only for the Seattle communities and will not be used in any other acquisitions. The Company can remove BCMR, Inc. and BCMR Special, Inc. at any time without cause. The manager of BC-GFS LLC is GFS Equity Management LLC, a third party which is not affiliated with the Company or its Advisor.

GFS Equity Management, LLC is entitled to participate in the cash distributions of the Seattle communities after the Company has received a priority share of the cash flow. Before GFS Equity Management LLC receives any portion of the cash flow, the Company will receive:

     (i)  $50 annually per apartment unit and then

     (ii) a 12% preferred return on its unreturned capital contributions.

To the extent the Company receives this priority share of the cash flow, it will be used to pay ordinary expenses, including operational-stage fees and reimbursement to its Advisor and affiliates. After payment of such expenses, the priority cash flow would be available for distribution to stockholders. There is no guarantee that there will be sufficient priority cash flow to make any distributions to stockholders.

The Company will then share 50/50 with GFS Equity Management LLC in all remaining income from operations of the Seattle communities. Proceeds form the sale of any of the Seattle communities will first be distributed to pay any unpaid preferred return. Remaining sale proceeds will be distributed until the Company has received a return of its capital contributions (taking into account prior distributions) plus a 16% annum rate of return. The Company will then receive 75% and GFS Equity Management LLC will receive 25% of any remaining sale proceeds. There is no guarantee that any preferred return will be sufficient for the Company to make any distribution to stockholders. The Company believes that this arrangement is an appropriate incentive to encourage performance by GFS Equity Management LLC. The Company can remove GFS Equity Management LLC without cause at any time.

On May 15, 2003 BCMR Seattle, Inc. ceased operations and Boston Capital Real Estate Investment Trust, Inc., a related party, acquired all assets, liabilities, contracts, leases, rights, and titles previously held by the Company.

A summary of significant accounting policies follows.

BASIC OF ACCOUNTING

The financial statements have been prepared using the accrual method of accounting. As such, revenue is recorded when earned and expenses are recognized when incurred.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." SFAS No. 141 requires that acquisitions be accounted for by the purchase method as well as other requirements. The Company accounts for real estate acquisitions in accordance with SFAS No. 141. All in-place property-tenant leases are one year or less and are considered operating leases. Lease rental rates approximate market rents; therefore, the purchase price is allocated to land and improvements and no contract-based intangible assets, liabilities, or commitments are recognized.

PRINCIPLES OF CONSOLIDATION

The Company controls, through ownership and by agreement, BCMR Seattle, a Limited Partnership, which controls BC-GFS, LLC (an operating limited liability company) whose wholly-owned subsidiaries own legal fee simple title to the communities, all of which are consolidated within the Company for financial reporting purposes. All intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different than on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

REAL ESTATE

Real Estate is carried at cost. Depreciation is computed under the straight-line method using service lives of 7 years for personal property and 40 years for buildings and improvements.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates its long-lived assets, including its investments in real estate, for impairment indicators. The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. Future events could occur which would cause the Company to conclude that impairment indicators exist and an impairment loss is warranted.

For long-lived assets to be held and used, the Company compares the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

For long-lived assets to be disposed of, an impairment loss is recognized when the estimated fair value of the asset, less the estimated cost to sell, is less than the carrying amount of the asset measured at the time that the Company has determined it will sell the asset. Long-lived assets held for disposition and the related liabilities are separately reported at the lower of their carrying amounts or their estimated fair values, less their costs to sell, and are not depreciated after reclassification to real estate held for disposition.

The Company has not recognized an impairment loss in the periods from November 1, 2002 (inception) through December 31, 2002 or January 1, 2003 through May 15, 2003 (cessation) on any of its communities.

AMORTIZATION

Financing costs are amortized over the term of the respective mortgage loans using the effective interest method.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ORGANIZATION COSTS

Organization costs are expensed in the period incurred.

RECENT ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued a revised Interpretation (FIN 46R), which replaces the original FIN 46. FIN 46R clarifies existing accounting for whether interest entities should be consolidated in financial statements based upon the investee's ability to finance its activities without additional financial support and whether investors possess characteristics of a controlling financial interest. FIN No. 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of expected losses from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN No. 46R apply immediately to variable interest entities created after December 31, 2003 and apply to older entitles in the first annual period beginning after December 15, 2004. The Company controls the underlying real estate entitles and already presents its financial statements on a consolidated basis; therefore, adoption of FIN No. 46R is not expected to have a material effect on the consolidated financial position or consolidated results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other items, rescinds the automatic classification of costs incurred on debt extinguishment as extraordinary charges. Instead, gains and losses from debt extinguishment should only be classified as extraordinary if they meet the unusual and infrequently occurring criteria outlined in APB No.
30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted the standard effective January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting, for Costs Associated with Exit or Disposal Activities," which addresses accounting and processing for costs associated with exit or disposal activities. SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states that the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not currently have stock-based employee compensation.

FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34," was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognized, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issued the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of he guarantor's fiscal year end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

NOTE B--NOTES PAYABLE

                                                           AS OF               AS OF
                                                        MAY 15, 2003     DECEMBER 31, 2002
                                                     -----------------   -----------------
Note payable to Berkshire Mortgage Finance Limited
Partnership. The note bears interest at 4.67% and
matures on January 1, 2008. Monthly interest only
payments of $147,300 are required beginning
February 1, 2003. The note is secured by a first
mortgage on the Communities and an interest in BC
GFS, LLC.                                            $              --   $      37,850,000

Note payable to Berkshire/WAFRA Mezzanine Debt
Investors Foreign Fund. The note bears interest at
12% and matures on December 31, 2007. Monthly
principal and interest payments of $86,084 are
required beginning February 1, 2003 with a balloon
payment due at maturity. Amortization is
calculated based on a 25-year term. Upon maturity,
the Company can either make a balloon payment for
an unpaid principal or convert the note to a fixed
or floating interest rate term loan. The note is
secured by a second mortgage on the Communities
and interest in the BC GFS, LLC.                     $              --   $       8,120,000
                                                     -----------------   -----------------

                                                     $              --   $      45,970,000
                                                     =================   =================

As of May 15, 2003, the Company had no notes payable.

NOTE C--RELATED PARTY TRANSACTIONS

During the period from January 1, 2003 through May 15, 2003, property management fees of $82,918 were paid to an affiliate of BC GFS, LLC; no management fees were paid during the period from November 1, 2002 through December 31, 2002.

On May 15, 2003, Boston Capital Real Estate Investment Trust, Inc. acquired all assets, liabilities, contracts, leases, rights, and titles previously held by BCMR Seattle, Inc., which ceased operations. Boston Capital Real Estate Investment Trust, Inc. executed a note payable of $9,325,983 payable to BCP Funding LLC, a related party, in order to complete this transaction. BCMR Seattle, Inc. recognized a gain of $43,192 upon the sale and returned all capital to its shareholder. The gain is included in total revenue on the consolidated statements of operations.

NOTE D--INCOME TAXES

The components of income tax expense are as follows:

                                           2003        2002
                                        ---------   ----------
                    Current             $      --   $       --

                    Deferred            $  53,268   $  (53,268)
                                        ---------   ----------
                                        $  53,268   $  (53,268)
                                        =========   ==========

In 2002, the Company incurred a net operating loss of approximately $138,000, which is available to offset future income. A deferred tax asset of $53,268 was established at December 31, 2002 based on the net operating loss available to be carried forward, a federal tax rate of 34% and a state tax rate of 7%. The deferred tax asset was fully used in 2003.

            COMBINED STATEMENT OF GROSS REVENUES OVER CERTAIN DIRECT
               OPERATING EXPENSES AND INDEPENDENT AUDITORS' REPORT

                         BAY POINTE APARTMENTS AND OAKS
                             AT TIMUQUANA APARTMENTS

                                DECEMBER 31, 2002

                         BAY POINTE APARTMENTS AND OAKS

                             AT TIMUQUANA APARTMENTS

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                          ------
INDEPENDENT AUDITORS' REPORT                                                F-68

FINANCIAL STATEMENTS

   Combined statement of Gross Revenues over
     certain direct operating expenses                                      F-69

   Notes to combined statement of Gross Revenues over
     certain direct operating expenses                                      F-70

SUPPLEMENTAL INFORMATION                                                    F-72

   Combining schedule of Gross Revenues over certain
     direct operating expenses for the year ended
     December 31, 2002                                                      F-73

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

             2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404.847.9447, FAX 404.847.9495
                                   www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

We have audited the accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments for the year ended December 31, 2002. This Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of Bay Pointe Apartments and Oaks at Timuquana Apartments. Our responsibility is to express an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of Bay Pointe Apartments and Oaks at Timuquana Apartments revenues and expenses.

In our opinion, the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross revenues over certain direct operating expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses.

                                        /S/ REZNICK FEDDERS & SILVERMAN

Atlanta, Georgia
September 1, 2004

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

Rents
  Rents                                                            $  3,477,510
  Less:
   Vacancies                                                           (372,204)
  Miscellaneous other income
   Interest income                                                        5,356
                                                                   ------------
                                                                      3,375,879
                                                                   ------------

Expenses
  Payroll                                                               491,146
  Utilities                                                             260,449
  Repairs and maintenance                                               517,527
  Taxes                                                                 223,801
  Management fees                                                       175,910
  Professional fees                                                      47,749
  Advertising                                                            62,146
  Administrative                                                         40,580
  Insurance                                                             160,122
                                                                   ------------
                                                                      1,979,430
                                                                   ------------
     Gross Revenues Over Certain Direct Operating Expenses         $  1,396,449
                                                                   ============

      See notes to combined statement of gross revenues over certain direct operating expenses

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

                       COMBINED STATEMENT OF GROSS REVENUE
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined statement of gross revenues over certain direct operating expenses consists of 2 market rate apartment complexes: a 300 unit apartment complex in Jacksonville, Florida known as Bay Pointe Apartments and a 228 unit apartment complex in Jacksonville, Florida known as Oaks at Timuquana Apartments.

Bay Pointe Apartments and Oaks at Timuquana Apartments are subsidiaries of Vestcor Equities, Inc. During May 2003, Bay Pointe Apartments and Oaks at Timuquana Apartments were purchased by BC-Bainbridge, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of Bay Pointe Apartments and Oaks at Timuquana Apartments.

The accompanying combined statement of gross revenues over certain direct operating expenses was prepared in order to present the combined statement of gross revenues over certain direct operating expenses of Bay Pointe Apartments and Oaks at Timuquana Apartments in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing Bay Point Apartments and Timuquana Apartments are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

The combined statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of Bay Pointe Apartments and Oaks at Timuquana Apartments. A complete presentation of Bay Pointe Apartments and Oaks at Timuquana Apartments financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

PRINCIPLES OF COMBINATION

The accompanying combined statement of gross revenues over certain direct operating expenses includes the accounts of Bay Pointe Apartments and Oaks at Timuquana Apartments. All intercompany transactions were eliminated in the combination.

USE OF ESTIMATES

The preparation of the combined statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each each apartment complex and tenants are operating leases.

INCOME TAXES

No provision or benefit for income taxes has been included in the combined statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each apartment complex individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

             BAY POINTE APARTMENTS AND OAKS AT TIMUQUANA APARTMENTS

            COMBINING SCHEDULE OF GROSS REVENUES OVER CERTAIN DIRECT
                               OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

                                                           OAKS AT
                                        BAY POINTE         TIMUQUANA        ELIMINATING
                                        APARTMENTS        APARTMENTS          ENTRIES            TOTAL
                                      ---------------   ---------------   ---------------   ---------------
Revenue
  Rents                               $     1,959,620   $     1,517,890   $            --   $     3,477,510
  Less:
   Vacancies                                 (210,605)         (161,599)               --          (372,204)
   Tenant charges                             195,019            70,198                --           265,217
   Interest income                                635             4,721                --             5,356
                                      ---------------   ---------------   ---------------   ---------------
                                            1,944,669         1,431,210                --         3,375,879
                                      ---------------   ---------------   ---------------   ---------------
Expenses
  Payroll                                     252,783           238,363                --           491,146
  Utilities                                   148,179           112,270                --           260,449
  Repairs and maintenance                     323,957           193,570                --           517,527
  Taxes                                       125,336            98,465                --           223,801
  Management fees                             104,808            71,102                --           175,910
  Professional fees                            31,559            16,190                --            47,749
  Advertising                                  33,372            28,774                --            62,146
  Administrative                               21,067            19,513                --            40,580
  Insurance                                    95,986            64,136                --           160,122
                                      ---------------   ---------------   ---------------   ---------------
                                            1,137,047           842,383                --         1,979,430
                                      ---------------   ---------------   ---------------   ---------------
Gross Revenues Over Certain
  Direct Operating Expenses           $       807,622   $       588,827   $            --   $     1,396,449
                                      ===============   ===============   ===============   ===============

                        See independent auditors' report

                    STATEMENT OF GROSS REVENUES OVER CERTAIN
                          DIRECT OPERATING EXPENSES AND
                          INDEPENDENT AUDITORS' REPORT

                          SPICEWOOD SPRINGS APARTMENTS

                                DECEMBER 31, 2002

                          SPICEWOOD SPRINGS APARTMENTS

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                F-76

FINANCIAL STATEMENTS

   Statement of Gross Revenues Over
     Certain Direct Operating Expenses                                      F-77

   Notes to Statement of Gross Revenues over
     Certain Direct Operating Expenses                                      F-78

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

             2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                       PHONE 404.847.9447 FAX 404.847.9495
                                   www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

We have audited the accompanying Statement of Gross Revenues Over Certain Direct Operating Expenses of Spicewood Springs Apartments for the year ended December 31, 2002. This Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of Spicewood Springs Apartments. Our responsibility is to express an opinion on the Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance that the Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of Spicewood Springs Apartments revenues and expenses.

In our opinion, the Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross revenues over certain direct operating expenses of Spicewood Springs Apartments for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                         /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
September 1, 2004

                          SPICEWOOD SPRINGS APARTMENTS

                        STATEMENT OF GROSS REVENUES OVER
                        CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

Rents                                                              $     3,600,033
  Rents
  Less:
   Vacancies                                                              (333,166)
  Miscellaneous other income
   Utility reimbursement                                                   157,672
   Tenant charges                                                          206,963
   Interest income                                                              56
                                                                   ---------------
                                                                         3,631,558
                                                                   ---------------
Expenses
  Payroll                                                                  397,932
  Utilities                                                                245,738
  Repairs and maintenance                                                  521,239
  Taxes                                                                    290,052
  Management fees                                                          144,884
  Professional fees                                                          8,705
  Advertising                                                               28,429
  Administrative                                                            37,764
  Insurance                                                                 64,272
                                                                   ---------------
                                                                         1,739,015
                                                                   ---------------
     Gross Revenues Over Certain Direct Operating Expenses         $     1,892,543
                                                                   ===============

See notes to statement of gross revenues over certain direct operating expenses

                          SPICEWOOD SPRINGS APARTMENTS

                       NOTES TO STATEMENT OF GROSS REVENUS
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying statement of gross revenues over certain direct operating expenses consists of 1 market rate apartment complex: a 512 unit apartment complex in Jacksonville, Florida known as Spicewood Springs Apartments.

Spicewood Springs Apartments is a wholly owned subsidiary of Equity Residential, a Maryland real estate investment trust. During May 2003, Spicewood Springs Apartments were purchased by BC-Bainbridge, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of Spicewood Springs Apartments.

The accompanying statement of gross revenues over certain direct operating expenses was prepared in order to present the statement of gross revenues over certain direct operating expenses of Spicewood Springs Apartments in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing Spicewood Springs Apartments is intended to operate as a subsidiary of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

The statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of Spicewood Springs Apartments. A complete presentation of Spicewood Springs Apartments financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

USE OF ESTIMATES

The preparation of the statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the apartment complex and tenants are operating leases.

INCOME TAXES

No provision or benefit for income taxes has been included in the statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES
                                       AND
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                BOULDER CREEK APARTMENTS, BRIDGE CREEK APARTMENTS
                         AND SETTLER'S POINT APARTMENTS
                  THE "PORTLAND AND SALT LAKE CITY COMMUNITIES"

                                DECEMBER 31, 2002

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

             2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                       PHONE 404.847.9447 FAX 404.847.9495
                                   www.rfs.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Boston Capital Corporation

We have audited the accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002. This Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is the responsibility of the management of the Portland and Salt Lake City Communities. Our responsibility is to express an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance that the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Gross Revenues Over Certain Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Boston Capital Real Estate Investment Trust, Inc.) as described in Note A and is not intended to be a complete presentation of the Portland and Salt Lake City Communities revenues and expenses.

In our opinion, the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Portland and Salt Lake City Communities for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. The supplemental information is presented for purposes of additional analysis and is not a required part of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses. Such information has been subjected to the auditing procedures applied in the audit of the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses and, in our opinion, is fairly stated in all material respects in relation to the Combined Statement of Gross Revenues Over Certain Direct Operating Expenses.

                                         /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
September 1, 2004

                  THE PORTLAND AND SALT LAKE CITY COMMUNITIES

                      COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                                               FOR THE           FOR THE
                                             PERIOD FROM       PERIOD FROM         FOR THE
                                           JANUARY 1, 2003   JANUARY 1, 2003     YEAR ENDED
                                           TO MAY 29, 2003   TO MARCH 31, 2003  DECEMBER 31,
                                             (UNAUDITED)       (UNAUDITED)          2002
                                           ---------------   -----------------  --------------
Revenue
  Rents                                    $     3,031,532   $     1,869,685    $    7,681,805
  Less:
   Vacancies                                      (375,842)         (226,312)         (908,476)
   Casualty Loss                                        --                --              (357)
  Miscellaneous other income
   Utility reimbursement                           102,373            90,196           475,874
   Tenant charges                                  228,476           108,863           322,558
                                           ---------------   ---------------    --------------
                                                 2,986,539         1,842,432         7,571,404
                                           ---------------   ---------------    --------------
  Expenses
   Repairs and maintenance                         529,759           371,761         1,702,667
   Payroll                                         406,868           239,186           937,007
   Utilities                                       237,254           155,054           671,021
   Taxes                                           260,703           151,061           582,797
   Management fees                                 119,910            73,986           304,104
   Advertising                                      64,567            36,826           139,647
   Insurance                                        47,696            30,426           128,940
   Administrative                                   31,008            15,782            51,838
                                           ---------------   ---------------    --------------
                                                 1,697,765         1,074,082         4,518,021
                                           ---------------   ---------------    --------------
     Gross Revenues Over Certain
      Direct Operating Expenses            $     1,288,774   $       768,350    $    3,053,383
                                           ===============   ===============    ==============

      See notes to combined statement of gross revenues over certain direct operating expenses

                   THE PORTLAND AND SALT LAKE CITY COMMUNITIES

                  NOTES TO COMBINED STATEMENT OF GROSS REVENUES
                     OVER CERTAIN DIRECT OPERATING EXPENSES

                                DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined statement of gross revenues over certain direct operating expenses consists of three market rate apartment complexes: a 296 unit apartment complex in Wilsonville, Oregon known as Boulder Creek Apartments, a 315 unit apartment complex in Wilsonville, Oregon known as Bridge Creek Apartments, and a 416 unit apartment complex in Taylorsville, Utah known as Settler's Point Apartments (herein referred to as the "Portland and Salt Lake City Communities").

The Portland and Salt Lake City Communities are wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On May 30, 2003, the Portland and Salt Lake City Communities were purchased by BC-GFS II, LLC, a Delaware limited liability company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of the Portland and Salt Lake City Communities.

The accompanying combined statement of gross revenues over certain direct operating expenses was prepared in order to present the combined statement of gross revenues over certain direct operating expenses of the Portland and Salt Lake City Communities in an SEC Filing expected to occur during 2003. Subsequent to the proposed SEC Filing the Portland and Salt Lake City Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

A summary of significant accounting policies follows.

PRINCIPLES OF ACCOUNTING

The combined statement of gross revenues over certain direct operating expenses was prepared on the accrual basis of accounting and does not include depreciation expense on related rental property or interest expense on financing arrangements of the Portland and Salt Lake City Communities. A complete presentation of the Portland and Salt Lake City Communities financial statements in accordance with accounting principles generally accepted in the United States of America, which would have included a balance sheet and statement of cash flows, was not presented in order to follow prescribed reporting requirements by the SEC.

PRINCIPLES OF COMBINATION

The accompanying combined statement of gross revenues over certain direct operating expenses includes the accounts of the Portland and Salt Lake City Communities. All intercompany transactions were eliminated in the combination.

USE OF ESTIMATES

The preparation of the combined statement of gross revenues over certain direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

INCOME TAXES

No provision or benefit for income taxes has been included in the combined statement of gross revenues over certain direct operating expenses since taxable income or loss passes through to, and is reportable by, the partners of each community individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

                            SUPPLEMENTAL INFORMATION

                   THE PORTLAND AND SALT LAKE CITY COMMUNITIES

            COMBINING SCHEDULE OF GROSS REVENUES OVER CERTAIN DIRECT
                         OPERATING EXPENSES BY COMMUNITY

                          YEAR ENDED DECEMBER 31, 2002

                                          BOULDER           BRIDGE           SETTLER'S
                                           CREEK             CREEK             POINT          ELIMINATING
                                        APARTMENTS        APARTMENTS        APARTMENTS          ENTRIES            TOTAL
                                      ---------------   ---------------   ---------------   ---------------   ---------------
Revenue
  Rents                               $     2,242,169   $     2,452,750   $     2,986,886   $            --   $     7,681,805
  Less:
   Vacancies                                 (220,320)         (278,036)         (410,120)               --          (908,476)
   Casualty loss                                    -                 -              (357)               --              (357)
  Miscellaneous other income
   Late fees, deposit
    forfeitures, etc.                         137,712           132,145           206,017                --           475,874
   Utility reimbursement                       83,459            90,419            67,361                --           241,239
   Nonrefundable move-in fees                  24,680            27,525            29,114                --            81,319
                                      ---------------   ---------------   ---------------   ---------------   ---------------
                                            2,267,700         2,424,803         2,878,901                --         7,571,404
                                      ---------------   ---------------   ---------------   ---------------   ---------------
Expenses
  Repairs and maintenance                     412,245           420,761           869,661                --         1,702,667
  Payroll                                     233,427           282,752           420,828                --           937,007
  Utilities                                   301,051           239,964           130,006                --           671,021
  Taxes                                       226,283           229,462           127,052                --           582,797
  Management fees                              91,298            97,115           115,691                --           304,104
  Advertising                                  42,670            42,208            54,769                --           139,647
  Insurance                                    37,164            39,552            52,224                --           128,940
  Administrative                               16,798            16,704            18,336                --            51,838
                                      ---------------   ---------------   ---------------   ---------------   ---------------
                                            1,360,936         1,368,518         1,788,567                --         4,518,021
                                      ---------------   ---------------   ---------------   ---------------   ---------------
Gross Revenues Over Certain Direct
  Operating Expenses                  $       906,764   $     1,056,285   $     1,090,334   $            --   $     3,053,383
                                      ===============   ===============   ===============   ===============   ===============

                        See independent auditors' report

                        COMBINED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                ALDERWOOD PARK APARTMENTS, RIDGEGATE APARTMENTS,
                 RIDGETOP APARTMENTS, AND WELLINGTON APARTMENTS
                                "THE COMMUNITIES"

                                December 15, 2002

                                 THE COMMUNITIES

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT                                                F-89

FINANCIAL STATEMENTS

Combined Balance Sheet                                                      F-90

   Combined Statement of Operations                                         F-91

   Combined Sstatement of Owners' Equity                                    F-92

   Combined Statement of Cash Flows                                         F-93

   Notes to Combined Financial Statements                                   F-94

SUPPLEMENTAL INFORMATION

   Independent Auditors' Report on Supplemental
     Information                                                            F-97

   Schedule of Combining Balance Sheets as
     of December 15, 2002                                                   F-98

   Schedule of Combining Statements of Operations
     for the Period from January 1, 2002 to
     December 15, 2002                                                      F-99

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD, SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404,847,9447, FAX 404,847,9495
                                   www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To Boston Capital Corporation

We have audited the accompanying combined balance sheet of the Communities, as of December 15, 2002, and the related combined statemts of operations, owners' equity, and cash flows for the period from January 1, 2002 to December 15, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above persent fairly, in all material respects, the combined financial position of the Communities, as of December 15, 2002, and the results of their combined operations and their combined cash flows for the period from January 1, 2002 to December 15, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                         /S/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
August 23, 2004

                                 THE COMMUNITIES

                             COMBINED BALANCE SHEET

                                DECEMBER 15, 2002

CURRENT ASSETS
  Accounts receivable--tenants                                     $     23,389
  Prepaid expenses                                                       36,512
  Reserves                                                               98,412
  Due from Owner                                                      3,391,807
                                                                   ------------
   Total current assets                                               3,550,120
                                                                   ------------
RENTAL PROPERTY
  Buildings and improvements                                         32,993,373
  Furniture and equipment                                             2,191,034
                                                                   ------------
                                                                     35,184,407
  Less: accumulated depreciation                                     (7,877,087)
                                                                   ------------
                                                                     27,307,320
  Land                                                                6,484,000
                                                                   ------------
                                                                     33,791,320
                                                                   ------------
                                                                   $ 37,341,440
                                                                   ============

CURRENT LIABILITIES
  Accounts payable                                                 $     75,076
  Accrued expenses                                                       34,469
  Prepaid rent                                                           30,510
                                                                   ------------
   Total current liabilities                                            140,055
                                                                   ------------
DEPOSITS LIABILITY
  Tenant security deposits                                              126,837
                                                                   ------------
OWNERS' EQUITY                                                       37,074,548
                                                                   ------------
                                                                   $ 37,341,440
                                                                   ============

                   See notes to combined financial statements

                                 THE COMMUNITIES

                        COMBINED STATEMENT OF OPERATIONS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Revenue
  Rents                                                            $  6,762,559
  Less:
   Vacancies                                                           (326,853)
  Miscellaneous other income
   Utility reimbursement                                                303,546
   Late fees, deposit forfeitures, etc.                                 259,505
   Nonrefundable move-in fees                                           116,995
   Parking                                                               52,807
                                                                   ------------
                                                                      7,168,559
                                                                   ------------

Expenses
  Depreciation                                                        1,094,424
  Payroll                                                               690,841
  Utilities                                                             598,235
  Repairs and maintenance                                               379,303
  Taxes                                                                 473,004
  Management fees                                                       288,542
  Advertising                                                           104,923
  Administrative                                                         94,986
  Insurance                                                              92,279
                                                                   ------------
                                                                      3,816,537
                                                                   ------------
Net income (loss)                                                  $  3,352,022
                                                                   ============

                   See notes to combined financial statements

                                 THE COMMUNITIES

                      COMBINED STATEMENT OF OWNERS' EQUITY

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Owners' equity, December 31, 2001                                  $ 33,827,643
Distributions                                                          (105,117)
Net income (loss)                                                     3,352,022
                                                                   ------------
Owners' equity, December 15, 2002                                  $ 37,074,548
                                                                   ============

                   See notes to combined financial statements

                                 THE COMMUNITIES

                        COMBINED STATEMENT OF CASH FLOWS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

Cash flows from operating activities:
  Net income (loss)                                                      $     3,352,022
  Adjustments to reconcile net income (loss) to net cash provided by
   (used in) operating activities
   Depreciation                                                                1,094,424
   (Increase) decrease in assets
     Accounts receivable--tenants                                                 51,956
     Prepaid expenses                                                            (36,512)
     Due from owner                                                           (3,391,807)
   Increase (decrease) in liabilities
     Accounts payable                                                              3,338
     Accrued expenses                                                            (39,991)
     Prepaid rent                                                                 15,531
     Tenant security deposits                                                    (13,372)
     Due to owner                                                               (739,547)
                                                                         ---------------
      Net cash provided by (used in) operating activities                        296,042
                                                                         ---------------
Cash flows from investing activities:
  Increase in rental property                                                    (93,563)
  Deposits to other reserves, net                                                (98,412)
                                                                         ---------------
      Net cash provided by (used in) investing activities                       (191,975)
                                                                         ---------------
Cash flows from financing activities:
  Distributions                                                                 (105,117)
                                                                         ---------------
      Net cash provided by (used in) financing activities                       (105,117)
                                                                         ---------------
Net increase (decrease) in cash                                                   (1,050)
                                                                         ---------------
Cash, beginning                                                                    1,050
                                                                         ---------------
Cash, ending                                                             $            --
                                                                         ===============

                   See notes to combined financial statements

                                 THE COMMUNITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 15, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined financial statements consists of 4 market rate apartment complexes: a 188 unit apartment comples in Lynwood, Washington known as Alderwood Park Apartments, a 153 unit apartment complex in Kent, Washington known as Ridgegate Apartments, a 221 unit apartment complex in Silverdale, Washington known as Ridgetop Apartments, and a 240 unit apartment complex in Silverdale, Washington known as Wellington Apartments (herein referred to as "The Communities").

Prior to December 16, 2002, The Communities were wholly owned subsidiaries of Equity Residential, a Maryland real estate investment trust. On December 16, 2002, The Communities were purchased by BC-GFS, LLC, a Delaware Limited Liability Company to acquire, improve, finance, hold, own, operate, lease, redevelop, sell, mortgage, pledge, exchange, convey, or otherwise dispose of The Communities.

The accompanying combined financial statements were prepared in order to present the combined financial statements of The Communities in an SEC Filing expected to occur during 2004. Subsequent to the proposed SEC Filing the Communities are intended to operate as subsidiaries of a real estate investment trust for the purpose of generating cash flow and asset value to attract investors.

A summary of significant accounting policies follows.

BASIS OF ACCOUNTING

The combined financial statements have been prepared using the accrual method of accounting. As such, revenues are recorded when earned and expenses are recognized when incurred.

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of The Communities. All inter-community transactions were eliminated in the combination.

USE OF ESTIMATES

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RENTAL INCOME

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between each community and tenants of each community are operating leases.

CAPITALIZATION AND DEPRECIATION

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Estimated service lives on the straight-line method are as follows:

               Buildings and improvements         30 years
               Furniture and fixtures           5--10 yeas

INCOME TAXES

No provision or benefit for income taxes has been included in the combined financial statements since taxable income or loss passes through to, and is reportable by, the owner of each of the Communities individually.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

NOTE B--MANAGEMENT AGREEMENT

Equity Residential receives a property management fee equal to 4% of the gross revenues of each of the Communities, as defined. For the period from January 1, 2002 to December 15, 2002, Equity Residential received $288,542 of property management fees.

NOTE C--DUE FROM OWNER

Equity Residential, as the sole owner of the Communities, sweeps all rental revenue received at the Communities into a corporate account daily to fund the operations of Equity Residential. Such amounts are recorded at the Communities as advances to Equity Residential, subsequently Equity Residential records the advances as amounts due to the Communities. In addition, Equity Residential frequently pays costs on behalf of the Communities, for such expenses as salaries and wages, taxes and insurance, among others. Costs paid on behalf of the Communities and management fees due to Eqity Residential are recorded as a reduction of the rental revenue advances and are shown on the balance sheet, net as due from owner.

                            SUPPLEMENTAL INFORMATION

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

            2002 SUMMIT BOULEVARD, SUITE 1000 ATLANTA, GA 30319-1470
                      PHONE 404,847,9447, FAX 404,847,9495
                                   www.rfs.com

             INDEPENDENT AUDITORS REPORT ON SUPPLEMENTAL INFORMATION

To Boston Capital Corporation

Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.

Atlanta, Georgia
August 23, 2004

                                 THE COMMUNITIES

                      SCHEDULE OF COMBINING BALANCE SHEETS

                                DECEMBER 15, 2002

                                      ALDERWOOD       RIDGEGATE       RIDGETOP       WELLINGTON      ELIMINATING
                                     APARTMENTS      APARTMENTS      APARTMENTS      APARTMENTS        ENTRIES         TOTAL
                                    -------------   -------------   -------------   -------------   -------------  -------------
          ASSETS
CURRENT ASSETS
  Accounts receivable--tenants      $       7,956   $       7,545   $       4,106   $       3,782   $          --  $      23,389
  Prepaid expenses                          7,787           7,909           9,726          11,090              --         36,512
  Reserves                                 22,041          18,575          45,440          12,356              --         98,412
  Due from owner                          857,711)      4,222,965       5,441,084      (5,414,531)             --      3,391,807
                                    -------------   -------------   -------------   -------------   -------------  -------------
    Total current assets                 (819,927)      4,256,994       5,500,356      (5,387,303)             --      3,550,120
                                    -------------   -------------   -------------   -------------   -------------  -------------
RENTAL PROPERTY
  Buildings and improvements            8,206,576       7,478,777       7,310,960       9,997,060              --     32,993,373
  Furniture and equipment                 449,942         441,197         505,811         794,084              --      2,191,034
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                        8,656,518       7,919,974       7,816,771      10,791,144              --     35,184,407
    Less: accumulated depreciation     (1,455,969)     (1,630,974)     (1,649,234)     (3,140,910)             --     (7,877,087)
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                        7,200,549       6,289,000       6,167,537       7,650,234              --     27,307,320
  Land                                  3,767,400         805,800         811,500       1,099,300              --      6,484,000
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                       10,967,949       7,094,800       6,979,037       8,749,534              --     33,791,320
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                    $  10,148,022   $  11,351,794   $  12,479,393   $   3,362,231   $          --  $  37,341,440
                                    =============   =============   =============   =============   =============  =============

 LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                  $      23,907   $      24,180   $      14,016   $      12,973   $          --  $      75,076
  Accrued expenses                          8,502           6,712           9,744           9,511              --         34,469
  Prepaid rent                              3,725           2,970           6,363          17,452              --         30,510
                                    -------------   -------------   -------------   -------------   -------------  -------------
    Total current liabilities              36,134          33,862          30,123          39,936              --        140,055
                                    -------------   -------------   -------------   -------------   -------------  -------------
DEPOSITS LIABILITY
  Tenant security deposits                 56,088          26,244          22,780          21,725              --        126,837
                                    -------------   -------------   -------------   -------------   -------------  -------------
OWNERS' EQUITY                         10,055,800       1,291,688      12,426,490       3,300,570              --     37,074,548
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                    $  10,148,022   $  11,351,794   $  12,479,393   $   3,362,231   $          --  $  37,341,440
                                    =============   =============   =============   =============   =============  =============

          See independent auditors' report on supplemental information

                                 THE COMMUNITIES

                 SCHEDULE OF COMBINING STATEMENTS OF OPERATIONS

            FOR THE PERIOD FROM JANUARY 1, 2002 TO DECEMBER 15, 2002

                                      ALDERWOOD       RIDGEGATE       RIDGETOP       WELLINGTON      ELIMINATING
                                     APARTMENTS      APARTMENTS      APARTMENTS      APARTMENTS        ENTRIES         TOTAL
                                    -------------   -------------   -------------   -------------   -------------  -------------
Revenue
  Rents                             $   1,518,630   $   1,324,955   $   1,858,436   $   2,060,538   $          --  $   6,762,559
  Less:
    Vacancies                            (134,069)        (57,807)        (58,815)        (76,162)             --       (326,853)
  Miscellaneous other income
    Utilitiy reimbursement                 73,211          58,776          84,504          87,055              --        303,546
    Late fees, deposit
      forfeitures, etc.                    76,381          49,264          65,577          68,283              --        259,505
    Nonrefundable move-in fees             28,690          14,285          33,846          40,174              --        116,995
    Parking                                     -          17,948               -          34,859              --         52,807
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                        1,562,843       1,407,421       1,983,548       2,214,747              --      7,168,559
                                    -------------   -------------   -------------   -------------   -------------  -------------
Expenses
  Depreciation                            284,772         256,450         252,049         301,153              --      1,094,424
  Payroll                                 170,351         167,062         178,385         175,043              --        690,841
  Utilities                               119,068         124,084         180,117         174,966              --        598,235
  Repairs and maintenance                 102,095          87,054          93,435          96,719              --        379,303
  Taxes                                   102,083         100,304         126,773         143,844              --        473,004
  Management fees                          65,020          56,258          78,849          88,415              --        288,542
  Advertising                              28,615          32,825          24,837          18,646              --        104,923
  Administrative                           24,835          19,479          23,543          27,129              --         94,986
  Insurance                                21,637          17,611          25,421          27,610              --         92,279
                                    -------------   -------------   -------------   -------------   -------------  -------------
                                          918,476         861,127         983,409       1,053,525              --      3,816,537
                                    -------------   -------------   -------------   -------------   -------------  -------------
Net income (loss)                   $     644,367   $     546,294   $   1,000,139   $   1,161,222   $          --  $   3,352,022
                                    =============   =============   =============   =============   =============  =============

          See independent auditors' report on supplemental information

                      CONSOLIDATED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                                   BC-GFS, LLC

                                December 31, 2002

                                  BC-GFS, LLC

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                F-102

CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheet                                                F-103

  Consolidated Statement of Operations                                      F-104

  Consolidated Statement of Members' Equity                                 F-105

  Consolidated Statement of Cash Flows                                      F-106

  Notes to Consolidated Financial Statements                                F-107

SUPPLEMENTAL INFORMATION

  Independent Auditors' Report on Supplemental Information                  F-114

  Schedule of Consolidated Balance Sheets as of
    December 31, 2002                                                       F-115

  Schedule of Consolidating Statements of Operations for the Period
    from December 16, 2002 (Inception) to December 31, 2002                 F-117

                           REZNICK FEDDER & SILVERMAN
            CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

             2002 SUMMIT BOULEVARD SUITE 1000 ATLANTA, GA 30319-1470
                       PHONE 404.847.9447 FAX 404.847.9495
                                   www.rfs.com

                          INDEPENDENT AUDITORS' REPORT

To the Members
BC-GFS, LLC

We have audited the accompanying consolidated balance sheet of BC-GFS, LLC, as of December 31, 2002, and the related consolidated statements of operations, members' equity, and cash flows for the period from December 16, 2002 (inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BC-GFS, LLC, as of December 31, 2002, and the results of its consolidated operations and its consolidated cash flows for the period from December 16, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                         /s/ REZNICK FEDDER & SILVERMAN

Atlanta, Georgia
August 23, 2004

                                   BC-GFS, LLC

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002

                  ASSETS
CURRENT ASSETS
  Cash                                                             $      24,877
  Accounts receivable--tenants                                            39,064
                                                                   -------------
   Total current assets                                                   63,941
                                                                   -------------
RESTRICTED DEPOSITS AND FUNDED RESERVES
  Tenants' security deposits                                             124,564
  Real estate tax and insurance escrows                                  131,729
  Capital improvement escrows                                          1,058,925
  Preferred return reserve account                                       140,571
  Other reserves                                                           2,712
                                                                   -------------
                                                                       1,458,501
                                                                   -------------
RENTAL PROPERTY
  Buildings and improvements                                          43,164,441
  Furniture and equipment                                                435,127
                                                                   -------------
                                                                      43,599,568
  Less: accumulated depreciation                                         (47,923)
                                                                   -------------
                                                                      43,551,645
  Land                                                                 8,814,219
                                                                   -------------
                                                                      52,365,864
                                                                   -------------
OTHER ASSETS
  Financing costs                                                        779,839
  Less: accumulated amortization                                         (25,995)
                                                                   -------------
                                                                         753,844
                                                                   -------------
                                                                   $  54,642,150
                                                                   =============
     LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt                             $      40,831
  Accounts payable                                                         3,397
  Accrued expenses                                                        17,438
  Real estate taxes payable                                                4,424
                                                                   -------------
   Total current liabilities                                              66,090
                                                                   -------------
DEPOSITS AND PREPAYMENT LIABILITIES
  Tenant security deposits                                               124,567
  Prepaid rent                                                            33,479
                                                                   -------------
                                                                         158,046
                                                                   -------------
LONG-TERM LIABILITIES
  Senior loans                                                        37,850,000
  Mezzanine loan                                                       8,120,000
  Less: current maturities                                               (40,831)
                                                                   -------------
                                                                      45,929,169
                                                                   -------------
MEMBERS' EQUITY                                                        8,488,845
                                                                   -------------
                                                                   $  54,642,150
                                                                   =============

                 See notes to consolidated financial statements

                                   BC-GFS, LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

Revenues
  Income from rentals                                              $     336,058
  Other operating income                                                   1,613
                                                                   -------------
                                                                         337,671
                                                                   -------------
Expenses
Operating general and administrative expenses
  General and administrative                                               2,054
  Repairs and maintenance                                                  8,857
  Taxes                                                                   21,061
  Utilities                                                               18,148
  Salaries and wages                                                         756
  Depreciation                                                            47,923
                                                                   -------------
                                                                          98,799
Net operating income                                                     238,872
                                                                   -------------
  Partnership expenses                                                   229,103
  Interest expense                                                       121,868
  Amortization                                                            25,995
                                                                   -------------
                                                                         376,966
                                                                   -------------
Net income (loss)                                                  $    (138,094)
                                                                   =============

                 See notes to consolidated financial statements

                                  BC-GFS, LLC

                    CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

                                             GFS EQUITY         BCMR            BCMR SEATTLE,
                                          MANAGEMENT, LLC   SPECIAL, INC.   A LIMITED PARTNERSHIP        TOTAL
                                          ---------------  ---------------  ----------------------   ------------
Members' equity,
  December 15, 2002                       $            --  $            --  $                   --   $         --
Contributions                                          --               --               8,626,939      8,626,939
Net income (loss)                                      --               --                (138,094)      (138,094)
                                          ---------------  ---------------  ----------------------   ------------
Members' equity,
  December 31, 2002                       $            --  $            --  $            8,488,845   $  8,488,845
                                          ===============  ===============  ======================   ============

                 See notes to consolidated financial statements

                                   BC-GFS, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

Cash flows from operating activities:
  Net income (loss)                                                $    (138,094)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities
     Depreciation                                                         47,923
     Amortization                                                         25,995
     (Increase) decrease in assets
       Accounts receivable                                               (39,064)
       Real estate taxes and insurance escrows                          (131,729)
       Tenant security deposits                                         (124,564)
     Increase (decrease) in liabilities
       Accounts payable                                                    3,397
       Accrued expenses                                                   17,438
       Prepaid rent                                                       33,479
       Tenant security deposits                                          124,567
       Real estate taxes payable                                           4,424
                                                                   -------------
        Net cash provided by (used in) operating activities             (176,228)
                                                                   -------------
Cash flows from investing activities:
   Increase in rental property                                       (52,413,787)
   Preferred return reserve account                                     (140,571)
   Capital improvements escrow, net                                   (1,058,925)
   Other reserves, net                                                    (2,712)
                                                                   -------------
        Net cash provided by (used in) investing activities          (53,615,995)
                                                                   -------------
Cash flows from financing activities:
   Proceeds from senior loans                                         37,850,000
   Proceeds from mezzanine loan                                        8,120,000
   Financing costs paid                                                 (779,839)
   Contributions                                                       8,626,939
                                                                   -------------
        Net cash provided by (used in) financing activities           53,817,100
                                                                   -------------
Net increase (decrease) in cash                                           24,877
Cash, beginning                                                               --
                                                                   -------------
Cash, ending                                                       $      24,877
                                                                   =============
Supplemental disclosure of cash flow information;
  Cash paid during the period for interest                         $     121,868
                                                                   =============

                 See notes to consolidated financial statements

                                   BC-GFS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

NOTE A--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BC-GFS, LLC (The "Parent") was organized on November 14, 2002 as a Delaware Limited Liability Company for the purpose of acquiring four existing residential rental properties. The acquisitions were accomplished by four entities (the "Subsidiaries") formed specifically to acquire each property. The Parent is the sole member in each of the Subsidiaries. The Parent and each of its Subsidiaries (collectively, the "Company") are as follows:

         SUBSIDIARY               COMMUNITY            LOCATION         UNITS
--------------------------------------------------------------------------------
     GFS Alderwood, LLC     Alderwood Park Apts.     Lynwood, WA         188
     GFS Ridgegate, LLC     Ridgegate Apartments     Kent, WA            153
     GFS Ridgetop, LLC      Ridgetop Apartments      Silverdale, WA      221
     GFS Wellington, LLC    Wellington Apartments    Silverdale, WA      240

The Parent has 3 members - GFS Equity Management, LLC, a Washington limited liability company (the "Operator"), BCMR Special, Inc., a Massachusetts corporation (the "Investor Manager") and BCMR Seattle, A Limited Partnership, a Massachusetts limited partnership ("BC" and collectively with Investor Manager, the "Investor").

BASIS OF ACCOUNTING

The consolidated financial statements have been prepared using the accrual method of accounting. As such, revenues are recorded when earned and expenses are recognized when incurred.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company. All intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE AND BAD DEBTS

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

CAPITALIZATION AND DEPRECIATION

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

AMORTIZATION

Financing costs are amortized over the term of the respective mortgage loans using the straight line method.

INCOME TAXES

The Company is a flow through entity for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statemenst since taxable income passes throught to, and is reported by, the members individually. The Subsidiaries are not required to file income tax returns since they are single-member LLC's and their operations are required to be included in the tax returns of the Parent.

RENTAL INCOME

Rents are recognized as income on the accrual basis as they are earned. Advance receipts of rental income are deferred and classified as liabilities until earned. All leases between the Subsidiaries and tenants of the Subsidiaries are considered to be operating leases.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B--OPERATING AGREEMENT

CAPITAL CONTRIBUTIONS

BC is to contribute $8,626,939, which funds include $300,000 placed in the Preferred Return Reserve Account. The Operator is not to contribute any fund to the Company.

BC PREFERRED RETURN

BC is entitled to a preferred return (the "BC Preferred Return") each calendar month equal to BC's unreturned capital contribution, including funds deposited into the Preferred Return Reserve Account, at the rate of 12% per annum. As of December 31, 2002, no BC Preferred Returns have been paid.

PREFERRED RETURN RESERVE ACCOUNT

As part of BC's capital contribution, BC shall deposit $300,000 in an investment account under BC's control (the "Preferred Return Reserve Account"). Funds from the Preferred Return Reserve Account shall only be used to make payments of the BC Preferred Return in the event operating cash flow, as defined, is insufficient to make such payments. As of December 31, 2002, $140,521 has been funded in the reserve and no withdrawals have been made from the Preferred Return Reserve Account.

OPERATING CASH FLOW DISTRIBUTIONS

Operating cash flow, as defined, shall be distributed as follows:

   First, to BC any accrued and unpaid BC Preferred Return;

   Second, each quarter to the Investor Manager, any accrued and unpaid Asset
     Management Fee;

   Thereafter, 50% to BC and 50% to the Operator.

NOTE C--ASSET MANAGEMENT FEE

The Investor Manager is entitled to receive an annual fee (the "Asset Management Fee"), payable from Operating Cash Flow, in an amount equal to $50 per unit. Each Subsidiary is responsible for payment of its own Asset Management Fee. As of December 31, 2002, no Asset Management Fees have been incurred.

NOTE D--MANAGEMENT AGREEMENTS

Each of the Subsidiaris has entered into a Property Management Agreement with Pinnacle Realty Management Company ("Pinnacle"), and affiliate of the Operator, to lease and manage the Subsidiaries. Pinnacle is to receive a property management fee equal to 3.5% of the gross revenues of each Subsidiary, as defined. No Property Management Fees have been incurred as of December 31, 2002.

NOTE E--LONG-TERM DEBT

SENIOR LOANS

On December 12, 2002, each of the Subsidiaries entered into a loan agreement with Berkshire Mortgage Finance Limited Partnership (the "Lender") to acquire the Subsidiaries in the aggregate amount of $37,850,000. The loans bear interest at a fixed rate of 4.67% and require interest only payments in the aggregate amount of $147,300 beginning on February 1, 2003 and continuing through January 1, 2008. No principal payments are required until maturity. The maturity dates of the loans shall be specified by each Subsidiary but shall be no earlier than 5 years from the closing date and no later than 10 years after the closing date. The closing date is defined as December 16, 2002. Each loan is secured by a mortgage and deed of trust on each of the respective Subsidiaries' rental property. Details of the loans for each Subsidiary is as follows:

                                                        MONTHLY
                                                       INTEREST
                 SUBSIDIARY            LOAN AMOUNT      PAYMENT
          -------------------------  ---------------  -----------
          GFS Alderwood, LLC         $     9,210,000  $    35,843
          GFS Ridgegate, LLC               7,420,000       28,876
          GFS Ridgetop, LLC                9,690,000       37,710
          GFS Wellington, LLC             11,530,000       44,871
                                     ---------------  -----------
                                     $    37,850,000  $   147,300
                                     ===============  ===========

MEZZANINE LOAN

On December 12, 2002, the Company entered into a Mezzanine loan agreement with Berkshire/WFRA Mezzanine Debt Investors Foreign Fund to provide $8,120,000 as additional sources for the Subsidiaries to acquire the rental properties. The loan was allocated to the Subsidiaries in accordance with the loan agreement. The loan bears interest at 12% per annum and requires monthly principal and interest payments of $85,522 computed on a 25-year amortization through maturity on December 31, 2007 whereby all outstanding principal and accrued interest is due. The loan is secured by the rental properties and is subordinated to the Senior Loans. Detail of the loan for each Subsidiary is as follows:

                                                        MONTHLY
                                                       INTEREST
                 SUBSIDIARY            LOAN AMOUNT      PAYMENT
          -------------------------  ---------------  -----------
          GFS Alderwood, LLC         $     1,980,000  $    20,854
          GFS Ridgegate, LLC               1,590,000       16,746
          GFS Ridgetop, LLC                2,080,000       21,907
          GFS Wellington, LLC              2,470,000       26,015
                                     ---------------  -----------
                                     $     8,120,000  $    85,522
                                     ===============  ===========

Aggregate annual maturities of the long-term debt over each of the next 5 years is as follows:

                                              SENIOR       MEZZANINE
                                              LOANS          LOAN           TOTAL
                                          -------------  -------------  -------------
     December 31, 2003                    $          --  $      40,831  $      40,831
                  2004                               --         43,105         43,105
                  2005                               --         51,632         51,632
                  2006                               --         58,276         58,276
                  2007                               --      7,926,156      7,926,156
            Thereafter                       37,850,000             --     37,850,000
                                          -------------  -------------  -------------
                                          $  37,850,000  $   8,120,000  $  45,970,000
                                          =============  =============  =============

NOTE F--REQUIRED RESERVES AND ESCROWS

CAPITAL IMPROVEMENTS ESCROWS

Pursuant to each of the Capital Improvements Escrow Agreements between the Subsidiaries and the Lender, the Subsidiaries are to deposit an aggregate amount of $1,058,925 in an account (the "Collateral Account") in order to fund improvements detailed in the Capital Improvements Escrow Agreements. The improvements must be completed by December 21, 2003. The Subsidiaries must obtain written approval from the Lender to withdraw funds. As of December 31, 2002, the required amounts have been deposited in the Collateral Account as follows:

                                            REQUIRED
                    SUBSIDIARY               DEPOSIT
                ------------------------  -------------
                GFS Alderwood, LLC        $     351,750
                GFS Ridgegate, LLC              185,325
                GFS Ridgetop, LLC               185,850
                GFS Wellington, LLC             336,000
                                          -------------
                                          $   1,058,925
                                          =============

REPLACEMENT RESERVES

Pursuant to each of the Replacement Reserve and Security Agreements between the Subsidiaries and the Lender, the Subsidiaries are to deposit an aggregate amount of $20,835 per month into interet bearing replacement reserve accounts. The deposits are to begin on February 1, 2003 and continue on a monthly basis until all amounts due under the Senior Loans are paid in full. The monthly deposits will be required as follows:

                                            REQUIRED
                                             MONTHLY
                   SUBSIDIARY                DEPOSIT
                ------------------------  -------------
                GFS Alderwood, LLC        $       4,073
                GFS Ridgegate, LLC                4,208
                GFS Ridgetop, LLC                 6,353
                GFS Wellington, LLC               6,201
                                          -------------
                                          $      20,835
                                          =============

NOTE G--GUARANTEES

John A. Goodman ("Guarantor"), an affiliate of the Operator has irrevocably and unconditionally guaranteed payment of the Senior Loans, whether at maturity or earlier, by reason of acceleration or otherwise.

NOTE H--TAXABLE INCOME

Reconciliation of financial statement net income (loss) to taxable income (loss) of the Parent for the year ended December 31, 2002 is as follows:

          Financial statement net income (loss)          $    (138,094)

          Adjustments:
          Excess depreciation for income tax reporting
            purposes over financial reporting purposes         (24,730)
          Rents collected in advance                            27,406
          Other                                                 17,442
                                                         -------------
          Taxable income (loss) as shown on tax return   $    (117,976)
                                                         =============

NOTE I--PARTNERSHIP EXPENSES

Partnership expenses include organization and other non-rental activities related to the acquisition of the residential rental properties.

                            SUPPLEMENTAL INFORMATION

            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL INFORMATION

To the Members
BC-GFS, LLC

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Atlanta, Georgia
August 23, 2004

                                   BC-GFS, LLC


                    SCHEDULE OF CONSOLIDATING BALANCE SHEETS

                                DECEMBER 31, 2002

                                     ALDERWOOD     RIDGEGATE     RIDGETOP     WELLINGTON                 ELIMINATING
                                    APARTMENTS    APARTMENTS    APARTMENTS    APARTMENTS      BC-GFS       ENTRIES        TOTAL
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
             ASSETS

CURRENT ASSETS
 Cash                              $         --  $      5,558  $     12,149  $      7,170  $         --  $         --  $     24,877
 Accounts receivable--tenants            17,393        11,258         6,482         3,931            --            --        39,064
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
  Total Current Assets                   17,393        16,816        18,631        11,101            --            --        63,941
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

RESTRICTED DEPOSITS AND FUNDED
 RESERVES
 Tenants' security deposits              52,418        29,521        22,605        20,020            --            --       124,564
 Real estate tax and insurance
  escrow                                 33,054        31,799        40,224        26,652            --            --       131,729
 Capital improvement escrows            351,750       185,325       185,850       336,000            --            --     1,058,925
 Preferred return reserve account            --            --            --            --       140,571            --       140,571
 Other reserves                             660           532           694           826            --            --         2,712
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                        437,882       247,177       249,373       383,498       140,571            --     1,458,501
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

RENTAL PROPERTY
 Buildings and improvements           9,186,317     7,973,445    11,860,508    14,144,171            --            --    43,164,441
 Furniture and equipment                101,802        83,232       119,893       130,200            --            --       435,127
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                      9,288,119     8,056,677    11,980,401    14,274,371            --            --    43,599,568
 Less accumulated depreciation          (10,275)       (8,876)      (13,170)      (15,602)           --            --       (47,923)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                      9,277,844     8,047,801    11,967,231    14,258,769            --            --    43,551,645
 Land                                 3,357,986     2,212,672     1,523,283     1,720,278            --            --     8,814,219
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                     12,635,830    10,260,473    13,490,514    15,979,047            --            --    52,365,864
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

OTHER ASSETS
  Financing costs                       191,734       168,959       198,048       221,098            --            --       779,839
  Less: accumulated amortization         (6,391)       (5,632)       (6,602)       (7,370)           --            --       (25,995)
                                        185,343       163,327       191,446       213,728            --            --       753,844
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                   $ 13,276,448  $ 10,687,793  $ 13,949,964  $ 16,587,374  $    140,571  $         --  $ 54,642,150
                                   ============  ============  ============  ============  ============  ============  ============

                        See independent auditors' report

                                    ALDERWOOD     RIDGEGATE      RIDGETOP     WELLINGTON                 ELIMINATING
                                    APARTMENTS    APARTMENTS    APARTMENTS    APARTMENTS      BC-GFS       ENTRIES        TOTAL
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
 LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term
  debt                             $      9,939  $      8,003  $     10,454  $     12,435  $         --  $         --  $     40,831
 Accounts payable                            --            --         1,569         1,828            --            --         3,397
 Accrued expenses                            --         3,601         8,120         5,717            --            --        17,438
 Real estate taxes payable                   --         4,424            --            --            --            --         4,424
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
  Total current liabilities               9,939        16,028        20,143        19,980            --            --        66,090
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

DEPOSITS AND PREPAYMENT LIABILITY
 Tenant security deposits                52,418        29,522        22,606        20,021            --            --       124,567
 Prepaid rent                             3,135         2,938         9,900        17,506            --            --        33,479
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                         55,553        32,460        32,506        37,527            --            --       158,046
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

LONG-TERM LIABILITIES
 Senior loans                         9,210,000     7,420,000     9,690,000    11,530,000            --            --    37,850,000
 Mezzanine loan                       1,980,000     1,590,000     2,080,000     2,470,000            --            --     8,120,000
 Less: current maturities                (9,939)       (8,003)      (10,454)      (12,435)           --            --       (40,831)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                     11,180,061     9,001,997    11,759,546    13,987,565            --            --    45,929,169
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
Members' equity                       2,030,895     1,637,308     2,137,769     2,542,302       140,571            --     8,488,845
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                   $ 13,276,448  $ 10,687,793  $ 13,949,964  $ 16,587,374  $    140,571  $         --  $ 54,642,150
                                   ============  ============  ============  ============  ============  ============  ============

                        See independent auditors' report

                                   BC-GFS, LLC

               SCHEDULE OF CONSOLIDATING STATEMENTS OF OPERATIONS

     FOR THE PERIOD FROM DECEMBER 16, 2002 (INCEPTION) TO DECEMBER 31, 2002

                                     ALDERWOOD     RIDGEGATE      RIDGETOP    WELLINGTON                 ELEMINATING
                                    APARTMENTS    APARTMENTS    APARTMENTS    APARTMENTS      BC-GFS       ENTRIES         TOTAL
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
Revenue
 Income from rentals               $     75,629  $     71,812  $     90,963  $     97,654  $         --  $         --  $    336,058
  Other operating income                     --           446           568           599            --            --         1,613
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                         75,629        72,258        91,531        98,253            --            --       337,671
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
Expenses
Operating general and
 administrative expenses
 General and administrative                  19           343         1,101           591            --            --         2,054
 Repairs and maintenance                  2,558         1,576         2,387         2,336            --            --         8,857
 Taxes                                    4,621         4,163         5,747         6,530            --            --        21,061
 Utilities                                   --         3,600         8,831         5,717            --            --        18,148
 Salaries and wages                          --            --            --           756            --            --           756
 Depreciation                            10,275         8,876        13,170        15,602            --            --        47,923
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                         17,473        18,558        31,236        31,532            --            --        98,799
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
 Net operating income                    58,156        53,700        60,295        66,721            --            --       238,872
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
 Partnership expenses                    55,751        40,247        58,654        74,451            --            --       229,103
 Interest expense                        29,943        26,228        30,939        34,758            --            --       121,868
 Amortization                             6,391         5,632         6,602         7,370            --            --        25,995
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                         92,085        72,107        96,195       116,579            --            --       376,966
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------
Net income (loss)                  $    (33,929) $    (18,407) $    (35,900) $    (49,858) $         --  $         --  $   (138,094)
                                   ============  ============  ============  ============  ============  ============  ============

                        See independent auditiors' report

                              PRO FORMA STATEMENTS

The following pro forma statements set forth summary consolidated operating information of the company in the year ended December 31, 2004 and the three months ended March 31, 2005. The information has been derived from audited and unaudited financial information from the company. The historical consolidated information as of December 31, 2004 for the company has been derived from the historical consolidated financial statements audited by Reznick Fedder & Silverman, Certified Public Accountants, A Professional Corporation, independent auditors, whose reports with respect thereto are included elsewhere in this prospectus.

The pro forma statements are intended to present the company's balance sheet as of March 31, 2005 and statement of operations for the year ended
December 31, 2004 and the three months ended March 31, 2005 based on the company completing the minimum offering. Other adjustments contemplated by completion of only the minimum offering are: retention of only the Jacksonville communities, and repayment of the associated line of credit. The pro forma statements assume that the acquisition of the Jacksonville communities occurred on January 1, 2004 and that the net proceeds from the company's minimum offering were applied in accordance with the "Use of Proceeds" as included elsewhere in this prospectus.


The combined historical information of the company include financial information for communities that will not be retained should the company complete only the minimum offering of $29.5 million. The company has acquired three communities, namely, the Seattle, Portland and Jacksonville communities. Should only the minimum offering be achieved, the Seattle and Portland communities will be removed from the company and the Jacksonville communities will be the sole asset of the company.

The balance sheet pro forma has two adjustments which impact numerous accounts. The first is the removal of the assets, liabilities and shareholder's equity for the Seattle and Portland communities. The second adjustment is to account for the effect on the balance sheet as it relates to the completion of the $29.5 million minimum offering. Included in this adjustment is the payment of all borrowings under the line of credit from affiliates, advances from affiliates which have funded all cash needs to date, the payment of all organizational and offering expenses, and the establishment of a working capital reserve and shareholder's equity.

The pro forma adjustments for the consolidated statement of operations reflect the removal of revenues and expenses for the Seattle and Portland communities along with any associated costs.

The pro forma statements should be read in conjunction with the historical information that was used in the preparation of the pro forma statements. It should not be assumed that the historical results can be achieved in future years, nor are they necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                 CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2005
                                    UNAUDITED


                                           HISTORICAL         SEATTLE            PORTLAND                              PRO FORMA
                                         MARCH 31, 2005      PRO FORMA           PRO FORMA          PRO FORMA        MARCH 31, 2005
                                            UNAUDITED       ADJUSTMENTS         ADJUSTMENTS        ADJUSTMENTS         UNAUDITED
                                                                (A)                (B)                (C)
ASSETS
REAL ESTATE
  Land                                   $  29,033,719     $ (8,814,219)      $ (9,525,500)     $         --         $ 10,694,000
  Buildings and improvements               133,950,763      (44,330,556)       (48,500,096)          325,592 (1)       41,445,703
  Personal property                          6,962,993         (843,718)          (195,129)               --            5,924,146
  Construction in progress                          --               --                 --                --                   --
                                         -------------     ------------       ------------      ------------         ------------
                                           169,947,475      (53,988,493)       (58,220,725)          325,592         $ 58,063,849
  Less accumulated depreciation              8,906,325       (2,867,032)        (2,277,496)               --           3,761,797
                                         -------------     ------------       ------------      ------------         ------------

                                           161,041,150      (51,121,461)       (55,943,229)          325,592           54,302,052
OTHER ASSETS
  Cash                                       1,532,404         (505,214)          (585,002)               --              442,188
  Cash - working capital reserve                    --               --                 --           754,091 (2)          754,091
  Accounts receivable - tenants                134,815          (31,321)           (49,493)               --               54,001
  Prepaid expenses                             168,797         (100,666)            (5,266)               --               62,865
  Utility deposits                              40,900               --                 --                --               40,900
  Tenants' security deposits                   444,973         (149,547)          (157,245)               --              138,181
  Reserves & Escrows                         2,379,556         (580,475)        (1,067,753)               --              731,328
  Financing costs, net of accumulated
   amortization                              1,338,659         (402,911)          (455,532)               --              480,216
  Other Assets                               1,317,874          (13,643)                --        (1,063,858)            240,373
                                         -------------     ------------       ------------      ------------         ------------

                                         $ 168,399,128     $(52,905,238)      $(58,263,520)     $     15,825         $ 57,246,195
                                         =============     ============       ============      ============         ============
LIABILITIES AND SHAREHOLDER'S EQUITY

Line of credit - affiliate               $  56,596,665     $ (9,325,981)      $(22,316,615)     $(24,954,067)(3)              $ 2
Interest payable on line of
  credit - affiliate                           697,141         (111,150)          (449,732)               --              136,259
Mortgage notes payable                     120,580,040      (45,873,040)       (39,333,000)               --           35,374,000
Accounts payable and accrued expenses        1,710,692         (107,737)          (338,909)               --            1,264,046
Due to related party                         2,154,496         (218,382)          (220,971)         (737,500)(4)          977,643
Management fee payable                          21,166               --                 --                --               21,166
Real estate taxes payable                      388,233         (124,417)           (73,317)               --              190,499
Unearned rental revenue                        111,203          (27,159)           (59,252)               --               24,792
Tenant security deposits                       447,315         (150,797)          (159,348)               --              137,170
                                         -------------     ------------       ------------      ------------         ------------

                                          182,706,951       (55,938,663)       (62,951,144)      (25,691,567)         38,125,577
                                         -------------     ------------       ------------      ------------         ------------

MINORITY INTEREST                                   --               --                 --                --                   --
                                         -------------     ------------       ------------      ------------         ------------

SHAREHOLDER'S EQUITY
  Common stock, $.001 par value,
  20,000 shares authorized, issued,
  and outstanding                                   20               --                 --            29,500 (5)           29,520
  Additional paid-in capital                   199,980               --                 --        25,677,892 (6)       25,877,872
  Accumulated deficit                      (14,507,823)       3,033,425          4,687,624                 -           (6,786,774)
                                         -------------     ------------       ------------      ------------         ------------
                                           (14,307,823)       3,033,425          4,687,624        25,707,392           19,120,618
                                         -------------     ------------       ------------      ------------         ------------

                                         $ 168,399,128     $(52,905,238)      $(58,263,520)        $ 15,825          $ 57,246,195
                                         =============     ============       ============        =========          ============


The column in the consolidated balance sheet entitled, "Historical March 31, 2005 Unaudited" includes the balance sheets of the company and the Seattle, Portland and Jacksonville communities. The column on the consolidated balance sheet entitled, "Pro Forma March 31, 2005," includes the balance sheets of the company and the Jacksonville communities assuming that the minimum offering has been completed.

Pro forma Adjustments A for the Balance Sheet as of March 31, 2005 represents the removal of all assets, liabilities and shareholder's equity for the Seattle communities. The removal of these assets will occur should the company complete only the minimum offering.

Pro forma Adjustments B for the Balance Sheet as of March 31, 2005 represents the removal of all assets, liabilities and shareholder's equity for the Portland communities. The removal of these assets will occur should the company complete only the minimum offering.

Pro forma Adjustments C for the Balance Sheet as of March 31, 2005 represents the application of the minimum offering proceeds. Below are explanations by item number:

     1. Upon completion of the minimum offering of $29.5 million the company is required to pay an affiliate Acquisition fees of 2.7% of the minimum offering proceeds. The company already has prepaid a portion of the fee in the amount of $470,908, so upon the completion of the minimum offering an additional $325,592 in acquisition fees would be paid which totals $796,500 in Acquisition fees. The Acquisition Fee is included in Buildings and improvements and is amortized over the same useful life as the Buildings and improvements.


     2. From the Offering Proceeds the company will establish a Working Capital Reserve of 1% ($295,000) which will be available for investments in property, contingencies and other uses as defined elsewhere in this prospectus. An additional adjustment to the Working Capital Reserve is an addition to the Reserve for excess offering proceeds in the amount of $459,091.

     3. The company has borrowed from an affiliate under a line of credit to make its equity contribution in the communities. For the Jacksonville communities approximately $24,954,067 has been borrowed and will be repaid upon the completion of the minimum offering.

     4. An affiliate of the company made non-interest bearing advances to the company for all monies necessary to organize the entity, acquire its assets, and work its way through the necessary regulatory approval processes. This item represents repayment of those advances by way of paying a 2% reimbursement for Organizational expenses ($590,000) and 0.5% for Acquisition expenses ($147,500).

     5. The minimum offering is $29.5 million. With the par value of the common stock being $0.001, $29,500 represents the par value of the common stock.

     6. The minimum offering is $29.5 million. With the par value of the common stock being $0.001, $29,470,500 represents the additional paid-in capital. This number is further reduced by commissions of 7% ($2,065,000), Dealer-Manager Fee of 2% ($590,000), Offering expenses of 0.25% ($73,750), and Deferred Offering costs (1,063,858).

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                       AND BCMR SEATTLE, INC (PREDECESSOR)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               HISTORICAL                                                            PRO FORMA
                                             FOR THE PERIOD                                                       FOR THE PERIOD
                                             JANUARY 1, 2004       SEATTLE         PORTLAND                      JANUARY 1, 2004
                                                 THROUGH          PRO FORMA       PRO FORMA        PRO FORMA          THROUGH
                                            DECEMBER 31, 2004    ADJUSTMENTS     ADJUSTMENTS      ADJUSTMENTS    DECEMBER 31, 2004
                                                 AUDITED             (A)             (B)              (C)            UNAUDITED
                                            -----------------   ------------     ------------     ------------   -----------------
TOTAL RENTAL AND OTHER REVENUE              $      21,281,879   $ (7,431,709)(1) $ (7,254,051)(1) $         --   $       6,596,119
                                            -----------------   ------------     ------------     ------------   -----------------
OPERATING COSTS
  Property operating costs                          8,573,144     (2,623,143)(2)   (3,727,938)(2)           --           2,222,063
  General and administrative                        2,746,395       (703,894)(3)     (919,959)(3)           --           1,122,542
  Depreciation and amortization                     4,987,776     (1,425,732)(4)   (1,331,036)(4)           --           2,231,008
  Management fees--related party                      775,996       (291,334)(5)     (253,540)(5)           --             231,122
  Organizational costs                                     --             --               --               --                  --
  Portfolio management fee--related party             407,912       (136,492)(6)     (144,518)(6)           --             126,902
  Other expenses                                      116,977        (70,075)(7)      (46,902)(7)           --                  --
                                            -----------------   ------------     ------------     ------------   -----------------
                                                   17,608,200     (5,250,670)      (6,423,893)              --           5,933,637
                                            -----------------   ------------     ------------     ------------   -----------------
OPERATING INCOME                                    3,673,679     (2,181,039)        (830,158)              --             662,482
                                            -----------------   ------------     ------------     ------------   -----------------
INTEREST EXPENSE
  Interest expense on line of
   credit--affiliate                                5,466,294       (900,734)(8)   (2,155,413)(8)   (2,410,147)                 --
  Interest expense--mortgages                       6,045,742     (2,751,193)(9)   (1,192,150)(9)           --           2,102,399
                                            -----------------   ------------     ------------     ------------   -----------------
                                                   11,512,036     (3,651,927)      (3,347,563)      (2,410,147)          2,102,399
                                            -----------------   ------------     ------------     ------------   -----------------
NET INCOME (LOSS)                           $      (7,838,357)  $  1,470,888     $  2,517,405     $  2,410,147   $      (1,439,917)
                                            =================   ============     ============     ============   =================
Pro forma earnings (loss) per share                                                                              $           (0.48)
                                                                                                                 =================
Pro forma weighted average common
  shares outstanding                                                                                                     2,970,000
                                                                                                                 =================

                                               HISTORICAL                                                            PRO FORMA
                                             FOR THE PERIOD                                                       FOR THE PERIOD
                                             JANUARY 1, 2005      SEATTLE          PORTLAND                      JANUARY 1, 2005
                                                 THROUGH         PRO FORMA        PRO FORMA        PRO FORMA          THROUGH
                                             MARCH 31, 2005     ADJUSTMENTS      ADJUSTMENTS      ADJUSTMENTS     MARCH 31, 2005
                                                UNAUDITED           (D)              (E)              (F)            UNAUDITED
                                            -----------------   ------------     ------------     ------------   -----------------
TOTAL RENTAL AND OTHER REVENUE              $       5,705,952   $ (1,993,819)(1) $ (1,810,487)(1) $         --   $       1,901,646
                                            -----------------   ------------     ------------     ------------   -----------------
OPERATING COSTS
  Property operating costs                          1,876,994       (603,887)(2)     (570,037)(2)           --             703,070
  General and administrative                          618,775       (167,061)(3)     (198,606)(3)           --             253,108
  Depreciation and amortization                     1,421,422       (358,568)(4)     (345,047)(4)           --             717,807
  Management fees--related party                      198,473        (69,941)(5)      (62,996)(5)
  Organizational costs                                     --             --               --               --                  --
  Portfolio management fee--related party             109,066        (34,123)(6)      (38,227)(6)           --              36,716
  Other expenses                                           --             --               --               --                  --
                                            -----------------   ------------     ------------     ------------   -----------------
                                                    4,224,730     (1,233,580)      (1,214,913)              --           1,776,237
                                            -----------------   ------------     ------------     ------------   -----------------
OPERATING INCOME                                    1,481,222       (760,239)        (595,574)              --             125,409
                                            -----------------   ------------     ------------     ------------   -----------------
INTEREST EXPENSE
  Interest expense on line of
   credit--affiliate                                1,344,171       (221,492)(7)     (530,020)(7)     (592,659)                 --
  Interest expense--mortgages                       1,506,620       (682,983)(8)     (444,463)(8)           --             379,174
                                            -----------------   ------------     ------------     ------------   -----------------
                                                    2,850,791       (904,475)        (974,483)        (502,659)            379,174
                                            -----------------   ------------     ------------     ------------   -----------------
NET INCOME (LOSS)                           $      (1,369,569)  $    144,236     $    378,909     $    592,659   $        (253,765)
                                            =================   ============     ============     ============   =================
Pro forma earnings (loss) per share                                                                              $           (0.09)
                                                                                                                 =================
Pro forma weighted average common
  shares outstanding                                                                                                     2,970,000
                                                                                                                 =================

Pro forma Adjustments A for the Statement of Operations are for the year ended December 31, 2004 and represent removal of all operations and associated costs for the Seattle communities which would result should only the minimum offering be achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:

     1. The Revenue has been reduced by $7,431,709 for the removal of income related to the Seattle communities.

     2. The Property operating cost line item has been reduced by $2,623,143 for the removal of property operating costs related to the Seattle communities.

     3. The General and Administrative cost line item has been reduced by $703,894 for the removal of costs related to the Seattle communities.

     4. The Depreciation and amortization line item has been reduced by $1,425,732 for the removal of depreciation and amortization related to the Seattle communities.

     5. The Management Fees--related+ party line has been reduced by $291,334 for the removal of management fees--related party.

     6. The Portfolio management fee--related party line item has been reduced by $136,492 for the removal of portfolio management fee--related party expenses related to the Seattle communities.

     7. The Other expenses line item has been reduced by $70,075 for the removal of other expenses related to the Seattle communities.

     8. Under the assumption that no monies are to be received subsequent to the completion of minimum offering and that consequently the Seattle communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Seattle borrowings under the line of credit from the affiliate is $900,734.

     9. Under the assumption that no additional monies are to be received beyond the completion of the minimum offering and that consequently the Seattle communities would be removed from the company, we have made the adjustment to remove $2,751,193 for all mortgage interest related to the Seattle communities. This includes interest on the primary mortgages and the mezzanine debt.


Pro forma Adjustments B are for the year ended December 31, 2004 and they represent removal of all operations and associated costs for the Portland communities which would result should only the minimum offering be achieved and the elimination of all costs associated with the line of credit from an affiliate pertaining to Portland. Below are explanations by item number:

     1. The Revenue has been reduced by $7,254,051 for the removal of income related to the Portland communities.

     2. The Property operating cost line item has been reduced by $3,727,938 for the removal of property operating costs related to the Portland communities.

     3. The General and Administrative cost line item has been reduced by $919,959 for the removal of costs related to the Portland communities.

     4. The Depreciation and amortization line item has been reduced by $1,331,036 for the removal of depreciation and amortization related to the Portland communities.

     5. The Management Fees--related party line has been reduced by $253,540 for the removal of management fees--related party.

     6. The Portfolio management fee--related party line item has been reduced by $144,518 for the removal of portfolio management fee--related party expenses related to the Portland communities.

     7. The Other expenses line item has been reduced by $46,902 for the removal of other expenses related to the Portland communities.

     8. Under the assumption that no monies are to be received subsequent to the completion of minimum offering and that consequently the Portland communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Portland borrowings under the line of credit from the affiliate is $2,155,413.

     9. Under the assumption that no additional monies are to be received beyond the completion of the minimum offering and that consequently the Portland communities would be removed from the company, we have made the adjustment to remove $1,192,150 for all mortgage interest related to the Portland communities.

Pro forma Adjustments C is for the year ended December 31, 2004 and it represents the removal of all affiliated interest the amount of $2,410,147 related to the Jacksonville communities.

Pro forma Adjustments D for the Statement of Operations are for the three months ended March 31, 2005 and represent removal of all operations and associated costs for the Seattle communities which would result should only the minimum offering be achieved and elimination of all costs associated with the line of credit from an affiliate pertaining to Seattle. Below are explanations by item number:

     1. The Revenue has been reduced by $1,993,819 for the removal of income related to the Seattle communities.

     2. The Property operating cost line item has been reduced by $603,887 for the removal of property operating costs related to the Seattle communities.

     3. The General and Administrative cost line item has been reduced by $167,061 for the removal of costs related to the Seattle communities.

     4. The Depreciation and amortization line item has been reduced by $358,568 for the removal of depreciation and amortization related to the Seattle communities.

     5. The Management Fees--related party line has been reduced by $69,941 for the removal of management fees--related party.

     6. The Portfolio management fee--related party line item has been reduced by $34,123 for the removal of portfolio management fee--related party expenses related to the Seattle communities.

     7. Under the assumption that no monies are to be received subsequent to the completion of minimum offering and that consequently the Seattle communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Seattle borrowings under the line of credit from the affiliate is $221,492.

     8. Under the assumption that no additional monies are to be received beyond the completion of the minimum offering and that consequently the Seattle communities would be removed from the company, we have made the adjustment to remove $682,983 for all mortgage interest related to the Seattle communities. This includes interest on the primary mortgages and the mezzanine debt.

Pro forma Adjustments E are for the three months ended March 31, 2005 and they represent removal of all operations and associated costs for the Portland communities which would result should only the minimum offering be achieved and the elimination of all costs associated with the line of credit from an affiliate pertaining to Portland. Below are explanations by item number:

     1. The Revenue has been reduced by $1,810,487 for the removal of income related to the Portland communities.

     2. The Property operating cost line item has been reduced by $570,037 for the removal of property operating costs related to the Portland communities.

     3. The General and Administrative cost line item has been reduced by $198,606 for the removal of costs related to the Portland communities.

     4. The Depreciation and amortization line item has been reduced by $345,047 for the removal of depreciation and amortization related to the Portland communities.

     5. The Management Fees--related party line has been reduced by $62,996 for the removal of management fees--related party.

     6. The Portfolio management fee--related party line item has been reduced by $38,227 for the removal of portfolio management fee--related party expenses related to the Portland communities.

     7. Under the assumption that no monies are to be received subsequent to the completion of minimum offering and that consequently the Portland communities would be removed from the company, we have made an adjustment related to interest expense for the communities. The adjustment which removes all interest expense pertaining to the Portland borrowings under the line of credit from the affiliate is $530,020.

     8. Under the assumption that no additional monies are to be received beyond the completion of the minimum offering and that consequently the Portland communities would be removed from the company, we have made the adjustment to remove $444,463 for all mortgage interest related to the Portland communities.

Pro forma Adjustments F is for the three months ended March 31, 2005 and it represents the removal of all affiliated interest the amount of $592,659 related to the Jacksonville communities.

                                                                      APPENDIX I

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2002, and ending December 31, 2004 (five-year period ending December 31, 2004 for Table III) RELATING TO PUBLIC AND PRIVATE PROGRAMS IN THE AGGREGATE SPONSORED OUR AFFILIATES WHICH DID NOT HAVE SIMILAR INVESTMENT OBJECTIVES TO THOSE OF THE COMPANY. OUR AFFILIATES HAVE NOT SPONSORED PRIOR PROGRAMS, PUBLIC OR NON-PUBLIC, WITH INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. The programs described in these tables are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these Tables were organized our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2004, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2004:

                                              % EQUITY      # OF OPERATING                  AVERAGE EQUITY
                                              COMMITTED       PARTNERSHIPS                  PER OPERATING
        PROGRAM                               12/31/04         ACQUIRED      # OF STATES     PARTNERSHIP
----------------------------------------------------------------------------------------------------------
Boston Capital Tax
  Credit Fund IV L.P.:
  Series 42                                     97.7%             22              14        $    1,213,512
  Series 43                                     98.4%             22               9        $    1,561,367
  Series 44                                     79.2%              8               8        $    2,651,997
  Series 45                                     80.6%             26              14        $    1,229,254
  Series 46                                     75.8%             12               8        $    1,864,049
Boston Capital Tax
  Credit Fund V L.P.
  Series 47                                     99.9%             13               7        $    2,664,812
  Series 48                                     98.9%             11               7        $    2,063,502
  Series 49                                      N/A*              4               4        $    1,971,597

*  Series 49 had not completed its offering as of 12/31/04.

                                              % EQUITY      # OF OPERATING                  AVERAGE EQUITY
                                              COMMITTED       PARTNERSHIPS                  PER OPERATING
        PROGRAM                               12/31/04         ACQUIRED      # OF STATES     PARTNERSHIP
----------------------------------------------------------------------------------------------------------
Boston Capital Corporate
  Tax Credit Fund XVIII,
  A Limited Partnership                        100.0%             35              19        $    2,811,487
Boston Capital 2002 Direct
  Placements Limited
  Partnerships                                 100.0%             24              15        $    4,404,875
Boston Capital Corporate
  Tax Credit Fund XIX,
  A Limited Partnership                        100.0%             17               9        $    4,247,978
Boston Capital 2003 Direct
  Placements Limited
  Partnerships                                 100.0%             13               7        $    2,923,374
Boston Capital Corporate
  Tax Credit Fund XX,
  A Limited Partnership                         99.3%              7               4        $    4,100,998
Boston Capital Corporate
  Tax Credit Fund XX-A,
  A Limited Partnership                         88.2%             11               8        $    4,079,421
Boston Capital Corporate
  Tax Credit Fund XXI,
  A Limited Partnership                        100.0%             26              14        $    5,112,651
Boston Capital Corporate
  Tax Credit Fund XXII,
  A Limited Partnership                         53.8%             13              10        $    3,842,481
Boston Capital 2004 Direct
  Placement Limited
  Partnerships                                  98.6%              2               7        $    3,672,390

In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships respectively.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of the our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the company. Information is included for the two public offerings organized between January 1, 2002 and December 31, 2004, which invested in 118 operating partnerships. Information is also included for the 17 private offerings organized between January 1, 2002 and December 31, 2004, which invested in 148 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

                                                                                       PUBLIC OFFERINGS
                                                                              ---------------------------------
                                                                                 BCTC IV            BCTC IV
                                                                                   L.P.               L.P.
                                                                               (SERIES 42)        (SERIES 43)
                                                                                   2002               2002
                                                                              --------------     --------------
Dollar amount offered (1)                                                     $   27,442,620     $   36,379,870
Dollar amount raised (100%)                                                              100%               100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates (2)                       2.00%              2.00%
Selling commissions and reimbursements to nonaffiliates (3)                             8.00%              8.00%
  Legal and organizational                                                              2.50%              2.50%
                                                                              --------------     --------------
Total offering expenses                                                                12.50%             12.50%
                                                                              ==============     ==============
Working capital reserves                                                                4.00%              4.00%
Amount available for investment from limited partners                                  87.50%             87.50%
Acquisition fees (4)                                                                    8.50%              8.50%
Acquisition expenses (5)                                                                2.00%              2.00%
Cash payments to operating partnerships (6)                                            73.00%             73.00%
                                                                              --------------     --------------
Total acquisition costs                                                                87.50%             87.50%
                                                                              ==============     ==============
Mortgage financing                                                            $   27,222,751     $   32,705,400
Additional capital (7)                                                        $    1,637,166     $    2,611,200
                                                                              --------------     --------------
Total other sources                                                           $   28,859,917     $   35,316,600
Amount available for investment from offering proceeds                        $   24,012,293     $   31,832,386
                                                                              --------------     --------------
Total development costs                                                       $   52,872,210     $   67,148,986
                                                                              ==============     ==============
Percentage leverage (8)                                                                51.49%             48.71%
Date offering began                                                                 Feb 2002           Aug 2002
Average length of offering (days)                                                        181                122
Months to invest 90% of amount available                                                   1                  9

                                                                                               PUBLIC OFFERINGS
                                                                              ----------------------------------------------------
                                                                                 BCTC IV            BCTC IV            BCTC IV
                                                                                   L.P.               L.P.               L.P.
                                                                               (SERIES 44)        (SERIES 45)        (SERIES 46)
                                                                                   2003               2003               2003
                                                                              --------------     --------------     --------------
Dollar amount offered (1)                                                     $   27,019,730     $   40,143,670     $   29,809,980
Dollar amount raised (100%)                                                              100%               100%               100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates (2)                       2.00%              2.00%              2.00%
Selling commissions and reimbursements to nonaffiliates (3)                             8.00%              8.00%              8.00%
  Legal and organizational                                                              2.50%              2.50%              2.50%
                                                                              --------------     --------------     --------------
Total offering expenses                                                                 12.5%             12.50%             12.50%
                                                                              ==============     ==============     ==============
Working capital reserves                                                                4.00%              4.00%              4.00%
Amount available for investment from limited partners                                   87.5%             87.50%             87.50%
Acquisition fees (4)                                                                     8.5%               5.4%               5.4%
Acquisition expenses (5)                                                                2.00%              2.00%              2.00%
Cash payments to operating partnerships (6)                                            73.00%             76.10%             76.10%
                                                                              --------------     --------------     --------------
Total acquisition costs                                                                 87.5%             87.50%             87.50%
                                                                              ==============     ==============     ==============
Mortgage financing                                                            $   26,439,744     $   40,576,511     $   24,965,412
Additional capital (7)                                                        $      115,639     $    1,174,894     $    1,364,168
                                                                              --------------     --------------     --------------
Total other sources                                                           $   26,555,383     $   41,751,405     $   26,329,580
Amount available for investment from offering proceeds                        $   23,642,264     $   35,125,711     $   26,083,733
                                                                              --------------     --------------     --------------
Total development costs                                                       $   50,197,647     $   76,877,116     $   52,413,313
                                                                              ==============     ==============     ==============
Percentage leverage (8)                                                                52.67%             52.78%             47.63%
Date offering began                                                                 Jan 2003          July 2003          Sept 2003
Average length of offering (days)                                                        104                 78                 87
Months to invest 90% of amount available                                                 N/A                N/A                N/A

                                                                                                PUBLIC OFFERINGS
                                                                              ----------------------------------------------------
                                                                                  BCTC V             BCTC V             BCTC V
                                                                                   L.P.               L.P.               L.P.
                                                                               (SERIES 47)        (SERIES 48)        (SERIES 49)
                                                                                   2004               2004               2004
                                                                              --------------     --------------     --------------
Dollar amount offered (1)                                                     $   34,783,340     $   22,993,720     $   33,018,980
Dollar amount raised (100%)                                                              100%               100%               100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates (2)                       2.00%              2.00%              2.00%
Selling commissions and reimbursements to nonaffiliates (3)                             8.00%              8.00%              8.00%
  Legal and organizational                                                              2.50%              2.50%              2.50%
                                                                              --------------     --------------     --------------
Total offering expenses                                                                12.50%             12.50%             12.50%
                                                                              ==============     ==============     ==============
Working capital reserves                                                                4.00%              4.00%              4.00%
Amount available for investment from limited partners                                  87.50%             87.50%             87.50%
Acquisition fees (4)                                                                    6.40%              6.40%              6.40%
Acquisition expenses (5)                                                                2.00%              2.00%              2.00%
Cash payments to operating partnerships (6)                                            75.10%             75.10%             75.10%
                                                                              --------------     --------------     --------------
Total acquisition costs                                                                87.50%             87.50%             87.50%
                                                                              ==============     ==============     ==============
Mortgage financing                                                            $   55,374,812     $   28,248,158     $   18,059,374
Additional capital (7)                                                               139,317             21,623                400
                                                                              --------------     --------------     --------------
Total other sources                                                           $   55,514,129     $   28,269,781     $   18,059,774
Amount available for investment from offering proceeds                        $   30,435,423     $   20,119,505     $   28,891,608
                                                                              --------------     --------------     --------------
Total development costs                                                       $   85,949,552     $   48,389,286     $   46,951,382
                                                                              ==============     ==============     ==============
Percentage leverage (8)                                                                64.43%             58.38%             38.46%
Date offering began                                                                 Jan 2004           May 2004           Aug 2004
Average length of offering (days)                                                        116                 92                N/A
Months to invest 90% of amount available                                                   2                  4                N/A

                                                                                 PRIVATE OFFERINGS TO CORPORATIONS
                                                               --------------------------------------------------------------------
                                                               BOSTON CAPITAL                      BOSTON CAPITAL
                                                               CORPORATE TAX     BOSTON CAPITAL    CORPORATE TAX     BOSTON CAPITAL
                                                                CREDIT FUND          DIRECT         CREDIT FUND          DIRECT
                                                                  XVIII,LP        PLACEMENTS**         XIX,LP         PLACEMENTS**
                                                                    2002              2002              2003              2003
                                                               --------------    --------------    --------------    --------------
Dollar amount offered (1)                                      $  125,000,000    $  131,273,604    $   93,844,179    $   70,292,557
Dollar amount raised (100%)                                               100%              100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates            1.75%             0.60%             1.79%             0.16%
  Discounts offered to cash investors (9)                               17.36%            17.85%            18.00%            14.12%
  Investor note financing expenses                                       1.16%             0.00%             0.00%             2.73%
  Other selling commissions                                              0.61%             0.27%             0.61%             0.45%
  Legal and organizational                                               0.32%             0.84%             0.46%             0.56%
                                                               --------------    --------------    --------------    --------------
Total offering expenses                                                 21.20%            19.56%            20.86%            18.03%
                                                               ==============    ==============    ==============    ==============
Amount available for investment from limited partners                   78.80%            80.44%            79.14%            81.97%
Acquisition costs
Acquisition fees (4)                                                     1.75%             1.75%             1.75%             1.35%
Acquisition expenses (5)                                                 1.54%             0.99%             0.97%             0.71%
Partnership management fees (11)                                         1.75%             1.41%             1.75%             1.35%
Investor service fees (10)                                               0.50%             0.41%             0.50%             0.39%
Working capital reserves                                                 3.00%             1.44%             3.00%             1.96%
Cash payments to operating partnerships (6)                             70.26%            74.44%            71.17%            71.38%
                                                               --------------    --------------    --------------    --------------
Total acquisition costs                                                 78.80%            80.44%            79.14%            77.14%
                                                               ==============    ==============    ==============    ==============
Other sources of acquisition funds
Mortgage financing                                             $  147,068,024    $  135,238,003    $   71,957,314    $   39,567,758
Additional capital (7)                                         $    1,163,342    $      323,786    $      971,255    $       88,480
                                                               --------------    --------------    --------------    --------------
Total other sources                                            $  148,231,366    $  135,561,789    $   72,928,569    $   39,656,238
Amount available for investment from offering proceeds         $   98,500,000    $  105,598,908    $   74,268,283    $   57,621,174
                                                               --------------    --------------    --------------    --------------
Total development costs                                        $  246,731,366    $  241,160,697    $  147,196,852    $   97,277,412
                                                               ==============    ==============    ==============    ==============
Percentage leveraged (8)                                                59.61%            56.08%            48.89%            40.68%
Percentage of equity invested                                             100%              100%              100%              100%
Average length of offering (days)                                         320               N/A               209               N/A

** For presentation purposes Direct Placements are grouped by year

                                                                       PRIVATE OFFERINGS TO CORPORATIONS
                                             --------------------------------------------------------------------------------------
                                                 BOSTON            BOSTON            BOSTON            BOSTON            BOSTON
                                                CAPITAL           CAPITAL           CAPITAL           CAPITAL           CAPITAL
                                               CORPORATE         CORPORATE         CORPORATE         CORPORATE           DIRECT
                                                FUND XX           FUND XXA          FUND XXI         FUND XXII         PLACEMENTS
                                                  2004              2004              2004              2004              2004
                                             --------------    --------------    --------------    --------------    --------------
Dollar amount offered (1)                    $   36,898,485    $   64,808,430    $  173,897,938    $  117,256,965    $    9,379,712
Dollar amount raised (100%)                             100%              100%              100%              100%              100%
Less: Offering expenses
Selling commissions and reimbursements
  retained by affiliates                               1.50%             1.50%             1.01%             2.25%             0.35%
  Discounts offered to cash investors (9)             18.85%            18.83%            18.98%            18.56%            18.00%
  Investor note financing expenses                     0.00%             0.00%             2.61%             0.00%             0.00%
  Other selling commissions                            0.62%             0.62%             0.00%             0.37%             0.51%
  Legal and organizational                             1.09%             1.09%             0.00%             0.00%             0.77%
                                             --------------    --------------    --------------    --------------    --------------
Total offering expenses                               22.06%            22.04%            22.60%            21.18%            19.63%
                                             ==============    ==============    ==============    ==============    ==============
Amount available for investment from
 limited partners                                     77.94%            77.96%            77.40%            78.82%            80.37%
Acquisition fees (4)                                   1.75%             1.75%             1.75%             1.75%             2.43%
Acquisition expenses (5)                               1.05%             1.05%             0.87%             1.07%             1.38%
Partnership management fees (11)                       1.75%             1.75%             1.75%             1.75%             1.24%
Investor service fees (10)                             0.50%             0.50%             0.50%             0.50%             0.35%
Working capital reserves                               3.60%             3.60%             3.00%             3.00%             3.13%
Cash payments to operating partnerships (6)           69.29%            69.31%            69.53%            70.75%            71.84%
                                             --------------    --------------    --------------    --------------    --------------
                                                      77.94%            77.96%            77.40%            78.82%            80.37%
                                             ==============    ==============    ==============    ==============    ==============
Mortgage financing                           $   51,300,820    $   29,106,296    $  196,545,147    $   30,982,261    $   16,683,871
Additional capital (7)                       $          631    $      798,197    $      862,940    $      267,076    $          124
                                             --------------    --------------    --------------    --------------    --------------
Total other sources                          $   51,301,451    $   29,904,493    $  197,408,087    $   31,249,337    $   16,683,995
Amount available for investment from
 offering proceeds                           $   28,758,679    $   50,524,652    $  134,597,004    $   92,421,940    $    7,538,250
                                             --------------    --------------    --------------    --------------    --------------
Total development costs                      $   80,060,130    $   80,429,145    $  332,005,091    $  123,671,277    $   24,222,245
                                             ==============    ==============    ==============    ==============    ==============
Percentage leverage (8)                               64.08%            36.19%            59.20%            25.05%            68.88%
Percentage of equity invested                        100.00%           100.00%           100.00%           100.00%           100.00%
Average length of offering (days)                       102               102               176               105               N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only 1.0% of the Dealer-Manager Fee as the remaining 1.0% was re-allotted to unaffiliated brokers. In addition, included is the 1.0% nonaccountable expense allowance which is considered an offering expense.

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of 1.0% of its Dealer-Manager Fee.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition ofoperating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 2004 includes 13.48% of public partnerships' funds not yet committed.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

                                    TABLE II

                           COMPENSATION TO AFFILIATES

                    JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

Table II sets forth the aggregate amount of all compensation earned by or paid to the our Affiliates between January 1, 2002 and December 31, 2004 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                                                                         PUBLIC OFFERINGS
                                                               --------------------------------------------------------------------
                                                                  BCTC IV           BCTC IV           BCTC IV           BCTC IV
                                                                    L.P.              L.P.              L.P.              L.P.
                                                                (SERIES 42)       (SERIES 43)       (SERIES 44)       (SERIES 45)
                                                                    2002              2002              2003              2003
                                                               --------------    --------------    --------------    --------------
Date offering commenced                                              Feb 2002          Aug 2002          Jan 2003         July 2003
Dollar amount raised (1)                                       $   27,442,620    $   36,379,870    $   27,019,730    $   40,143,670
Amounts paid and/or payable to sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)                                                 960,492         1,273,295           945,691         1,405,028
Acquisition fees (3)                                                2,332,623         3,092,289         2,296,677         2,167,758
Acquisition expense reimbursement                                     548,852           727,597           540,395           802,873
Asset management fee                                                  561,084           621,316           376,451           374,758
Dollar amount of cash generated from operating partnerships
  before payments to sponsors (4)                                      17,648            25,738             3,287                 0
Amount paid to sponsors from operations (5)                                 0                 0                 0                 0

                                                                                         PUBLIC OFFERINGS
                                                               --------------------------------------------------------------------
                                                                  BCTC IV            BCTC V            BCTC V            BCTC V
                                                                    L.P.              L.P.              L.P.              L.P.
                                                                (SERIES 46)       (SERIES 47)       (SERIES 48)       (SERIES 49)
                                                                    2003              2004              2004              2004
                                                               --------------    --------------    --------------    --------------
Date offering commenced                                             Sept 2003
Dollar amount raised (1)                                       $   29,809,980    $   34,783,340    $   22,993,720    $   33,018,980
Amounts paid and/or payable to sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)                                               1,043,349         1,217,417           804,780         1,155,664
Acquisition fees (3)                                                1,609,739         2,226,134         1,471,598         2,113,215
Acquisition expense reimbursement                                     596,200           695,667           459,874           660,380
Asset management fee                                                  173,836           226,338            71,422             6,001
Dollar amount of cash generated from operating partnerships
  before payments to sponsors (4)                                           0                 0                 0                 0
Amount paid to sponsors from operations (5)                                 0                 0                 0                 0

                                    TABLE II

                     COMPENSATION TO SPONSOR AND AFFILIATES

                    JANUARY 1, 2002 THROUGH DECEMBER 31, 2004

                                                                                PRIVATE OFFERINGS FOR CORPORATIONS
                                                               --------------------------------------------------------------------
                                                               BOSTON CAPITAL                      BOSTON CAPITAL
                                                                 CORPORATE       BOSTON CAPITAL      CORPORATE       BOSTON CAPITAL
                                                                 TAX CREDIT          DIRECT          TAX CREDIT          DIRECT
                                                                 FUND XVIII        PLACEMENTS         FUND XIX         PLACEMENTS
                                                                    2002            2002 (6)            2003            2003 (6)
                                                               --------------    --------------    --------------    --------------
Dollar amount raised (1)                                       $  125,000,000    $  131,273,604    $   93,844,179    $   70,292,577
Amounts paid and/or payable to sponsor and affiliates from
  proceeds (1):
Underwriting fees (2)                                               2,187,500           791,738         1,679,811           113,023
Acquisition fees (3)                                                2,187,500         2,299,211         1,642,273           950,291
Acquisition expense reimbursement                                   1,925,000         1,303,827           910,289           500,056
Partnership management fees                                         2,187,500         1,849,652         1,642,273           950,291
Investor service fees                                                 625,000           531,875           469,221           272,669
Asset management fee                                                1,284,274         1,016,177           518,752           304,062
Dollar amount of cash generated from operating partnerships
  before payments to sponsors (4)                                       1,185            18,808                 0                 0
Amounts paid to sponsors from operations (5)                                0                 0                 0                 0

                                                                              PRIVATE OFFERINGS FOR CORPORATIONS
                                                          --------------------------------------------------------------------------
                                                             BOSTON         BOSTON         BOSTON          BOSTON
                                                            CAPITAL        CAPITAL         CAPITAL         CAPITAL         BOSTON
                                                           CORPORATE      CORPORATE       CORPORATE       CORPORATE       CAPITAL
                                                           TAX CREDIT     TAX CREDIT     TAX CREDIT      TAX CREDIT        DIRECT
                                                            FUND XX       FUND XX-A       FUND XXI        FUND XXII      PLACEMENTS
                                                              2004           2004            2004            2004         2004 (6)
                                                          ------------   ------------   -------------   -------------   ------------
Dollar amount raised (1)                                  $ 36,898,485   $ 64,808,430   $ 173,897,938   $ 117,256,965   $  9,379,712
Amounts paid and/or payable to sponsor and affiliates
  from proceeds (1):
Underwriting fees (2)                                          553,477        972,126       1,756,369       2,638,282         32,966
Acquisition fees (3)                                           645,723      1,134,148       3,043,214       2,051,997        227,503
Acquisition expense reimbursement                              387,434        680,489       1,512,912       1,254,650        129,589
Partnership management fees                                    645,723      1,134,148       3,043,214       2,051,997        116,039
Investor service fees                                          184,492        324,042         869,490         586,285         32,966
Asset management fee                                           153,740        270,040         345,764         345,764         44,596
Dollar amount of cash generated from operating
  partnerships before payments to sponsors (4)                       0              0               0               0              0
Amounts paid to sponsors from operations (5)                         0              0               0               0              0

                                NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2004 would include 2002-2004 cash distributions for the partnership organized in 2002. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


Table III summarizes the operating results of prior partnerships not having similar investment objectives to the company which were closed between January 1, 2000 and December 31, 2004. The public investment partnerships own interests in 176 operating partnerships. The private investment partnerships own interests in 292 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003 and 2004 Direct Placement Limited Partnerships contain 4, 5 and 2 partnerships, respectively.


Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III


                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 38)

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                         2000           2001           2002           2003           2004
                                                     ------------   ------------   ------------   ------------   ------------
Gross Revenues                                              1,437        207,525         92,319         14,985            667
Profit on sale of properties                                    0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                            0       (133,908)    (1,230,809)      (892,478)      (997,707)
  Operating Expenses (3)                                  (83,131)      (219,590)      (216,080)      (194,567)      (191,940)
  Interest Expense                                              0              0              0              0              0
  Depreciation (2)                                              0              0        (50,939)       (98,914)       (98,911)
Net Income--GAAP Basis                                    (81,694)      (145,973)    (1,405,509)    (1,170,974)    (1,287,891)
Taxable Income
  from operations (4)                                           0       (151,741)    (1,685,712)    (1,415,038)    (1,521,318)
  gain on sale                                                  0              0              0              0              0
Cash generated from operations (6)                        361,642        156,853       (161,584)       110,534         (7,729)
Cash generated from sales                                       0              0              0              0              0
Cash generated from refinancing                                 0              0              0              0              0
Cash generated from operations,
  sales and refinancing                                   361,642        156,853       (161,584)       110,534         (7,729)
Less: Cash distributions to investors
  from operating cash flow                                      0              0              0              0              0
  from sales and refinancing                                    0              0              0              0              0
  from other                                                    0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                                      361,642        156,853       (161,584)       110,534         (7,729)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                       0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                                           361,642        156,853       (161,584)       110,534         (7,729)


TAX & DISTRIBUTION DATA                                                FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                  2000           2001           2002           2003           2004
                                                     ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                           11             45             90             94             95
  State Credit                                                  0              0                                            0
  Ordinary Income (loss)                                      (30)           (67)           (55)           (59)           (47)
    from operations                                           (30)           (67)           (55)           (59)           (47)
    from recapture                                              0              0              0              0              0
  Capital gain (loss)                                           0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                           0              0              0              0              0
    Return of capital                                           0              0              0              0              0
  Source (on cash basis):
    Sales                                                       0              0              0              0              0
    Refinancing                                                 0              0              0              0              0
    Operations                                                  0              0              0              0              0
    Other                                                       0              0              0              0              0
Amount remaining invested in
  program properties                                                                                                    99.08%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2000

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 39)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                        2001           2002           2003           2004
                                                                    ------------   ------------   ------------   ------------
Gross Revenues                                                            49,735        116,518          2,441            352
Profit on sale of properties                                                   0              0              0              0
Less:
  Losses from operating partnerships (1)                                   3,760       (996,269)    (1,093,075)    (1,147,985)
  Operating Expenses (3)                                                (196,332)      (222,619)      (159,861)      (162,135)
  Interest Expense                                                             0              0              0              0
  Depreciation (2)                                                             0        (24,477)       (90,324)       (90,325)
Net Income--GAAP Basis                                                  (142,837)    (1,126,847)    (1,340,819)    (1,400,093)
Taxable Income
  from operations (4)                                                     69,342     (1,165,268)    (1,639,228)    (1,522,678)
  gain on sale                                                                 0              0              0              0
Cash generated from operations (6)                                      (147,183)       (71,182)       (16,079)       146,889
Cash generated from sales                                                      0              0              0              0
Cash generated from refinancing                                                0              0              0              0
Cash generated from operations, sales
  and refinancing                                                       (147,183)       (71,182)       (16,079)       146,889
Less: Cash distributions to investors
  from operating cash flow                                                     0              0              0              0
  from sales and refinancing                                                   0              0              0              0
  from other                                                                   0              0              0              0
Cash generated (deficiency) after cash
  distributions                                                         (147,183)       (71,182)       (16,079)       146,889
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                         0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                       (147,183)       (71,182)       (16,079)       146,889


TAX & DISTRIBUTION DATA                                                FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                  2000           2001           2002           2003           2004
                                                     ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                            0             22             84             93             93
  State Credit                                                  0              0              0              0              0
  Ordinary Income (loss)                                       11            (55)           (71)           (66)           (50)
    from operations                                            11            (55)           (71)           (66)           (50)
    from recapture                                              0              0              0              0              0
  Capital gain (loss)                                           0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                        0              0
    Investment income                                           0              0              0              0              0
    Return of capital                                           0              0              0              0              0
  Source (on cash basis):
    Sales                                                       0              0              0              0              0
    Refinancing                                                 0              0              0              0              0
    Operations                                                  0              0              0              0              0
    Other                                                       0              0              0              0              0
Amount remaining invested in
  program properties                                                                                                    97.55%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                        2001           2002           2003           2004
                                                                    ------------   ------------   ------------   ------------
Gross Revenues                                                             2,317        147,345        119,938            299
Profit on sale of properties                                                   0              0              0              0
Less:
  Losses from operating partnerships (1)                                       0       (438,656)      (986,508)      (936,159)
  Operating Expenses (3)                                                (113,781)      (306,075)      (222,136)      (233,925)
  Interest Expense                                                             0              0              0              0
  Depreciation (2)                                                             0              0        (32,319)      (113,716)
Net Income--GAAP Basis                                                  (111,464)      (597,386)    (1,121,025)    (1,283,501)
Taxable Income
  from operations (4)                                                          0       (586,896)    (1,086,143)    (1,633,930)
  gain on sale                                                                 0              0              0              0
Cash generated from operations (6)                                    (1,922,962)       836,927        209,484        109,930
Cash generated from sales                                                      0              0              0              0
Cash generated from refinancing                                                0              0              0              0
Cash generated from operations, sales
  and refinancing                                                     (1,922,962)       836,927        209,484        109,930
Less: Cash distributions to investors
  from operating cash flow                                                     0              0              0              0
  from sales and refinancing                                                   0              0              0              0
  from other                                                                   0              0              0              0
Cash generated (deficiency) after cash
  distributions                                                       (1,922,962)       836,927        209,484        109,930
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                         0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                     (1,922,962)       836,927        209,484        109,930


TAX & DISTRIBUTION DATA                                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                 2001           2002           2003           2004
                                                                    ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                          14             79             93             94
  State Credit                                                                 0              0              0              0
  Ordinary Income (loss)                                                     (19)           (42)           (62)           (57)
    from operations                                                          (19)           (42)           (62)           (57)
    from recapture                                                             0              0              0              0
  Capital gain (loss)                                                          0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                       0
    Investment income                                                          0              0              0              0
    Return of capital                                                          0              0              0              0
  Source (on cash basis):
    Sales                                                                      0              0              0              0
    Refinancing                                                                0              0              0              0
    Operations                                                                 0              0              0              0
    Other                                                                      0              0              0              0
Amount remaining invested in
  program properties                                                                                                    99.43%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                                                          FOR THE FINANCIAL STATEMENT
                                                                                             PERIOD ENDED MARCH 31,
                                                                                       2002           2003           2004
                                                                                   ------------   ------------   ------------
Gross Revenues                                                                           52,147         74,991         34,112
Profit on sale of properties                                                                  0              0              0
Less:
  Losses from operating partnerships (1)                                                (94,125)    (1,443,650)    (1,748,067)
  Operating Expenses (3)                                                               (241,945)      (346,349)      (342,003)
  Interest Expense                                                                            0              0              0
  Depreciation (2)                                                                            0       (133,377)      (133,405)
Net Income--GAAP Basis                                                                 (283,923)    (1,848,385)    (2,189,363)
Taxable Income from operations (4)                                                     (120,068)    (2,867,903)    (1,609,628)
  gain on sale                                                                                0              0              0
Cash generated from operations (6)                                                      (47,951)       (48,190)         8,731
Cash generated from sales                                                                     0              0              0
Cash generated from refinancing                                                               0              0              0
Cash generated from operations, sales and refinancing                                   (47,951)       (48,190)         8,731
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0              0
  from sales and refinancing                                                                  0              0              0
  from other                                                                                  0              0              0
Cash generated (deficiency) after cash distributions                                    (47,951)       (48,190)         8,731
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                     0              0              0
Cash generated (deficiency) after cash distributions and
  special items                                                                         (47,951)       (48,190)         8,731


TAX & DISTRIBUTION DATA                                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                 2001           2002           2003           2004
                                                                    ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                           1             45            104            110
  State Credit                                                                 0              0              0              0
  Ordinary Income (loss)                                                      (7)           (95)           (55)          (128)
    from operations                                                           (7)           (95)           (55)          (128)
    from recapture                                                             0              0              0              0
  Capital gain (loss)                                                          0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                       0
    Investment income                                                          0              0              0              0
    Return of capital                                                          0              0              0              0
  Source (on cash basis):
    Sales                                                                      0              0              0              0
    Refinancing                                                                0              0              0              0
    Operations                                                                 0              0              0              0
    Other                                                                      0              0              0              0
Amount remaining invested in
  program properties                                                                                                    99.56%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                                                          FOR THE FINANCIAL STATEMENT
                                                                                             PERIOD ENDED MARCH 31,
                                                                                       2002           2003           2004
                                                                                   ------------   ------------   ------------
Gross Revenues                                                                              986        121,043        244,164
Profit on sale of properties                                                                  0              0              0
Less:
  Losses from operating partnerships (1)                                                      0       (404,748)    (1,617,204)
  Operating Expenses (3)                                                               (111,253)      (237,706)      (315,633)
  Interest Expense                                                                            0              0              0
  Depreciation (2)                                                                            0              0       (113,984)
Net Income--GAAP Basis                                                                 (110,267)      (521,411)    (1,802,657)
Taxable Income from operations (4)                                                            0       (755,961)    (1,771,458)
  gain on sale                                                                                0              0              0
Cash generated from operations (6)                                                   (1,322,182)     1,306,517        218,107
Cash generated from sales                                                                     0              0              0
Cash generated from refinancing                                                               0              0              0
Cash generated from operations, sales and refinancing                                (1,322,182)     1,306,517        218,107
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0              0
  from sales and refinancing                                                                  0              0              0
  from other                                                                                  0              0              0
Cash generated (deficiency) after cash distributions                                 (1,322,182)     1,306,517        218,107
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                     0              0              0
Cash generated (deficiency) after cash distributions and
  special items                                                                      (1,322,182)     1,306,517        218,107


                                                                                            FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                           DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2002           2003           2004
                                                                                   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                         16             81             95
  State Credit                                                                                0              0              0
  Ordinary Income (loss)                                                                    (30)           (64)           (67)
    from operations                                                                         (30)           (64)           (67)
    from recapture                                                                            0              0              0
  Capital gain (loss)                                                                         0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0              0
    Return of capital                                                                         0              0              0
  Source (on cash basis):
    Sales                                                                                     0              0              0
    Refinancing                                                                               0              0              0
    Operations                                                                                0              0              0
    Other                                                                                     0              0              0
Amount remaining invested in program properties                                                                          97.8%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                                                                  FOR THE FINANCIAL STATEMENT
                                                                                                    PERIOD ENDED MARCH 31,
                                                                                                      2003           2004
                                                                                                  ------------   ------------
Gross Revenues                                                                                          30,298        332,401
Profit on sale of properties                                                                                 0              0
Less:
  Losses from operating partnerships (1)                                                              (304,873)    (2,388,403)
  Operating Expenses (3)                                                                              (215,795)      (474,808)
  Interest Expense                                                                                           0              0
  Depreciation (2)                                                                                           0       (148,464)
Net Income--GAAP Basis                                                                                (490,370)    (2,679,274)
Taxable Income from operations (4)                                                                    (193,688)    (2,339,382)
  gain on sale                                                                                               0              0
Cash generated from operations (6)                                                                  (1,103,274)     1,251,676
Cash generated from sales                                                                                    0              0
Cash generated from refinancing                                                                              0              0
Cash generated from operations, sales and refinancing                                               (1,103,274)     1,251,676
Less: Cash distributions to investors
  from operating cash flow                                                                                   0              0
  from sales and refinancing                                                                                 0              0
  from other                                                                                                 0              0
Cash generated (deficiency) after cash distributions                                                (1,103,274)     1,251,676
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                                    0              0
Cash generated (deficiency) after cash distributions and special items                              (1,103,274)     1,251,676


                                                                                            FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                           DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2002           2003           2004
                                                                                   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          4             44             86
  State Credit                                                                                0              0              0
  Ordinary Income (loss)                                                                     (3)           (65)           (80)
    from operations                                                                          (3)           (65)           (80)
    from recapture                                                                            0              0              0
  Capital gain (loss)                                                                         0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0              0
    Return of capital                                                                         0              0              0
  Source (on cash basis):
    Sales                                                                                     0              0              0
    Refinancing                                                                               0              0              0
    Operations                                                                                0              0              0
    Other                                                                                     0              0              0
Amount remaining invested in program properties                                                                          98.5%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                                       2003           2004
                                                                                   ------------   ------------
Gross Revenues                                                                            1,379        159,792
Profit on sale of properties                                                                                 0
Less:
  Losses from operating partnerships (1)                                                      0     (1,113,620)
  Operating Expenses (3)                                                               (116,399)      (360,833)
  Interest Expense                                                                            0              0
  Depreciation (2)                                                                            0        (28,115)
Net Income--GAAP Basis                                                                 (115,020)    (1,342,776)
Taxable Income from operations (4)                                                       (6,086)    (1,449,234)
  gain on sale                                                                                0              0
Cash generated from operations (6)                                                      701,819       (902,659)
Cash generated from sales                                                                     0              0
Cash generated from refinancing                                                               0              0
Cash generated from operations, sales and refinancing                                   701,819       (902,659)
Less: Cash distributions to investors
  from operating cash flow                                                                    0              0
  from sales and refinancing                                                                  0              0
  from other                                                                                  0              0
Cash generated (deficiency) after cash distributions                                    701,819       (902,659)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                     0              0
Cash generated (deficiency) after cash distributions and
  special items                                                                         701,819       (902,659)


                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2003           2004
                                                                                   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                         24             67
  State Credit                                                                                0              0
  Ordinary Income (loss)                                                                    (57)           (61)
    from operations                                                                         (57)           (61)
    from recapture                                                                            0              0
  Capital gain (loss)                                                                         0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0              0
    Return of capital                                                                         0              0
  Source (on cash basis):
    Sales                                                                                     0              0
    Refinancing                                                                               0              0
    Operations                                                                                0              0
    Other                                                                                     0              0
Amount remaining invested in program properties                                                             98%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                      PERIOD ENDED MARCH 31,
                                                                                              2004
                                                                                           ----------
Gross Revenues                                                                               188,952
Profit on sale of properties                                                                       0
Less:
  Losses from operating partnerships (1)                                                    (258,419)
  Operating Expenses (3)                                                                    (442,793)
  Interest Expense                                                                                 0
  Depreciation (2)                                                                           (32,122)
Net Income--GAAP Basis                                                                      (544,382)
Taxable Income from operations (4)                                                          (944,267)
  gain on sale                                                                                     0
Cash generated from operations (6)                                                        (1,268,112)
Cash generated from sales                                                                          0
Cash generated from refinancing                                                                    0
Cash generated from operations, sales and refinancing                                     (1,268,112)
Less: Cash distributions to investors
  from operating cash flow                                                                         0
  from sales and refinancing                                                                       0
  from other                                                                                       0
Cash generated (deficiency) after cash distributions                                      (1,268,112)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                          0
Cash generated (deficiency) after cash distributions and
  special items                                                                           (1,268,112)


                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2003          2004
                                                                                    -----------   ----------
Federal Income Tax Results
  Federal Credit (5)                                                                          9           55
  State Credit                                                                                0            0
  Ordinary Income (loss)                                                                    (23)         (34)
    from operations                                                                         (23)         (34)
    from recapture                                                                            0            0
  Capital gain (loss)                                                                         0            0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0            0
    Return of capital                                                                         0            0
  Source (on cash basis):
    Sales                                                                                     0            0
    Refinancing                                                                               0            0
    Operations                                                                                0            0
    Other                                                                                     0            0
Amount remaining invested in program properties                                                         98.6%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                                              2004
                                                                                           ----------
Gross Revenues                                                                                63,499
Profit on sale of properties                                                                       0
Less:
  Losses from operating partnerships (1)                                                     (81,632)
  Operating Expenses (3)                                                                    (184,356)
  Interest Expense                                                                                 0
  Depreciation (2)                                                                            (3,812)
Net Income--GAAP Basis                                                                      (206,301)
Taxable Income from operations (4)                                                           (28,992)
  gain on sale                                                                                     0
Cash generated from operations (6)                                                          (119,134)
Cash generated from sales                                                                          0
Cash generated from refinancing                                                                    0
Cash generated from operations, sales and refinancing                                       (119,134)
Less: Cash distributions to investors
  from operating cash flow                                                                         0
  from sales and refinancing                                                                       0
  from other                                                                                       0
Cash generated (deficiency) after cash distributions                                        (119,134)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                          0
Cash generated (deficiency) after cash distributions and
  special items                                                                             (119,134)


                                                                                    FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2003          2004
                                                                                    -----------   ----------
Federal Income Tax Results
  Federal Credit (5)                                                                          0           24
  State Credit                                                                                0            0
  Ordinary Income (loss)                                                                     (1)         (41)
    from operations                                                                          (1)         (41)
    from recapture                                                                            0            0
  Capital gain (loss)                                                                         0            0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0            0
    Return of capital                                                                         0            0
  Source (on cash basis):
    Sales                                                                                     0            0
    Refinancing                                                                               0            0
    Operations                                                                                0            0
    Other                                                                                     0            0
Amount remaining invested in program properties                                                          100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                                   FOR THE FINANCIAL STATEMENT
                                                                                      PERIOD ENDED MARCH 31,
                                                                                              2004
                                                                                           ----------
Gross Revenues                                                                                  3,814
Profit on sale of properties                                                                        0
Less:
  Losses from operating partnerships (1)                                                            0
  Operating Expenses (3)                                                                      (26,315)
  Interest Expense                                                                                  0
  Depreciation (2)                                                                                  0
Net Income--GAAP Basis                                                                        (22,501)
Taxable Income from operations (4)                                                                N/A
  gain on sale                                                                                      0
Cash generated from operations (6)                                                         (4,075,224)
Cash generated from sales                                                                           0
Cash generated from refinancing                                                                     0
Cash generated from operations, sales and refinancing                                      (4,075,224)
Less: Cash distributions to investors
  from operating cash flow                                                                          0
  from sales and refinancing                                                                        0
  from other                                                                                        0
Cash generated (deficiency) after cash distributions                                       (4,075,224)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                           0
Cash generated (deficiency) after cash distributions and
  special items                                                                            (4,075,224)


                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                                      2004
                                                                                         ------------
Federal Income Tax Results
  Federal Credit (5)                                                                           9
  State Credit                                                                                 0
  Ordinary Income (loss)                                                                     (33)
    from operations                                                                          (33)
    from recapture                                                                             0
  Capital gain (loss)                                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                          0
    Return of capital                                                                          0
  Source (on cash basis):
    Sales                                                                                      0
    Refinancing                                                                                0
    Operations                                                                                 0
    Other                                                                                      0
Amount remaining invested in program properties                                              100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)*



                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                                                      2004
                                                                                         ------------
Federal Income Tax Results
  Federal Credit (5)                                                                           0
  State Credit                                                                                 0
  Ordinary Income (loss)                                                                     (13)
    from operations                                                                          (13)
    from recapture                                                                             0
  Capital gain (loss)                                                                          0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                          0
    Return of capital                                                                          0
  Source (on cash basis):
    Sales                                                                                      0
    Refinancing                                                                                0
    Operations                                                                                 0
    Other                                                                                      0
Amount remaining invested in program properties                                              100%



* Series 48 had not commenced operations as of March 31, 2004, therefore it has no audited financial statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                       PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)*



                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                         2004
                                                            ------------
Federal Income Tax Results
  Federal Credit (5)                                               0
  State Credit                                                     0
  Ordinary Income (loss)                                           2
    from operations                                                2
    from recapture                                                 0
  Capital gain (loss)                                              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                              0
    Return of capital                                              0
  Source (on cash basis):
    Sales                                                          0
    Refinancing                                                    0
    Operations                                                     0
    Other                                                          0
Amount remaining invested in program properties                  100%



* Series 49 had not commenced operations as of March 31, 2004, therefore it has no audited financial statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                BOSTON CAPITAL CORPORATE TAX CREDIT FUND XV, A LP

                                                                    FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               2000           2001            2002          2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Gross Revenues                                      164        254,908        226,841        110,349         50,473
Profit on sale of properties                          0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                  0     (1,793,955)    (4,338,003)    (3,332,367)    (3,425,488)
  Operating Expenses (3)                       (112,719)    (1,408,005)      (449,343)      (398,039)      (386,970)
  Interest Expense                                    0              0              0              0              0
  Depreciation (2)                               (4,056)      (185,214)      (229,261)      (252,719)      (241,244)
Net Income--GAAP Basis                         (116,611)    (3,132,266)    (4,789,766)    (3,872,776)    (4,003,229)
Taxable Income
  from operations (4)                                 0     (2,542,980)    (5,270,561)    (5,900,138)    (6,451,233)
  gain on sale                                        0              0              0              0              0
Cash generated from operations (6)               49,967     (3,277,101)      (133,555)      (279,041)      (269,098)
Cash generated from sales                             0              0              0              0              0
Cash generated from refinancing                       0              0              0              0              0
Cash generated from operations,
  sales and refinancing                          49,967     (3,277,101)      (133,555)      (279,041)      (269,098)
Less: Cash distributions to investors
  from operating cash flow                            0              0              0              0              0
  from sales and refinancing                          0              0              0              0              0
  from other                                          0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                             49,967     (3,277,101)      (133,555)      (279,041)      (269,098)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                             0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and special
  items                                          49,967     (3,277,101)      (133,555)      (279,041)      (269,098)


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001            2002          2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                 24             73             93             93             91
  State Credit                                        0              0              0              0              0
  Ordinary Income (loss)                            (38)           (80)           (89)           (97)           (95)
    from operations                                 (38)           (80)           (89)           (97)           (95)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                 0              0              0              0              0
    Return of capital                                 0              0              0        920,000              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          96.75%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                THE CALIFORNIA CORORATE TAX CREDIT FUND IV, A LP

                                                                   FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               2000           2001            2002          2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Gross Revenues                                    5,212        714,840        525,756          6,399        143,341
Profit on sale of properties                          0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                             (1,955)      (197,952)    (1,114,318)    (1,043,720)      (915,245)
  Operating Expenses (3)                       (874,189)      (471,565)      (164,677)      (142,726)      (147,622)
  Interest Expense                                    0              0              0              0              0
  Depreciation (2)                               (4,199)       (50,386)       (50,385)       (50,386)       (50,386)
Net Income--GAAP Basis                         (875,131)        (5,063)      (803,624)    (1,230,433)      (969,912)
Taxable Income
  from operations (4)                                 0     (1,076,650)     3,045,958      2,932,807      2,760,519
  gain on sale                                        0              0              0              0              0
Cash generated from operations (6)           (1,472,091)      (133,442)        72,518        (17,376)       102,449
Cash generated from sales                             0              0              0              0              0
Cash generated from refinancing                       0              0              0              0              0
Cash generated from operations,
  sales and refinancing                      (1,472,091)      (133,442)        72,518        (17,376)       102,449
Less: Cash distributions to investors
  from operating cash flow                            0              0              0              0              0
  from sales and refinancing                          0              0              0              0              0
  from other                                          0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                         (1,472,091)      (133,442)        72,518        (17,376)       102,449
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                             0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                              (1,472,091)      (133,442)        72,518        (17,376)       102,449


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001            2002          2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                  1             58             83             83             83
  State Credit                                        1              1              1              0              0
  Ordinary Income (loss)                            (40)          (113)          (108)          (102)          (106)
    from operations                                 (40)          (113)          (108)          (102)          (106)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                 0              0              0              0              0
    Return of capital                           190,000        150,000              0              0              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          99.21%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                THE CALIFORNIA CORORATE TAX CREDIT FUND VI, A LP

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                              2001            2002          2003           2004
                                                          ------------   ------------   ------------   ------------
Gross Revenues                                                     949         57,429          2,323          1,949
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating partnerships (1)                        (4,857)       (63,653)      (256,117)      (307,969)
  Operating Expenses (3)                                       (49,257)      (227,899)       (58,081)       (59,741)
  Interest Expense                                                   0              0              0              0
  Depreciation (2)                                              (2,394)       (24,123)       (35,813)       (35,830)
Net Income--GAAP Basis                                         (55,559)      (258,246)      (347,688)      (401,591)
Taxable Income
  from operations (4)                                           (1,672)      (206,420)      (519,398)      (545,201)
  gain on sale                                                       0              0              0              0
Cash generated from operations (6)                              43,327       (391,070)       (41,439)            46
Cash generated from sales                                            0              0              0              0
Cash generated from refinancing                                      0              0              0              0
Cash generated from operations, sales
  and refinancing                                               43,327       (391,070)       (41,439)            46
Less: Cash distributions to investors
  from operating cash flow                                           0              0              0              0
  from sales and refinancing                                         0              0              0              0
  from other                                                         0              0              0              0
Cash generated (deficiency) after
  cash distributions                                            43,327       (391,070)       (41,439)            46
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                            0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                               43,327       (391,070)       (41,439)            46


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001           2002           2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                  0             35             84             82             82
  State Credit                                        0              0              0              0              0
  Ordinary Income (loss)                             (1)           (21)           (54)           (57)           (52)
    from operations                                  (1)           (21)           (54)           (57)           (52)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                 0              0              0              0              0
    Return of capital                                 0              0              0              0              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          99.40%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                    THE TEXAS CORORATE TAX CREDIT FUND, A LP

                                                                   FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               2000           2001            2002          2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Gross Revenues                                        0        446,639         37,289          5,283         72,875
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating
    partnerships (1)                               (319)      (325,538)    (1,459,489)    (1,272,326)    (1,068,124)
  Operating Expenses (3)                       (123,803)      (950,749)      (172,784)      (170,971)      (162,586)
  Interest Expense                                    0              0              0              0              0
  Depreciation (2)                                 (753)       (45,474)       (85,851)       (90,110)       (90,110)
Net Income--GAAP Basis                         (124,875)      (875,122)    (1,680,835)    (1,528,124)    (1,247,945)
Taxable Income
  from operations (4)                                 0       (900,263)    (3,779,740)    (3,875,724)    (3,187,272)
  gain on sale                                        0              0              0              0              0
Cash generated from operations (6)             (280,708)      (327,117)      (945,052)      (153,265)       (48,865)
Cash generated from sales                             0              0              0              0              0
Cash generated from refinancing                       0              0              0              0              0
Cash generated from operations,
  sales and refinancing                        (280,708)      (327,117)      (945,052)      (153,265)       (48,865)
Less: Cash distributions to investors
  from operating cash flow                            0              0              0              0              0
  from sales and refinancing                          0              0              0              0              0
  from other                                          0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                           (280,708)      (327,117)      (945,052)      (153,265)       (48,865)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                             0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                                (280,708)      (327,117)      (945,052)      (153,265)       (48,865)


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001           2002           2003          2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                  0             57             84             86             86
  State Credit                                        0              0              0              0              0
  Ordinary Income (loss)                            (30)          (126)          (130)          (107)          (106)
    from operations                                 (30)          (126)          (130)          (107)          (106)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                 0              0              0              0              0
    Return of capital                                 0              0              0              0              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          99.48%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                   THE GEORGIA CORORATE TAX CREDIT FUND, A LP

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                              2001           2002           2003           2004
                                                          ------------   ------------   ------------   ------------
Gross Revenues                                                  24,180        152,434         52,703         32,022
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating partnerships (1)                       (77,768)    (1,644,209)    (1,482,141)      (945,917)
  Operating Expenses (3)                                      (813,177)      (214,768)      (225,920)      (148,181)
  Interest Expense                                                   0              0              0              0
  Depreciation (2)                                             (35,974)       (96,149)      (115,438)      (126,242)
Net Income--GAAP Basis                                        (902,739)    (1,802,692)    (1,770,796)    (1,188,318)
Taxable Income
  from operations (4)                                         (920,404)    (4,106,056)    (5,301,064)    (4,390,696)
  gain on sale                                                       0              0              0              0
Cash generated from operations (6)                          (1,551,499)       (55,734)       (25,284)        56,694
Cash generated from sales                                            0              0              0              0
Cash generated from refinancing                                      0              0              0              0
Cash generated from operations, sales
  and refinancing                                           (1,551,499)       (55,734)       (25,284)        56,694
Less: Cash distributions to investors
  from operating cash flow                                           0              0              0              0
  from sales and refinancing                                         0              0              0              0
  from other                                                         0              0              0              0
Cash generated (deficiency) after
  cash distributions                                        (1,551,499)       (55,734)       (25,284)        56,694
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                            0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                           (1,551,499)       (55,734)       (25,284)        56,694


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001           2002           2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                  0             11             50             57             57
  State Credit                                        0              1             65             87             87
  Ordinary Income (loss)                            (30)          (117)          (151)          (125)          (119)
    from operations                                 (30)          (117)          (151)          (125)          (119)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                                                          0
    Investment income                                 0              0              0              0              0
    Return of capital                                 0              0        241,732        800,000              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          96.23%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2000

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2000

                                                                   FOR THE FINANCIAL STATEMENT
                                                                       PERIOD ENDED MARCH 31,
                                               2000           2001           2002           2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Gross Revenues                                       40         25,202        129,837         92,643         86,311
Profit on sale of properties                          0              0              0              0              0
Less:
  Losses from operating
    partnerships (1)                                  0       (126,312)      (951,964)    (4,911,624)    (4,882,837)
  Operating Expenses (3)                        (45,238)      (543,787)      (792,466)    (1,075,289)    (1,055,379)
  Interest Expense                                    0              0              0              0              0
  Depreciation (2)                               (1,415)       (61,725)      (238,610)      (344,858)      (429,148)
Net Income--GAAP Basis                          (46,613)      (706,622)    (1,853,203)    (6,239,128)    (6,281,053)
Taxable Income
  from operations (4)                                 0       (331,429)    (1,653,483)    (3,280,965)    (7,963,564)
  gain on sale                                        0              0              0              0              0
Cash generated from operations (6)             (145,733)    (1,456,099)    (1,622,442)    (4,543,292)      (127,225)
Cash generated from sales                             0              0              0              0              0
Cash generated from refinancing                       0              0              0              0              0
Cash generated from operations,
  sales and refinancing                        (145,733)    (1,456,099)    (1,622,442)    (4,543,292)      (127,225)
Less: Cash distributions to investors
  from operating cash flow                            0              0              0              0              0
  from sales and refinancing                          0              0              0              0              0
  from other                                          0              0              0              0              0
Cash generated (deficiency) after
  cash distributions                           (145,733)    (1,456,099)    (1,622,442)    (4,543,292)      (127,225)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                             0              0              0              0              0
Cash generated (deficiency) after
  cash distributions and
  special items                                (145,733)    (1,456,099)    (1,622,442)    (4,543,292)      (127,225)


TAX & DISTRIBUTION DATA                                       FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                        2000           2001           2002           2003           2004
                                           ------------   ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                  2             24             81            131             83
  State Credit                                        0              0             20             10             10
  Ordinary Income (loss)                            (10)           (27)           (58)           (55)           (52)
    from operations                                 (10)           (27)           (58)           (55)           (52)
    from recapture                                    0              0              0              0              0
  Capital gain (loss)                                 0              0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                 0              0              0              0              0
    Return of capital                                 0              0              0        118,489              0
  Source (on cash basis):
    Sales                                             0              0              0              0              0
    Refinancing                                       0              0              0              0              0
    Operations                                        0              0              0              0              0
    Other                                             0              0              0              0              0
Amount remaining invested in
  program properties                                                                                          99.48%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                              2001            2002          2003           2004
                                                          ------------   ------------   ------------   ------------
Gross Revenues                                                       0        150,951        380,080         72,942
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating partnerships (1)                             0       (488,361)    (3,762,301)    (3,232,759)
  Operating Expenses (3)                                      (138,744)    (1,224,698)      (438,638)      (449,838)
  Interest Expense                                                   0              0              0              0
  Depreciation (2)                                              (3,329)      (162,640)      (202,215)      (204,546)
Net Income--GAAP Basis                                        (142,073)    (1,724,748)    (4,023,074)    (3,814,201)
Taxable Income
  from operations (4)                                                0     (1,476,867)    (5,886,972)    (6,924,141)
  gain on sale                                                       0              0              0              0
Cash generated from operations (6)                            (518,583)    (2,329,774)       599,378       (498,750)
Cash generated from sales                                            0              0              0              0
Cash generated from refinancing                                      0              0              0              0
Cash generated from operations, sales
  and refinancing                                             (518,583)    (2,329,774)       599,378       (498,750)
Less: Cash distributions to investors
  from operating cash flow                                           0              0              0              0
  from sales and refinancing                                         0              0              0              0
  from other                                                         0              0              0              0
Cash generated (deficiency) after
  cash distributions                                          (518,583)    (2,329,774)       599,378       (498,750)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                            0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                             (518,583)    (2,329,774)       599,378       (498,750)


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002           2003          2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                 8             47             83             89
  State Credit                                                       0              0              0              0
  Ordinary Income (loss)                                           (23)           (91)          (106)           (93)
    from operations                                                (23)           (91)          (106)           (93)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                0              0              0              0
    Return of capital                                                0        147,151              0        123,455
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in
  program properties                                                                                          98.78%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                             2002          2003            2004
                                                                         ------------   ------------   ------------
Gross Revenues                                                                  6,835        188,818         91,719
Profit on sale of properties                                                        0              0              0
Less:
  Losses from operating partnerships (1)                                      (64,176)    (1,885,256)    (3,441,219)
  Operating Expenses (3)                                                     (450,876)      (689,019)      (336,865)
  Interest Expense                                                                  0              0              0
  Depreciation (2)                                                            (27,110)      (169,500)      (167,120)
Net Income--GAAP Basis                                                       (535,327)    (2,554,957)    (3,853,485)
Taxable Income
  from operations (4)                                                         (99,027)    (3,763,282)    (4,841,234)
  gain on sale                                                                      0              0              0
Cash generated from operations (6)                                         (1,416,294)    (1,136,789)      (209,145)
Cash generated from sales                                                           0              0              0
Cash generated from refinancing                                                     0              0              0
Cash generated from operations,
  sales and refinancing                                                    (1,416,294)    (1,136,789)      (209,145)
Less: Cash distributions to investors
  from operating cash flow                                                          0              0              0
  from sales and refinancing                                                        0              0              0
  from other                                                                        0              0              0
Cash generated (deficiency) after
  cash distributions                                                       (1,416,294)    (1,136,789)      (209,145)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                                           0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                          (1,416,294)    (1,136,789)      (209,145)


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002          2003            2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                 1             13             69             89
  State Credit                                                       0              0              0              0
  Ordinary Income (loss)                                           (16)           (72)           (93)          (104)
    from operations                                                (16)           (72)           (93)          (104)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                0              0              0              0
    Return of capital                                                0              0        150,000              0
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in program properties                                                               98.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                              2001           2002           2003           2004
                                                          ------------   ------------   ------------   ------------
Gross Revenues                                                       0         69,655         65,142            957
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating partnerships (1)                             0       (915,470)      (922,292)      (810,080)
  Operating Expenses (3)                                       (13,046)      (127,188)       (93,715)      (102,981)
  Interest Expense                                                   0              0              0              0
  Depreciation (2)                                                (784)       (14,088)       (20,452)       (20,452)
Net Income--GAAP Basis                                         (13,830)      (987,091)      (971,317)      (932,556)
Taxable Income
  from operations (4)                                                0       (498,834)    (1,442,326)      (878,385)
  gain on sale                                                       0              0              0              0
Cash generated from operations (6)                             (65,414)       (79,160)        (7,416)       (55,727)
Cash generated from sales                                            0              0              0              0
Cash generated from refinancing                                      0              0              0              0
Cash generated from operations, sales
  and refinancing                                              (65,414)       (79,160)        (7,416)       (55,727)
Less: Cash distributions to investors
  from operating cash flow                                           0              0              0              0
  from sales and refinancing                                         0              0              0              0
  from other                                                         0              0              0              0
Cash generated (deficiency) after
  cash distributions                                           (65,414)       (79,160)        (7,416)       (55,727)
Less: Special items (not including
  sales and refinancing)
  (identify and quantify)                                            0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                              (65,414)       (79,160)        (7,416)       (55,727)


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002           2003           2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                26             64             66             66
  State Credit                                                      69             81             75              5
  Ordinary Income (loss)                                           (27)           (79)           (48)           (50)
    from operations                                                (27)           (79)           (48)           (50)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                                                          0
    Investment income                                                0              0              0              0
    Return of capital                                                0        268,284              0              0
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in
  program properties                                                                                          98.60%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                              2002          2003           2004
                                                                         ------------   ------------   ------------
Gross Revenues                                                                  1,167          5,780          9,648
Profit on sale of properties                                                        0              0              0
Less:
  Losses from operating partnerships (1)                                            0     (1,233,869)    (3,146,168)
  Operating Expenses (3)                                                     (122,105)      (578,368)      (173,580)
  Interest Expense                                                                  0              0              0
  Depreciation (2)                                                             (9,784)       (72,161)      (101,047)
Net Income--GAAP Basis                                                       (130,722)    (1,878,618)    (3,411,147)
Taxable Income
  from operations (4)                                                         (15,786)    (1,359,982)    (3,264,693)
  gain on sale                                                                      0              0              0
Cash generated from operations (6)                                           (161,016)    (1,209,307)      (172,155)
Cash generated from sales                                                           0              0              0
Cash generated from refinancing                                                     0              0              0
Cash generated from operations, sales
  and refinancing                                                            (161,016)    (1,209,307)      (172,155)
Less: Cash distributions to investors
  from operating cash flow                                                          0              0              0
  from sales and refinancing                                                        0              0              0
  from other                                                                        0              0              0
Cash generated (deficiency) after cash distributions                         (161,016)    (1,209,307)      (172,155)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                                          0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (161,016)    (1,209,307)      (172,155)


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002           2003          2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                 0              2             38             49
  State Credit                                                       0             18             67             94
  Ordinary Income (loss)                                            (3)           (50)          (119)           (74)
    from operations                                                 (3)           (50)          (119)           (74)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                                                          0
    Investment income                                                0              0              0              0
    Return of capital                                                0        228,237              0              0
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in
  program properties                                                                                          98.73%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                     CORPORATE OFFERINGS CLOSED DURING 2001

           BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                                                 FOR THE FINANCIAL STATEMENT
                                                                                     PERIOD ENDED MARCH 31,
                                                                              2002          2003           2004
                                                                         ------------   ------------   ------------
Gross Revenues                                                                  4,260         57,622          5,578
Profit on sale of properties                                                        0              0              0
Less:
  Losses from operating partnerships (1)                                      (22,157)    (1,694,104)      (940,252)
  Operating Expenses (3)                                                     (227,874)       (73,508)       (71,497)
  Interest Expense                                                                  0              0              0
  Depreciation (2)                                                            (30,767)       (43,969)       (43,002)
Net Income--GAAP Basis                                                       (276,538)    (1,753,959)    (1,049,173)
Taxable Income
  from operations (4)                                                         (73,832)    (1,744,113)    (1,503,979)
  gain on sale                                                                      0              0              0
Cash generated from operations (6)                                           (863,771)       (30,451)       310,624
Cash generated from sales                                                           0              0              0
Cash generated from refinancing                                                     0              0              0
Cash generated from operations, sales
  and refinancing                                                            (863,771)       (30,451)       310,624
Less: Cash distributions to investors
  from operating cash flow                                                          0              0              0
  from sales and refinancing                                                        0              0              0
  from other                                                                        0              0              0
Cash generated (deficiency) after
  cash distributions                                                         (863,771)       (30,451)       310,624
Less: Special items (not including sales
  and refinancing) (identify and quantify)                                          0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (863,771)       (30,451)       310,624


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002           2003          2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                 0             50             90             90
  State Credit                                                       0              0              0              0
  Ordinary Income (loss)                                            (5)          (139)          (120)          (111)
    from operations                                                 (5)          (139)          (120)          (111)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)                                                                                          0
    Investment income                                                0              0              0              0
    Return of capital                                                0         35,678              0         85,118
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in
  program properties                                                                                          98.72%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2001

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                                           FOR THE FINANCIAL STATEMENT
                                                                              PERIOD ENDED MARCH 31,
                                                              2001            2002          2003           2004
                                                          ------------   ------------   ------------   ------------
Gross Revenues                                                     565         49,231         75,629         71,614
Profit on sale of properties                                         0              0              0              0
Less:
  Losses from operating partnerships (1)                             0        (49,647)      (646,592)    (1,022,687)
  Operating Expenses (3)                                      (160,709)       (99,719)      (340,885)      (172,157)
  Interest Expense                                                   0              0              0              0
  Depreciation (2)                                              (2,730)       (35,533)       (65,135)       (71,690)
Net Income--GAAP Basis                                        (162,874)      (135,668)      (976,983)    (1,194,920)
Taxable Income
  from operations (4)                                         (414,305)       (46,332)    (1,634,174)    (2,152,171)
  gain on sale                                                       0              0              0              0
Cash generated from operations (6)                            (351,600)      (138,393)      (523,623)       (23,088)
Cash generated from sales                                            0              0              0              0
Cash generated from refinancing                                      0              0              0              0
Cash generated from operations, sales
  and refinancing                                             (351,600)      (138,393)      (523,623)       (23,088)
Less: Cash distributions to investors
  from operating cash flow                                           0              0              0              0
  from sales and refinancing                                         0              0              0              0
  from other                                                         0              0              0              0
Cash generated (deficiency) after
  cash distributions                                          (351,600)      (138,393)      (523,623)       (23,088)
Less: Special items (not including sales
  and refinancing) (identify and quantify)                           0              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                             (351,600)      (138,393)      (523,623)       (23,088)


TAX & DISTRIBUTION DATA                                              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                       2001           2002           2003          2004
                                                          ------------   ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                12             75             55             84
  State Credit                                                       0              0              0              0
  Ordinary Income (loss)                                           (32)           (71)           (99)           (81)
    from operations                                                (32)           (71)           (99)           (81)
    from recapture                                                   0              0              0              0
  Capital gain (loss)                                                0              0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                0              0              0              0
    Return of capital                                                0              0              0        122,462
  Source (on cash basis):
    Sales                                                            0              0              0              0
    Refinancing                                                      0              0              0              0
    Operations                                                       0              0              0              0
    Other                                                            0              0              0              0
Amount remaining invested in
  program properties                                                                                          99.09%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2002

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                                                                             FOR THE FINANCIAL
                                                                                             STATEMENT PERIOD
                                                                                              ENDED MARCH 31,
                                                                                            2003           2004
                                                                                        ------------   ------------
Gross Revenues                                                                               120,918        610,441
Profit on sale of properties                                                                       0              0
Less:
  Losses from operating partnerships (1)                                                    (380,830)    (4,603,196)
  Operating Expenses (3)                                                                  (1,009,290)    (1,757,155)
  Interest Expense                                                                                 0              0
  Depreciation (2)                                                                           (81,089)      (407,636)
Net Income--GAAP Basis                                                                    (1,350,291)    (6,157,546)
Taxable Income
  from operations (4)                                                                       (631,738)    (7,458,357)
  gain on sale                                                                                     0              0
Cash generated from operations (6)                                                          (288,330)    (4,960,169)
Cash generated from sales                                                                          0              0
Cash generated from refinancing                                                                    0              0
Cash generated from operations, sales and refinancing                                       (288,330)    (4,960,169)
Less: Cash distributions to investors
  from operating cash flow                                                                         0              0
  from sales and refinancing                                                                       0              0
  from other                                                                                       0              0
Cash generated (deficiency) after cash distributions                                        (288,330)    (4,960,169)
Less: Special items (not including sales and refinancing)
  (identify and quantify)                                                                          0              0
Cash generated (deficiency) after cash distributions and special items                      (288,330)    (4,960,169)


TAX & DISTRIBUTION DATA                                                    FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2002           2003          2004
                                                                         ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                1             44             75
  State Credit                                                                      0              0              0
  Ordinary Income (loss)                                                           (7)           (59)           (83)
    from operations                                                                (7)           (59)           (83)
    from recapture                                                                  0              0              0
  Capital gain (loss)                                                               0              0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                               0              0              0
    Return of capital                                                               0        372,964        148,770
  Source (on cash basis):
    Sales                                                                           0              0              0
    Refinancing                                                                     0              0              0
    Operations                                                                      0              0              0
    Other                                                                           0              0              0
Amount remaining invested in program properties                                                               97.56%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2002

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                                                     FOR THE FINANCIAL
                                                                              STATEMENT PERIOD ENDED MARCH 31,
                                                                              2002          2003           2004
                                                                         ------------   ------------   ------------
Gross Revenues                                                                    127         13,989         20,902
Profit on sale of properties                                                        0              0              0
Less:
  Losses from operating partnerships (1)                                            0     (1,060,922)    (4,181,654)
  Operating Expenses (3)                                                      (43,466)    (1,007,254)      (752,897)
  Interest Expense                                                                  0              0              0
  Depreciation (2)                                                             (3,169)      (105,278)      (178,314)
Net Income--GAAP Basis                                                        (46,508)    (2,159,465)    (5,091,963)
Taxable Income
  from operations (4)                                                               0     (1,296,288)    (4,880,886)
  gain on sale                                                                      0              0              0
Cash generated from operations (6)
Cash generated from sales                                                           0              0              0
Cash generated from refinancing                                                     0              0              0
Cash generated from operations, sales and refinancing                        (208,978)    (2,036,776)      (811,618)
Less: Cash distributions to investors
  from operating cash flow                                                          0              0              0
  from sales and refinancing                                                        0              0              0
  from other                                                                        0              0              0
Cash generated (deficiency) after cash distributions                         (208,978)    (2,036,776)      (811,618)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                              0              0              0
Cash generated (deficiency) after cash
  distributions and special items                                            (208,978)    (2,036,776)      (811,618)


                                                                                       FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA                                                                ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                                                      2002           2003           2004
                                                                         ------------   ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                               10             39             60
  State Credit                                                                      0              0              4
  Ordinary Income (loss)                                                          (27)           (56)           (71)
    from operations                                                               (27)           (56)           (71)
    from recapture                                                                  0              0              0
  Capital gain (loss)                                                               0              0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                               0              0              0
    Return of capital                                                               0        144,302         98,338
  Source (on cash basis):
    Sales                                                                           0              0              0
    Refinancing                                                                     0              0              0
    Operations                                                                      0              0              0
    Other                                                                           0              0              0
Amount remaining invested in
  program properties                                                                                          99.81%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                                                              FOR THE FINANCIAL
                                                                               STATEMENT PERIOD
                                                                                ENDED MARCH 31,
                                                                                     2004
                                                                                 -------------
Gross Revenues
Profit on sale of properties                                                              6,484
Less:
  Losses from operating partnerships (1)                                                (24,658)
  Operating Expenses (3)                                                             (1,906,760)
  Interest Expense                                                                            0
  Depreciation (2)                                                                     (124,350)
Net Income--GAAP Basis                                                               (2,049,284)
Taxable Income from operations (4)                                                     (539,612)
  gain on sale                                                                                0
Cash generated from operations (6)                                                   (4,017,260)
Cash generated from sales                                                                     0
Cash generated from refinancing                                                               0
Cash generated from operations, sales
and refinancing                                                                      (4,017,260)
Less: Cash distributions to investors
  from operating cash flow                                                                    0
  from sales and refinancing                                                                  0
  from other                                                                                  0
Cash generated (deficiency) after cash distributions                                 (4,017,260)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                    (4,017,260)


                                                                      FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                                 2003           2004
                                                                    ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                           1             19
  State Credit                                                                 0              0
  Ordinary Income (loss)                                                      (6)           (78)
    from operations                                                           (6)           (78)
    from recapture                                                             0              0
  Capital gain (loss)                                                          0              0
Cash Distributions to investors:
  Source (on GAAP basis):
    Investment income                                                          0              0
    Return of capital                                                          0              0
  Source (on cash basis):
    Sales                                                                      0              0
    Refinancing                                                                0              0
    Operations                                                                 0              0
    Other                                                                      0              0
Amount remaining invested in
  program properties                                                                      99.87%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2003

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                                                       FOR THE FINANCIAL
                                                                                        STATEMENT PERIOD
                                                                                         ENDED MARCH 31,
                                                                                      2003           2004
                                                                                  ------------   ------------
Gross Revenues                                                                           1,536         94,859
Profit on sale of properties                                                                 0              0
Less:
  Losses from operating partnerships (1)                                                     0       (297,903)
  Operating Expenses (3)                                                               (76,606)      (523,877)
  Interest Expense                                                                           0       (319,567)
  Depreciation (2)                                                                      (4,552)      (104,362)
Net Income--GAAP Basis                                                                 (79,622)    (1,150,850)
Taxable Income
  from operations (4)                                                                        0       (867,081)
  gain on sale                                                                               0              0
Cash generated from operations (6)                                                    (423,269)    (1,066,403)
Cash generated from sales                                                                    0              0
Cash generated from refinancing                                                              0              0
Cash generated from operations, sales and refinancing                                 (423,269)    (1,066,403)
Less: Cash distributions to investors
  from operating cash flow                                                                   0              0
  from sales and refinancing                                                                 0              0
  from other                                                                                 0              0
Cash generated (deficiency) after cash distributions                                  (423,269)    (1,066,403)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                       0              0
Cash generated (deficiency) after cash
  distributions and special items                                                     (423,269)    (1,066,403)


                                                                                   FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                                                   DECEMBER 31,
PER $1,000 INVESTED (7)                                                              2003           2004
                                                                                  ------------   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                         2             27
  State Credit                                                                               2             51
Ordinary Income (loss)                                                                     (14)           (46)
    from operations                                                                        (14)           (46)
    from recapture                                                                           0              0
Capital gain (loss)                                                                          0              0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                        0              0
    Return of capital                                                                        0              0
  Source (on cash basis):
    Sales                                                                                    0              0
    Refinancing                                                                              0              0
    Operations                                                                               0              0
    Other                                                                                    0              0
Amount remaining invested in
  program properties                                                                                    99.89%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS


                       FROM OPENING THROUGH MARCH 31, 2004


                     CORPORATE OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                                                              FOR THE FINANCIAL
                                                                               STATEMENT PERIOD
                                                                                ENDED MARCH 31,
                                                                                     2004
                                                                                 ------------
Gross Revenues
Profit on sale of properties                                                                739
Less:
  Losses from operating partnerships (1)                                                      0
  Operating Expenses (3)                                                               (337,179)
  Interest Expense                                                                            0
  Depreciation (2)                                                                       (8,725)
Net Income--GAAP Basis                                                                 (345,165)
Taxable Income from operations (4)                                                            0
  gain on sale                                                                                0
Cash generated from operations (6)                                                   (1,174,157)
Cash generated from sales                                                                     0
Cash generated from refinancing                                                               0
Cash generated from operations, sales and refinancing                                (1,174,157)
Less: Cash distributions to investors
  from operating cash flow                                                                    0
  from sales and refinancing                                                                  0
  from other                                                                                  0
Cash generated (deficiency) after cash distributions                                 (1,174,157)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                        0
Cash generated (deficiency) after cash
  distributions and special items                                                    (1,174,157)


                                                                                   FOR THE TAX
                                                                                   PERIOD ENDED
TAX & DISTRIBUTION DATA                                                            DECEMBER 31,
PER $1,000 INVESTED (7)                                                                2004
                                                                                   ------------
Federal Income Tax Results
  Federal Credit (5)                                                                          8
  State Credit                                                                                0
  Ordinary Income (loss)                                                                    (61)
    from operations                                                                         (61)
    from recapture                                                                            0
  Capital gain (loss)                                                                         0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                         0
    Return of capital                                                                         0
  Source (on cash basis):
    Sales                                                                                     0
    Refinancing                                                                               0
    Operations                                                                                0
    Other                                                                                     0
Amount remaining invested in program properties                                          100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                                         FOR THE FINANCIAL
                                                         STATEMENT PERIOD
                                                          ENDED MARCH 31,
                                                               2004
                                                           ------------
Gross Revenues
Profit on sale of properties                                         7,995
Less:
  Losses from operating partnerships (1)                                 0
  Operating Expenses (3)                                          (591,957)
  Interest Expense                                                       0
  Depreciation (2)                                                 (14,784)
Net Income--GAAP Basis                                            (598,746)
Taxable Income from operations (4)                                       0
  gain on sale                                                           0
Cash generated from operations (6)                              (2,091,942)
Cash generated from sales                                                0
Cash generated from refinancing                                          0
Cash generated from operations, sales and refinancing           (2,091,942)
Less: Cash distributions to investors
  from operating cash flow                                               0
  from sales and refinancing                                             0
  from other                                                             0
Cash generated (deficiency) after cash distributions            (2,091,942)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                   0
Cash generated (deficiency) after cash
  distributions and special items                               (2,091,942)


                                                            FOR THE TAX
                                                           PERIOD ENDED
TAX & DISTRIBUTION DATA                                    DECEMBER 31,
PER $1,000 INVESTED (7)                                        2004
                                                           ------------
Federal Income Tax Results
  Federal Credit (5)                                                  7
  State Credit                                                        0
  Ordinary Income (loss)                                            (30)
    from operations                                                 (30)
    from recapture                                                    0
  Capital gain (loss)                                                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                 0
    Return of capital                                                 0
  Source (on cash basis):
    Sales                                                             0
    Refinancing                                                       0
    Operations                                                        0
    Other                                                             0
Amount remaining invested in program properties                  100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP



                                                            FOR THE TAX
                                                           PERIOD ENDED
PER $1,000 INVESTED (7)                                     DECEMBER 31,
TAX & DISTRIBUTION DATA                                        2004
                                                           -------------
Federal Income Tax Results
  Federal Credit (5)                                                   4
  State Credit                                                         0
  Ordinary Income (loss)                                              (5)
    from operations                                                   (5)
    from recapture                                                     0
  Capital gain (loss)                                                  0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                  0
    Return of capital                                                  0
  Source (on cash basis):
    Sales                                                              0
    Refinancing                                                        0
    Operations                                                         0
    Other                                                              0
Amount remaining invested in program properties                   100.00%



Boston Capital Corporate Tax Credit Fund XXI had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                     CASH GENERATED (DEFICIENCY) AFTER CASH

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP



                                                                               FOR THE TAX
                                                                               PERIOD ENDED
TAX & DISTRIBUTION DATA                                                        DECEMBER 31,
PER $1,000 INVESTED (7)                                                            2004
                                                                               ------------
Federal Income Tax Results
  Federal Credit (5)                                                                  0
  State Credit                                                                        0
  Ordinary Income (loss)                                                             (1)
    from operations                                                                  (1)
    from recapture                                                                    0
  Capital gain (loss)                                                                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                 0
    Return of capital                                                                 0
  Source (on cash basis):
    Sales                                                                             0
    Refinancing                                                                       0
    Operations                                                                        0
    Other                                                                             0
Amount remaining invested in program properties                                  100.00%



Boston Capital Corporate Tax Credit Fund XXII had not commenced operations as of March 31, 2004, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2004

                     CORPORATE OFFERINGS CLOSED DURING 2004

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                                            FOR THE FINANCIAL
                                                                             STATEMENT PERIOD
                                                                             ENDED MARCH 31,
                                                                                   2004
                                                                              -------------
Gross Revenues                                                                        460
Profit on sale of properties                                                            0
Less:
  Losses from operating partnerships (1)                                                0
  Operating Expenses (3)                                                         (128,291)
  Interest Expense                                                                      0
  Depreciation (2)                                                                 (4,937)
Net Income--GAAP Basis                                                           (132,768)
Taxable Income from operations (4)                                                      0
  gain on sale                                                                          0
Cash generated from operations (6)                                               (126,026)
Cash generated from sales                                                               0
Cash generated from refinancing                                                         0
Cash generated from operations, sales and refinancing                            (126,026)
Less: Cash distributions to investors
  from operating cash flow                                                              0
  from sales and refinancing                                                            0
  from other                                                                            0
Cash generated (deficiency) after cash distributions                             (126,026)
Less: Special items (not including sales and
  refinancing) (identify and quantify)                                                  0
Cash generated (deficiency) after cash
  distributions and special items                                                (126,026)


                                                                               FOR THE TAX
                                                                               PERIOD ENDED
TAX & DISTRIBUTION DATA                                                        DECEMBER 31,
PER $1,000 INVESTED (7)                                                            2004
                                                                               ------------
Federal Income Tax Results
  Federal Credit (5)                                                                  0
  State Credit                                                                        8
  Ordinary Income (loss)                                                            (13)
    from operations                                                                 (13)
    from recapture                                                                    0
  Capital gain (loss)                                                                 0
Cash Distributions to investors:
  Source (on GAAP basis)
    Investment income                                                                 0
    Return of capital                                                                 0
  Source (on cash basis):
    Sales                                                                             0
    Refinancing                                                                       0
    Operations                                                                        0
    Other                                                                             0
Amount remaining invested in program properties                                  100.00%

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.


Note 8: The information provided in the tables labeled "Tax & Distribution Data per $1,000 invested on a Tax Basis" is through the period December 31, 2004.

                                   TABLE III-A


Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2004, of the five public partnerships and 49 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.


PUBLIC PARTNERSHIPS


                                          FINAL
                         EQUITY          CLOSING
      PROGRAM            RAISED            DATE       1988     1989     1990(1)  1991   1992   1993    1994    1995   1996   1997
-------------------  ---------------  -------------  ------  --------  -------- ------ ------ ------  ------  ------ ------ ------
BCTC 1                   12,999,000    Dec. 1988      1.00     10.96     21.81   14.02  14.01  14.05   14.01   14.01  14.01  14.02
BCTC 2 (CA)(2)            8,303,000    Apr. 1989                4.15     24.78   29.17  26.75  16.91   10.96   10.43  10.12  10.12
BCTC 3                   28,822,000     May 1989               11.99     18.46   12.72  12.66  12.80   12.80   12.73  12.73  12.72
BCTC 4                   29,788,160    Jun. 1989                7.74     17.16   13.58  12.32  12.57   12.24   12.24  12.25  12.26
BCTC 5 (CA)(2)            4,899,000    Jul. 1989                7.03     24.18   24.93  21.29  15.02   11.01   10.59  10.30  10.30
BCTC 6                   12,935,780   Sept. 1989                2.91     15.21   14.56  13.15  12.99   12.91   12.90  13.47  12.71
BCTC II 7                10,361,000    Dec. 1989                6.16     11.70   16.93  11.78  11.96   12.04   12.04  12.04  12.04
BCTC II 9                41,574,018     May 1990                          9.30   11.34  11.68  12.39   13.30   13.56  13.67  13.67
BCTC II 10               24,288,998    Aug. 1990                          3.10   10.24  11.85  13.97   14.47   14.62  14.60  14.60
BCTC II 11               24,735,003    Dec. 1990                          4.50    7.78  12.13  12.67   13.16   13.20  13.20  13.20
BCTC II 12               29,710,003     May 1991                                  4.70  10.91  11.98   14.12   14.61  14.58  14.62
BCTC II 14               55,728,996    Dec. 1991                                  3.80   8.79  12.32   13.83   14.23  14.33  14.35
BCTC III 15              38,705,000    Jun. 1992                                         3.10   9.07   13.22   14.29  14.65  14.69
BCTC III 16              54,293,000    Dec. 1992                                         1.40   4.36    8.56   13.75  14.05  14.00
BCTC III 17              50,000,000     May 1993                                                3.14    8.21   13.42  13.97  13.97
BCTC III 18              36,162,000    Oct. 1993                                                0.07    7.18   12.67  13.31  13.34
BCTC III 19              40,800,000    Dec. 1993                                                0.00    1.82   10.10  12.45  13.28
BCTC IV 20               38,667,000    Jun. 1994                                                        2.10    8.29  13.24  13.30
BCTC IV 21               18,927,000   Sept. 1994                                                        0.00    3.43   9.07  11.34
BCTC IV 22               25,644,000    Dec. 1994                                                        0.00    4.59  10.28  11.95
BCTC IV 23               33,366,000    Jun. 1995                                                                2.50   8.97  12.88
BCTC IV 24               21,697,000   Sept. 1995                                                                1.36   5.03  11.21
BCTC IV 25               30,248,000    Dec. 1995                                                                0.00   1.34  10.77
BCTC IV 26               39,959,000    Jun. 1996                                                                       2.10   5.90
BCTC IV 27               24,607,000   Sept. 1996                                                                       0.74   2.01
BCTC IV 28               39,999,000    Jan. 1997                                                                       0.00   0.66

                                          FINAL
                         EQUITY          CLOSING
      PROGRAM            RAISED            DATE       1998     1999      2000     2001     2002     2003
-------------------  ---------------  -------------  ------   -------   ------   ------   ------   ------
BCTC 1                   12,999,000    Dec. 1988      11.94     1.10     -1.45    0.00     0.00     0.00
BCTC 2 (CA)(2)            8,303,000    Apr. 1989      10.12     9.58      3.56    0.92     0.56     0.56
BCTC 3                   28,822,000     May 1989      12.37     5.97      0.52    0.44     0.44     0.44
BCTC 4                   29,788,160    Jun. 1989      12.26     9.50      0.44    0.00     0.00     0.00
BCTC 5 (CA)(2)            4,899,000    Jul. 1989       9.98     9.53      1.85    .083     0.06     0.48
BCTC 6                   12,935,780   Sept. 1989      12.72    11.33      2.84    0.25     0.16     0.15
BCTC II 7                10,361,000    Dec. 1989      12.04     7.08      5.07    2.97     0.42     0.18
BCTC II 9                41,574,018     May 1990      13.56    12.63      8.06    2.69     2.26     1.54
BCTC II 10               24,288,998    Aug. 1990      14.43    13.06     11.39    3.96     2.05     0.39
BCTC II 11               24,735,003    Dec. 1990      13.15    13.11     12.39    6.33     1.01     0.58
BCTC II 12               29,710,003     May 1991      14.59    14.56     14.52    9.57     3.56     2.80
BCTC II 14               55,728,996    Dec. 1991      14.18    14.14     13.94   12.55     4.83     1.71
BCTC III 15              38,705,000    Jun. 1992      14.66    14.56     14.54   14.54    11.43     5.52
BCTC III 16              54,293,000    Dec. 1992      14.00    14.00     14.00   13.99    13.97    11.38
BCTC III 17              50,000,000     May 1993      13.97    13.97     13.61   13.49    13.46    12.72
BCTC III 18              36,162,000    Oct. 1993      13.34    13.32     13.34   13.34    13.35    13.26
BCTC III 19              40,800,000    Dec. 1993      13.33    13.33     13.33   13.33    13.33    13.33
BCTC IV 20               38,667,000    Jun. 1994      13.32    13.32     13.32   13.32    13.32    12.15
BCTC IV 21               18,927,000   Sept. 1994      11.90    12.03     12.09   12.06    12.05    12.06
BCTC IV 22               25,644,000    Dec. 1994      12.54    12.65     12.63   12.63    12.48    12.59
BCTC IV 23               33,366,000    Jun. 1995      13.10    13.10     13.10   13.10    13.10    13.10
BCTC IV 24               21,697,000   Sept. 1995      12.75    12.76     12.72   12.75    12.76    11.81
BCTC IV 25               30,248,000    Dec. 1995      12.52    12.28     12.52   12.37    12.37    12.37
BCTC IV 26               39,959,000    Jun. 1996      10.04    11.34     11.83   11.82    11.82    11.80
BCTC IV 27               24,607,000   Sept. 1996       6.85     9.82     11.29   11.40    11.40    11.40
BCTC IV 28               39,999,000    Jan. 1997       4.90     8.80     10.44   10.47    10.53    10.50

                                                                                      CUMULATIVE         OVERALL
                                          FINAL                         CUMU-            TIME           TAX CREDIT
                         EQUITY          CLOSING                        LATIVE         INVESTED          OBJECTIVE
      PROGRAM            RAISED            DATE            2004          (%)           THRU 2004            (%)
-------------------  ---------------  -------------       ------       -------      --------------     ------------
BCTC 1                   12,999,000    Dec. 1988            0.00        143.49          16 yrs.             130-150
BCTC 2 (CA)(2)            8,303,000    Apr. 1989            0.51        169.20      15 yrs. 8 mos.            170
BCTC 3                   28,822,000     May 1989            0.37        140.16      15 yrs. 7 mos.          130-150
BCTC 4                   29,788,160    Jun. 1989            0.00        134.56      15 yrs. 6 mos.          130-150
BCTC 5 (CA)(2)            4,899,000    Jul. 1989            0.48        157.86      15 yrs. 5 mos.          150-170
BCTC 6                   12,935,780   Sept. 1989            0.15        138.41      15 yrs. 3 mos.          130-150
BCTC II 7                10,361,000    Dec. 1989            0.17        134.62          15 yrs.             130-140
BCTC II 9                41,574,018     May 1990            0.45        140.10      14 yrs. 7 mos.          130-150
BCTC II 10               24,288,998    Aug. 1990            0.22        142.95      14 yrs. 4 mos.          130-150
BCTC II 11               24,735,003    Dec. 1990            0.16        136.57          14 yrs.             130-150
BCTC II 12               29,710,003     May 1991            0.55        145.67      13 yrs. 7 mos.          140-160
BCTC II 14               55,728,996    Dec. 1991            0.46        143.46          13 yrs.             140-160
BCTC III 15              38,705,000    Jun. 1992            1.42        145.69      12 yrs. 6 mos.          140-160
BCTC III 16              54,293,000    Dec. 1992            5.56        143.02         12 yrs. .            140-160
BCTC III 17              50,000,000     May 1993            5.39        139.32      11 yrs. 7 mos.          140-160
BCTC III 18              36,162,000    Oct. 1993           10.58        137.10      11 yrs. 2 mos.          140-160
BCTC III 19              40,800,000    Dec. 1993           12.77        130.40          11 yrs.             140-160
BCTC IV 20               38,667,000    Jun. 1994           10.88        126.56      10 yrs. 6 mos.          130-150
BCTC IV 21               18,927,000   Sept. 1994           12.07        108.10      10 yrs. 3 mos.          130-150
BCTC IV 22               25,644,000    Dec. 1994           12.59        114.93          10 yrs.             130-150
BCTC IV 23               33,366,000    Jun. 1995           13.07        116.02       9 yrs. 6 mos.          130-150
BCTC IV 24               21,697,000   Sept. 1995           11.51        104.66       9 yrs. 3 mos.          130-150
BCTC IV 25               30,248,000    Dec. 1995           12.40         98.94          9 yrs.              130-150
BCTC IV 26               39,959,000    Jun. 1996           11.80         88.45       8 yrs. 6 mos.          120-140
BCTC IV 27               24,607,000   Sept. 1996           11.40         76.31       8 yrs. 3 mos.          120-140
BCTC IV 28               39,999,000    Jan. 1997           10.51         66.81      7 yrs. 11 mos.          120-140

                                         FINAL
                         EQUITY         CLOSING
      PROGRAM            RAISED           DATE        1988     1989     1990(1)  1991   1992   1993    1994    1995   1996   1997
------------------- ----------------  -------------  ------  --------  -------- ------ ------ ------  ------  ------ ------ ------
BCTC IV 29               39,918,000    Jun. 1997                                                                             1.98
BCTC IV 30               26,490,750   Sept. 1997                                                                             0.13
BCTC IV 31               44,057,750    Jan. 1998                                                                             0.06
BCTC IV 32               47,431,000    Jun. 1998
BCTC IV 33               26,362,000   Sept. 1998
BCTC IV 34               35,273,000    Feb. 1999
BCTC IV 35               33,004,625    Jun. 1999
BCTC IV 36               21,068,375   Sept. 1999
BCTC IV 37               25,125,000    Jan. 2000
BCTC IV 38               25,431,000    Jul. 2000
BCTC IV 39               22,921,000    Jan. 2001
BCTC IV 40               26,269,250    Jul. 2001
BCTC IV 41               28,916,260    Jan. 2002
BCTC IV 42               27,442,620    Jul. 2002
BCTC IV 43               36,379,870    Dec. 2002
BCTC IV 44               27,019,730    Apr. 2003
BCTC IV 45               40,143,670    Sep. 2003
BCTC IV 46               29,809,980    Dec. 2003
BCTC V 47(5)             34,783,340    Apr. 2004
BCTC V 48(5)             22,993,720    Jul. 2004
Total               $ 1,398,059,898

                                          FINAL
                         EQUITY          CLOSING
      PROGRAM            RAISED            DATE       1998     1999      2000     2001     2002     2003
------------------- ----------------  -------------  ------   ------    ------   ------   ------   ------
BCTC IV 29               39,918,000    Jun. 1997      4.92     8.39      10.76    10.79    10.79    10.79
BCTC IV 30               26,490,750   Sept. 1997      1.93     7.49      10.25    10.61    10.57    10.59
BCTC IV 31               44,057,750    Jan. 1998      2.83     8.05      10.29    10.34    10.32    10.34
BCTC IV 32               47,431,000    Jun. 1998      2.08     4.11       8.87    10.24    10.35    10.10
BCTC IV 33               26,362,000   Sept. 1998      1.95     3.66       9.40    10.32    10.50    10.16
BCTC IV 34               35,273,000    Feb. 1999      0.00     1.60       7.89     9.79     9.79     9.79
BCTC IV 35               33,004,625    Jun. 1999               0.39       3.95     8.79     9.54     9.67
BCTC IV 36               21,068,375   Sept. 1999               0.15       6.39     9.87     9.80     9.78
BCTC IV 37               25,125,000    Jan. 2000               0.00       1.37     7.13     9.10     9.67
BCTC IV 38               25,431,000    Jul. 2000                          1.08     4.49     9.18     9.57
BCTC IV 39               22,921,000    Jan. 2001                                   2.20     8.36     9.30
BCTC IV 40               26,269,250    Jul. 2001                                   1.45     8.00     9.49
BCTC IV 41               28,916,260    Jan. 2002                                   0.03     4.47    10.37
BCTC IV 42               27,442,620    Jul. 2002                                            1.63     8.10
BCTC IV 43               36,379,870    Dec. 2002                                            0.42     4.54
BCTC IV 44               27,019,730    Apr. 2003                                                     2.44
BCTC IV 45               40,143,670    Sep. 2003                                                     0.90
BCTC IV 46               29,809,980    Dec. 2003
BCTC V 47(5)             34,783,340    Apr. 2004
BCTC V 48(5)             22,993,720    Jul. 2004
Total               $ 1,398,059,898

                                                                                      CUMULATIVE            OVERALL
                                         FINAL                          CUMU-            TIME              TAX CREDIT
                         EQUITY         CLOSING                         LATIVE         INVESTED             OBJECTIVE
      PROGRAM            RAISED           DATE             2004          (%)           THRU 2004               (%)
------------------- ----------------  -------------       ------       -------      --------------        ------------
BCTC IV 29               39,918,000    Jun. 1997           10.78        69.20       7 yrs. 6 mos.           110-130
BCTC IV 30               26,490,750   Sept. 1997           10.64        62.21       7 yrs. 3 mos.           110-130
BCTC IV 31               44,057,750    Jan. 1998           10.34        62.57       6 yrs. 11 mos.          110-130
BCTC IV 32               47,431,000    Jun. 1998            9.83        55.58       6 yrs. 6 mos.           110-120
BCTC IV 33               26,362,000   Sept. 1998            9.62        55.61       6 yrs. 3 mos.           110-120
BCTC IV 34               35,273,000    Feb. 1999            9.79        48.65       5 yrs. 10 mos.          100-120
BCTC IV 35               33,004,625    Jun. 1999            9.67        42.01       5 yrs. 6 mos.           100-110
BCTC IV 36               21,068,375   Sept. 1999            9.78        45.77       5 yrs. 3 mos.           100-110
BCTC IV 37               25,125,000    Jan. 2000            9.66        36.93       4 yrs. 11 mos.          100-110
BCTC IV 38               25,431,000    Jul. 2000            9.55        33.87       4 yrs. 5 mos.           95-100
BCTC IV 39               22,921,000    Jan. 2001            9.28        29.14       3 yr. 11 mos.           95-100
BCTC IV 40               26,269,250    Jul. 2001            9.43        28.37        3 yr. 5 mos.           95-100
BCTC IV 41               28,916,260    Jan. 2002           10.96        25.83       2 yr. 11 mos.           95-100
BCTC IV 42               27,442,620    Jul. 2002            9.47        19.20        2 yr. 5 mos.         97.5-102.5
BCTC IV 43               36,379,870    Dec. 2002            8.63        13.59           2 yr.             97.5-102.5
BCTC IV 44               27,019,730    Apr. 2003            6.69         9.13        1 yr. 8 mos.         97.5-102.5
BCTC IV 45               40,143,670    Sep. 2003            5.54         6.44        1 yr. 3 mos.           95-102
BCTC IV 46               29,809,980    Dec. 2003            2.38         2.38           1 yr.             97.5-102.5
BCTC V 47(5)             34,783,340    Apr. 2004            0.90         0.90           8 mos.            97.5-102.5
BCTC V 48(5)             22,993,720    Jul. 2004            0.00         0.00           5 mos.            97.5-102.5
Total               $ 1,398,059,898

PRIVATE PARTNERSHIPS


                                         FINAL            ANNUAL TAX CREDITS (AS% OF CAPITAL INVESTED)(4)(5)(7)
                         EQUITY         CLOSING      --------------------------------------------------------------
      PROGRAM           RAISED(6)         DATE        1993     1994       1995    1996  1997   1998    1999    2000
--------------------  -------------   -------------  ------   -------   -------  ------ -----  -----   ------  -----
BCCTC                 $ 100,000,000      Feb 93       6.22     12.40     15.25   16.12  16.46  16.40   16.40   16.35
BCCTC II              $  36,500,000      Nov 93       0.01      6.35     12.68   15.57  16.02  16.03   16.04   15.98
BCCTC III             $  96,500,000      Dec 94                 0.01      5.34   12.60  14.57  14.60   14.64   14.44
BCCTC IV              $  67,183,310     Sept 95                           0.43    6.55  13.08  15.11   15.40   15.42
BCCTC V               $  56,640,355     June 96                                   3.44   5.25  12.01   12.75   13.15
BCCTC VI              $  42,563,100      Nov 96                                      0   3.68  11.14   13.20   13.41
BCCTC VII             $  52,100,000      Apr 97                                      0   1.99   9.25   13.00   13.36
BCCTC VIII            $  69,964,760     June 97                                          0.27   7.26   11.57   12.18
BCCTC IX              $  70,500,000      Oct 97                                          0.07  10.06   10.93   10.68
CA 1997               $  26,130,000      Feb 98                                          0.00   3.77   13.40   14.30
BCCTC X               $  45,286,500      Apr 98                                                 7.26    8.02   10.68
BCCTC XI              $  64,111,121      Jan 99                                                  .09    4.69   10.57
CA II                 $  38,793,558      Feb 99                                                  .38    6.14   14.88
BCDP 1998             $   8,632,205      Nov 98                                                 0.00    1.65   14.17
BCCTC XII             $  66,036,000      Mar 99                                                         1.38    8.49
BCCTC XIV             $  70,693,086      Dec 99                                                          .17    4.84
CA III                $  55,714,846      Sep 99                                                          .76    7.53
BCCTC XV              $  69,174,992      Feb 01                                                                 2.91
CA IV                 $  26,787,354      Mar 00                                                                  .17
TX                    $  29,590,109      Dec 00                                                                  .02
BCDP 2000             $ 142,126,374         N/A                                                                  .46
BCCTC XVI             $  64,368,800      Aug 01
CA V                  $  18,041,943      Jul 01
CA VI                 $   9,524,981      Oct 01
GA I                  $  34,733,437      Jan 01
BCDP 2001             $  22,741,449         N/A
BCCTC XVII            $  51,787,864      Apr 02
BC Mid-Atlantic       $  12,439,025      Jun 01
GA II                 $  27,071,907      Dec 02
BCCTC XVIII           $ 125,000,000      Apr 02
BCDP 2002             $ 131,273,604         N/A
BCCTC XIX             $  93,844,179      Nov 03
BCDP 2003             $  70,292,557         N/A

                                                                                                    CUMULATIVE     OVERALL
                                         FINAL                                            CUMU-        TIME        TAX CREDIT
                         EQUITY         CLOSING                                          LATIVE      INVESTED      OBJECTIVE
      PROGRAM           RAISED(6)         DATE        2001     2002      2003     2004      %        THRU 2004        %
--------------------  -------------   -------------  ------   -------   -------  ------  ------   ---------------  ----------
BCCTC                 $  100,000,000     Feb 93       16.21    15.60     11.93    4.53   163.87   10 yrs. 10 mos.     169
BCCTC II              $   36,500,000     Nov 93       16.02    16.02     16.01   10.83   157.56    10 yrs. 1 mo.      157
BCCTC III             $   96,500,000     Dec 94       14.21    14.39     14.05   14.19   133.04        9 yrs.         152
BCCTC IV              $   67,183,310    Sept 95       15.42    15.40     15.23   15.20   127.24    8 yrs. 3 mos.      151
BCCTC V               $   56,640,355    June 96       13.15    13.06     13.12   13.12    99.05    7 yrs. 6 mos.      141
BCCTC VI              $   42,563,100     Nov 96       13.41    13.31     13.38   13.54    95.07     7 yrs. 1 mo.      135
BCCTC VII             $   52,100,000     Apr 97       13.35    13.41     13.33   12.77    90.46    6 yrs. 8 mos.      130
BCCTC VIII            $   69,964,760    June 97       12.35    12.41     12.23   12.44    80.71    6 yrs. 6 mos.      129
BCCTC IX              $   70,500,000     Oct 97       11.54    11.76     11.53   11.49    78.06    6 yrs. 2 mos.      121
CA 1997               $   26,130,000     Feb 98       14.10    10.75      9.89    9.89    76.10    5 yrs. 10 mos.     117
BCCTC X               $   45,286,500     Apr 98       10.76    10.59     10.60   10.59    68.50    5 yrs. 8 mos.      115
BCCTC XI              $   64,111,121     Jan 99       11.64    11.75     11.69   11.75    62.18    4 yrs. 11 mos.     115
CA II                 $   38,793,558     Feb 99       15.03    11.26      9.68    9.68    67.05    4 yrs. 10 mos.     113
BCDP 1998             $    8,632,205     Nov 98       11.66    14.17     14.17   14.31    70.13     5 yrs. 1 mo.      116
BCCTC XII             $   66,036,000     Mar 99       11.93    11.10     11.07   11.14    55.11    4 yrs. 9 mos.      112
BCCTC XIV             $   70,693,086     Dec 99       10.70    10.95     10.98   11.07    48.71        4 yrs.         110
CA III                $   55,714,846     Sep 99       13.95    13.69     11.04    9.73    56.70    4 yrs. 3 mos.      110
BCCTC XV              $   69,174,992     Feb 01        8.50    10.75     10.76   10.63    43.55    2 yrs. 10 mos.     105
CA IV                 $   26,787,354     Mar 00        7.29    10.36     10.28   10.26    38.36    3 yrs. 9 mos.      105
TX                    $   29,590,109     Dec 00        6.96    10.21     10.47   10.48    38.14        3 yrs.         106
BCDP 2000             $  142,126,374        N/A        2.55     8.13     10.51   11.14    32.79         N/A           109
BCCTC XVI             $   64,368,800     Aug 01        1.23     5.74     10.12   11.08    28.17    2 yrs. 4 mos.      109
CA V                  $   18,041,943     Jul 01       11.75    17.85     17.31    8.77    55.68    2 yrs. 5 mos.      110
CA VI                 $    9,524,981     Oct 01        4.32    10.49     10.25   10.25    35.31    2 yrs. 2 mos.      103
GA I                  $   34,733,437     Jan 01        1.41    14.09     17.50   17.59    50.59    2 yrs. 11 mos.     178
BCDP 2001             $   22,741,449        N/A        3.79     5.18      6.74   10.18    25.89         N/A           110
BCCTC XVII            $   51,787,864     Apr 02                 1.64      8.48   10.94    21.06     1 yr. 8 mos.      110
BC Mid-Atlantic       $   12,439,025     Jun 01                 6.10     10.95   10.95    28.00    2 yrs. 6 mos.      110
GA II                 $   27,071,907     Dec 02                 2.50     12.72   17.90    33.12        1 yr.          173
BCCTC XVIII           $  125,000,000     Apr 02                  .09      4.06    8.95    13.10        8 mos.         110
BCDP 2002             $  131,273,604        N/A                 1.17      4.75    8.14    14.06         N/A           110
BCCTC XIX             $   93,844,179     Nov 03                            .17    2.42     2.59        1 mo.          106
BCDP 2003             $   70,292,557        N/A                            .42   10.44    10.86         N/A           127

                                         FINAL              ANNUAL TAX CREDITS (AS% OF CAPITAL INVESTED)(4)(5)(7)
                         EQUITY         CLOSING      ------------------------------------------------------------------
      PROGRAM           RAISED(6)         DATE        1993     1994       1995    1996   1997    1998     1999    2000
--------------------  -------------   -------------  ------   ------     ------  ------ ------  ------   ------  ------
BCCTC XX              $   36,898,485     Mar 04
BCCTC XX-A            $   64,808,430     Mar 04
BCCTC XXI             $  173,897,938     Sep 04
BCCTC XXII            $  117,256,965     Dec 04
BCDP 2004             $    9,379,712        N/A

                                                                                                    CUMULATIVE      OVERALL
                                         FINAL                                            CUMU-        TIME        TAX CREDIT
                         EQUITY         CLOSING                                          LATIVE      INVESTED      OBJECTIVE
      PROGRAM           RAISED(6)         DATE        2001     2002      2003     2004      %        THRU 2004         %
--------------------  -------------   -------------  ------   ------    -------  ------  ------   ---------------  ----------
BCCTC XX              $   36,898,485     Mar 04                                    2.19    2.19        9 mos.         105
BCCTC XX-A            $   64,808,430     Mar 04                                    0.77    0.77        9 mos.         105
BCCTC XXI             $  173,897,938     Sep 04                                    0.62    0.62        3 mos.         105
BCCTC XXII            $  117,256,965     Dec 04                                    0.03    0.03        1 mo.          105
BCDP 2004             $    9,379,712        N/A                                    1.04    1.04         N/A           127

                              NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2)  These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

(6) Based upon a hypothetical $1,000,000 investment unit. The actual amount raised was smaller due to discounts applicable to certain investors and alternative payment methods. See Table I.


(7) Based upon the price per Unit paid by an Investor electing to pay its entire capital contribution upon admission, which are as follows: $770,000 per Unit for BCCTC, $740,000 per Unit for BCCTC II, $767,500 per Unit for BCCTC III, $749,500 per Unit for BCCTC IV, $788,000 per Unit for BCCTC V, $801,843 per Unit for BCCTC VI and $820,000 per Unit for each of BCCTC VII, BCCTC VIII, BCCTC IX, CA 1997, BCCTC X, BCCTC XI, CA II, BCCTC XII, BCCTC XIV, CA III, BCCTC XV, CA IV, TX, BCDP 2000, BCCTC XVI, CA V, CA VI, GA I, BCDP 2001, BCCTC XVII, BC Mid-Atlantic, GA II, BCCTC XVIII, BCDP 2002, BCCTC XIX, BCDP 2003, BCCT XX, BCCTC XX-A, BCCTC XXI, BCCTC XXII and BCDP 2004.


BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.
BCCTC is Boston Capital Corporate Tax Credit Fund, A Limited Partnership.
BCCTC II is Boston Capital Corporate Tax Credit Fund II, A Limited Partnership. BCCTC III is Boston Capital Corporate Tax Credit Fund III, A Limited Partnership.
BCCTC IV is Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership. BCCTC V is Boston Capital Corporate Tax Credit Fund V, A Limited Partnership. BCCTC VI is Boston Capital Corporate Tax Credit Fund VI, A Limited Partnership. BCCTC VII is Boston Capital Corporate Tax Credit Fund VII, A Limited Partnership.
BCCTC VIII is Boston Capital Corporate Tax Credit Fund VIII, A Limited Partnership.
BCCTC IX is Boston Capital Corporate Tax Credit Fund IX, A Limited Partnership. CA 1997 is The California Corporate Tax Credit Fund - 1997, A Limited Partnership.
BCCTC X is Boston Capital Corporate Tax Credit Fund X, A Limited Partnership. BCCTC XI is Boston Capital Corporate Tax Credit Fund XI, A Limited Partnership. CA II is The California Corporate Tax Credit Fund II, A Limited Partnership

BCDP 1998 is Boston Capital direct placement funds closed during 1998 and includes one investment partnership.

BCCTC XII is Boston Capital Corporate Tax Credit Fund XII, A Limited
Partnership.

BCCTC XIV is Boston Capital Corporate Tax Credit Fund XIV, A Limited
Partnership.
CA III is The California Corporate Tax Credit Fund III, A Limited Partnership BCCTC XV is Boston Capital Corporate Tax Credit Fund XV, A Limited Partnership CA IV is The California Corporate Tax Credit Fund IV, A Limited Partnership
TX is the Texas Corporate Tax Credit Fund, A Limited Partnership

BCDP 2000 is Boston Capital direct placement funds closed during 2000 and includes 3 investment partnerships.

BCCTC XVI is Boston Capital Corporate Tax Credit Fund XVI, A Limited
Partnership.
CA V is The California Corporate Tax Credit Fund V, A Limited Partnership. CA VI is The California Corporate Tax Credit Fund VI, A Limited Partnership. GA I is The Georgia Corporate Tax Credit Fund I, A Limited Partnership.

BCDP 2001 is Boston Capital direct placement funds closed during 2001 and includes 2 investment partnerships.

BCCTC XVII is Boston Capital Corporate Tax Credit Fund XVII, A Limited Partnership.
BC Mid-Atlantic is Boston Capital Mid-Atlantic Corporate Tax Credit Fund, A Limited Partnership.
GA II is The Georgia Corporate Tax Credit Fund II, A Limited Partnership. BCCTC XVIII is Boston Capital Corporate Tax Credit Fund XVIII, A Limited Partnership.

BCDP 2002 is Boston Capital direct placement funds closed during 2002 and includes 4 investment partnerships.

BCCTC XIX is Boston Capital Corporate Tax Credit Fund XIX, A Limited Partnership


BCDP 2003 is Boston Capital direct placement funds closed during 2003 and includes 5 investment partnerships.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2002, of our public and private affiliates not having similar investment objectives to the company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.


The Table should be read in conjunction with the introduction and accompanying Notes.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES

                                PUBLIC OFFERINGS



                                                                                                             AMERICAN AFFORDABLE
                                                                    BOSTON CAPITAL                              HOUSING FUND I
                                                                      TAX CREDIT          BOSTON CAPITAL     AND BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                                          FUND II-SERIES 9 & 14      TAX CREDIT           TAX CREDIT
                                                                 ---------------------   FUND II-SERIES 10    FUND II-SERIES 14
                                                                      CALIFORNIA         -----------------   -------------------
                                                                      INVESTORS V          SOUTH FARM LP        ZINSMASTER LP
PROPERTY NAME:                                                       (a), (b), (f)           (b), (e)             (b), (e)
                                                                 ---------------------   -----------------   -------------------
Date property acquired:                                                   03/01/90              04/01/93             12/01/89
Date of Sale:                                                             11/30/02              07/01/02             01/01/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         4,174,640             1,000,000                    -
  Mortgage Balance and accrued interest at time of sale                  5,182,860             1,398,939            2,262,566
  Purchase Money Mortgage taken back by program                                  -                     -                    -
  Adjustments resulting from application of GAAP                                 -                     -                    -
                                                                     -------------         -------------        -------------
Total:                                                                   9,357,500             2,398,939            2,262,566
                                                                     =============         =============        =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            5,510,000             4,196,783            1,226,216
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     6,996,282               857,847            1,459,784
                                                                     -------------         -------------        -------------
Total:                                                                  12,506,282             5,054,630            2,686,000
                                                                     =============         =============        =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (3,148,782)           (2,655,691)            (423,434)
                                                                     =============         =============        =============

                                                                        AMERICAN
                                                                       AFFORDABLE            AMERICAN
INVESTMENT PARTNERSHIP:                                              HOUSING FUND II        AFFORDABLE
                                                                     ---------------      HOUSING FUND II
                                                                        CARTHAGE        --------------------
                                                                         COURT          LIBERTY CENTER, LTD.
PROPERTY NAME:                                                          (b), (e)             (b), (e)
                                                                     ---------------    --------------------
Date property acquired:                                                    12/01/88             12/01/88
Date of Sale:                                                              09/08/03             02/07/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                             19,091              150,000
  Mortgage Balance and accrued interest at time of sale                   1,253,969            1,650,227
  Purchase Money Mortgage taken back by program                                   -                    -
  Adjustments resulting from application of GAAP                                  -                    -
                                                                      -------------        -------------
Total:                                                                    1,273,060            1,800,227
                                                                      =============        =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                             1,296,000            1,772,332
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                        384,407            1,444,758
                                                                      -------------        -------------
Total:                                                                    1,680,407            3,217,090
                                                                      =============        =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                    (407,347)          (1,416,863)
                                                                      =============        =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                                           AMERICAN            AMERICAN
                                                                       AMERICAN           AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                               AFFORDABLE        HOUSING FUND II     HOUSING FUND II
                                                                    HOUSING FUND II   -------------------   ---------------
                                                                    ---------------      ROUSE STOKES         WASHINGTON
                                                                    MALONE HOUSING    ROWE HOUSING ASSOC.        MEWS
PROPERTY NAME:                                                         (b), (e)            (b), (e)            (a), (b)
                                                                    ---------------   -------------------   ---------------
Date property acquired:                                                   12/01/88            06/01/88            08/01/88
Date of Sale:                                                             09/08/03            12/31/03            01/01/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            23,864                   -           1,357,573
  Mortgage Balance and accrued interest at time of sale                  1,455,463           1,054,279             460,035
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                   1,479,327           1,054,279           1,817,608
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            1,499,990           1,540,000           1,200,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       439,932             958,170             726,102
                                                                     -------------       -------------       -------------
Total:                                                                   1,939,922           2,498,170           1,926,102
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (460,595)         (1,443,891)           (108,494)
                                                                     =============       =============       =============

                                                                    BOSTON CAPITAL       BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
                                                                    FUND I-SERIES 3      FUND I-SERIES 3
                                                                  AND BOSTON CAPITAL   AND BOSTON CAPITAL
                                                                      TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                           FUND III-SERIES 17   FUND III-SERIES 15
                                                                  ------------------   ------------------
                                                                      CALIFORNIA             HIDDEN
                                                                     INVESTORS VI          COVE APTS.
PROPERTY NAME:                                                         (a), (b)             (a), (b)
                                                                  ------------------   ------------------
Date property acquired:                                                   03/01/90             04/01/89
Date of Sale:                                                             06/05/03             05/08/03
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         3,022,252            2,819,590
  Mortgage Balance and accrued interest at time of sale                  3,518,143            3,592,538
  Purchase Money Mortgage taken back by program                                  -                    -
  Adjustments resulting from application of GAAP                                 -                    -
                                                                     -------------        -------------
Total:                                                                   6,540,395            6,412,127
                                                                     =============        =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            4,160,000            3,150,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     4,418,662            2,711,958
                                                                     -------------        -------------
Total:                                                                   8,578,662            5,861,958
                                                                     =============        =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (2,038,267)             550,169
                                                                     =============        =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                                            AMERICAN           AMERICAN
                                                                    BOSTON CAPITAL         AFFORDABLE         AFFORDABLE
INVESTMENT PARTNERSHIP:                                               TAX CREDIT         HOUSING FUND I     HOUSING FUND II
                                                                   FUND I-SERIES 4     -----------------    ---------------
                                                                   ---------------     PIXLEY INVESTMENT       EAST RIDGE
                                                                    SUNNYVIEW II             GROUP             ASSOCIATES
PROPERTY NAME:                                                        (a), (b)             (b), (e)               (g)
                                                                   ---------------     -----------------    ---------------
Date property acquired:                                                   09/01/89            03/01/88            08/01/88
Date of Sale:                                                             06/05/03            11/17/04            03/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         3,303,932              47,040                   -
  Mortgage Balance and accrued interest at time of sale                  1,021,000           1,438,530           1,301,760
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                   4,324,932           1,485,570           1,301,760
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            2,300,000           1,500,000           1,237,500
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     1,055,665             473,181             405,087
                                                                     -------------       -------------       -------------
Total:                                                                   3,355,665           1,973,181           1,642,587
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                    969,267            (487,611)           (340,827)
                                                                     =============       =============       =============

                                                                       AMERICAN            AMERICAN
                                                                      AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II     HOUSING FUND II
                                                                    ---------------     ---------------
                                                                     KINGSLEY PARK        RIVERPLACE
                                                                      ASSOCIATES          APARTMENTS
PROPERTY NAME:                                                         (b), (e)            (b), (e)
                                                                    ---------------     ---------------
Date property acquired:                                                   03/01/88            09/01/88
Date of Sale:                                                             06/22/04            08/31/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            25,000              25,000
  Mortgage Balance and accrued interest at time of sale                 10,423,457           3,700,000
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                  10,448,457           3,725,000
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                           10,000,000           4,500,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     2,135,594           2,596,882
                                                                     -------------       -------------
Total:                                                                  12,135,594           7,096,882
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (1,687,137)         (3,371,882)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                       AMERICAN            AMERICAN            AMERICAN
                                                                      AFFORDABLE          AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II     HOUSING FUND II     HOUSING FUND II
                                                                    ---------------     ---------------     ---------------
                                                                      300 SHAWMUT          BLAIRVIEW          BLOOMFIELD
                                                                        AVENUE            ASSOCIATES          ASSOCIATES
PROPERTY NAME:                                                         (b), (e)            (b), (e)            (b), (e)
                                                                    ---------------     ---------------     ---------------
Date property acquired:                                                   11/01/88            03/01/89            06/01/88
Date of Sale:                                                             11/01/04            12/01/04            12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                                 1                   1              10,792
  Mortgage Balance and accrued interest at time of sale                    892,949           1,399,892             359,727
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                     892,950           1,399,893             370,519
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              270,000           1,444,475             366,390
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       607,704             439,061             117,996
                                                                     -------------       -------------       -------------
Total:                                                                     877,704           1,883,536             484,386
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                     15,246            (483,643)           (113,867)
                                                                     =============       =============       =============

                                                                       AMERICAN            AMERICAN
                                                                      AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II     HOUSING FUND II
                                                                    ---------------     ---------------
                                                                     FREDERICKTOWN        GARDEN CITY
                                                                      ASSOCIATES        FAMILY HOUSING
PROPERTY NAME:                                                         (b), (e)            (b), (e)
                                                                    ---------------     ---------------
Date property acquired:                                                   06/01/88            06/01/88
Date of Sale:                                                             12/28/04            12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            10,851              11,228
  Mortgage Balance and accrued interest at time of sale                    361,691             374,253
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                     372,542             385,481
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              377,214             383,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       113,429             123,558
                                                                     -------------       -------------
Total:                                                                     490,643             506,558
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (118,101)           (121,077)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                       AMERICAN            AMERICAN            AMERICAN
                                                                      AFFORDABLE          AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                             HOUSING FUND II     HOUSING FUND II    HOUSING FUND III
                                                                    ---------------     ---------------    ----------------
                                                                    MARIONVILLE III        NEBRASKA            428 SOUTH
                                                                    FAMILY HOUSING       CITY SENIOR         GRANDVIEW, LP
PROPERTY NAME:                                                         (b), (e)            (b), (e)          (b), (e), (i)
                                                                    ---------------     ---------------    ----------------
Date property acquired:                                                   06/01/88            06/01/88            12/01/88
Date of Sale:                                                             12/28/04            12/28/04            02/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                             5,677              12,266                   -
  Mortgage Balance and accrued interest at time of sale                    189,239             408,852           2,199,726
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                     194,916             421,118           2,199,726
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              197,299             428,759           2,119,934
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                        59,939             122,314           1,777,941
                                                                     -------------       -------------       -------------
Total:                                                                     257,238             551,073           3,897,875
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                    (62,322)           (129,955)         (1,698,149)
                                                                     =============       =============       =============

                                                                       AMERICAN            AMERICAN
                                                                      AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                            HOUSING FUND III    HOUSING FUND III
                                                                   -----------------   -----------------
                                                                     GRASS VALLEY         WEAVERVILLE
                                                                      INVESTMENT          INVESTMENT
PROPERTY NAME:                                                     GROUP II (b), (e)   GROUP II (b), (e)
                                                                   -----------------   -----------------
Date property acquired:                                                   12/01/88            12/01/88
Date of Sale:                                                             11/17/04            11/17/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            40,800              43,776
  Mortgage Balance and accrued interest at time of sale                  1,521,911           1,527,589
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                   1,562,711           1,571,365
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            1,500,000           1,500,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       858,288             815,128
                                                                     -------------       -------------
Total:                                                                   2,358,288           2,315,128
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (795,577)           (743,763)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                     BOSTON CAPITAL      BOSTON CAPITAL      BOSTON CAPITAL
                                                                       TAX CREDIT          TAX CREDIT          TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 1       FUND-SERIES 1       FUND-SERIES 1
                                                                     --------------     ----------------    ----------------
                                                                     BOLIVAR MANOR          CONNEAUT            GENEVA
PROPERTY NAME:                                                         (b), (e)         LIMITED (b), (e)    LIMITED (b), (e)
                                                                     --------------     ----------------    ----------------
Date property acquired:                                                   12/01/89            01/01/89            01/01/89
Date of Sale:                                                             12/01/04            12/01/04            12/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                                 1               6,079               6,079
  Mortgage Balance and accrued interest at time of sale                    863,581           1,147,562           1,163,436
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                     863,582           1,153,641           1,169,515
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              889,200           1,187,000           1,198,800
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       258,705             359,326             365,411
                                                                     -------------       -------------       -------------
Total:                                                                   1,147,905           1,546,326           1,564,211
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (284,323)           (392,685)           (394,696)
                                                                     =============       =============       =============

                                                                     BOSTON CAPITAL       BOSTON CAPITAL
                                                                       TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 3      FUND I-SERIES 3
                                                                   -------------------   ----------------
                                                                     LINCOLN HOTEL        TAYLOR TERRACE
PROPERTY NAME:                                                     ASSOCIATES (a), (b)   HOUSING (b), (e)
                                                                   -------------------   ----------------
Date property acquired:                                                   02/01/89            04/01/89
Date of Sale:                                                             02/06/04            06/29/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                                 -              75,672
  Mortgage Balance and accrued interest at time of sale                  3,282,476           1,030,000
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                   3,282,476           1,105,672
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            2,900,000           1,066,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       718,516             313,802
                                                                     -------------       -------------
Total:                                                                   3,618,516           1,379,802
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (336,040)           (274,130)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                    BOSTON CAPITAL                          BOSTON CAPITAL
                                                                      TAX CREDIT         BOSTON CAPITAL       TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 3        TAX CREDIT       FUND I-SERIES 4
                                                                  ------------------     FUND-SERIES 3      ---------------
                                                                  PEDCOR INVESTMENTS    ---------------         FULLER
                                                                       1988-IV          128 PARK STREET        HOMES LP
PROPERTY NAME:                                                         (b), (e)            (b), (e)            (b), (e)
                                                                  ------------------    ---------------     ---------------
Date property acquired:                                                   02/01/89            04/01/89            04/01/89
Date of Sale:                                                             07/29/04            11/01/04            01/05/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                           320,000                   1              40,909
  Mortgage Balance and accrued interest at time of sale                  4,967,272             965,805             567,800
  Purchase Money Mortgage taken back by program                                  -                   -                   -
  Adjustments resulting from application of GAAP                                 -                   -                   -
                                                                     -------------       -------------       -------------
Total:                                                                   5,287,272             965,806             608,709
                                                                     =============       =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            5,167,000             250,526             478,769
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     3,621,071             469,799             346,900
                                                                     -------------       -------------       -------------
Total:                                                                   8,788,071             720,325             825,669
                                                                     =============       =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (3,500,799)            245,481            (216,960)
                                                                     =============       =============       =============

                                                                    BOSTON CAPITAL      BOSTON CAPITAL
                                                                      TAX CREDIT          TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 4     FUND I-SERIES 4
                                                                    ---------------     ---------------
                                                                      MONTANA AVE.          VAN DYCK
                                                                       TOWNHOMES          ESTATES XVI
PROPERTY NAME:                                                         (b), (e)             (b), (e)
                                                                    ---------------     ---------------
Date property acquired:                                                   08/01/89            02/01/90
Date of Sale:                                                             01/05/04            02/25/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            59,091             515,000
  Mortgage Balance and accrued interest at time of sale                    755,973             586,229
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                     815,064           1,101,229
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              694,871             680,000
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       585,951             646,149
                                                                     -------------       -------------
Total:                                                                   1,280,822           1,326,149
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (465,758)           (224,920)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                                          BOSTON CAPITAL       BOSTON CAPITAL
                                                                                            TAX CREDIT           TAX CREDIT
                                                                                          FUND I-SERIES 4      FUND I-SERIES 5
                                                                     BOSTON CAPITAL     AND BOSTON CAPITAL   AND BOSTON CAPITAL
                                                                       TAX CREDIT           TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                             FUND I-SERIES 4     FUND II-SERIES 14     FUND II-SERIES 14
                                                                   ------------------   ------------------   ------------------
                                                                   TOPEKA RESIDENTIAL         HAVEN               GLENHAVEN
                                                                      FUND THREE         PARK PARTNERS II       PARK PARTNERS
PROPERTY NAME:                                                       (a), (b), (f)           (b), (e)              (b), (e)
                                                                   ------------------   ------------------   ------------------
Date property acquired:                                                   07/01/89              07/01/89             06/01/89
Date of Sale:                                                             03/16/04              03/17/04             02/20/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                            12,500               715,000               28,760
  Mortgage Balance and accrued interest at time of sale                    300,295               466,593               43,030
  Purchase Money Mortgage taken back by program                                  -                     -                    -
  Adjustments resulting from application of GAAP                                 -                     -                    -
                                                                     -------------         -------------        -------------
Total:                                                                     312,795             1,181,593               71,790
                                                                     =============         =============        =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                              440,000               816,900              842,417
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                       415,728             1,066,558              917,760
                                                                     -------------         -------------        -------------
Total:                                                                     855,728             1,883,458            1,760,177
                                                                     =============         =============        =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                   (542,933)             (701,865)          (1,688,387)
                                                                     =============         =============        =============

                                                                    BOSTON CAPITAL      BOSTON CAPITAL
                                                                      TAX CREDIT          TAX CREDIT
INVESTMENT PARTNERSHIP:                                              FUND-SERIES 6       FUND-SERIES 6
                                                                    ---------------     --------------
                                                                       COLUMBIA              ELDON
                                                                    PARK ASSOCIATES       ESTATES LP
PROPERTY NAME:                                                       (a), (b), (f)         (b), (e)
                                                                    ---------------     --------------
Date property acquired:                                                   11/01/89            09/01/89
Date of Sale:                                                             12/15/04            12/28/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                         2,752,871              16,276
  Mortgage Balance and accrued interest at time of sale                  1,397,779             542,524
  Purchase Money Mortgage taken back by program                                  -                   -
  Adjustments resulting from application of GAAP                                 -                   -
                                                                     -------------       -------------
Total:                                                                   4,150,650             558,800
                                                                     =============       =============
Cost of properties including closing and soft costs:
  Original mortgage financing                                            5,685,000             564,141
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                     1,607,375             163,935
                                                                     -------------       -------------
Total:                                                                   7,292,375             728,076
                                                                     =============       =============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                 (3,141,725)           (169,276)
                                                                     =============       =============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                              BOSTON CAPITAL   BOSTON CAPITAL    BOSTON CAPITAL     BOSTON CAPITAL
                                                                TAX CREDIT       TAX CREDIT        TAX CREDIT         TAX CREDIT
INVESTMENT PARTNERSHIP:                                       FUND-SERIES 6   FUND II-SERIES 7  FUND II-SERIES 7   FUND II-SERIES 10
                                                              --------------  ----------------  ----------------  ------------------
                                                                WARRENSBURG        BUCKNER          WINFIELD      PEDCOR INVESTMENTS
                                                                PROPERTIES       PROPERTIES        PROPERTIES         1989-X (b),
PROPERTY NAME:                                                   (b), (e)         (b), (e)          (b), (e)           (e), (h)
                                                              --------------  ----------------  ----------------  ------------------
Date property acquired:                                            09/01/89         12/01/89          12/01/89          07/01/90
Date of Sale:                                                      12/28/04         12/28/04          12/28/04          12/01/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                     16,775           18,225            17,951           652,500
  Mortgage Balance and accrued interest at time of sale             559,159          607,514           598,371         3,109,219
  Purchase Money Mortgage taken back by program                           -                -                 -                 -
  Adjustments resulting from application of GAAP                          -                -                 -                 -
                                                               ------------     ------------      ------------      ------------
Total:                                                              575,934          625,739           616,322         3,761,719
                                                               ============     ============      ============      ============
Cost of properties including closing and soft costs:
  Original mortgage financing                                       803,500          626,634           616,813         3,278,800
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                160,146          191,893           186,983         2,712,700
                                                               ------------     ------------      ------------      ------------
Total:                                                              963,646          818,527           803,796         5,991,500
                                                               ============     ============      ============      ============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                            (387,712)        (192,788)         (187,474)       (2,229,781)
                                                               ============     ============      ============      ============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                                 BOSTON CAPITAL      BOSTON CAPITAL
                                                                                  CORPORATE TAX       CORPORATE TAX
INVESTMENT PARTNERSHIP:                                                           CREDIT FUND I       CREDIT FUND I
                                                                                 --------------    ------------------
                                                                                 KINGS CROSSING      PARTNERSHIP FOR
                                                                                     LIMITED       AFFORDABLE HOUSING
                                                                                   PARTNERSHIP         L.P. GAMMA
PROPERTY NAME:                                                                    (g), (i), (j)       (g), (i), (k)
                                                                                 --------------    ------------------
Date property acquired:                                                               02/01/93            05/01/93
Date of Sale:                                                                         03/17/03            03/19/04
Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                                             -                   -
  Mortgage Balance and accrued interest at time of sale                              4,496,916             351,775
  Purchase Money Mortgage taken back by program                                              -                   -
  Adjustments resulting from application of GAAP                                             -                   -
                                                                                  ------------        ------------
Total:                                                                               4,496,916             351,775
                                                                                  ============        ============
Cost of properties including closing and soft costs:
  Original mortgage financing                                                        4,396,700           2,067,569
    Total acquisition cost, capital improvement, closing and
      soft costs (e)                                                                 5,174,250             436,706
                                                                                  ------------        ------------
Total:                                                                               9,570,950           2,504,275
                                                                                  ============        ============
Excess (Deficiency) of property operating cash receipts over
  cash expenditures (f)                                                             (5,074,034)         (2,152,500)
                                                                                  ============        ============



(a) Sale was to a party unrelated to the operating general partner or Boston Associates.
(b)  All taxable income was reported as Section 1231 income.
(c)  Amounts shown include pro rata share of original offering costs.
(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.
(e)  Sale of operating partnership interest.
(f)  Please note some closing costs were estimated.
(g)  Foreclosure
(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.
(i)  Mortgage balance and accrued interest are estimated.
(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.
(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

                                                                       EXHIBIT A

                                REINVESTMENT PLAN

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

1. REINVESTMENT OF DISTRIBUTIONS. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:


     (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the dealer-manager or participating brokers for the offering at the public offering price per Share. Participants will be charged dealer-manager fees on Shares acquired pursuant to the Reinvestment Plan.


     (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional Shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal of each property owned by the Company or in which the Company has an interest (each, a "Property," and collectively, the "Properties"), focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to the listing of the Shares on a national securities exchange or on the NASDAQ National Market ("Listing") will be determined by Boston Capital REIT Advisors, LLC (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and overseeing the management of properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon Listing, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions charged by such registered broker-dealer.

     (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

     (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

     (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

     (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.


     (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.


2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option, if available, are not eligible to participate in the Reinvestment Plan. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan.

3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares.

5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and

(b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6.   SUITABILITY.


     (a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the subscription agreement are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement.

     (b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the 15th day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

     (c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

     (d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement.

     (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus.

7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the subscription agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay a dealer-manager fee of 2.0%, and, in the event that proceeds from the sale of Shares to Participants are used to acquire properties, acquisition and advisory fees and expenses of 3.2% of the purchase price of the Shares. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum charge is $10.00. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Except as provided in this Paragraph 8, the Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11.  TERMINATION.


     (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.


     (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

     (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:


     Investor Services Department

     Boston Capital Real Estate Investment Trust, Inc.
     c/o Boston Capital Corporation
     One Boston Place
     Boston, MA 02108-4406

     if to the Reinvestment Agent:

     Boston Capital Securities, Inc.
     One Boston Place
     Boston, MA 02108-4406

     or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                                                       EXHIBIT B

                             SUBSCRIPTION AGREEMENT

Boston Capital Real Estate Investment Trust, Inc.

c/o Boston Capital Corporation

One Boston Place, Suite 2100
Boston, Massachusetts 02108

Ladies and Gentlemen:


The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Boston Private Bank & Trust Company as Custodian for Boston Capital REIT (BPB&TC C/F BCREIT)."


The undersigned hereby acknowledges receipt of the Prospectus of the Company dated July 1, 2005 (the "Prospectus").

The undersigned agrees that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. The undersigned understands that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

Other than residents of Minnesota, the undersigned acknowledges that he/she has been advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

BY SIGNING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS THAT THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

     (1)  to the issuer;

     (2)  pursuant to the order or process of any court;

     (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

     (4) to the transferor's ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5)  to holders of securities of the same class of the same issuer;

     (6)  by way of gift or donation INTER VIVOS or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

     (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

     (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advised the commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

     (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
          Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

[LAST AMENDED EFFECTIVE JANUARY 21, 1988.]

               SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA,
                      MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.


              INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, ENC.,
                             SUBSCRIPTION AGREEMENT


INVESTOR                 Please follow these instructions carefully. Failure to
INSTRUCTIONS             do so may result in the rejection of your subscription.
                         All information on the Subscription Agreement Signature
                         Page should be completed as follows:


1. INVESTMENT            Please mark if this is an initial investment or
                         additional investment. All additional investments must be in increments of at least $100. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Company. If additional investments in the Company are made, the investor agrees to notify the Company and the broker-dealer named on the Subscription Agreement
                         Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000
                         (100 shares) is required, except for certain states which require a higher minimum investment. Certain
                         States may vary. See Prospectus. A CHECK FOR THE FULL
                         PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE
                         MADE PAYABLE TO THE ORDER OF "BOSTON PRIVATE BANK &
                         TRUST COMPANY as Custodian for Boston Capital REIT
                         (BPB&TC C/F BCREIT)." Shares may be purchased only by persons meeting the standards set forth under the "Investor Suitability Standards" section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR
                         TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

                         DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your broker-dealer to elect the deferred commission option described in the Prospectus. By electing the deferred commission option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the deferred commission option will authorize us to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Selling and Escrow Arrangements" section of the Prospectus.

2. TYPE OF               Please check the appropriate box to indicate the type
   OWNERSHIP             of entity or type of individuals subscribing.

3. REGISTRATION          Please enter the exact name in which the Shares are to
   NAMES AND             be held. For joint tenants with right of survivorship
   CONTACT               or tenants in common, include the names of both
   INFORMATION           investors. In the case of partnerships or corporations,
                         include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section
                         5 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct.
                         Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DIVIDEND              a. DIVIDEND REINVESTMENT PLAN: By electing to
   DISTRIBUTIONS            participate in the Dividend Reinvestment Plan, the
                            investor elects to reinvest 100 percent of dividends otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the broker-dealer named on the Subscription
                            Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

                         b. DIVIDEND ADDRESS: If cash dividends are to be sent
                            to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name(s), account number(s) and address(es).

5. SUBSCRIBER            Each investor must initial each representation in this
   SIGNATURES            Section, and then sign and date this Section. By
                         initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE
                         SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6. BROKER-DEALER         This Section is to be completed by the Registered
                         Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification. SIGNATURE PAGE MUST BE
                         SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Boston Capital Real Estate Investment Trust, Inc.: if sent by U.S. Mail, PO Box 55449, Boston, Massachusetts 02205; if sent by overnight express mail, c/o Boston Capital, Suite 2100, One Boston Place, Boston, Massachusetts 02108. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the Company.


                IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-866-2282

                               BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1. INVESTMENT

This is an / / Initial Investment / / Additional Investment

MAKE INVESTMENT CHECK PAYABLE TO:

BOSTON PRIVATE BANK & TRUST COMPANY AS CUSTODIAN FOR BOSTON CAPITAL REIT

ABBREVIATION: (BPBTC C/F BCREIT)

This subscription is in the amount of $_____________________ for the purchase of _____________________ Shares ($10.00 per Share). The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. See prospectus.

State in which sale was made if other than state of residence __________________

Check the following box to elect the Deferred Commission Option: / / (This election must be agreed to by the Broker-Dealer listed below)

2. TYPE OF OWNERSHIP

   / / Individual
   / / Joint Tenants With Right of Survivorship
   / / Tenants in Common
   / / Transfer on Death*
   / / Trust Type: ______________________
       (please specify, i.e., Family, Living, Revocable, etc.)
   / / Corporation
   / / Company
   / / Community Property
   / / Partnership
   / / A Married Person Separate Property
   / / IRA** Type: ______________________
   / / Keogh**
   / / Qualified Pension Plan**
   / / Qualified Profit Sharing Plan**
   / / Charitable Remainder Trust
   / / Non Profit Organization
   / / Custodian: As Custodian for
       _________________________________
       Under the Uniform Gift to Minors Act, State of _________________ Under the Uniform Transfers to Minors Act, State of ____________
   / / Other ____________________________
             ____________________________
             ____________________________

*Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. A separate Registration Form is required for TOD registration of an account.

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3. REGISTRATION NAME(S) AND CONTACT INFORMATION

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

/ / Mr. / / Mrs. / / Ms. / / MD / / PhD / / DDS / / Other_______________________



__________________________     ________________________     ___________________     ____________________      _____________________
 1st Registration               Last Name/Entity             First Name              Middle Name              Mother's Maiden Name


__________________________     ________________________     ___________________     ____________________      _____________________
 2nd Registration               Last Name/Entity             First Name              Middle Name              Mother's Maiden Name


__________________________     ________________________     ___________________     ____________________      _____________________
 3rd Registration               Last Name/Entity             First Name              Middle Name              Mother's Maiden Name


Social Security Number __ __ __ - __ __ - __ __ __ __ or Taxpayer ID Number __ __ - __ __ __ __ __ __ __ Date of Birth ____________


Street Address or P.O. Box ________________________________________________________________________________________________________


City ________________________________________________________  State _________________________  Zip Code __________________________


Daytime Telephone No. (___)__________________________________  Evening Telephone No. (____)________________________________________


Email Address _____________________________________________________________________________________________________________________


/ / U.S. Citizen           / / Resident Alien       / / Non-Resident Alien


CUSTODIAN INFORMATION (IF REGISTERED UNDER IRA, KEOGH, OR QUALIFIED RETIREMENT PLAN)


Name of Institution _______________________________________________________________________________________________________________


Street Address  ___________________________________________________________________________________________________________________


City ________________________________________________________  State _________________________  Zip Code __________________________


Telephone No. (___)_____________________________  Account No. ____________________  Taxpayer ID Number __ __ - __ __ __ __ __ __ __

* Mother's maiden name requested for security purposes

4. DIVIDEND DISTRIBUTIONS

You may choose to have your dividend distribution applied in different ways. Please indicate your preference below. THE TOTAL AMOUNTS MUST EQUAL 100%.

ALLOCATION %

               / / I would like to participate in the Dividend Reinvestment
                   Plan. In order to participate in the Dividend Reinvestment Plan, you must reinvest 100% of your dividend.

               OR

 __________%   / / I prefer to receive a dividend check at my mailing address listed in Section 3.

               / / I prefer for my dividend to be deposited into third-party account(s).

 __________%   1st Institution Name _______________  Account Name ______________

               Institution ABA# ___________________  Account Number ____________

 __________%   2nd Institution Name _______________  Account Name ______________

               Institution ABA# ___________________  Account Number ____________

5. SUBSCRIBER SIGNATURES

The undersigned certifies, under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement Signature Page is true, correct and complete, and (ii) that he/she is not subject to backup withholding either because he/she has not been notified that he/she is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him/her that he/she is no longer subject to backup withholding.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following (ALL APPROPRIATE LINES MUST BE INITIALED):


PRIMARY      SECONDARY
INVESTOR     INVESTOR
(INITIAL)    (INITIAL)
_________    _________    (a)  acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the
                               Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company
                               (Minnesota and Massachusetts residents do not initial);

_________    _________    (b)  represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards"
                               section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;

_________    _________    (c)  represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription
                               Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

_________    _________    (d)  acknowledges that the Shares are not liquid; (Massachusetts residents do not initial) and

_________    _________    (e)  if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

    Date
         -----------------------------


    ------------------------------------------      ------------------------------------------
    (Print Name of Investor or Trustee)             (Print Name of Joint Owner, if applicable)


   X                                               X
    ------------------------------------------      ------------------------------------------
    Authorized Signature (Investor or Trustee)      Signature Joint Owner, if applicable

6. BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.



  Broker-Dealer Name                                                                      Telephone No.

_____________________________________________________________________________________    ________________________________
  Home Office Street Address

_________________________________________________________________________________________________________________________
  City                                       State                                        Zip Code

________________________________________    __________________________________________   ________________________________

  X_____________________________________________
   Broker-Dealer Signature, if required

  Registered Representative Name                                                          Telephone No.

_____________________________________________________________________________________    ________________________________
  Street Address

_________________________________________________________________________________________________________________________
  City                                       State                                        Zip Code

________________________________________    __________________________________________   ________________________________

  X_____________________________________________             _____________________________________________
   Registered Representative Signature                       Registered Representative Email



             PLEASE MAIL COMPLETED SUBSCRIPTION AGREEMENT SIGNATURE
     PAGE (WITH ALL SIGNATURES) AND CHECK(S) MADE PAYABLE TO BOSTON PRIVATE
            BANK & TRUST COMPANY AS CUSTODIAN FOR BOSTON CAPITAL REIT
                             (BPBTC C/F BCREIT) TO:

    IF SENT BY U.S. MAIL: BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.,
                         PO BOX 55449, BOSTON, MA 02205

             IF SENT BY OVERNIGHT EXPRESS MAIL: BOSTON CAPITAL REAL
                         ESTATE INVESTMENT TRUST, INC.,
         BOSTON CAPITAL, SUITE 2100, ONE BOSTON PLACE, BOSTON, MA 02108



  FOR COMPANY USE ONLY:

  ACCEPTANCE BY COMPANY                      Amount                                    Date
                                                    ----------------------------            ----------------------------
  Received and Subscription Accepted:        Check No.
                                                       -------------------------

  Boston Capital                             -----------------------------------
                                             Broker-Dealer #

  By:
     ---------------------------------       -----------------------------------       ---------------------------------
                                             Registered Representative #               Account #

[LOGO TO COME]

Until September 29, 2005, 90 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       2,950,000 SHARES (MINIMUM OFFERING)
                      105,000,000 SHARES (MAXIMUM OFFERING)
                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
                                  COMMON STOCK

                                   PROSPECTUS

                         BOSTON CAPITAL SECURITIES, INC.

                                  July 1, 2005

                                   PROSPECTUS


                                                                                        PAGE
                                                                                        ----
Special Note Regarding Forward-looking Statements                                          8
Prospectus Summary                                                                         9
Risk Factors                                                                              26
Investor Suitability Standards                                                            44
Estimated Use of Proceeds                                                                 46
Dividend Policy                                                                           49
Business and Properties                                                                   50
Selected Financial Data                                                                   95
Management's Discussion and Analysis of Financial Condition and Results of Operations     96
Management                                                                               107
Compensation and Fees                                                                    122
Conflicts of Interest                                                                    132
Investment Policies and Policies with Respect to Certain Other Activities                138
Prior Performance of Affiliates of Management                                            143
Principal Stockholders                                                                   147
Description of Capital Stock                                                             147
Material United States Federal Income Tax Considerations                                 159
Summary of Reinvestment Plan                                                             181
Share Redemption Program                                                                 183
Selling and Escrow Arrangements                                                          185
Supplemental Sales Material                                                              192
Experts                                                                                  193
Legal Matters                                                                            193
Where You Can Find More Information                                                      193
Index to Financial Statements                                                            F-1
Appendix I: Tabular Information Concerning Prior Limited Partnerships                    I-1
Exhibit A: Reinvestment Plan                                                             A-1
Exhibit B: Subscription Agreement                                                        B-1


[BOSTON CAPITAL REIT LOGO]

                                MEMBER NASD, SIPC
                          ONE BOSTON PLACE, SUITE 2100
                              BOSTON, MA 02108-4406
                        (617) 624-8900 OR (800) 866-2282
                              www.bostoncapital.com

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.